Exhibit 2.1

BUSINESS COMBINATION AGREEMENT

by and among

GOLDEN STAR ACQUISITION CORPORATION,
as Purchaser,

G-STAR MANAGEMENT CORPORATION
in the capacity as the Purchaser Representative,

GAMEHAUS HOLDINGS INC.,
as Pubco,

GAMEHAUS 1 INC.,
as First Merger Sub,

GAMEHAUS 2 INC.,
as Second Merger Sub,

and

GAMEHAUS INC.,
as the Company

Dated as of September 16, 2023

TABLE OF CONTENTS

ARTICLE I
MERGERS		2
1.1	The Mergers	2
1.2	Effective Time	3
1.3	Effect of the Mergers	4
1.4	Organizational Documents of the Surviving Company, the Surviving Entity, and Pubco	5
1.5	Directors, Officers and Management at Effective Time	5
1.6	Transaction Expenses and Payment Spreadsheet	6

ARTICLE II
CONVERSION OF SECURITIES; EXCHANGE OF COMPANY SHARES		7
2.1	Conversion of Company Shares	7
2.2	Conversion of Issued Securities of Purchaser	8
2.3	No Liability	9
2.4	Taking of Necessary Action; Further Action	9
2.5	Fractional Shares	9
2.6	Appraisal and Dissenter’s Rights	10

ARTICLE III
CLOSING		10
3.1	Closing	10
3.2	Payment of Merger Consideration	11
3.3	Withholding Rights	14
3.4	Transfer Taxes	14

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PURCHASER		14
4.1	Organization and Standing	14
4.2	Authorization; Binding Agreement	15
4.3	Governmental Approvals	15
4.4	Non-Contravention	16
4.5	Capitalization	16
4.6	SEC Filings; Purchaser Financials; Internal Controls	17
4.7	Absence of Certain Changes	19
4.8	Compliance with Laws	19
4.9	Actions; Orders; Permits	20
4.10	Taxes and Returns	20
4.11	Employees and Employee Benefit Plans	21
4.12	Properties	21
4.13	Material Contracts	21
4.14	Transactions with Affiliates	22
4.15	Investment Company Act; JOBS Act	22

i

4.16	Finders and Brokers	22
4.17	Certain Business Practices	22
4.18	Insurance	23
4.19	Information Supplied	23
4.20	Independent Investigation	24
4.21	Trust Account	24
4.22	Registration and Listing	25
4.23	Termination of Prior Merger Agreements	25
4.24	PIPE Investment	25
4.25	Exclusivity of Representations and Warranties	26

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PUBCO, FIRST MERGER SUB AND SECOND MERGER SUB		26
5.1	Organization and Standing	26
5.2	Authorization; Binding Agreement	27
5.3	Governmental Approvals	27
5.4	Non-Contravention	27
5.5	Capitalization	28
5.6	Activities of Pubco, First Merger Sub and Second Merger Sub	28
5.7	Actions	29
5.8	Finders and Brokers	29
5.9	Investment Company Act	29
5.10	Intended Tax Treatment	29
5.11	Information Supplied	29
5.12	Independent Investigation	30
5.13	Exclusivity of Representations and Warranties	30

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE COMPANY		31
6.1	Organization and Standing	31
6.2	Authorization; Binding Agreement	31
6.3	Capitalization	32
6.4	Subsidiaries; Investments	33
6.5	Governmental Approvals	34
6.6	Non-Contravention	34
6.7	Financial Statements	35
6.8	Absence of Certain Changes	36
6.9	Compliance with Laws	36
6.10	Company Permits	37
6.11	Litigation	38
6.12	Material Contracts	38
6.13	Intellectual Property	40
6.14	Taxes and Returns	44

6.15	Real Property	45
6.16	Personal Property	45
6.17	Title to and Sufficiency of Assets	45
6.18	Employee Matters	46
6.19	Benefit Plans	48
6.20	Environmental Matters	49
6.21	Transactions with Related Persons	50
6.22	Insurance	50
6.23	Top Vendors	51
6.24	Certain Business Practices	51
6.25	Investment Company Act	52
6.26	Finders and Brokers	52
6.27	Books and Records	52
6.28	Takeover Statutes and Charter Provisions	53
6.29	Powers of Attorney	53
6.30	Information Supplied	53
6.31	Board Approval	53
6.32	Independent Investigation	54
6.33	Exclusivity of Representations and Warranties	54

ARTICLE VII
COVENANTS		55
7.1	Access and Information	55
7.2	Conduct of Business of the Company, Pubco, First Merger Sub and Second Merger Sub	56
7.3	Conduct of Business of Purchaser	58
7.4	Annual and Interim Financial Statements	61
7.5	Purchaser Public Filings	61
7.6	No Solicitation	61
7.7	No Trading	62
7.8	Notification of Certain Matters	63
7.9	Efforts; Regulatory Approvals	63
7.10	Further Assurance and Support	65
7.11	The Registration Statement	66
7.12	Public Announcements	69
7.13	Confidential Information	70
7.14	Post-Closing Board of Directors and Executive Officers	72
7.15	Indemnification of Directors and Officers; Tail Insurance	72
7.16	Trust Account Proceeds	73
7.17	PIPE Investment	73
7.18	Tax Matters	74
7.19	Anti-Takeover Matters	74

7.20	Securityholder Litigation	75
7.21	Shareholder Support Agreement	75
7.22	Retention of Proxy Solicitation Agent	75
7.23	Delisting and Deregistration	75
7.24	Employment Agreements	75

ARTICLE VIII
CLOSING CONDITIONS		76
8.1	Conditions to Each Party’s Obligations	76
8.2	Conditions to Obligations of the Company, Pubco, First Merger Sub and Second Merger Sub	77
8.3	Conditions to Obligations of Purchaser	79
8.4	Frustration of Conditions	80

ARTICLE IX
TERMINATION AND EXPENSES		80
9.1	Termination	80
9.2	Effect of Termination	82
9.3	Fees and Expenses	82

ARTICLE X
WAIVERS AND RELEASES		83
10.1	Waiver of Claims Against Trust	83

ARTICLE XI
MISCELLANEOUS		84
11.1	Notices	84
11.2	Binding Effect; Assignment	85
11.3	Third Parties	85
11.4	Nonsurvival of Representations, Warranties and Covenants	85
11.5	Governing Law; Jurisdiction	86
11.6	WAIVER OF JURY TRIAL	86
11.7	Specific Performance	87
11.8	Severability	87
11.9	Amendment	87
11.10	Waiver	87
11.11	Entire Agreement	88
11.12	Interpretation	88
11.13	Counterparts	89
11.14	No Recourse	89
11.15	Purchaser Representative	89
11.16	Legal Representation	91

ARTICLE XII
DEFINITIONS		91
12.1	Certain Definitions	91
12.2	Section References	103

INDEX OF ANNEXES AND EXHIBITS

Exhibit Description

Exhibit A	Form of Seller Lock-Up Agreement
Exhibit B	Form of Company Shareholder Support Agreement
Exhibit C	Form of Founder Lock-Up Agreement
Exhibit D	Intentionally Omitted
Exhibit E	Form of Founder Amended and Restated Registration Rights Agreement
Exhibit F	Form of Seller Registration Rights Agreement
Exhibit G	Form of Equity Incentive Plan
Exhibit H	Form of Non-Competition Agreement
Exhibit I	Form of Amended Pubco Charter
Exhibit J	Form of First Merger Plan of Merger
Exhibit K	Form of Second Merger Plan of Merger

v

BUSINESS COMBINATION AGREEMENT

This Business Combination Agreement (this “Agreement”) is made and entered into as of September 16, 2023 by and among: (i) Golden Star Acquisition Corporation, an exempted company incorporated with limited liability in the Cayman Islands (“Purchaser”), (ii) G-Star Management Corporation, a British Virgin Islands company, in the capacity as, from and after the Closing, the representative for Purchaser and the shareholders of Purchaser immediately prior to the Effective Time in accordance with the terms and conditions of this Agreement (“Purchaser Representative”), (iii) Gamehaus Holdings Inc., an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of the Company (“Pubco”), (iv) Gamehaus 1 Inc., an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Pubco (“First Merger Sub”); (v) Gamehaus 2 Inc., an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Pubco (“Second Merger Sub”), and (vi) Gamehaus Inc., an exempted company incorporated with limited liability in the Cayman Islands (the “Company”). Purchaser, Purchaser Representative, Pubco, First Merger Sub, Second Merger Sub, and the Company are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties.”

RECITALS:

WHEREAS, on the date hereof the Sellers (as defined herein) collectively own 100% of the issued and outstanding shares of the Company;

WHEREAS, Pubco is a Cayman Islands exempted company and a wholly owned subsidiary of the Company, and both First Merger Sub and Second Merger Sub are wholly owned by Pubco;

WHEREAS, the Parties desire and intend to effect a business combination transaction whereby (a) First Merger Sub will merge with and into the Company (the “First Merger”), with the Company surviving the First Merger as a wholly-owned subsidiary of Pubco and the outstanding shares of the Company being converted into the right to receive shares of Pubco (the Company, in its capacity as the surviving company of the First Merger, is sometimes referred to herein as the “Surviving Company”); and (b) one (1) Business Day (as defined herein) following, and as part of the same overall transaction as the First Merger, Second Merger Sub will merge with and into Purchaser (the “Second Merger”, and together with the First Merger, the “Mergers”), with Purchaser surviving the Second Merger as a wholly-owned subsidiary of Pubco and the outstanding securities of Purchaser being converted into the right to receive shares of Pubco (Purchaser, in its capacity as the surviving company of the Second Merger, is sometimes referred to herein as the “Surviving Entity”) (the Mergers, together with the other transactions contemplated by this Agreement and the Ancillary Documents (as defined below), the “Transactions”), all upon the terms and subject to the conditions set forth in this Agreement and in accordance with the provisions of applicable Law;

WHEREAS, simultaneously with the execution and delivery of this Agreement, certain Sellers set forth on Section 1.1(a) of the Company Disclosure Schedules have entered into (a) a Lock-Up Agreement with Pubco and the Purchaser Representative, the form of which is attached as Exhibit A hereto (each, a “Seller Lock-Up Agreement”), which will become effective as of the Closing; and (b) a Company Shareholder Support Agreement with the Company and Purchaser, the form of which is attached as Exhibit B hereto (the “Company Shareholder Support Agreement”);

WHEREAS, simultaneously with the execution and delivery of this Agreement, Sponsor and certain Purchaser Shareholders have entered into a Lock-Up Agreement with Pubco and the Company, the form of which is attached as Exhibit C hereto (each, a “Founder Lock-Up Agreement”), which will become effective as of the Closing;

WHEREAS, the boards of directors or similar governing bodies of each of Purchaser, Pubco, First Merger Sub, Second Merger Sub and the Company have each (a) determined that the Transactions are fair, advisable and in the best commercial interests of their respective companies and shareholders, and (b) approved this Agreement and the Transactions, upon the terms and subject to the conditions set forth herein and in accordance with the Cayman Companies Act (each as defined herein);

WHEREAS, for United States federal income tax purposes, the parties intend that the Mergers will qualify as a “reorganization” within the meaning of Section 368 of the Code, and the Treasury Regulations promulgated thereunder, and that this Agreement be, and hereby is, adopted as a “plan of reorganization” for purposes of Section 368 of the Code (“Intended Tax Treatment,” as defined in Section 7.18 of this Agreement); and

WHEREAS, certain capitalized terms used herein are defined in Article XII hereof.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, the Parties hereto agree as follows:

ARTICLE I
MERGERS

1.1 The Mergers.

(a) Upon the terms and subject to the conditions set forth in this Agreement, including, without limitation, Article VIII, and in accordance with the First Merger Plan of Merger (as defined in Section 1.2(a) below) and the Cayman Companies Act, on the Business Day prior to the Effective Time, First Merger Sub shall be merged with and into the Company. As a result of the First Merger, the separate corporate existence of First Merger Sub shall cease and the Company shall continue its corporate existence as the surviving company (within the meaning of the Cayman Companies Act) in the First Merger pursuant to the provisions of the First Merger Plan of Merger (as defined in Section 1.2(a) below) and the Cayman Companies Act, as a direct, wholly owned subsidiary of Pubco.

(b) Upon the terms and subject to the conditions set forth in this Agreement, including, without limitation, Article VIII, and in accordance with the Second Merger Plan of Merger (as defined in Section 1.2(b) below) and the Cayman Companies Act, at the Effective Time and one Business Day following the First Merger, Second Merger Sub shall be merged with and into Purchaser. As a result of the Second Merger, the separate corporate existence of the Second Merger Sub shall cease and Purchaser shall continue as the surviving entity (within the meaning of the Cayman Companies Act) in the Second Merger pursuant to the provisions of the Second Merger Plan of Merger (as defined in Section 1.2(b) below) and the Cayman Companies Act, as a directly, wholly owned subsidiary of Pubco.

1.2 Effective Time. As promptly as practicable, but in no event later than three (3) Business Days, after the satisfaction or, if permissible, waiver of the conditions set forth in Article VIII (other than those conditions that by their nature are to be satisfied at the Closing, it being understood that the occurrence of the Closing shall remain subject to the satisfaction or, if permissible, waiver of such conditions at the Closing):

(a) Pubco, First Merger Sub and the Company shall cause the First Merger to be consummated by executing a plan of merger (the “First Merger Plan of Merger”), in such form as is required by, and executed in accordance with, the relevant provisions of the Cayman Companies Act and mutually agreed by the parties (to be in substantially the form attached as Exhibit J to this Agreement), filing the First Merger Plan of Merger and all such other documents (including, without limitation, a director’s declaration by a director of each of the Company and First Merger Sub made in accordance with Section 233(9) of the Cayman Companies Act) required to effect the First Merger pursuant to the Cayman Companies Act with the Cayman Registrar as provided in Section 233 of the Cayman Companies Act (the “First Merger Documents”), and making such other filings or records and taking such other actions as may be required in accordance with the applicable provisions of the Cayman Companies Act to make the First Merger effective hereinafter. The First Merger shall become effective at the time when the applicable First Merger Documents are registered by the Cayman Registrar (such effective time being the “First Merger Effective Time”); and,

(b) on the Business Day following the First Merger Effective Time, Pubco, Second Merger Sub and Purchaser shall cause the Second Merger to be consummated by executing a plan of merger (the “Second Merger Plan of Merger”), in such form as is required by, and executed in accordance with, the relevant provisions of the Cayman Companies Act and mutually agreed by the parties (to be in substantially the form attached as Exhibit K to this Agreement), filing the Second Merger Plan of Merger and all such other documents (including, without limitation, a director’s declaration by a director of each of the Company and Second Merger Sub made in accordance with Section 233(9) of the Cayman Companies Act) required to effect the Second Merger pursuant to the Cayman Companies Act with the Cayman Registrar as provided in Section 233 of the Cayman Companies Act (the “Second Merger Documents”, and, with the First Merger Documents, the “Merger Documents”), and making such other filings or records and taking such other actions as may be required in accordance with the applicable provisions of the Cayman Companies Act to make the Second Merger effective hereinafter. The Second Merger shall become effective at the time of the Closing Date when the applicable Second Merger Documents are registered by the Cayman Registrar (such time being the “Effective Time”).

1.3 Effect of the Mergers.

(a) At the First Merger Effective Time, the effect of the First Merger shall be as provided in the applicable provisions of this Agreement, the First Merger Plan of Merger, and the Cayman Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the First Merger Effective Time, (i) all the rights, the property of every description including choses in action, business, undertaking, goodwill, benefits, immunities and privileges of the Company and First Merger Sub shall immediately vest in the Surviving Company, (ii) all Company Shares issued and outstanding immediately prior to the First Merger Effective Time shall be cancelled and converted into the right to receive shares and convertible securities of Pubco, as provided in Section 2.1, (iii) all First Merger Sub Ordinary Share(s) issued and outstanding immediately prior to the First Merger Effective Time shall be cancelled and converted into the right to receive the same class and number of shares of the Surviving Company, (iv) the Initial Pubco Share (as defined below) shall be surrendered by the Company for nil consideration as provided in Section 2.1(d), (v) all the mortgages, charges or security interests, and all contracts, obligations, claims, debts and liabilities of each of the Company and First Merger Sub shall become the mortgages, charges or security interests, and all contracts, obligations, claims, debts and liabilities of the Surviving Company, and (vi) the separate corporate existence of First Merger Sub shall cease.

(b) At the Effective Time, the effect of the Second Merger shall be as provided in this Agreement, the Second Merger Plan of Merger, and the applicable provisions of the Cayman Companies Act. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, (i) all the rights, the property of every description including choses in action, business, undertaking, goodwill, benefits, immunities and privileges of Purchaser and Second Merger Sub shall immediately vest in the Surviving Entity, (ii) all outstanding Purchaser Ordinary Shares shall be converted into the right to receive Pubco Ordinary Shares, as provided in Section 2.2, (iii) all outstanding Purchaser Rights shall be converted into such number of Pubco Ordinary Shares as provided in Section 2.2, (iv) all the mortgages, charges or security interests, and all contracts, obligations, claims, debts and liabilities of each of Purchaser and Second Merger Sub shall become the mortgages, charges or security interests, and all contracts, obligations, claims, debts and liabilities of the Surviving Entity, and (v) the separate corporate existence of Second Merger Sub shall cease.

(c) US TAX TREATMENT. FOR U.S. FEDERAL INCOME TAX PURPOSES. THE MERGERS ARE INTENDED TO CONSTITUTE “REORGANIZATIONS” WITHIN THE MEANING OF SECTION 368(A) OF THE CODE. THE PARTIES TO THIS AGREEMENT HEREBY (I) ADOPT THIS AGREEMENT AS A “PLAN OF REORGANIZATION” WITHIN THE MEANING OF SECTION 1.368-2(G) OF THE UNITED STATES TREASURY REGULATIONS, (II) AGREE TO FILE AND RETAIN SUCH INFORMATION AS SHALL BE REQUIRED UNDER SECTION 1.368-3 OF THE UNITED STATES TREASURY REGULATIONS, AND (III) AGREE TO FILE ALL TAX AND OTHER INFORMATIONAL RETURNS ON A BASIS CONSISTENT WITH SUCH CHARACTERIZATION. NOTWITHSTANDING THE FOREGOING OR ANYTHING ELSE TO THE CONTRARY CONTAINED IN THIS AGREEMENT, THE PARTIES ACKNOWLEDGE AND AGREE THAT NO PARTY IS MAKING ANY REPRESENTATION OR WARRANTY AS TO THE QUALIFICATION OF THE MERGERS AS REORGANIZATIONS UNDER SECTION 368 OF THE CODE OR AS TO THE EFFECT, IF ANY, THAT ANY TRANSACTION CONSUMMATED ON, AFTER OR PRIOR TO THE EFFECTIVE TIME HAS OR MAY HAVE ON ANY SUCH REORGANIZATION STATUS. EACH OF THE PARTIES ACKNOWLEDGES AND AGREES THAT EACH (I) HAS HAD THE OPPORTUNITY TO OBTAIN INDEPENDENT LEGAL AND TAX ADVICE WITH RESPECT TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AND (II) IS RESPONSIBLE FOR PAYING ITS OWN TAXES, INCLUDING ANY ADVERSE TAX CONSEQUENCES THAT MAY RESULT IF THE MERGERS IS DETERMINED NOT TO QUALIFY AS A REORGANIZATION UNDER SECTION 368 OF THE CODE.

1.4 Organizational Documents of the Surviving Company, the Surviving Entity, and Pubco.

(a) At the First Merger Effective Time, the Surviving Company shall adopt and file, or cause to be filed, with the Cayman Registrar the new memorandum and articles of association (the “Surviving Company Charter”), which are substantially in the form of the memorandum and articles of association of First Merger Sub, as in effect immediately prior to the First Merger Effective Time, as the memorandum and articles of association of the Surviving Company; provided, that at the First Merger Effective Time, references therein to the name of the Surviving Company shall be amended to be such name as reasonably determined by the Company.

(b) At the Effective Time, (i) the Surviving Entity shall adopt and file, or cause to be filed, with the Cayman Registrar the new memorandum and articles of association (the “Surviving Entity Charter”), which are substantially in the form of the memorandum and articles of association of Second Merger Sub, as in effect immediately prior to the Effective Time, as the memorandum and articles of association of the Surviving Entity; provided, that at the Effective Time, references therein to the name of the Surviving Entity shall be amended to be such name as reasonably determined by Purchaser.

(c) At the Effective Time, the Pubco Charter shall be amended and restated in its entirety to be in substantially the form of the Amended Pubco Charter attached as Exhibit I (with such changes as may be agreed in writing by Purchaser and the Company prior to the Effective Time) and Pubco shall file, or cause to be filed, the Amended Pubco Charter with the Cayman Registrar.

1.5 Directors, Officers and Management at Effective Time.

(a) At the First Merger Effective Time, the board of directors and executive officers of the Surviving Company shall be such directors and officers as appointed by the Company and, in the case of the board of directors, as set out in the First Merger Plan of Merger, each to hold office in accordance with the provisions of the Cayman Companies Act and the Surviving Company Charter until their respective successors are duly elected or appointed and qualified.

(b) At the Effective Time, the board of directors and executive officers of the Surviving Entity shall be such directors and officers as agreed between the Company and Pubco and, in the case of the board of directors, as set out in the Second Merger Plan of Merger, each to hold office in accordance with the provisions of the Cayman Companies Act and the Surviving Entity Charter until their respective successors are duly elected or appointed and qualified.

(c) From and after the Effective Time, subject to Section 7.14(a) of this Agreement, the Persons identified on Section 1.5 of the Company Disclosure Schedules shall be elected as the directors of Pubco, each to hold office in accordance with the Organizational Documents of Pubco. From and after the Effective Time, subject to Section 7.14(b) of this Agreement, the officers of the Company holding such positions immediately prior to the Effective Time, as set forth on Section 1.5 of the Company Disclosure Schedules shall be the officers of Pubco, each such officer to hold office in accordance with the Organizational Documents of Pubco.

1.6 Transaction Expenses and Payment Spreadsheet.

(a) No later than three (3) Business Days prior to the Closing Date, the Company shall provide to Purchaser a written report setting forth a list of all of the Company Transaction Expenses (together with written invoices and wire transfer instructions for the payment thereof), solely to the extent such fees and expenses are incurred and expected to remain unpaid as of the close of business on the Business Day immediately preceding the Closing Date (the “Company Transaction Expenses Certificate”). For the avoidance of doubt, nothing contained herein shall affect any invoices to the Company to be paid for any Company Transaction Expenses incurred in good faith after the delivery of the Company Transaction Expenses Certificate.

(b) As soon as reasonably practicable (but in any event no later than three (3) Business Days) prior to the Closing Date, Purchaser shall deliver to the Company written notice setting forth: (A) the aggregate amount of cash proceeds that will be required to satisfy the exercise of the Redemption; (B) a written report setting forth a list of all of the Purchaser Transaction Expenses (together with written invoices and wire transfer instructions for the payment thereof), solely to the extent such fees and expenses are incurred and expected to remain unpaid as of the close of business on the Business Day immediately preceding the Closing Date (the “Purchaser Transaction Expenses Certificate”); and (C) the aggregate amount of all loans made by Sponsor or any of its Affiliates to Purchaser (x) as of the date of this Agreement and (y) during the period between the date of this Agreement and the Closing (the “Purchaser Financing Certificate”). For the avoidance of doubt, subject to Section 7.3 (b)(xxii) and Section 9.3(b), nothing contained herein shall affect Purchaser’s ability to be reimbursed (and any invoices to Purchaser to be paid) for any Purchaser Transaction Expenses incurred in good faith after the delivery of the Purchaser Transaction Expenses Certificate.

(c) At the Closing, (i) Pubco shall pay or cause to be paid by wire transfer of immediately available funds all accrued and unpaid Company Transaction Expenses as set forth in the Company Transaction Expenses Certificate pursuant to Section 1.6(a), which shall include the respective amounts and wire transfer instructions for the payment thereof, (ii) Purchaser shall pay or cause to be paid by wire transfer of immediately available funds all accrued and unpaid Purchaser Transaction Expenses as set forth in the Purchaser Transaction Expenses Certificate pursuant to Section 1.6(b), and (iii) Purchaser shall repay the outstanding amount due under loans made by Sponsor or any of its Affiliates to Purchaser in accordance with the Purchaser Financing Certificate.

ARTICLE II
CONVERSION OF SECURITIES; EXCHANGE OF COMPANY Shares

2.1 Conversion of Company Shares. At the First Merger Effective Time, by virtue of the First Merger and without any action on the part of any Party or the holders of any of the following securities:

(a) Company Ordinary Share. Each Company Ordinary Share that is issued and outstanding immediately prior to the First Merger Effective Time, except for the Company Specially Designated Ordinary Shares, shall, as of the First Merger Effective Time, be canceled by virtue of the First Merger and converted into the right to receive such number of Pubco Class A Ordinary Shares equal to the Exchange Ratio. All of the Company Ordinary Shares converted into the right to receive Pubco Class A Ordinary Shares shall no longer be issued and outstanding and shall automatically be cancelled and shall cease to exist, the register of members of the Surviving Company shall be updated promptly at the First Merger Effective Time to reflect such cancellation, and each holder of a share certificate of the Company previously representing any such shares of Company Ordinary Shares shall thereafter cease to have any rights with respect to such securities, except the right to receive the Pubco Class A Ordinary Shares into which such Company Ordinary Shares shall have been converted in the First Merger and as otherwise provided under the Cayman Companies Act.

(b) Company Specially Designated Ordinary Share. Each Company Specially Designated Ordinary Share that is issued and outstanding immediately prior to the First Merger Effective Time shall, as of the First Merger Effective Time, be canceled by virtue of the First Merger and converted into the right to receive the number of Pubco Class B Ordinary Shares equal to the Exchange Ratio (which consideration, collectively with the per share consideration described in Section 2.1(a), shall hereinafter be referred to as the “Company Merger Consideration”). All of the Company Specially Designated Ordinary Shares converted into the right to receive Pubco Class B Ordinary Shares shall no longer be issued and outstanding and shall automatically be cancelled and shall cease to exist, the register of members of the Company shall be updated promptly at the First Merger Effective Time to reflect such cancellation, and each holder of a share certificate of the Company previously representing any such shares of Company Specially Designated Ordinary Shares shall thereafter cease to have any rights with respect to such securities, except the right to receive the Pubco Class B Ordinary Shares into which such Company Specially Designated Ordinary Shares shall have been converted in the First Merger and as otherwise provided under the Cayman Companies Act.

(c) Company Preferred Share. Each Company Preferred Share that is issued and outstanding immediately prior to the First Merger Effective Time shall, as of the First Merger Effective Time, (i) be converted into such number of Company Ordinary Shares pursuant to the terms and conditions of the Company Charter and (ii) immediately thereafter such resulting Company Ordinary Shares shall be treated in accordance with Section 2.1(a) of this Agreement and converted into the right to receive such number of Pubco Class A Ordinary Shares based on the Exchange Ratio. All of the Company Preferred Shares converted into the right to receive Pubco Class A Ordinary Shares shall no longer be issued and outstanding and shall automatically be cancelled and shall cease to exist, the register of members of the Surviving Company shall be updated promptly at the First Merger Effective Time to reflect such cancellation, and each holder of a share certificate of the Company previously representing any such shares of Company Preferred Shares shall thereafter cease to have any rights with respect to such securities, except the right to receive the Pubco Class A Ordinary Shares into which such Company Preferred Shares shall have been converted in the First Merger and as otherwise provided under the Cayman Companies Act.

(d) Surrender of the Initial Pubco Share. The Company is the holder of one (1) fully paid ordinary share in Pubco of par value $0.0001, such share representing all shares in the capital of Pubco issued and outstanding immediately prior to the First Merger Effective Time (the “Initial Pubco Share”). At the First Merger Effective Time, immediately after the conversions contemplated in Section 2.1(a), (b) and (c) above, the Company shall surrender the Initial Pubco Share for nil consideration pursuant to the Cayman Companies Act.

(e) First Merger Sub Ordinary Shares. Each First Merger Sub Ordinary Share issued and outstanding immediately prior to the First Merger Effective Time shall, as of the First Merger Effective Time, be converted into and exchanged for one validly issued, fully paid and nonassessable ordinary share, par value $0.0001 per share, of the Surviving Company.

2.2 Conversion of Issued Securities of Purchaser. At the Effective Time, by virtue of the Second Merger and without any action on the part of any Party or the holders of any of the following securities:

(a) Purchaser Units. At the Effective Time, (i) each issued and outstanding Purchaser Public Unit shall be automatically detached and the holder thereof shall be deemed to hold one Purchaser Ordinary Share and one Purchaser Right and (ii) each issued and outstanding Purchaser Private Unit shall be automatically detached and the holder thereof shall be deemed to hold one Purchaser Ordinary Share and one Purchaser Right, in each case in accordance with the terms of the applicable Purchaser Unit, which underlying Purchaser Securities shall be converted in accordance with the applicable terms of Section 2.2(b) and Section 2.2(c) below.

(b) Purchaser Ordinary Share. At the Effective Time, every issued and outstanding Purchaser Ordinary Share (other than those described in Section 2.2(f) below) immediately prior to the Effective Time shall be canceled by virtue of the Second Merger and converted automatically into the right to receive one Pubco Class A Ordinary Share (such consideration, the “Purchaser Merger Consideration”). All Purchaser Ordinary Shares shall cease to be issued and outstanding and shall automatically be canceled and shall cease to exist, the register of members of the Surviving Entity shall be updated promptly at the Effective Time to reflect such cancellation, and each holder of a share certificate of Purchaser previously representing any such shares of Purchaser Ordinary Shares shall thereafter cease to have any rights with respect to such securities, except the right to receive the Pubco Class A Ordinary Shares into which such Purchaser Ordinary Shares shall have been converted in the Second Merger and as otherwise provided under the Cayman Companies Act.

(c) Purchaser Rights. At the Effective Time, each issued and outstanding Purchaser Right shall be automatically converted into the number of Pubco Class A Ordinary Shares that would have been received by the holder thereof if such Purchaser Right had been converted upon the consummation of a Business Combination (as defined therein) in accordance with Purchaser’s Organizational Documents, the IPO Prospectus and the Rights Agreement into Purchaser Ordinary Shares, but for such purposes treating it as if such Business Combination had occurred immediately prior to the Effective Time and the Purchaser Ordinary Shares issued upon conversion of the Purchaser Rights had then automatically been converted into Pubco Class A Ordinary Shares in accordance with Section 2.2(b) above. At the Effective Time, the Purchaser Rights shall cease to be outstanding and shall automatically be canceled and retired and shall cease to exist. The holders of certificates previously evidencing Purchaser Rights outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Purchaser Rights, except as provided herein or by applicable Law. Each certificate formerly representing Purchaser Rights shall thereafter represent only the right to receive Pubco Class A Ordinary Shares as set forth herein.

(d) Cancellation of Capital Shares Owned by Purchaser. At the Effective Time, if there are any shares of Purchaser that are owned by Purchaser as treasury shares, such shares shall be canceled and extinguished without any conversion thereof or payment therefor.

(e) Redeemed Shares. Each Purchaser Ordinary Share for which a holder has exercised its right of Redemption shall be surrendered and cancelled and shall cease to exist and no consideration shall be delivered or deliverable in exchange in connection with the Second Merger. For the avoidance of doubt, this Section 2.2(e) does not limit the right of a holder of Purchaser Ordinary Shares to be paid the Redemption Price in respect of any Purchaser Ordinary Shares redeemed in the Redemption.

(f) Second Merger Sub Ordinary Shares. Each share in Second Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and exchanged for one validly issued, fully paid and nonassessable ordinary share, par value $0.001 per share, of the Surviving Entity.

2.3 No Liability. Notwithstanding anything to the contrary in this Article II, none of the Surviving Company, the Surviving Entity, Pubco or any other Party hereto shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

2.4 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company or the Surviving Entity with full right, title and possession to all assets, property, rights, privileges, powers and franchises of Purchaser, the Company, First Merger Sub and Second Merger Sub, the officers and directors of Purchaser, the Company, First Merger Sub and Second Merger Sub are fully authorized in the name of their respective entities to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

2.5 Fractional Shares. Notwithstanding anything to the contrary contained herein, no fraction of a Pubco Ordinary Share will be issued by Pubco by virtue of this Agreement or the Transactions contemplated hereby, and each Person who would otherwise be entitled to a fraction of a Pubco Ordinary Share (after aggregating all fractional Pubco Ordinary Shares that would otherwise be received by such Person) shall instead have the number of Pubco Ordinary Shares issued to such Person rounded down in the aggregate to the nearest whole Pubco Ordinary Share.

2.6 Appraisal and Dissenter’s Rights.

(a) Notwithstanding any provision of this Agreement to the contrary and to the extent available under the Cayman Companies Act, Company Ordinary Shares that are issued and outstanding immediately prior to the First Merger Effective Time and that are held by Company Shareholders who have not voted in favor of the First Merger and who have given a notice of election to dissent pursuant to section 238 of the Cayman Companies Act and otherwise complied with all of the provisions of the Cayman Companies Act relevant to the exercise and perfection of dissenters’ rights (the “Company Dissenting Shares”) shall not be converted into, and any such holder of the Company Dissenting Shares (the “Company Dissenting Shareholder”) shall have no right to receive, any Company Merger Consideration, and shall cease to have any of the rights as a shareholder of the Company (save for the right to be paid fair value for the Company Dissenting Shares and such other rights as are granted by the Cayman Companies Act). Any Company Shareholder who prior to the First Merger Effective Time fails to perfect or validly withdraws a notice of election to dissent or otherwise loses his, her or its rights to payment for their Company Dissenting Shares pursuant to section 238 of the Cayman Companies Act shall be treated in the same manner as a Company Shareholder who did not give a notice of election to dissent pursuant to section 238 of the Cayman Companies Act.

(b) Prior to the First Merger Effective Time, the Company shall give Purchaser (i) prompt notice of any notices of election to dissent pursuant to section 238 of the Cayman Companies Act received by the Company and any withdrawals of such notices, and (ii) the opportunity to participate in all negotiations and proceedings with respect to the exercise of dissent rights pursuant to section 238 of the Cayman Companies Act. Subject to the requirements of the Cayman Companies Act, the Company shall not, except with the prior written consent of Purchaser (which consent shall not be unreasonably withheld, conditioned or delayed), make any payment with respect to any Company Dissenting Shares or offer to settle or settle any demand made pursuant to Section 238 of the Cayman Companies Act.

ARTICLE III
CLOSING

3.1 Closing. Subject to the satisfaction or waiver of the conditions set forth in Article VIII, the consummation of the Transactions contemplated by this Agreement (the “Closing”) shall take place at the offices of Becker & Poliakoff, P.A. (“Becker”), 45 Broadway, 17th Floor, New York, NY 10006, or by electronic exchange of documents and signatures, on the second (2nd) Business Day after all the Closing conditions to this Agreement have been satisfied or waived (other than those conditions that by their terms are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions) at 10:00 a.m. local time, or at such other date, time or place as Purchaser, Pubco and the Company may agree (the date and time at which the Closing is actually held being the “Closing Date”).

3.2 Payment of Merger Consideration.

(a) At least three (3) Business Days prior to the Closing Date, the Company shall prepare and deliver to Purchaser a statement (the “Company Closing Statement”), signed by the Chief Financial Officer of the Company, setting forth in good faith as of the First Merger Effective Time: (a) the aggregate number of Company Ordinary Shares (by classes) and Company Preferred Shares (by series) issued and outstanding; (b) the aggregate number of Company Fully Diluted Shares, (c) the Company’s calculation of the Per Share Equity Value; (d) the Company’s calculation of the Exchange Ratio, in each case, including reasonable supporting detail therefor; and (e) a list setting forth, with respect to each Company Shareholders, the name and address of such Company Shareholders, the number of Company Shares owned by such Company Shareholders as of immediately prior to the First Merger Effective Time, and the number of Pubco Ordinary Shares to be issued to such Company Shareholders at the Closing. Such Company Closing Statement shall also include (i) a copy of the Company’s good faith estimated unaudited consolidated balance sheet of the Company as of immediately prior to the Closing upon which such calculations are based. From and after delivery of the Company Closing Statement until the Closing, the Company shall (x) cooperate with and provide Purchaser and its representatives all information reasonably requested by Purchaser or any of its representatives and within the Company’s or its representatives’ possession or control in connection with Purchaser’s review of the Company Closing Statement and (y) consider in good faith any comments to the Company Closing Statement provided by Purchaser, and the Company shall revise such Company Closing Statement to incorporate any changes given such comments.

(b) Prior to the Effective Time, Pubco shall appoint an exchange agent reasonably acceptable to the Company and Purchaser (in such capacity, the “Exchange Agent”), for the purpose of exchanging (i) Company Shares for a number of Pubco Ordinary Shares, and (ii) Purchaser Securities for a number of Pubco Ordinary Shares, each in accordance with the provisions of this Agreement, the First Merger Plan of Merger and the Second Merger Plan of Merger, as applicable. At or prior to the Effective Time, Pubco shall deposit, or cause to be deposited with the Exchange Agent, (i) that number of Pubco Class A Ordinary Shares and (ii) that number of Pubco Class B Ordinary Shares, as calculated pursuant to Section 2.1 and Section 2.2 of this Agreement. If the Exchange Agent requires that, as a condition to receive the Pubco Ordinary Shares, any holder of Company Shares or Purchaser Securities deliver a letter of transmittal to the Exchange Agent, then at or as promptly as practicable following the Effective Time, as the case may be, Pubco shall send, or shall cause the Exchange Agent to send, to each Company Shareholder or Purchaser Securityholder a letter of transmittal for use in such exchange, in a form reasonably acceptable to the Company and Purchaser (a “Letter of Transmittal”).

(c) Notwithstanding any other provision of this Section 3.2, any obligation of Pubco under this Agreement to issue Pubco Ordinary Shares to (i) Purchaser Shareholders entitled to Pubco Class A Ordinary Shares or (ii) Company Shareholders entitled to receive Pubco Ordinary Shares shall be satisfied (a) by Pubco issuing such Pubco Ordinary Shares directly to the holders entitled thereto by entering such holders on the register of members maintained by Pubco (or its share registrar) for the Pubco Class A Ordinary Shares or Pubco Class B Ordinary Shares, as applicable and (b) in the case of any Pubco Ordinary Shares subject to restrictions on sale and/or transfer, by instructing the depositary bank in writing to accept for deposit the restricted Pubco Ordinary Shares in the name(s) and at the address(es) of the holder(s) entitled thereto and affixed with the applicable legends reflecting the restrictions on sale and/or transfer.

(d) Each Purchaser Securityholder shall be entitled to receive such number of Pubco Class A Ordinary Shares as calculated pursuant to Section 2.2 as soon as reasonably practicable after the Effective Time, but subject to the delivery to the Exchange Agent of the following items prior thereto: (i) the certificate(s), if any, representing Purchaser Securities (“Purchaser Certificates”) (or a Lost Certificate Affidavit) and (ii) a properly completed and duly executed Letter of Transmittal (if required). Until so surrendered, each such Purchaser Certificate shall represent after the Effective Time for all purposes only the right to receive such number of Pubco Class A Ordinary Shares as calculated pursuant to Section 2.2 (as evidenced by the Purchaser Certificate).

(e) Each Company Shareholder shall be entitled to receive such number of Pubco Class A Ordinary Shares or Pubco Class B Ordinary Shares, as the case may be, as calculated pursuant to Section 2.1, as soon as reasonably practicable after the Effective Time, but subject to the delivery to the Exchange Agent of the following items prior thereto: (i) the certificate(s), if any, representing such Company Shares (“Company Certificates” and together with the Purchaser Certificates, the “Securityholder Certificates” (or a Lost Certificate Affidavit)) and (ii) a properly completed and duly executed Letter of Transmittal (if required) (the documents to be submitted to the Exchange Agent pursuant to this sentence and the first sentence of Section 3.2(d), as applicable, may be referred to herein collectively as the “Transmittal Documents”). Until so surrendered, each such Company Certificate shall represent after the Effective Time for all purposes only the right to receive such number of Pubco Class A Ordinary Shares or Pubco Class B Ordinary Shares, as the case may be, as calculated pursuant to Section 2.1 (as evidenced by the Company Certificate).

(f) If any Pubco Ordinary Share is to be delivered or issued to a Person other than the Person in whose name the surrendered Securityholder Certificate is registered immediately prior to the Effective Time, it shall be a condition to such delivery that (i) in the case of Company Shares, the transfer of such Company Shares shall have been permitted in accordance with the terms of the Organizational Documents of the Company and in case of Purchaser Ordinary Shares, the transfer of such Purchaser Ordinary Shares shall have been permitted in accordance with the Organizational Documents of Purchaser, (ii) the Securityholder Certificate so surrendered be properly endorsed (or accompanied by an appropriate instrument of transfer) and otherwise in proper form for transfer; (iii) the recipient of such Pubco Ordinary Shares, or the Person in whose name such Pubco Ordinary Shares is delivered or issued, shall have already executed and delivered duly executed counterparts to the applicable Transmittal Documents as are reasonably deemed necessary by the Exchange Agent and (iv) the Person requesting such delivery shall have paid to the Exchange Agent any transfer or other taxes required as a result of such delivery to a Person other than the registered holder of such Securityholder Certificate, or establish to the satisfaction of the Exchange Agent that such tax has been paid or is not payable.

(g) Notwithstanding anything to the contrary contained herein, in the event that any Securityholder Certificate shall have been lost, stolen or destroyed, in lieu of delivery of a Securityholder Certificate to the Exchange Agent, the Purchaser Shareholder or Company Shareholder, as applicable, may instead deliver to the Exchange Agent an affidavit of lost certificate and indemnity of loss in form and substance reasonably acceptable to Pubco (a “Lost Certificate Affidavit”), which at the reasonable discretion of Pubco may include a requirement that the owner of such lost, stolen or destroyed Securityholder Certificate deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Pubco, Purchaser or the Surviving Company with respect to the Company Shares or Purchaser Securities, as applicable, represented by the Securityholder Certificates alleged to have been lost, stolen or destroyed. Any Lost Certificate Affidavit properly executed and delivered in accordance with this Section 3.2(g) shall, unless the context otherwise requires, be treated as a Securityholder Certificate for all purposes of this Agreement. Pubco or its Exchange Agent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Pubco with respect to the certificates alleged to have been lost, stolen or destroyed.

(h) After the First Merger Effective Time, the register of members of the Company shall be closed, and thereafter there shall be no further registration on the register of members of the Surviving Company of transfers of Company Shares that were issued and outstanding immediately prior to the Effective Time. After the Effective Time, the register of members of Purchaser shall be closed, and thereafter there shall be no further registration on the register of members of Surviving Entity of transfers of Purchaser Securities that were issued and outstanding immediately prior to the Effective Time. No dividends or other distributions declared or made after the date of this Agreement with respect to Pubco Ordinary Shares with a record date after the Effective Time will be paid to the holders of any Company Shares or Purchaser Securities that were issued and outstanding immediately prior to the Effective Time in either case until the holders of record of such Company Shares or Purchaser Securities (as applicable) shall have provided the applicable Transmittal Documents. Subject to applicable Law, following the delivery of the applicable Transmittal Documents, the Exchange Agent shall promptly deliver to the record holders thereof, without interest, the applicable Pubco Ordinary Shares and the amount of any such dividends or other distributions with a record date after the Effective Time, as applicable, theretofore paid with respect to such Pubco Ordinary Shares.

(i) All securities issued upon the surrender of Securityholder Certificates (or delivery of a Lost Certificate Affidavit) in accordance with the terms hereof shall be deemed to have been issued in full satisfaction of all rights pertaining to Purchaser Securities or Company Shares, as applicable, represented by such Securityholder Certificates, provided that any restrictions on the sale and transfer of such Company Shares or Purchaser Securities shall also apply to the Pubco Ordinary Shares so issued in exchange, as applicable. Any portion of the Pubco Ordinary Shares made available to the Exchange Agent pursuant to Section 3.2(b) that remains unclaimed by Purchaser Shareholders or Company Shareholders one year after the Effective Time shall be returned to Pubco, upon demand, and any such Purchaser Shareholder or Company Shareholder, as applicable, who has not exchanged its Purchaser Securities or Company Shares, as applicable, for the applicable portion of Pubco Ordinary Shares in accordance with this Section 3.2 prior to that time shall thereafter look only to Pubco for payment of the applicable Pubco Ordinary Shares, without any interest thereon (but with any dividends paid with respect thereto). Notwithstanding anything to the contrary in this Agreement, none of the Surviving Company, the Surviving Entity, Pubco or any other Party hereto or any representative of any of the foregoing shall be liable to any Person for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(j) Notwithstanding anything to the contrary contained herein, no fraction of a Pubco Ordinary Share will be issued by virtue of this Agreement or the Transactions contemplated hereby, and each holder of Purchaser Securities or Company Shares, as applicable who would otherwise be entitled to a fraction of a Pubco Ordinary Share (after aggregating all Pubco Ordinary Shares to which such holder otherwise would be entitled) shall instead have the number of Pubco Ordinary Shares issued to such holder down to the nearest whole share. Such fractional share interests will not entitle the owner thereof to vote or to any rights of a shareholder of Pubco.

3.3 Withholding Rights. Notwithstanding anything in this Agreement to the contrary, Purchaser, Pubco, the Company, and their respective Affiliates shall be entitled to deduct and withhold from amounts otherwise payable pursuant to this Agreement, any amount required to be deducted and withheld with respect to the making of such payment under applicable Law; provided, that if Pubco or any party acting on its behalf determines that any payment hereunder is subject to deduction and/or withholding, then Pubco shall (a) provide written notice to the recipient of such payment as soon as reasonably practicable after such determination and (b) consult and cooperate with the recipient of such payment reasonably and in good faith to reduce or eliminate any such deduction or withholding to the extent permitted by applicable Law. To the extent that amounts are so withheld and paid over to the appropriate Government Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Any amounts so withheld shall be timely remitted to the applicable Government Authority.

3.4 Transfer Taxes. Each Party shall bear and pay any transfer, documentary, sales, use, stamp, registration, value added or other similar Taxes incurred by such Party in connection with the Transactions (“Transfer Taxes”). The Parties shall file (or cause to be filed) all necessary Tax Returns with respect to all such Transfer Taxes. The Parties agree to reasonably cooperate to (i) sign and deliver such resale and other certificates or forms as may be necessary or appropriate to establish an exemption from (or otherwise reduce) any such Transfer Taxes and (ii) prepare and file (or cause to be prepared and filed) all Tax Returns in respect of any such Transfer Taxes.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Except as set forth in (i) the disclosure schedules delivered by Purchaser to the Company and accepted by Pubco on the date hereof (the “Purchaser Disclosure Schedules”), the Section numbers of which are numbered to correspond to the Section numbers of this Agreement to which they refer, or (ii) the SEC Reports that are available on the SEC’s website through the SEC’s Electronic Data Gathering Analysis and Retrieval system database (“EDGAR”) no later than 5:30 p.m. on the day immediately before the date of this Agreement, Purchaser represents and warrants to the Company and Pubco, as of the date hereof and as of the Closing, as follows:

4.1 Organization and Standing. Purchaser is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands. Purchaser has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Purchaser is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Purchaser has heretofore made available to the Company, including through EDGAR, accurate and complete copies of its Organizational Documents, each as currently in effect. Purchaser is not in violation of any provision of its Organizational Documents.

4.2 Authorization; Binding Agreement. Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions contemplated hereby and thereby, subject to obtaining the Required Shareholder Approval. The execution and delivery of this Agreement and each Ancillary Document to which it is a party and the consummation of the Transactions contemplated hereby and thereby (a) have been duly and validly authorized by the board of directors of Purchaser and (b) other than the Required Shareholder Approval, no other corporate proceedings, other than as set forth elsewhere in the Agreement, on the part of Purchaser are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the Transactions contemplated hereby and thereby. Purchaser’s board of directors, either (A) at a duly called and held meeting or (B) by way of written resolution, has unanimously (i) determined that this Agreement and the Transactions contemplated hereby, including the Second Merger, are advisable, fair to and in the best interests of Purchaser and Purchaser’s shareholders in accordance with the Cayman Companies Act, (ii) approved and adopted this Agreement, (iii) recommended that Purchaser’s shareholders vote in favor of the approval of this Agreement, the Second Merger, and the other Purchaser Shareholder Approval Matters in accordance with the Cayman Companies Act (the “Purchaser Recommendation”) and (iv) directed that this Agreement and the Purchaser Shareholder Approval Matters be submitted to Purchaser’s shareholders for their approval. This Agreement has been, and each Ancillary Document to which Purchaser is a Party shall be, when delivered, duly and validly executed and delivered by Purchaser and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except to the extent that enforceability thereof may be limited by applicable bankruptcy, insolvency, reorganization and moratorium laws and other laws of general application affecting the enforcement of creditors’ rights generally and subject to general principles of equity (collectively, the “Enforceability Exceptions”).

4.3 Governmental Approvals. Except as otherwise described in Section 4.3 of the Purchaser Disclosure Schedules, no Consent of or with any Governmental Authority, on the part of Purchaser is required to be obtained or made in connection with the execution, delivery or performance by Purchaser of this Agreement and each Ancillary Document to which it is a party or the consummation by Purchaser of the Transactions contemplated hereby and thereby, other than (a) pursuant to Antitrust Laws, (b) such filings as expressly contemplated by this Agreement or otherwise in accordance with the Cayman Companies Act, including without limitation, the filing of the applicable Second Merger Documents with the Cayman Registrar, (c) any filings required with Nasdaq or the SEC with respect to the Transactions, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such Consents or to make such filings or notifications, would individually or in the aggregate, material to Purchaser.

4.4 Non-Contravention. Except as otherwise described in Section 4.4 of the Purchaser Disclosure Schedules, the execution and delivery by Purchaser of this Agreement and each Ancillary Document to which it is a party, the consummation by Purchaser of the Transactions contemplated hereby and thereby, and compliance by Purchaser with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of Purchaser’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 4.3 hereof, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to Purchaser or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by Purchaser under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than a Permitted Lien) upon any of the properties or assets of Purchaser under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any Purchaser Material Contract, except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not reasonably be expected to have a Material Adverse Effect on Purchaser.

4.5 Capitalization.

(a) Purchaser is authorized to issue 50,000,000 Ordinary Shares, par value $0.001 per share. As of the date of this Agreement, the number of issued and outstanding Purchaser Securities are set forth hereto in Section 4.5(a) of the Purchaser Disclosure Schedules. All outstanding shares of Purchaser Securities (i) are duly authorized, validly issued, fully paid and non-assessable and not subject to or issued in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Cayman Companies Act, Purchaser’s Organizational Documents or any Contract to which Purchaser is a party and (ii) except as set forth on Section 4.5(b) of the Purchaser Disclosure Schedules, are free and clear of all Liens and other restrictions (including any restriction on the right to vote, sell or otherwise dispose of such Purchaser Securities). None of the outstanding Purchaser Securities has been issued in violation of any applicable securities Laws. Prior to giving effect to the Transactions contemplated by this Agreement, Purchaser does not have any Subsidiaries or own any equity interests in any other Person.

(b) Except as set forth in Section 4.5(a) or Section 4.5(b) of the Purchaser Disclosure Schedules there are no (i) outstanding options, warrants, puts, calls, convertible or exchangeable securities, “phantom” share rights, share appreciation rights, share-based units, preemptive or similar rights, (ii) bonds, debentures, notes or other Indebtedness having general voting rights or that are convertible or exchangeable into securities having such rights or (iii) subscriptions or other rights, agreements, arrangements, Contracts or commitments of any character (other than this Agreement and the Ancillary Documents), (A) relating to the issued or unissued securities of Purchaser or (B) obligating Purchaser to issue, transfer, deliver or sell or cause to be issued, transferred, delivered, sold or repurchased any options or shares or securities convertible into or exchangeable for any capital shares, or (C) obligating Purchaser to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment for such capital shares. Other than the Redemption or as expressly set forth in this Agreement, there are no outstanding obligations of Purchaser to repurchase, redeem or otherwise acquire any shares of Purchaser or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Person. Except as set forth on Section 4.5(b) of the Purchaser Disclosure Schedules, there are no shareholders agreements, voting trusts or other agreements or understandings to which Purchaser is a party with respect to the voting of any shares of Purchaser.

(c) As of the date hereof, Purchaser does not have any Indebtedness except as set forth in Section 4.5(c) of the Purchaser Disclosure Schedules. No Indebtedness of Purchaser contains any restriction upon: (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by Purchaser or (iii) the ability of Purchaser to grant any Lien on its properties or assets.

(d) Since the date of incorporation of Purchaser, and except as contemplated by this Agreement, Purchaser has not declared or paid any distribution or dividend in respect of its shares and has not repurchased, redeemed or otherwise acquired any of its shares, and Purchaser’s board of directors has not authorized any of the foregoing.

4.6 SEC Filings; Purchaser Financials; Internal Controls.

(a) Purchaser, since the IPO, has filed all forms, reports, schedules, statements, registration statements, prospectuses and other documents required to be filed or furnished by Purchaser with the SEC under the Securities Act and/or the Exchange Act, together with any amendments, restatements or supplements thereto, and will file all such forms, reports, schedules, statements and other documents required to be filed subsequent to the date of this Agreement. Except to the extent available on the SEC’s web site through EDGAR, Purchaser has delivered to the Company copies in the form filed with the SEC of all of the following: (i) Purchaser’s annual reports on Form 10-K for each fiscal year of Purchaser beginning with the first year Purchaser was required to file such a form, (ii) Purchaser’s quarterly reports on Form 10-Q for each fiscal quarter that Purchaser filed such reports to disclose its quarterly financial results in each of the fiscal years of Purchaser referred to in clause (i) above, (iii) all other forms, reports, registration statements, prospectuses and other documents (other than preliminary materials) filed by Purchaser with the SEC since the beginning of the first fiscal year referred to in clause (i) above (the forms, reports, registration statements, prospectuses and other documents referred to in clauses (i), (ii) and (iii) above, to the extent publicly available through EDGAR, are, collectively, the “SEC Reports”) and (iv) all certifications and statements required by (A) Rules 13a-14 or 15d-14 under the Exchange Act, and (B) 18 U.S.C. §1350 (Section 906 of SOX) with respect to any report referred to in clause (i) above (collectively, the “Public Certifications”). Except for any changes (including any required revisions to or restatements of the Purchaser Financials (as defined below) or the SEC Reports) to Purchaser’s accounting or classification of Purchaser’s outstanding redeemable shares as temporary, as opposed to permanent, equity that may be required as a result of related statements by the SEC staff or recommendations or requirements of Purchaser’s auditors (the “SEC SPAC Accounting Changes”), the SEC Reports (x) were prepared in all material respects in accordance with the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations thereunder and (y) did not, as of their respective effective dates (in the case of SEC Reports that are registration statements filed pursuant to the requirements of the Securities Act) and at the time they were filed with the SEC (in the case of all other SEC Reports) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The Public Certifications are each true as of their respective dates of filing. As used in this Section 4.6, the term “file” shall be broadly construed to include any manner permitted by SEC rules and regulations in which a document or information is furnished, supplied or otherwise made available to the SEC.

(b) As of the date of this Agreement, (A) the Purchaser Units, the Purchaser Ordinary Shares, and the Purchaser Rights are listed on Nasdaq, (B) Purchaser has not received any written deficiency notice from Nasdaq relating to the continued listing requirements of such Purchaser Securities, (C) there are no Actions pending or, to the Knowledge of Purchaser, threatened against Purchaser by the Financial Industry Regulatory Authority with respect to any intention by such entity to suspend, prohibit or terminate the quoting of such Purchaser Securities on Nasdaq (D) such Purchaser Securities are in compliance with all of the applicable corporate governance rules of Nasdaq, and (E) except as set forth in Section 4.6 of the Purchaser Disclosure Schedules, as of the date hereof, there are no outstanding SEC comments from the SEC with respect to the SEC Reports.

(c) Except for the SEC SPAC Accounting Changes, the financial statements and notes of Purchaser contained or incorporated by reference in the SEC Reports (the “Purchaser Financials”), fairly present in all material respects the financial position and the results of operations, changes in shareholders’ equity, and cash flows of Purchaser at the respective dates of and for the periods referred to in such financial statements, all in accordance with (i) GAAP methodologies applied on a consistent basis throughout the periods involved and (ii) Regulation S-X or Regulation S-K, as applicable (except as may be indicated in the notes thereto and for the omission of notes and audit adjustments in the case of unaudited quarterly financial statements to the extent permitted by Regulation S-X or Regulation S-K, as applicable), and (iii) audited in accordance with PCAOB standards.

(d) Purchaser has no Liability or obligation absolute or contingent, individually or in the aggregate, liquidated or unliquidated, asserted or unasserted or otherwise, that would be required to be set forth on a consolidated balance sheet of Purchaser prepared in accordance with GAAP applied and in accordance with past practice, other than (i) obligations and liabilities that have not had and would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on Purchaser, (ii) obligations and liabilities under Contracts incurred in the ordinary course of Purchaser’s business (other than due to a breach under any such Contracts, or any act or omission that with the giving of notice, the lapse of time or otherwise, would constitute a breach thereunder), (iii) Purchaser’s Expenses, (iv) obligations incurred by Purchaser’s execution of this Agreement (other than due to a breach hereunder, or any act or omission that with the giving of notice, the lapse of time or otherwise, would constitute a breach hereunder), and (v) obligations and liabilities reflected, or reserved against, in the Purchaser Financials or as set forth in Section 4.4(d) of the Purchaser Disclosure Schedules. Purchaser does not maintain any “off-balance sheet arrangement” within the meaning of Item 303 of Regulation S-K of the Securities Act. As of the date of this Agreement, no financial statements other than those of Purchaser are required by GAAP to be included in the financial statements of Purchaser.

(e) Since the IPO, Purchaser has not received from its independent auditors any written notification of any (i) “significant deficiency” in the internal controls over financial reporting of Purchaser, (ii) “material weakness” in the internal controls over financial reporting of Purchaser or (iii) fraud, whether or not material, that involves management or other employees of Purchaser who have a significant role in the internal controls over financial reporting of Purchaser.

(f) Except as not required in reliance on exemptions from various reporting requirements by virtue of Purchaser’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, since the IPO, (i) Purchaser has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of Purchaser’s financial reporting and the preparation of Purchaser’s financial statements for external purposes in accordance with GAAP and (ii) Purchaser has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to Purchaser is made known to Purchaser’s principal executive officer and principal financial officer by others within Purchaser, particularly during the periods in which the periodic reports required under the Exchange Act are being prepared.

(g) There are no outstanding loans or other extensions of credit made by Purchaser to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Purchaser and Purchaser has not taken any action prohibited by Section 402 of SOX.

(h) Except as set forth in Section 4.6 of the Purchaser Disclosure Schedules, the total amount of debts, accounts payable and other Liabilities of Purchaser as of June 30, 2023 is as set forth in the Purchaser Financials.

4.7 Absence of Certain Changes. As of the date of this Agreement, except as set forth in Section 4.7 of the Purchaser Disclosure Schedules, Purchaser has, (a) since its incorporation, conducted no business other than its incorporation, the public offering of its securities (and the related private offerings), public reporting and its search for an initial Business Combination as described in the IPO Prospectus (including the investigation of the Target Companies and the negotiation and execution of this Agreement) and related activities, (b) since the closing of the IPO, has not been subject to a Material Adverse Effect, and (c) not taken any action that, if taken after the date of this Agreement, would constitute a material breach of any of the covenants set forth in Section 7.3.

4.8 Compliance with Laws. Purchaser has since its incorporation been, in compliance with all Laws applicable to it and the conduct of its business in all material respects. Since its incorporation date, (a) Purchaser has not been subjected to, or received written notice alleging any material violation of applicable Law respect by Purchaser or any investigation by a Governmental Authority for actual or alleged violation of any applicable Law, and (b) Purchaser is not and has not been in conflict with, or in default, breach or violation of any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Purchaser is a party or by which Purchaser or any property or asset of Purchaser is bound, except, in each case, for any such conflicts, defaults, breaches or violations that would not have or reasonably be expected to have a Material Adverse Effect on Purchaser.

4.9 Actions; Orders; Permits. There is no pending or, to the Knowledge of Purchaser, threatened Action to which Purchaser or any property or asset of Purchaser is subject which would or would reasonably be expected to have a Material Adverse Effect on Purchaser. There is no material Action that Purchaser has pending against any other Person. Purchaser is not subject to any material Orders of any Governmental Authority, nor are any such Orders pending. Purchaser holds all material Permits necessary to lawfully conduct its business as presently conducted, and to own, lease and operate its assets and properties, all of which are in full force and effect, except where the failure to hold such Consent or for such Consent to be in full force and effect would not reasonably be expected to have a Material Adverse Effect on Purchaser.

4.10 Taxes and Returns.

(a) Purchaser has or will have timely filed, or caused to be timely filed, all material Tax Returns required to be filed by it, which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes that are shown as due on such filed Tax Returns and all other material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Purchaser Financials have been established in accordance with GAAP. Section 4.10(a) of the Purchaser Disclosure Schedules sets forth each jurisdiction where Purchaser files or is required to file a Tax Return. To the Knowledge of Purchaser, there are no claims, assessments. audits, examinations, investigations or other Actions pending against Purchaser in respect of any material Tax, and Purchaser has not been notified in writing of any material proposed Tax claims or assessments against Purchaser other than, in each case, claims or assessments for which adequate reserves in the Purchaser Financials have been established in accordance with GAAP. To the Knowledge of Purchaser, there are no Liens with respect to any Taxes upon any of Purchaser’s assets, other than Permitted Liens. Purchaser has no outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by Purchaser for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return. Purchaser (i) does not have any material deficiency, assessment, claim, audit, examination, investigation, litigation or other proceeding in respect of Taxes or Tax matters pending or asserted, proposed or threatened in writing, for a Tax period which the statute of limitations for assessments remains open, and (ii) has provided adequate reserves in accordance with GAAP in the most recent consolidated financial statements of Purchaser, for any material Taxes of Purchaser as of the date of such financial statements that have not been paid.

(b) Since the date of its incorporation, Purchaser has not (i) changed any Tax accounting methods, policies or procedures except as required by a change in Law, (ii) made, revoked, or amended any material Tax election, (iii) filed any amended Tax Returns or claim for refund or (iv) entered into any closing agreement affecting or otherwise settled or compromised any material Tax Liability or refund.

(c) Neither the IRS nor any other U.S. or non-U.S. taxing authority or agency has asserted in writing against Purchaser any deficiency or claim for any material Taxes or interest thereon or penalties in connection therewith.

(d) There are no Tax liens upon any assets of Purchaser except for Permitted Liens.

(e) Purchaser has not received written notice of any claim from a Tax authority in a jurisdiction in which Purchaser does not file Tax Returns stating that Purchaser is or may be subject to Tax in such jurisdiction.

(f) For U.S. federal income tax purposes, Purchaser is, and has been since its incorporation, classified as a corporation.

4.11 Employees and Employee Benefit Plans. Purchaser does not (a) have any paid employees or (b) maintain, sponsor, contribute to or otherwise have any Liability under, any Benefit Plans. Other than reimbursement of any out-of-pocket expenses incurred by Purchaser’s officers and directors in connection with activities on Purchaser’s behalf in an aggregate amount not in excess of the amount of cash held by Purchaser outside of the Trust Account, Purchaser has no unsatisfied material liability with respect to any officer or director. Neither the execution and delivery of this Agreement or the Ancillary Documents nor the consummation of the Transactions will (a) result in any payment or benefit (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director, officer or employee of Purchaser; or (b) result in the acceleration of the time of payment or vesting of any such payment or benefit.

4.12 Properties. Purchaser does not own, license or otherwise have any right, title or interest in any material Intellectual Property. Purchaser does not own or lease any material real property or Personal Property.

4.13 Material Contracts.

(a) Except as set forth on Section 4.13 of the Purchaser Disclosure Schedules, other than this Agreement and the Ancillary Documents, there are no Contracts to which Purchaser is a party or by which any of its properties or assets may be bound, subject or affected, which (i) creates or imposes a Liability greater than $100,000, (ii) may not be cancelled by Purchaser on less than sixty (60) days’ prior notice without payment of a material penalty or termination fee or (iii) prohibits, prevents, restricts or impairs in any material respect any business practice of Purchaser as its business is currently conducted, any acquisition of material property by Purchaser or any of its Affiliates, or restricts in any material respect the ability of Purchaser or any of its Affiliates from engaging in business as currently conducted by it or from competing with any other Person (each, a “Purchaser Material Contract”). All Purchaser Material Contracts have been made available to the Company other than those that are exhibits to the SEC Reports.

(b) With respect to each Purchaser Material Contract: (i) the Purchaser Material Contract was entered into at arms’ length and in the ordinary course of business; (ii) the Purchaser Material Contract is legal, valid, binding and enforceable in all material respects against Purchaser and, to the Knowledge of Purchaser, the other parties thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (iii) Purchaser is not in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default in any material respect by Purchaser, or permit termination or acceleration by the other party, under such Purchaser Material Contract; and (iv) to the Knowledge of Purchaser, no other party to any Purchaser Material Contract is in breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a breach or default by such other party, or permit termination or acceleration by Purchaser under any Purchaser Material Contract.

4.14 Transactions with Affiliates. Section 4.14 of the Purchaser Disclosure Schedules sets forth a true, correct and complete list of the Contracts and arrangements that are in existence as of the date of this Agreement under which there are any existing or future Liabilities or obligations between Purchaser, on the one hand, and any (a) present or former director, officer, employee, manager, direct equityholder or Affiliate of Purchaser, or any immediate family member of any of the foregoing, or (b) record or beneficial owner of more than five percent (5%) of Purchaser’s outstanding share as of the date hereof, on the other hand.

4.15 Investment Company Act; JOBS Act. Purchaser is not an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of a person subject to registration and regulation as an “investment company,” in each case within the meaning of the Investment Company Act. Purchaser constitutes an “emerging growth company” within the meaning of the JOBS Act.

4.16 Finders and Brokers. Except as set forth on Section 4.16 of the Purchaser Disclosure Schedules, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Purchaser, Pubco, the Target Companies or any of their respective Affiliates in connection with the Transactions contemplated hereby based upon arrangements made by or on behalf of Purchaser. Section 4.16 of the Purchaser Disclosure Schedules shall set forth, as of the date of this Agreement, the amounts of any such fees or commissions that are due or would, upon the Closing, be due.

4.17 Certain Business Practices.

(a) Neither Purchaser, nor any of its Representatives acting on its behalf, has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or any other local or foreign anti-corruption or bribery Law, (iii) made any other unlawful payment or (iv) since the incorporation of Purchaser, directly or indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder Purchaser or assist it in connection with any actual or proposed transaction.

(b) The operations of Purchaser are and have been conducted at all times in compliance with money laundering statutes in all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority, and no Action involving Purchaser with respect to the any of the foregoing is pending or, to the Knowledge of Purchaser, threatened.

(c) Neither Purchaser nor any of its directors or officers, or to the Knowledge of Purchaser, any of its respective directors, officers, or any other Representative acting on behalf of Purchaser, is currently (i) identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of State, or other applicable Governmental Authority; (ii) incorporated, organized, resident, or located in, or a national of a comprehensively sanctioned country (currently, the Balkans, Belarus, Burma, Cote D’Ivoire (Ivory Coast), Cuba, Democratic Republic of Congo, Iran, Iraq, Liberia, North Korea, Sudan, Syria, and Zimbabwe); or (iii) in the aggregate, fifty (50) percent or greater owned, directly or indirectly, or otherwise Controlled, by a person identified in (i) or (ii); and Purchaser has not, directly or indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in any other country sanctioned by OFAC or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC or the U.S. Department of State in the last five (5) fiscal years.

4.18 Insurance. Section 4.18 of the Purchaser Disclosure Schedules lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by Purchaser relating to Purchaser or its business, properties, assets, directors, officers and employees, copies of which have been provided to the Company. All premiums due and payable under all such insurance policies have been timely paid and Purchaser is otherwise in material compliance with the terms of such insurance policies. All such insurance policies are in full force and effect, and to the Knowledge of Purchaser, there is no threatened termination of, or material premium increase with respect to, any of such insurance policies. There have been no insurance claims made by Purchaser. Purchaser has reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to be material to Purchaser.

4.19 Information Supplied. None of the information supplied or to be supplied by Purchaser expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the Transactions contemplated by this Agreement or any Ancillary Documents; (b) in the Registration Statement (as defined below); or (c) in the mailings or other distributions to Purchaser’s or Pubco’s shareholders and/or prospective investors with respect to the consummation of the Transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by Purchaser expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Filing and the Closing Press Release will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, Purchaser makes no representation, warranty or covenant with respect to any information supplied by or on behalf of Pubco, the Target Companies or any of their respective Affiliates.

4.20 Independent Investigation. Purchaser has conducted its own independent investigation, review and analysis of the business, results of operations, condition (financial or otherwise) or assets of the Target Companies, Pubco, First Merger Sub and Second Merger Sub and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Target Companies, Pubco, First Merger Sub and Second Merger Sub for such purpose. Purchaser acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the Transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the Company, Pubco, First Merger Sub and Second Merger Sub set forth in this Agreement (including the related portions of the Company Disclosure Schedules) and in any certificate delivered to Purchaser pursuant hereto, and the information provided by or on behalf of the Company, Pubco, First Merger Sub and Second Merger Sub for the Registration Statement; and (b) none of the Company and its respective Representatives have made any representation or warranty as to the Target Companies, or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Company Disclosure Schedules) or in any certificate delivered to Purchaser pursuant hereto.

4.21 Trust Account. As of the date of this Agreement, Purchaser had an amount of assets in the Trust Account of no less than Sixty-Nine Million U.S. Dollars ($69,000,000). The funds held in the Trust Account are invested in U.S. government securities or money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act and held in trust pursuant to the Trust Agreement. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of Purchaser and the Trustee, enforceable in accordance with its terms. The Trust Agreement has not been terminated, repudiated, rescinded, amended, supplemented or modified, in any respect, and no such termination, repudiation, rescission, amendment, supplement or modification is contemplated. Purchaser has complied in all material respects with the terms of the Trust Agreement and is not in breach thereof or default thereunder and there does not exist under the Trust Agreement any event which, with the giving of notice or the lapse of time, would constitute such a breach or default by Purchaser or the Trustee. There are no separate Contracts, side letters or other arrangements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the SEC Reports to be inaccurate in any material respect or, to the Knowledge of Purchaser, that would entitle any Person (other than (i) in respect of deferred underwriting commissions set forth in Section 4.21 of the Purchaser Disclosure Schedules or Taxes, (ii) the Purchaser Securityholders prior to the Effective Time who shall have elected to redeem their Purchaser Securities pursuant to Purchaser’s Organizational Documents or in connection with an amendment thereof to extend Purchaser’s deadline to consummate a Business Combination or (iii) if Purchaser fails to complete a Business Combination within the allotted time period and liquidates the Trust Account, subject to the terms of the Trust Agreement, Purchaser in limited amounts to permit Purchaser to pay the expenses of the Trust Account’s liquidation and dissolution, and then Purchaser’s public shareholders (including overallotment shares acquired by Purchaser’s underwriters) (the “Public Shareholders”)) to any portion of the funds in the Trust Account. Prior to the Closing, none of the funds held in the Trust Account have been released, except to pay Taxes from any interest income earned in the Trust Account, and to redeem Purchaser Ordinary Shares pursuant to Purchaser’s Organizational Documents, or in connection with an amendment thereof to extend Purchaser’s deadline to consummate a Business Combination. As of the date of this Agreement, there are no Actions pending or, to the Knowledge of Purchaser, threatened with respect to the Trust Account. Upon consummation of the Mergers and notice thereof to the Trustee pursuant to the Trust Agreement, Purchaser shall cause the Trustee to, and the Trustee shall thereupon be obligated to, release to Purchaser as promptly as practicable, the funds held in the Trust Account in accordance with the Trust Agreement at which point the Trust Account shall terminate; provided, however, that the liabilities and obligations of Purchaser due and owing or incurred at or prior to the Effective Time shall be paid as and when due, including all amounts payable (a) to holders of Purchaser Public Units who exercises such holder’s redemption rights in accordance with Purchaser’s Organizational Documents with respect to its Purchaser Ordinary Shares in connection with the Transactions contemplated hereby, (b) to the Trustee for fees and costs incurred in accordance with the Trust Agreement and (c) with respect to filings, applications and/or other actions taken pursuant to this Agreement or required under Law.

4.22 Registration and Listing. The issued and outstanding Purchaser Public Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq under the symbol “GODNU.” The issued and outstanding shares of Purchaser Ordinary Shares that were included as part of the Purchaser Public Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq under the symbol “GODN.” The issued and outstanding rights that were included as part of the Purchaser Public Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on the Nasdaq under the symbol “GODNR.” As of the date of this Agreement, Purchaser has not received notice from Nasdaq that it is not currently in compliance with applicable continued listing requirements related to the Purchaser Securities. None of Purchaser or any of its Affiliates has taken any action in an attempt to terminate the registration of the Purchaser Units or the Purchaser Ordinary under the Exchange Act.

4.23 Termination of Prior Merger Agreements. As of the date of this Agreement, other than this Agreement, Purchaser is not a party to or subject or otherwise bound by any Contract related to merger, consolidation, acquisition of equity interests or assets, or any other form of business combination (each such Contract, a “Prior Merger Agreement”), or any amendment of any such Prior Merger Agreement from time to time, or any ancillary documents entered into by Purchaser in connection with the Transactions contemplated under the foregoing.

4.24 PIPE Investment. As of the date of this Agreement, other than with respect to the PIPE Investment, this Agreement and the Ancillary Documents (with respect to Sponsor and Purchaser), there are no other agreements, side letters, or arrangements between Purchaser or Sponsor, on one side, or any potential investor in the PIPE Investment and/or any other Person, on the other side, relating to the PIPE Investment, the Transactions contemplated thereby, or any investment by any potential investor in the PIPE Investment or in Purchaser, Pubco or the Company, including any agreements, side letters, or other arrangements. Other than with respect to the PIPE Investment, Purchaser has not entered into any side letters or other arrangements that result in conditions precedent or contingencies to the obligations of the parties under the subscription agreement for the PIPE Investment. Purchaser is not in material breach of any of its representations or warranties, or terms or conditions set forth in any of the subscription agreements entered into in connection with the PIPE Investment.

4.25 Exclusivity of Representations and Warranties. Except as otherwise expressly provided in this Article IV, the Purchaser has not made and does not make any representation or warranty, whether express or implied and, except as provided in Article IV, Purchaser hereby expressly disclaims any other representation or warranty whatsoever, and any other statement, information, opinion, projection or advice made, communicated or furnished (orally or in writing) to any of the Target Companies or their respective Representatives, with respect to Purchaser or any of its Affiliates, their respective equityholders, partners, members or Representatives. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, the Purchaser has not made and does not make any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to the Company, its Affiliates or any of their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of Purchaser (including the reasonableness of the assumptions underlying any of the foregoing), or the probable success or profitability of Pubco, whether or not included in any management presentation or in any other information made available to the Company, its Affiliates or any of their respective Representatives or any other person, and any such representations or warranties are expressly disclaimed.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF PUBCO,
FIRST MERGER SUB AND SECOND MERGER SUB

Pubco, First Merger Sub and Second Merger Sub represent and warrant to Purchaser, as of the date hereof and as of the Closing, as follows:

5.1 Organization and Standing. Each of Pubco, First Merger Sub and Second Merger Sub is an exempted company duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization. Each of Pubco, First Merger Sub and Second Merger Sub has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each of Pubco, First Merger Sub and Second Merger Sub is duly qualified or licensed and in good standing to do business in each jurisdiction in which the character of the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary. Pubco, First Merger Sub and Second Merger Sub have heretofore made available to Purchaser and the Company accurate and complete copies of the Organizational Documents of Pubco, First Merger Sub and Second Merger Sub, each as currently in effect. None of Pubco, First Merger Sub or Second Merger Sub is in violation of any provision of its Organizational Documents in any material respect.

5.2 Authorization; Binding Agreement. Subject to the adoption of the Amended Pubco Charter and obtaining the requisite shareholder approvals required by the Cayman Companies Act for the First Merger and the Second Merger, each of Pubco, First Merger Sub and Second Merger Sub has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is a party, to perform its obligations hereunder and thereunder and to consummate the Transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document to which each of Pubco, First Merger Sub and Second Merger Sub is a party and the consummation of the Transactions contemplated hereby and thereby have been duly and validly authorized by all necessary corporate actions and no other corporate proceedings, other than as expressly set forth elsewhere in the Agreement (including the adoption of the Amended Pubco Charter), on the part of Pubco, First Merger Sub or Second Merger Sub are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which each of Pubco, First Merger Sub and Second Merger Sub is a party or to consummate the Transactions contemplated hereby and thereby. This Agreement has been, and each Ancillary Document to which each of Pubco, First Merger Sub or Second Merger Sub is a party has been or shall be when delivered, duly and validly executed and delivered by such Party and, assuming the due authorization, execution and delivery of this Agreement and such Ancillary Documents by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, subject to the Enforceability Exceptions.

5.3 Governmental Approvals. No Consent of or with any Governmental Authority, on the part of Pubco, First Merger Sub or Second Merger Sub is required to be obtained or made in connection with the execution, delivery or performance by such Party of this Agreement and each Ancillary Document to which each of Pubco, First Merger Sub or Second Merger Sub is a Party or the consummation by such Party of the Transactions contemplated hereby and thereby, other than (a) pursuant to Antitrust Laws, (b) such filings as are expressly contemplated by this Agreement or otherwise in accordance with the Cayman Companies Act, including the filing of the Amended Pubco Charter and the applicable Merger Documents with the Cayman Registrar, (c) any filings required with Nasdaq or the SEC with respect to the Transactions contemplated by this Agreement, (d) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (e) where the failure to obtain or make such Consents or to make such filings or notifications, would not reasonably be expected to have a Material Adverse Effect on Pubco.

5.4 Non-Contravention. Neither Pubco, First Merger Sub nor Second Merger Sub is in violation of any term of its respective Organizational Documents or any applicable Law. Neither Pubco, First Merger Sub nor Second Merger Sub is in violation of any term or provision of any Order of a Governmental Authority by which it is bound which has had or would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the ability of any of Pubco, First Merger Sub or Second Merger Sub to enter into this Agreement and the Ancillary Documents and to consummate the Transactions. The execution and delivery by Pubco, First Merger Sub and Second Merger Sub of this Agreement and each Ancillary Document to which each of Pubco, First Merger Sub or Second Merger Sub is a party, the consummation by such Party of the Transactions contemplated hereby and thereby, and compliance by such Party with any of the provisions hereof and thereof, will not (a) subject to the adoption of the Amended Pubco Charter, conflict with or violate any provision of such Party’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 5.3 hereof, and the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to such Party or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by such Party under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than a Permitted Lien) upon any of the properties or assets of such Party under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of, any material Contract of such Party, except for any deviations from any of the foregoing clauses (a), (b) or (c) that would not reasonably be expected to have a Material Adverse Effect on Pubco.

5.5 Capitalization. As of the date hereof, (i) Pubco is authorized to issue 500,000,000 Pubco Ordinary Shares, of which 1 Pubco Ordinary Share is issued and outstanding, and owned by the Company, (ii) First Merger Sub is authorized to issue 500,000,000 ordinary shares of First Merger Sub, of which 1 share is issued and outstanding and owned by Pubco, and (iii) Second Merger Sub is authorized to issue 50,000,000 ordinary shares of Second Merger Sub, of which 1 share is issued and outstanding and owned by Pubco. Prior to giving effect to the Transactions contemplated by this Agreement, other than First Merger Sub and Second Merger Sub, Pubco does not have any Subsidiaries or own any equity interests in any other Person. The issued and outstanding Pubco Ordinary Shares, the First Merger Sub Ordinary Shares and Second Merger Sub Ordinary Shares and any Pubco Ordinary Shares and Ordinary Shares of First Merger Sub and Second Merger Sub that will be issued pursuant to the Transactions, (i) have been, or will be prior to such issuance, duly authorized and have been, or will be at the time of issuance, validly issued and are fully paid, (ii) were, or will be, issued, in compliance in all material respects with applicable Law and their respective Organizational Documents, and (iii) were not, and will not be, issued in breach or violation of any preemptive rights or Contract. Except (i) as set forth in this Section 5.5, including any Pubco Ordinary Shares and Ordinary Shares of First Merger Sub and Second Merger Sub that will be issued pursuant to the Transactions, and (ii) pursuant to any subscription agreements entered into in connection with a PIPE Investment, there are no outstanding options, warrants or other equity appreciation, phantom equity, profit participation or similar rights for the purchase or acquisition from Pubco, First Merger Sub or Second Merger Sub of any shares of capital stock of any of Pubco, First Merger Sub or Second Merger Sub, or any other Contracts to which any of Pubco, First Merger Sub or Second Merger Sub is a party or by which any of them is bound obligating Purchaser to issue or sell any shares of capital stock of, other equity securities in, or debt securities of any of Pubco, First Merger Sub or Second Merger Sub. Pubco does not own or control, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity, other than, as of the date of this Agreement, First Merger Sub and Second Merger Sub and, as of the Closing Date, Purchaser and the Surviving Company. Neither First Merger Sub nor Second Merger Sub owns or controls, directly or indirectly, any interest in any corporation, partnership, limited liability company, association or other business entity.

5.6 Activities of Pubco, First Merger Sub and Second Merger Sub. Each of Pubco, First Merger Sub and Second Merger Sub was formed solely for the purpose of effecting the Transactions and has not engaged in any business activities or conducted any operations other than in connection with the Transactions. Since their formation or incorporation (as applicable), (i) there has not been, individually or in the aggregate, a Material Adverse Effect on the ability of any of Pubco, First Merger Sub or Second Merger Sub to enter into this Agreement and the Ancillary Documents and to consummate the Transactions and (ii) Pubco, First Merger Sub and Second Merger Sub have not engaged in any business activities other than as contemplated by this Agreement, do not own directly or indirectly any ownership, equity, profits or voting interest in any Person (other than Pubco’s 100% ownership of First Merger Sub and Second Merger Sub) and have no assets or Liabilities except those incurred in connection with this Agreement and the Ancillary Documents to which they each are a party and the Transactions, and, other than their respective Organizational Documents, this Agreement and the Ancillary Documents to which they each are a party, Pubco, First Merger Sub and Second Merger Sub are not party to or bound by any Contract.

5.7 Actions. There are no Actions pending or threatened in writing against Pubco, First Merger Sub or Second Merger Sub. There is no judgment or award unsatisfied against Pubco, First Merger Sub or Second Merger Sub, nor is there any Order in effect and binding on any of Pubco, First Merger Sub or Second Merger Sub or any of their assets or properties that has, individually or in the aggregate, a Material Adverse Effect on the ability of Pubco, First Merger Sub or Second Merger Sub to enter into this Agreement or the Ancillary Documents or to consummate the Transactions.

5.8 Finders and Brokers. No broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Purchaser, Pubco, the Target Companies or any of their respective Affiliates in connection with the Transactions contemplated hereby based upon arrangements made by or on behalf of Pubco, First Merger Sub or Second Merger Sub.

5.9 Investment Company Act. Pubco is not an “investment company” or, a Person directly or indirectly “controlled” by or acting on behalf of a person subject to registration and regulation as an “investment company,” in each case within the meanings of the Investment Company Act.

5.10 Intended Tax Treatment. Neither Pubco, First Merger Sub nor Second Merger Sub has taken, or agreed to take, any action not contemplated by this Agreement and/or any Ancillary Documents that could reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment under Section 368 of the Code. Pubco has no plan or intention to liquidate Purchaser or the Surviving Company (or to cause Purchaser or the Surviving Company to liquidate for federal income tax purposes) following the Transactions.

5.11 Information Supplied. None of the information supplied or to be supplied by Pubco, First Merger Sub or Second Merger Sub expressly for inclusion or incorporation by reference: (a) in any current report on Form 8-K or 6-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the Transactions contemplated by this Agreement or any Ancillary Documents; (b) in the Registration Statement; or (c) in the mailings or other distributions to Purchaser’s or Pubco’s shareholders and/or prospective investors with respect to the consummation of the Transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by Pubco, First Merger Sub or Second Merger Sub expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Filing and the Closing Press Release will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, none of Pubco, First Merger Sub or Second Merger Sub makes any representation, warranty or covenant with respect to any information supplied by or on behalf of Purchaser, the Target Companies or any of their respective Affiliates.

5.12 Independent Investigation. Each of Pubco, First Merger Sub and Second Merger Sub has conducted its own independent investigation, review and analysis of the business, results of operations, condition (financial or otherwise) or assets of the Target Companies and Purchaser and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of the Target Companies and Purchaser for such purpose. Each of Pubco, First Merger Sub and Second Merger Sub acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the Transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of the Company and Purchaser set forth in this Agreement (including the related portions of the Company Disclosure Schedules and the Purchaser Disclosure Schedules) and in any certificate delivered to Pubco, First Merger Sub or Second Merger Sub pursuant hereto, and the information provided by or on behalf of the Company or Purchaser for the Registration Statement; and (b) none of the Company, Purchaser or their respective Representatives have made any representation or warranty as to the Target Companies, Purchaser or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Company Disclosure Schedules and the Purchaser Disclosure Schedules) or in any certificate delivered to Pubco, First Merger Sub or Second Merger Sub pursuant hereto.

5.13 Exclusivity of Representations and Warranties. Except as otherwise expressly provided in this Article V, Pubco, First Merger Sub and Second Merger Sub hereby expressly disclaim and negate any other express or implied representation or warranty whatsoever (whether at Law or in equity) with respect to Pubco, First Merger Sub and Second Merger Sub, and any matter relating to any of them, including their affairs, the condition, value or quality of the assets, liabilities, financial condition or results of operations, or with respect to the accuracy or completeness of any other information made available to the Purchaser, its Affiliates or any of their respective Representatives by, or on behalf of, Pubco, First Merger Sub or Second Merger Sub, and any such representations or warranties are expressly disclaimed. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, none of Pubco, First Merger Sub or Second Merger Sub nor any other person on behalf of Pubco, First Merger Sub or Second Merger Sub has made or makes, any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to the Purchaser, its Affiliates or any of their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of Pubco, First Merger Sub or Second Merger Sub (including the reasonableness of the assumptions underlying any of the foregoing), whether or not included in any management presentation or in any other information made available to the Purchaser, its Affiliates or any of their respective Representatives or any other Person, and any such representations or warranties are expressly disclaimed.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the disclosure schedules delivered by the Company to, and accepted by, Purchaser on the date hereof (the “Company Disclosure Schedules”), each of which qualifies (a) the correspondingly numbered representation, warranty or covenant specified therein and (b) such other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representation, warranty or covenant is reasonably apparent on its face or cross-referenced, the Company hereby represents and warrants to Purchaser as of the date hereof and as of the Closing, as follows:

6.1 Organization and Standing. The Company is an exempted company duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands and has all requisite corporate or other entity power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each other Target Company is a corporation or other entity duly formed, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization and has all requisite corporate or other entity power and authority to own, lease and operate its properties and to carry on its business as now being conducted. Each Target Company is duly qualified or licensed and in good standing in the jurisdiction in which it is incorporated, organized or registered and in each other jurisdiction where it does business or operates to the extent that the character of the property owned, or leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except for such failures to be so qualified or licensed and in good standing that would not, individually or in the aggregate, be expected to have a Material Adverse Effect on the Company. The Company has provided to Purchaser accurate and complete copies of the Organizational Documents of each Target Company, each as amended to date and as currently in effect. No Target Company is in violation of any provision of its Organizational Documents.

6.2 Authorization; Binding Agreement. The Company has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or is required to be a party, to perform the Company’s obligations hereunder and thereunder and to consummate the Transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each Ancillary Document to which the Company is or is required to be a party and the consummation of the Transactions contemplated hereby and thereby, (a) have been duly and validly authorized by the board of directors and/or shareholders of the Company (if applicable) in accordance with the Company’s Organizational Documents, the Cayman Companies Act and any other applicable Law and (b) no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and each Ancillary Document to which it is a party or to consummate the Transactions contemplated hereby and thereby (other than the Company Written Consent or Company Special Resolution and the filing and recordation of appropriate merger documents as required by the Cayman Companies Act). This Agreement has been, and each Ancillary Document to which the Company is or is required to be a party shall be, when delivered, duly and validly executed and delivered by the Company and assuming the due authorization, execution and delivery of this Agreement and any such Ancillary Document by the other parties hereto and thereto, constitutes, or when delivered shall constitute, the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions. Other than the Company Written Consent or Company Special Resolution, there is no consent required of the holders of any class or series of Company Ordinary Shares or other Company Shareholders to approve the Mergers, the First Merger Plan of Merger or the Transactions contemplated by this Agreement.

6.3 Capitalization.

(a) The Company’s authorized share capital is $50,000 divided into 500,000,000 shares of par value US$0.0001 each, comprising 425,262,873 Company Ordinary Shares and 74,737,127 Company Preferred Shares. The issued and outstanding capital shares of the Company consist of 75,409,060 Company Ordinary Shares and 74,737,127 Company Preferred Shares. Except as set forth on Section 6.3(a) of the Company Disclosure Schedules, all outstanding shares of the Company are duly authorized, validly issued, fully paid and non-assessable, including that all amounts provided for in any agreements for the purchase of shares of the Company have been fully paid and such shares have been issued prior to the date hereof. After giving effect to the First Merger, Pubco shall own all of the issued and outstanding equity interests of the Company free and clear of any Liens other than those imposed under the Company Organizational Documents and applicable securities Laws. All of the outstanding shares and other equity interests of the Company have been duly authorized, are fully paid and non-assessable and not in violation of any purchase option, right of first refusal, preemptive right, subscription right or any similar right under any provision of the Cayman Companies Act, any other applicable Law, the Company’s Organizational Documents or any Contract to which the Company is a party or by which the Company or its securities are bound. The Company does not, directly or indirectly, hold any of its shares or other equity interests in treasury.

(b) As of the date hereof, except as set forth on Section 6.3(b) of the Company Disclosure Schedules, no Target Companies have, and no Target Company has had since its formation, any stock option or other equity incentive plans. Except as set forth on Section 6.3(b) of the Company Disclosure Schedules, there are no outstanding securities of the Company that are convertible into equity securities of the Company and there are no outstanding preemptive rights or rights of first refusal or first offer, nor are there any Contracts, commitments, arrangements or restrictions to which the Company is a party or bound relating to any equity securities of the Company, whether or not outstanding. There are no outstanding or authorized equity appreciation, phantom equity or similar rights with respect to the Company. Except as set forth on Section 6.3(b) of the Company Disclosure Schedules there are no voting trusts, proxies, shareholder agreements or any other written agreements or understandings with respect to the voting of the Company’s equity interests. Except as set forth in the Company’s Organizational Documents or on Section 6.3(b) of the Company Disclosure Schedules, there are no outstanding contractual obligations of the Company to repurchase, redeem or otherwise acquire any of its equity interests or securities. The Company has not granted any registration rights to any Person with respect to its equity securities. All of the issued and outstanding securities of the Company have been granted, offered, sold and issued in compliance with all applicable securities Laws. As a result of the consummation of the Transactions contemplated by this Agreement, no equity interests of the Company are issuable and no rights in connection with any interests, warrants, rights, options or other securities of the Company accelerate or otherwise become triggered (whether as to vesting, exercisability, convertibility or otherwise).

(c) Except as disclosed in the Company Financials (as defined below) or as set forth on Section 6.3(c) of the Company Disclosure Schedules, since January 1, 2020, the Company has not declared or paid any distribution or dividend in respect of its equity interests and has not repurchased, redeemed or otherwise acquired any equity interests of the Company, and the board of directors of the Company has not authorized any of the foregoing. The only shares of the Surviving Company that will be outstanding immediately after the Closing will be such ordinary share(s) owned by Pubco following the consummation of the First Merger.

6.4 Subsidiaries; Investments.

(a) Section 6.4(a) of the Company Disclosure Schedules sets forth the corporate structure chart specifying all Subsidiaries of the Company, and with respect to each Subsidiary (a) its jurisdiction of organization, and (b) the record holders of its shares or equity interests thereof. Except as set forth in Section 6.4(a) of the Company Disclosure Schedules, all of the outstanding equity securities of each Subsidiary of the Company are duly authorized and validly issued, fully paid and non-assessable (if applicable), and were offered, sold and delivered in compliance with all applicable securities Laws, and are owned by one or more of the Target Companies free and clear of all Liens (other than those, if any, imposed by such Subsidiary’s Organizational Documents). There are no Contracts to which the Company or any of its Affiliates is a party or bound with respect to the voting (including voting trusts or proxies) of the equity interests of any Subsidiary of the Company other than the Organizational Documents of any such Subsidiary. Except as set forth in Section 6.4(a) of the Company Disclosure Schedules, there are no outstanding or authorized options, warrants, rights, agreements, subscriptions, convertible securities or commitments to which any Subsidiary of the Company is a party or which are binding upon any Subsidiary of the Company providing for the issuance or redemption of any equity interests of any Subsidiary of the Company. There is no outstanding equity appreciation, phantom equity, profit participation or similar rights granted by any Subsidiary of the Company. No Subsidiary of the Company has any limitation, whether by Order or applicable Law, on its ability to make any distributions or dividends to its equity holders or repay any debt owed to another Target Company. Except for the equity interests of the Subsidiaries listed on Section 6.4(a) of the Company Disclosure Schedules, the Company does not own, directly or indirectly, any equity interests of, or otherwise Control, any Person. Except as set forth in Section 6.4(a) or Section 6.4(b) of the Company Disclosure Schedules, no Target Company is a participant in any joint venture, partnership or similar arrangement. There are no outstanding contractual obligations of a Target Company to provide funds to, or make any loan or capital contribution to any other Person.

(b) Section 6.4(b) of the Company Disclosure Schedules sets forth the corporate structure chart specifying all Investments of the Company, and with respect to each Investment, (a) its jurisdiction of organization, and (b) the record holders of such Investment. Except as set forth in Section 6.4(b) of the Company Disclosure Schedules all of the outstanding equity securities owned, beneficially or of record by the Company of each Investment of the Company are duly authorized and validly issued, fully paid and non-assessable (if applicable), and were offered, sold and delivered in compliance with all applicable securities Laws, and are owned by one or more of the Target Companies free and clear of all Liens (other than those, if any, imposed by such Investment’s Organizational Documents). There are no Contracts to which the Company or any of its Affiliates is a party or bound with respect to the voting (including voting trusts or proxies) of the equity interests of any Investment of the Company other than the Organizational Documents of any such Investment. Except as set forth in Section 6.4(b) of the Company Disclosure Schedules, nothing in any (i) Organizational Document of any of the Investments, (ii) material agreement entered into by any such Investment of which the Company has Knowledge, or (iii) Order or Law binding on such Investment, contains any restrictions on the ability of such Investment to make any distributions or dividends to its equity holders or repay any debt owed to any Target Company.

6.5 Governmental Approvals. Except as otherwise described on Section 6.5 of the Company Disclosure Schedules, no Consent of or with any Governmental Authority on the part of any Target Company is required to be obtained or made in connection with the execution, delivery or performance by the Company of this Agreement or any Ancillary Documents or the consummation by the Company of the Transactions contemplated hereby or thereby other than (a) such filings as expressly contemplated by this Agreement or otherwise in accordance with the Cayman Companies Act, including, without limitation, the filing of the applicable Merger Documents with the Cayman Registrar, (b) any filings required with Nasdaq or the SEC with respect to the Transactions, (c) applicable requirements, if any, of the Securities Act, the Exchange Act, and/ or any state “blue sky” securities Laws, and the rules and regulations thereunder, and (d) those Consents, the failure of which to obtain prior to the Closing, would not individually or in the aggregate reasonably be expected to be material to the Target Companies, taken as a whole, or the ability of the Company to perform its obligations under this Agreement or the Ancillary Documents to which it is or required to be a party or otherwise bound.

6.6 Non-Contravention. None of the Target Companies is in material violation of any term of its Organizational Documents. None of the Target Companies is in violation of any term or provision of any Order to which it is party or by which it is bound which has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Except as otherwise described in Section 6.6 of the Company Disclosure Schedules, the execution and delivery by the Company (or any other Target Company, as applicable) of this Agreement and each Ancillary Document to which any Target Company is or is required to be a party, and the consummation by any Target Company of the Transactions contemplated hereby and thereby and compliance by any Target Company with any of the provisions hereof and thereof, will not (a) conflict with or violate any provision of any Target Company’s Organizational Documents, (b) subject to obtaining the Consents from Governmental Authorities referred to in Section 6.5 hereof, the waiting periods referred to therein having expired, and any condition precedent to such Consent or waiver having been satisfied, conflict with or violate any Law, Order or Consent applicable to any Target Company or any of its properties or assets, or (c) (i) violate, conflict with or result in a breach of, (ii) constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, (iii) result in the termination, withdrawal, suspension, cancellation or modification of, (iv) accelerate the performance required by any Target Company under, (v) result in a right of termination or acceleration under, (vi) give rise to any obligation to make payments or provide compensation under, (vii) result in the creation of any Lien (other than a Permitted Lien) upon any of the properties or assets of any Target Company under, (viii) give rise to any obligation to obtain any third party Consent or provide any notice to any Person or (ix) give any Person the right to declare a default, exercise any remedy, claim a rebate, chargeback, penalty or change in delivery schedule, accelerate the maturity or performance, cancel, terminate or modify any right, benefit, obligation or other term under, any of the terms, conditions or provisions of any Company Material Contract, except in cases of clauses (b) and (c), as would not individually or in the aggregate reasonably be expected to be have a Material Adverse Effect to the Target Companies, taken as a whole, or the ability of the Company to perform its obligations under this Agreement or the Ancillary Documents to which it is or required to be a party.

6.7 Financial Statements.

(a) As used herein, the term “Company Financials” means the audited consolidated financial statements of the Target Companies consisting of the consolidated balance sheets of the Target Companies as of June 30, 2023 (the “Balance Sheet Date”) and June 30, 2022 and the related consolidated income statements, changes in shareholder equity and statements of cash flows for the years then ended. The Company Financials, when delivered pursuant to Section 7.4(b), are true and correct in all material respects and (i) were prepared based upon the books and records of the Target Companies as of the times and for the periods referred to therein, (ii) were prepared in accordance with GAAP, consistently applied throughout and among the periods involved (except that the unaudited statements exclude the footnote disclosures and other presentation items required for GAAP and exclude year-end adjustments which will not be material in amount), and (iii) fairly present in all material respects the consolidated financial position of the Target Companies as of the respective dates thereof and the consolidated results of the operations and cash flows of the Target Companies for the periods indicated, except as otherwise noted therein and subject to recurring adjustments normally made at year-end, including accounting for the Company’s preferred stock, warrants, and share-based awards.

(b) The Company has in place disclosure controls and procedures that are designed to reasonably ensure that material information relating to the Target Companies (including any fraud that involves management or other employees who have a significant role in the internal controls of the Target Companies) is made known to the management of the Company by others within any of the Target Companies and are effective in recording, processing, summarizing and reporting financial data. Each Target Company maintains books and records reflecting its assets and Liabilities and maintains proper and adequate internal accounting controls that are designed to provide reasonable assurance that (i) such Target Company does not maintain any off-the-book accounts and that such Target Company’s assets are used only in accordance with such Target Company’s management directives, (ii) transactions are executed with management’s authorization, (iii) transactions are recorded as necessary to permit preparation of the financial statements of such Target Company and to maintain accountability for such Target Company’s assets, (iv) access to such Target Company’s assets is permitted only in accordance with management’s authorization, and (v) adequate procedures are implemented to effect the collection of accounts, notes and other receivables on a timely basis. All of the financial books and records of the Target Companies are complete and accurate in all material respects and have been maintained in the ordinary course consistent with past practice and in accordance with applicable Laws. No Target Company has been subject to or involved in any material fraud that involves management or other employees who have a significant role in the internal controls over financial reporting of any Target Company. For the past four (4) years, no Target Company or its Representatives has received any written complaint, allegation, assertion or claim regarding the accounting or auditing practices, procedures, methodologies or methods of any Target Company or its internal accounting controls, including any material written complaint, allegation, assertion or claim that any Target Company has engaged in questionable accounting or auditing practices.

(c) Except as and to the extent set forth in the Company Financials, the Target Companies do not have any Indebtedness of a nature (whether accrued, absolute, contingent or otherwise) required to be reflected on a balance sheet prepared in accordance with GAAP, except for: (i) liabilities that were incurred in the ordinary course of business of the Target Companies and each Target Company, as applicable, since the Interim Balance Sheet Date, (ii) obligations for future performance under any contract to which any Target Company is a party or (iii) such other liabilities and obligations which would not, individually or in the aggregate, be material and adverse to the Target Companies taken as a whole. Except as disclosed on Section 6.7(c) of the Company Disclosure Schedules, no Indebtedness of any Target Company contains any restriction upon (i) the prepayment of any of such Indebtedness, (ii) the incurrence of Indebtedness by any Target Company, or (iii) the ability of the Target Companies to grant any Lien on their respective properties or assets.

(d) Except as set forth in the Company Financials, no Target Company is subject to any Liabilities or obligations (whether or not required to be reflected on a balance sheet prepared in accordance with GAAP), including any off-balance sheet obligations or any “variable interest entities” (within the meaning Accounting Standards Codification 810), except for those that are either (i) adequately reflected or reserved on or provided for in the consolidated balance sheet of the Company and its Subsidiaries as of the Balance Sheet Date contained in the Company Financials or (ii) not material and that were incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice (other than Liabilities for breach of any Contract or violation of any Law).

(e) All financial projections with respect to the Target Companies are prepared in good faith, subject to assumptions specified therein.

6.8 Absence of Certain Changes. Except as set forth on Section 6.8 of the Company Disclosure Schedules or for actions expressly contemplated by this Agreement, since the Balance Sheet Date, each Target Company: (a) has conducted its business in all material respects in the ordinary course of business consistent with past practice, (b) has not been subject to a Material Adverse Effect, (c) has not sold, assigned or otherwise transferred any right, title or interest in or to any of their respective assets (including ownership in Intellectual Property and IT Systems) valued in excess of $250,000 individually or $500,000 in the aggregate to any Person other than any of the other Target Companies and other than non-exclusive licenses in the ordinary course of its business, and (d) has not taken any action or committed or agreed to take any action that, if taken after the date of this Agreement, would constitute a material breach of any of the covenants set forth in Section 7.2.

6.9 Compliance with Laws.

(a) Except as set forth on Section 6.9 of the Company Disclosure Schedules, no Target Company is or has been in material conflict or non-compliance with, or in material default or violation of, nor has any Target Company received, for the past four (4) years, any written or, to the Knowledge of the Company, oral notice of any material conflict or non-compliance with, or material default or violation of, any applicable Laws in all material respects by which it is or any of its properties, assets, employee, businesses or operations are or were bound or affected, except, in each case, for any such conflicts, non-compliance, defaults, breaches or violations that would not have or would not reasonably be expected to have a Material Adverse Effect to the Target Company taken as a whole.

(b) In connection with its collection, storage, use, processing and/or disclosure of any information that constitutes “personal information,” “personal data” or “personally identifiable information” as defined in applicable Laws (collectively “Personal Information”) by or on behalf of any Target Company, the Target Companies are and have been in material compliance with (i) all applicable Laws (including, without limitation, Laws relating to privacy, personal data protection, use of data, data security, telephone and text message communications, and marketing by email or other channels) in all relevant jurisdictions, (ii) the Target Companies’ published privacy policies regarding their privacy or data security practices, and (iii) the requirements of any contracts, codes of conduct or industry standards by which any Target Company is legally bound and which concerns the processing of Personal Information, except, in each case as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. The Target Companies maintain and have maintained commercially reasonable physical, technical, organizational and administrative security measures and policies designed to protect all Personal Information owned, stored, used, processed, maintained or controlled by the Target Companies from and against any material instances of unlawful, accidental or unauthorized access, destruction, loss, use, modification and/or disclosure. The Target Companies are and have been in compliance in all material respects with all applicable Laws and applicable policies of any platform on which any game published by a Target Company is offered or sold relating to data loss, theft and breach of security notification obligations. There have been no occurrence of (x) unlawful, accidental or unauthorized destruction, loss, use, processing, modification or disclosure of or access to Personal Information owned, stored, used, processed, maintained or controlled by or on behalf of the Target Companies which require or required the Target Companies’ to notify Government Authorities, affected individuals or other parties of such occurrence or (y) unauthorized access to or disclosure of the Target Companies’ confidential information or trade secrets. No material Actions are pending or, to the Knowledge of the Company, threatened in writing against the Target Companies relating to the collection, use, dissemination, storage and protection of Personal Information.

6.10 Company Permits. Each Target Company (and its employees who are legally required to be licensed by a Governmental Authority in order to perform his or her duties with respect to his or her employment with any Target Company), holds all Permits necessary to lawfully conduct in all material respects its business as presently conducted, and to own, lease and operate its assets and properties (collectively, the “Company Permits”), except where the failure to have such Company Permits would not reasonably be expected to have a Material Adverse Effect to the Target Companies taken as a whole. The Company has made available to Purchaser true, correct and complete copies of all material Company Permits. All of the Company Permits are in full force and effect, and no suspension or cancellation of any of the Company Permits is pending or, to the Company’s Knowledge, threatened in writing. No Target Company is in violation in any material respect of the terms of any Company Permit except for any such violations that would not have or would not reasonably be expected to have a Material Adverse Effect to the Target Companies, and no Target Company has received any written or, to the Knowledge of the Company, oral notice of any Actions relating to the revocation or modification of any material Company Permit.

6.11 Litigation. Except as described on Section 6.11 of the Company Disclosure Schedules, there is no: (a) Action pending or, to the Company’s Knowledge, currently threatened against any of the Target Companies or their respective assets or properties before any Governmental Authority that (i) question the validity of this Agreement or any Ancillary Document, or the right of the Company to enter into this Agreement or any Ancillary Document, or the right of any of the Target Companies to perform its obligations contemplated by this Agreement or any Ancillary Document, or (ii) if determined adversely to any Target Company, would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or result in any change in the current equity ownership of the Company; (b) Action initiated by any of the Target Companies currently pending or which any of the Target Companies currently intends to initiate, except, it has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect; (c) Action of any nature involving an amount claimed against any Target Company that exceeds RMB1,000,000 which is currently pending or, to the Company’s Knowledge, threatened, to be made for the past five (5) years; or (d) Order now pending or outstanding or that was rendered by a Governmental Authority for the past five (5) years, in either case by or against any Target Company, its business, equity securities or assets. None of the current or former officers, senior management or directors of any Target Company have been charged with, indicted for, arrested for, or convicted of any felony or any crime involving fraud.

6.12 Material Contracts.

(a) Section 6.12(a) of the Company Disclosure Schedules sets forth a true, correct and complete list of, and the Company has made available to Purchaser true, correct and complete copies of each Contract (subject to redactions only to the extent necessary to avoid disclosure of any confidential and proprietary information of the Target Companies) currently in effect to which any Target Company is a party or by which any Target Company, or any of its properties or assets are bound or affected (each Contract required to be set forth on Section 6.12(a) of the Company Disclosure Schedules, a “Company Material Contract”) that:

(i) contains covenants that limit in any material respect the ability of any Target Company (A) to compete in any line of business or with any Person or in any geographic area or to sell, or provide any service or product or solicit any Person, including any non-competition covenants, employee and customer non-solicit covenants, exclusivity restrictions, rights of first refusal or most-favored pricing clauses or (B) to purchase or acquire an interest in any other Person;

(ii) relates to the formation, creation, operation, management or control of any joint venture, profit-sharing, partnership, limited liability company or other similar agreement or arrangement relating to the formation, creation, operation, management or control of any partnership or joint venture;

(iii) involves any exchange traded, over the counter or other swap, cap, floor, collar, futures contract, forward contract, option or other derivative financial instrument or Contract, based on any commodity, security, instrument, asset, rate or index of any kind or nature whatsoever, whether tangible or intangible, including currencies, interest rates, foreign currency and indices other than those entered into in the ordinary course of business of the Target Companies on behalf of a customers or any ordinary course transactions that are settled on a daily basis;

(iv) evidences Indebtedness (whether incurred, assumed, guaranteed or secured by any asset) of any Target Company having an outstanding principal amount in excess of $500,000, other than those incurred in the ordinary course of business of the Target Companies on behalf of a customers or any ordinary course transactions that are settled on a daily basis;

(v) involves the acquisition or disposition, directly or indirectly (by merger or otherwise), of assets with an aggregate value in excess of $500,000 (other than in the ordinary course of business consistent with past practice) or shares or other equity interests of any Target Company or another Person;

(vi) relates to any merger, consolidation or other business combination with any other Person or the acquisition or disposition of any other entity or its business or material assets or the sale of any Target Company, its business or material assets;

(vii) by its terms, individually or with all related Contracts, calls for aggregate payments or receipts by the Target Companies under such Contract or Contracts of at least $3,000,000 per year;

(viii) involves payment by the Target Companies in excess of $3,000,000 and is with any of the top five (5) suppliers of the Target Companies ranked by dollar volume of payment by the Target Companies;

(ix) obligates the Target Companies to provide continuing indemnification or a guarantee of obligations of a third party after the Effective Time in excess of $100,000;

(x) is between any (A) Target Company and (B) any directors, officers or employees of a Target Company (other than employment, consulting service, non-competition and non-solicitation, assignment of Intellectual Property or confidentiality arrangements with employees entered into in the ordinary course of business), including all severance agreements and indemnification agreements, or any Related Person;

(xi) obligates the Target Companies to make any capital commitment or expenditure in excess of $700,000 (including pursuant to any joint venture);

(xii) relates to a settlement of any Action for an amount greater than $500,000 entered into within three (3) years prior to the date of this Agreement or under which any Target Company has outstanding obligations (other than customary confidentiality or non-disparagement obligations);

(xiii) in the Company’s determination will be required to be filed with the Registration Statement under applicable SEC requirements pursuant to Items 601(b)(1), (2), (4), (9) or (10) of Regulation S-K under the Securities Act if the Company was the registrant; or

(xiv) provides another Person (other than another Target Company or any manager, director or officer of any Target Company) with a power of attorney other than in the ordinary course of business.

(b) True, correct and complete copies of the Contracts required to be listed on Section 6.12(a) of the Company Disclosure Schedules, have been delivered to or made available to Purchaser prior to the date of this Agreement, together with all amendments thereto. Except as disclosed in Section 6.12(b) of the Company Disclosure Schedules, with respect to each Company Material Contract: (i) such Company Material Contract is valid and binding and enforceable in all material respects against the Target Company party thereto and, to the Knowledge of the Company, each other party thereto, and is in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions); (ii) the consummation of the Transactions contemplated by this Agreement will not affect the validity or enforceability of any Company Material Contract; (iii) no Target Company is in material breach or default in any material respect, no event has occurred that with the passage of time or giving of notice or both would constitute a material breach or default by any Target Company, or permit termination or acceleration by the other party thereto, under such Company Material Contract; (iv) to the Knowledge of the Company, no other party to such Company Material Contract is in material breach or default in any material respect, and no event has occurred that with the passage of time or giving of notice or both would constitute such a material breach or default by such other party, or permit termination or acceleration by any Target Company, under such Company Material Contract; (v) no Target Company has received written notice of termination by any party to any such Company Material Contract to terminate such Company Material Contract or materially amend the terms thereof, other than modifications in the ordinary course of business that do not adversely affect the Target Companies, taken as a whole, in any material respect; and (vi) no Target Company has waived any material rights under any such Company Material Contract.

6.13 Intellectual Property.

(a) Section 6.13(a) of the Company Disclosure Schedules sets forth: as of the date hereof, (i) all Patents and Patent applications, Trademarks and service mark registrations and applications, copyright registrations and applications and domain name registrations owned by a Target Company (“Company Registered IP”), specifying as to each item, as applicable: (A) the title of the item, (B) the owner of the item, (C) the jurisdictions in which the item is issued or registered or in which an application for issuance or registration has been filed and (D) the issuance, registration or application numbers and dates (if applicable). Section 6.13(a) of the Company Disclosure Schedules sets forth all Intellectual Property licenses, sublicenses and other agreements or permissions that are material to the Target Companies’ main businesses as currently conducted (“Company IP Licenses”) (other than (i) “shrink wrap,” “click wrap,” and “off the shelf” software agreements and other agreements for Software commercially available to the public generally (collectively, “Off-the-Shelf Software”) and (ii) licenses, sublicenses and other agreements or permissions for any Target Company to use Intellectual Property owned by any third party specified in commercial agreements (including supply agreements) entered into in the ordinary course of business of the Target Companies, which are not required to be listed, although such licenses are “Company IP Licenses” as that term is used herein), under which a Target Company is a licensee or otherwise is authorized to use or practice any material Intellectual Property. Each Target Company owns, free and clear of all Liens (other than Permitted Liens) all Company Registered IP, and where applicable, all assignments have been duly recorded with any governmental agencies or other Intellectual Property offices reflecting the correct ownership of such Company Registered IP in the applicable Target Company name(s). Except as set forth on Section 6.13(a) of the Company Disclosure Schedules, all material Company Registered IP is owned exclusively by the applicable Target Company without obligation to pay royalties, licensing fees or other fees, or otherwise account to any third party with respect to such Company Registered IP, except for fees and costs payable to file, apply for, register, patent or maintain Company Registered IP.

(b) Except as set forth on Section 6.13(b) of the Company Disclosure Schedules, to the Knowledge of the Company, each Target Company has a valid and enforceable license to use all material Intellectual Property that is the subject of the Company IP Licenses applicable to such Target Company (except, in each case, as such enforcement may be limited by the Enforceability Exceptions). To the Knowledge of the Company, the Company IP Licenses include all of the licenses, sublicenses and other agreements or permissions for material Intellectual Property necessary to operate the Target Companies as presently conducted. Each Target Company has performed all material obligations imposed on it in the applicable Company IP Licenses, and such Target Company is not in material breach or material default thereunder in any material respect by any Target Company thereunder. Except as set forth on Section 6.13(b) of the Company Disclosure Schedules, to the Knowledge of the Company, all registrations for material Copyrights, Patents, Trademarks and domain names that are owned by any Target Company are valid and in force, with all applicable maintenance and renewal fees having been paid.

(c) No Action is pending, and, to the Company’s Knowledge, no Action is threatened against a Target Company that challenges the validity, enforceability, ownership, or right to use, sell, license or sublicense any material Intellectual Property currently owned, licensed, used or held for use by the Target Companies for the Target Companies’ main businesses as currently conducted, except for (i) any Action relating to applications for Intellectual Property in the ordinary course of ex parte prosecution of such applications, and (ii) the adverse result or conclusion of which would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect on the Target Companies. During the past five (5) years, no Target Company has been a party to any Action or received written notice of a claim related to any infringement, misappropriation, violation, dilution or unauthorized use of the Intellectual Property of any other Person in material respects is or may be occurring or has or may have occurred, as a consequence of the business activities of any Target Company. There are no Orders to which any Target Company is a party, or is otherwise materially affected thereby, that (i) restrict the rights of a Target Company to use, transfer, license or enforce any material Intellectual Property owned by a Target Company, (ii) restrict the conduct of the business of a Target Company in any material respects in order to accommodate a third Person’s Intellectual Property, or (iii) grant any third Person any right with respect to any Intellectual Property owned by a Target Company. To the Knowledge of the Company, no Target Company is currently infringing, or has, in the past five (5) years, infringed, misappropriated or violated any Intellectual Property of any other Person in any material respect as a result of the ownership, use or license of any material Intellectual Property owned by a Target Company, or, to the Knowledge of the Company, in connection with the conduct of the respective businesses of the Target Companies. To the Company’s Knowledge, no third party is infringing upon, is misappropriating or is otherwise violating any Intellectual Property owned by any Target Company and material to the Target Companies’ businesses as currently conducted (“Company IP”) in any material respect.

(d) The Target Companies have taken commercially reasonable efforts to maintain, protect and enforce the Intellectual Property owned or licensed by them. All employees and independent contractors of a Target Company who develop or have developed material Intellectual Property for such Target Company have assigned to the Target Company such material Intellectual Property arising from the services performed for a Target Company by such Persons. To the Knowledge of the Company, no current or former officers, employees or independent contractors of a Target Company have claimed in writing any ownership interest in any material Intellectual Property owned by a Target Company. The Company has made available to Purchaser true and complete copies of templates of written Contracts used by the Target Companies under which employees and independent contractors assigned the material Intellectual Property developed for a Target Company to a Target Company. Each Target Company has taken commercially reasonable security measures designed to protect the secrecy and confidentiality of the material Company IP, and no Target Company is aware of any material breach or violation of any such measures by any Persons.

(e) To the Knowledge of the Company, during the past five (5) years, no Person has obtained unauthorized access in any material respect to third party personal information and data in the possession of a Target Company, nor has there been any other material compromise of the security, confidentiality or integrity of such information or data regarding individuals or their personal information that are protected by applicable data privacy Law. Each Target Company has complied in all material respects with all applicable Laws relating to privacy, personal data protection, and the collection, processing and use of personal information and its own privacy policies and guidelines.

(f) To the Knowledge of the Company, the consummation of any of the Transactions contemplated by this Agreement will not result in the material breach, material modification, cancellation, termination, suspension of, or acceleration of any payments by a Target Company under, or release of source code for software included in Company IP because of (i) any Contract providing for the license granted by a Target Company to a third party for material Intellectual Property owned by a Target Company, or (ii) any Company IP License. Following the Closing, the Company shall be permitted to exercise, directly or indirectly through its Subsidiaries, all of the Target Companies’ material rights under such Contracts or Company IP Licenses to the same or similar extent that the Target Companies would have been able to exercise had the Transactions contemplated by this Agreement not occurred, without the payment of any additional amounts or consideration other than ongoing fees, royalties or payments which the Target Companies would otherwise be required to pay in the absence of such Transactions.

(g) The Company IP is sufficient for the Target Companies to carry on the business in all material respects from and after the Effective Date as presently carried on by the Target Companies, consistent with past practice. After the Effective time, the Target Companies will continue to have the right to use all Company IP Licenses on identical terms and conditions as the Target Companies enjoyed immediately prior to the Closing. The Target Companies have taken all reasonably necessary actions consistent with applicable Laws to maintain and protect each item of Company IP material to the business of the Target Companies, including with respect to the validity and enforceability thereof. None of the Target Companies is a party to or bound by any Contract that materially limits, restricts, or impairs its or their ability to use, sell, transfer, assign, license or convey any of their interests in the Company IP. The Company IP is not subject to joint ownership by any third party.

(h) To the Knowledge of the Company, no funding, facilities, material, information, Intellectual Property or personnel of a university, college, other educational institution or research center or Governmental Authority (each a “Designated Entity”) were used, directly or indirectly, in the development or commercialization, in whole or in part, of any Company IP and no Designated Entity has any right, title or interest (including any usage, license, “march in,” ownership, co-ownership or other rights) in or to any Company IP. Section 6.13(h) of the Company Disclosure Schedules sets forth any subsidy, tax or other incentive made available to the Target Company or provided by any Designated Entity in the development of the Company IP or otherwise in connection with the operation of the respective businesses of the Target Companies.

(i) The Company has established and implemented, and is operating in material compliance with, policies, programs and procedures that are commercially reasonable, consistent with industry practices or companies offering similar services. The Company maintains security controls, consistent with industry practices or companies offering similar services, for all material information technology systems owned by the Target Companies, including computer hardware, software, networks, information technology systems, electronic data processing systems, telecommunications networks, network equipment, interfaces, platforms, peripherals, and data or information contained therein or transmitted thereby, including any outsourced systems and processes (collectively, the “IT Systems”). The Target Companies have used commercially reasonable efforts to protect the confidentiality, integrity and security of the IT Systems used in the operation of their respective businesses and to prevent any unauthorized use, access, interruption or modification of the IT Systems. The IT Systems have not suffered any material failures, breakdowns, continued substandard performance, unauthorized intrusions, or other adverse events affecting any such IT Systems that, in each case, have caused any substantial disruption of or interruption in or to the business operated by the Target Companies and the use of such IT Systems. None of the software owned or licensed by the Target Companies incorporates, is combined with or distributed with, or is subject to any “open source,” “copyleft” community source, shareware, freeware, or other code in a manner that would require a Target Company to (i) disclose and distribute any proprietary source code of a Target Company, (ii) license its software for the purpose of making derivative works, (iii) grant to any Person any rights or immunities under any Intellectual Property owned or used by the Target Companies, or (iv) distribute its software at no or minimal charge or otherwise impose economic limitations on the distribution or commercial exploitation of the software of any of the Target Companies.

6.14 Taxes and Returns. Except as set forth on Section 6.14 of the Company Disclosure Schedules:

(a) Each Target Company has or will have timely filed, or caused to be timely filed, all material Tax Returns required to be filed by it (taking into account all available extensions), which Tax Returns are true, accurate, correct and complete in all material respects, and has paid, collected or withheld, or caused to be paid, collected or withheld, all material Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Company Financials have been established.

(b) There is no current pending or, to the Knowledge of the Company, threatened Action against a Target Company by a Governmental Authority in a jurisdiction where the Target Company does not file Tax Returns that it is or may be subject to taxation by that jurisdiction.

(c) There are no claims, assessments, audits, examinations, investigations or other Actions pending against a Target Company in respect of any material Tax, and no Target Company has been notified in writing of any material proposed Tax claims or assessments against it (other than, in each case, claims or assessments for which adequate reserves in the Company Financials have been established).

(d) There are no Liens with respect to any Taxes upon any Target Company’s assets, other than Permitted Liens.

(e) No Target Company has any outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by a Target Company for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due on any Tax Return outside the ordinary course of business.

(f) No Target Company has any Liability for the Taxes of another Person (other than another Target Company) (i) as a transferee or successor, or (ii) by contract, indemnity or otherwise (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which was not the sharing of Taxes). No Target Company is a party to or bound by any Tax indemnity agreement, Tax sharing agreement or Tax allocation agreement or similar agreement, arrangement or practice (excluding commercial agreements entered into in the ordinary course of business the primary purpose of which was not the sharing of Taxes) with respect to Taxes (including advance pricing agreement, closing agreement or other agreement relating to Taxes with any Governmental Authority) that will be binding on such Target Company with respect to any period following the Closing Date.

(g) No Target Company is or has ever been (A) a U.S. real property holding corporation within the meaning of Section 897(c)(2) of the Code, or (B) a member of any consolidated, combined, unitary or affiliated group of corporations for any Tax purposes other than a group of which the Company is or was the common parent corporation.

(h) No Target Company is treated as a domestic corporation (as such term is defined in Section 7701 of the Code) for U.S. federal income tax purposes.

(i) No Target Company has taken, or agreed to take, any action not contemplated by this Agreement and/or any Ancillary Documents that could reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment. To the Knowledge of the Company, there are no facts or circumstances that could reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment.

6.15 Real Property. Section 6.15 of the Company Disclosure Schedules contains a complete and accurate list of all premises currently leased or subleased by a Target Company for the operation of the business of a Target Company, and of all current leases, lease guarantees, agreements and documents related thereto, including all amendments, terminations and modifications thereof or waivers thereto (collectively, the “Company Real Property Leases”), as well as the current annual rent and term under each Company Real Property Lease. The Company has provided to Purchaser a true and complete copy of each of the Company Real Property Leases. The Company Real Property Leases are valid, binding and enforceable against the Target Company party thereto and, to the Knowledge of the Company, each other party thereto, in accordance with their terms and are in full force and effect (except, in each case, as such enforcement may be limited by the Enforceability Exceptions). To the Knowledge of the Company, no event has occurred which (whether with or without notice, lapse of time or both or the happening or occurrence of any other event) would constitute a material default on the part of a Target Company or any other party under any of the Company Real Property Leases, and no Target Company has received written notice of any such condition, except as would not, individually or in the aggregate, be material to the Target Companies, taken as a whole. No Target Company owns any interest in real property (other than the leasehold interests in the Company Real Property Leases).

6.16 Personal Property. Each item of Personal Property which is currently owned by a Target Company with a book value or fair market value of greater than Fifty Thousand U.S. Dollars ($50,000) is in good operating condition and repair in all material respects (reasonable wear and tear excepted consistent with the age of such items), and are suitable for their intended use in the business of the Target Companies. The operation of each Target Company’s business as it is now conducted is not in any material respect dependent upon the right to use the Personal Property of Persons other than a Target Company, except for such Personal Property that is owned, leased or licensed by, or otherwise contracted to, a Target Company.

6.17 Title to and Sufficiency of Assets. Except as set forth on Section 6.17 of the Company Disclosure Schedules, each Target Company has good and marketable title to, or a valid leasehold interest in or right to use, all of its assets, (except, in each case, as such enforcement may be limited by the Enforceability Exceptions) free and clear of all Liens other than (a) Permitted Liens, (b) the rights of lessors under leasehold interests, (c) Liens specifically identified on the Interim Balance Sheet and (d) Liens set forth on Section 6.17 of the Company Disclosure Schedules, except for where the failure to have such good title or valid leasehold interests would not be material to the Target Companies, taken as a whole. The assets (including Intellectual Property rights and contractual rights) of the Target Companies constitute all of the material assets, rights and properties that are used in the operation of the businesses of the Target Companies as it is now conducted or that are used or held by the Target Companies for use in the operation of the businesses of the Target Companies, and taken together, are adequate and sufficient for the operation of the businesses of the Target Companies as currently conducted.

6.18 Employee Matters.

(a) Except as set forth in Section 6.18(a) of the Company Disclosure Schedules, no Target Company is a party to any collective bargaining agreement or other Contract covering any group of employees, labor organization or other representative of any of the employees of any Target Company and the Company has no Knowledge of any activities or proceedings of any labor union or other party to organize or represent such employees. There has not occurred or, to the Knowledge of the Company, been threatened any strike, slow-down, picketing, work-stoppage, or other similar labor activity with respect to any such employees. Section 6.18(a) of the Company Disclosure Schedules sets forth all unresolved labor controversies (including unresolved grievances and age or other discrimination claims), if any, that are pending or, to the Knowledge of the Company, threatened between any Target Company and Persons employed by or providing services as independent contractors to a Target Company. No current officer or employee of a Target Company has provided any Target Company written notice of his or her plan to terminate his or her employment with any Target Company. Additionally, none of the ten-highest paid employees or officers of a Target Company has, to the Knowledge of the Company, given oral notice of his or her plan to terminate his or her employment with any Target Company.

(b) Except as set forth in Section 6.18(b) of the Company Disclosure Schedules, each Target Company (i) is and has been in compliance in all material respects with all material applicable Laws respecting employment and employment practices, terms and conditions of employment, health and safety and wages and hours, and other Laws relating to discrimination, disability, labor relations, hours of work, payment of wages and overtime wages, pay equity, immigration, workers compensation, working conditions, employee scheduling, occupational safety and health, family and medical leave, and employee terminations, and has not received written or, to the Knowledge of the Company, oral notice that there is any pending Action involving unfair labor practices against a Target Company, (ii) is not liable for any material past due arrears of wages or any material penalty for failure to comply with any of the foregoing, and (iii) is not liable for any material payment to any Governmental Authority with respect to unemployment compensation benefits, social security or other benefits or obligations for employees, independent contractors or consultants (other than routine payments to be made in the ordinary course of business and consistent with past practice). There are no material Actions pending or, to the Knowledge of the Company, threatened against a Target Company brought by or on behalf of any applicant for employment, any current or former employee, any Person alleging to be a current or former employee, or any Governmental Authority, relating to any such Law or regulation, or alleging breach of any express or implied contract of employment, wrongful termination of employment, or alleging any other discriminatory, wrongful or tortious conduct in connection with the employment relationship.

(c) Section 6.18(c) of the Company Disclosure Schedules hereto sets forth a complete and accurate list as of the date hereof of all employees which hold the position of director or above of the Target Companies showing for each as of such date the employee’s name, job title or description, and department, and the jurisdiction in which they are employed. Except as set forth on Section 6.18(c) of the Company Disclosure Schedules, (A) no employee is a party to a written employment Contract with a Target Company, and (B) the Target Companies have paid in full to all their employees all wages, salaries, commission, bonuses and other compensation due to their employees, including overtime compensation, and no Target Company has any obligation or Liability (whether or not contingent) with respect to severance payments to any such employees under the terms of any written or, to the Company’s Knowledge, oral agreement, or commitment or any applicable Law, custom, trade or practice. Except as set forth on Section 6.18(c) of the Company Disclosure Schedules, each Target Company employee has entered into the Company’s standard form of employee confidentiality, inventions assignment, non-solicit and non-competition agreement with a Target Company (whether pursuant to a separate agreement or incorporated as part of such employee’s overall employment agreement), a copy of template of which has been made available to Purchaser by the Company.

(d) Section 6.18(d) of the Company Disclosure Schedules contains a list of all independent contractors (including consultants) currently engaged by any Target Company and its agreement relating to their engagement. Except as set forth on Section 6.18(d) of the Company Disclosure Schedules, all of such independent contractors are a party to a written Contract with a Target Company. Except as set forth on Section 6.18(d) of the Company Disclosure Schedules, each such independent contractor has entered into the Company’s standard form of independent contractor confidentiality, non-solicit and non-competition agreement, and assignment of inventions and copyrights in such Person’s agreement with a Target Company (whether pursuant to a separate agreement or incorporated as part of such employee’s overall employment agreement), a copy of template of which has been made available to Purchaser by the Company. For the purposes of applicable Law, including the Code, all independent contractors who are currently, or within the last six (6) years have been, engaged by a Target Company are bona fide independent contractors and not employees of a Target Company. Except as set forth on Section 6.18(d) of the Company Disclosure Schedules, each independent contractor is terminable on fewer than thirty (30) days’ notice, without any obligation of any Target Company to pay severance or a termination fee. For the purpose of this section, “independent contracts” means the individuals who are currently engaged by any Target Company to provide services and who are not full-time employees of any Target Company.

(e) To the Company’s Knowledge, no officer, management employee, or any group of management employees, intends to terminate their employment with any of the Target Companies, nor does any of the Target Companies have a present intention to terminate the employment of any of the foregoing. Each officer and management employee of each of the Target Companies is currently providing full-time services to the conduct of the business of each of the Target Companies. No director, officer or management employee is currently working for a competitive enterprise or any Governmental Authority.

(f) Except as set forth in Section 6.18(f) of the Company Disclosure Schedules of the Company Disclosure Schedules, no officer of any of the Target Companies is entitled to any material compensation upon termination of employment, except as required by Law applicable to the jurisdiction in which such officer or employee is employed.

(g) There are no material claims, disputes, grievances, or controversies pending or, to the Knowledge of the Company, threatened involving any employee or group of employees. To the Knowledge of the Company there are no material charges, investigations, administrative proceedings or formal complaints of (i) discrimination or retaliation (including discrimination, harassment or retaliation based upon sex, age, marital status, race, national origin, sexual orientation, disability or veteran status), (ii) unfair labor practices, (iii) violations of health and safety Laws, (iv) workplace injuries or (v) whistleblower retaliation against the Company, in each case that (y) pertain to any current or former employee and (z) have been threatened in writing by such employee or are pending before the Equal Employment Opportunity Commission, the National Labor Relations Board, the U.S. Department of Labor, the U.S. Occupational Health and Safety Administration, the Workers Compensation Appeals Board, or any other Governmental Authority.

(h) Each of the individuals that have been nominated to serve on the Company’s board of directors immediately following the Closing as independent directors satisfy in all respects the independence requirements as set forth in the rules of the Nasdaq Stock Market and pursuant to Rule 10A-3 under the Exchange Act. None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company, any beneficial owner of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity (each, an “Issuer Covered Person” and, together, “Issuer Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”). The Company has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event.

6.19 Benefit Plans.

(a) Set forth on Section 6.19(a) of the Company Disclosure Schedules is a true and complete list of each Foreign Plan of a Target Company (each, a “Company Benefit Plan”). No Target Company has within the past ten (10) years maintained or contributed to (or had an obligation to contribute to) any Benefit Plan, whether or not subject to ERISA, which is not a Foreign Plan.

(b) With respect to each material Company Benefit Plan which covers any current or former officer, director, individual consultant or employee (or beneficiary thereof) of a Target Company, the Company has made available to Purchaser accurate and complete copies, if applicable, of: (i) the current plan documents and related trust agreements or annuity Contracts (including any amendments, modifications or supplements thereto), and written descriptions of any material Company Benefit Plans which are not in writing; (ii) the most recent actuarial valuation; and (iii) all material communications in the past five (5) years with any Governmental Authority concerning any matter that is still pending or for which a Target Company has any outstanding material Liability.

(c) Except as set forth on Section 6.19(c) of the Company Disclosure Schedules, with respect to each Company Benefit Plan: (i) such Company Benefit Plan has been administered and enforced in all material respects in accordance with its terms and the requirements of all applicable Laws, and has been maintained, where required, in good standing in all material respects with applicable regulatory authorities and Governmental Authorities; (ii) no breach of fiduciary duty that would result in material Liability to any Target Company has occurred; (iii) no Action that would result in a material Liability to any Target Company is pending, or to the Company’s Knowledge, threatened (other than routine claims for benefits arising in the ordinary course of administration); (iv) all contributions, premiums and other payments (including any special contribution, interest or penalty) required to be made with respect to a Company Benefit have been timely made; (v) all benefits accrued under any unfunded Company Benefit Plan have been timely made, and (vi) no Company Benefit Plan provides for retroactive increases in contributions, premiums or other payments in relation thereto. No Target Company has incurred any material obligation in connection with the termination of, or withdrawal from, any Company Benefit Plan. The Target Companies are, and have since their respective incorporation been, in compliance in all material respects with all applicable Laws regarding the China Social Benefits.

(d) To the extent applicable, the present value of the accrued benefit liabilities (whether or not vested) under each Company Benefit Plan, determined as of the end of the Company’s most recently ended fiscal year on the basis of reasonable actuarial assumptions, did not materially exceed the current value of the assets of such Company Benefit Plan allocable to such benefit liabilities.

(e) The consummation of the Transactions contemplated by this Agreement and the Ancillary Documents will not: (i) entitle any individual to severance pay, unemployment compensation or other benefits or compensation under any Company Benefit Plan or under any applicable Law; or (ii) accelerate the time of payment or vesting, or increase the amount of any compensation due, or in respect of, any director, employee or independent contractor of a Target Company.

(f) Except to the extent required by applicable Law, no Target Company provides health, life insurance or welfare benefits to any former or retired employee or is obligated to provide such benefits to any active employee following such employee’s retirement or other termination of employment or service.

6.20 Environmental Matters. Except as set forth in Section 6.20 of the Company Disclosure Schedules:

(a) Each Target Company is and has been in compliance in all material respects with all applicable Environmental Laws, including obtaining, maintaining in good standing, and complying in all material respects with all material Permits required for its business and operations by Environmental Laws (“Environmental Permits”), no Action is pending or, to the Company’s Knowledge threatened to revoke, modify in any material respect, or terminate any such Environmental Permit.

(b) No Target Company is the subject of any outstanding Order or Contract with any Governmental Authority in respect of any (i) Environmental Laws, (ii) Remedial Action, or (iii) Release or threatened Release of a Hazardous Material in each case that would reasonably be expected to give rise to any material Liability. No Target Company has assumed, contractually or by operation of Law, any outstanding material Liabilities or obligations under any Environmental Laws.

(c) No Action is pending, or to the Company’s Knowledge, threatened against any Target Company or any assets of a Target Company alleging either or both that a Target Company may be in material violation of any Environmental Law or Environmental Permit or may have any material Liability under any Environmental Law.

(d) No Target Company has manufactured, treated, stored, disposed of, arranged for or permitted the disposal of, generated, handled or Released any Hazardous Material, or owned or operated any property or facility, in a manner that has given or would reasonably be expected to give rise to any material Liability or obligation under applicable Environmental Laws.

(e) To the Knowledge of the Company, there is no investigation by any Governmental Authority of the business, operations, or currently owned, operated, or leased property of a Target Company pending or threatened in writing that could reasonably be expected to result in a Target Company incurring material Environmental Liabilities.

6.21 Transactions with Related Persons. Except (i) as set forth on Section 6.21 of the Company Disclosure Schedules, (ii) any Company Benefit Plan or any stock option or other equity incentive plans as set forth on Section 6.3(b) of the Company Disclosure Schedules, (iii) the employment relationships and the payment of compensation, benefits and expense reimbursements and (iv) advances in the ordinary course of business, no Target Company nor any officer, director, manager, employee of a Target Company or any of its Affiliates, nor any immediate family member of any of the foregoing (each of the foregoing, a “Related Person”) is presently, or in the past two (2) years, has been, a party to any transaction with a Target Company, including any Contract (a) providing for the furnishing of services by (other than as officers, directors or employees of the Target Company), (b) providing for the rental of real property or Personal Property from or (c) otherwise requiring payments to or from (other than for services or expenses as directors, officers or employees of the Target Company in the ordinary course of business consistent with past practice) any Related Person or any Person in which any Related Person has a position as an officer or director, trustee or partner or in which any Related Person has any direct or indirect ownership interest (other than the ownership of securities representing no more than three percent (3%) of the outstanding voting power or economic interest of a publicly traded company) in each case, other than any Ancillary Document. Except as set forth on Section 6.21 of the Company Disclosure Schedules, or as contemplated by or provided for in any Ancillary Document, no Target Company has any outstanding Contract or other arrangement or commitment with any Related Person, and no Related Person owns any real property or Personal Property, or right, tangible or intangible (including Intellectual Property) which is used in the business of any Target Company. The assets of the Target Companies do not include any material receivable or other material obligation from a Related Person, and the liabilities of the Target Companies do not include any material payable or other material obligation or material commitment to any Related Person.

6.22 Insurance.

(a) Section 6.22(a) of the Company Disclosure Schedules lists all insurance policies (by policy number, insurer, coverage period, coverage amount, annual premium and type of policy) held by a Target Company relating to a Target Company or its business, properties, assets, directors, officers and employees, copies of which have been provided to Purchaser. All premiums due and payable under all such insurance policies have been timely paid and the Target Companies are otherwise in material compliance with the terms of such insurance policies. To the Knowledge of the Company, except as would not be expected to result in a Material Adverse Effect on the Target Companies taken as a whole, each such insurance policy (i) is legal, valid, binding, enforceable and in full force and effect and (ii) will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the Closing. No Target Company has any self-insurance or co-insurance programs. For the past two (2) years, no Target Company has received any notice from, or on behalf of, any insurance carrier relating to or involving any adverse change or any change other than in the ordinary course of business, in the conditions of insurance, any refusal to issue an insurance policy or non-renewal of a policy.

(b) Section 6.22(b) of the Company Disclosure Schedules identifies each individual insurance claim in excess of $50,000 made by a Target Company for the past two (2) years. Each Target Company has reported to its insurers all claims and pending circumstances that would reasonably be expected to result in a claim, except where such failure to report such a claim would not be reasonably likely to be material to the Target Companies, taken as a whole. To the Knowledge of the Company, no event has occurred, and no condition or circumstance exists, that would reasonably be expected to (with or without notice or lapse of time) give rise to or serve as a basis for the denial of any such insurance claim. No Target Company has made any claim against an insurance policy as to which the insurer is denying coverage.

6.23 Top Vendors. Section 6.23 of the Company Disclosure Schedules lists, by dollar volume paid for each of and the ten (10) largest suppliers of goods or services to the Target Companies (the “Top Vendors”), along with the amounts of such dollar volumes and includes a description of the goods or services provide by such Top Vendor. To the Knowledge of the Company, the relationships of each Target Company with Top Vendors are good commercial working relationships and (i) no Top Vendor within the last twelve (12) months has cancelled or otherwise terminated, or, has given the Company’s written notice to cancel or otherwise terminate, any material relationships of such Person with a Target Company, (ii) no Top Vendor has during the last twelve (12) months decreased materially or, to the Company’s Knowledge, threatened in writing to stop, decrease or limit materially, or modify materially its material relationships with a Target Company or stop, decrease or limit materially its products or services to any Target Company or its usage or purchase of the products or services of any Target Company, (iii) to the Company’s Knowledge, no Top Vendor intends to refuse to pay any material amount due to any Target Company or seek to exercise any remedy against any Target Company, and (iv) except as set forth in Section 6.23 of the Company Disclosure Schedules, no Target Company has within the past two (2) years been engaged in any material dispute with any Top Vendor.

6.24 Certain Business Practices.

(a) Since its formation no Target Company, nor, to the Knowledge of the Company any of their respective Representatives acting on their behalf has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees, to foreign or domestic political parties or campaigns or violated any provision of the U.S. Foreign Corrupt Practices Act of 1977 or other foreign anti-corruption or bribery Law or (iii) made any other unlawful payment. Since its formation no Target Company, nor, to the Knowledge of the Company, any of their respective Representatives acting on their behalf has directly or knowingly indirectly, given or agreed to give any unlawful gift or similar benefit in any material amount to any customer, supplier, governmental employee or other Person who is or may be in a position to help or hinder any Target Company or assist any Target Company in connection with any actual or proposed transaction.

(b) Since its formation the operations of each Target Company are and have been conducted at all times in compliance in all material respects with anti-money laundering statutes in all applicable jurisdictions that govern the operations of the Target Company, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Authority that have jurisdiction over the Target Companies, and no Action involving a Target Company with respect to the any of the foregoing is pending or, to the Knowledge of the Company, threatened.

(c) No Target Company or, to the Knowledge of the Company, any of their respective directors, officers acting on behalf of a Target Company, is currently (i) identified on the specially designated nationals or other blocked person list or otherwise currently subject to any U.S. sanctions administered by OFAC, the U.S. Department of State, or other applicable Governmental Authority; (ii) incorporated, organized, resident, or located in, or a national of a comprehensively sanctioned country (currently, the Balkans, Belarus, Burma, Cote D’Ivoire (Ivory Coast), Cuba, Democratic Republic of Congo, Iran, Iraq, Liberia, North Korea, Sudan, Syria, and Zimbabwe); or (iii) in the aggregate, fifty (50) percent or greater owned, directly or indirectly, or otherwise Controlled, by a person identified in (i) or (ii); and no Target Company has, directly or, knowingly, indirectly, used any funds, or loaned, contributed or otherwise made available such funds to any Subsidiary, joint venture partner or other Person, in connection with any sales or operations in Cuba, Iran, Syria, or any other country comprehensively sanctioned by OFAC (currently, the Balkans, Belarus, Burma, Cote D’Ivoire (Ivory Coast), Cuba, Democratic Republic of Congo, Iran, Iraq, Liberia, North Korea, Sudan, Syria, and Zimbabwe) or for the purpose of financing the activities of any Person currently subject to, or otherwise in violation of, any U.S. sanctions administered by OFAC or the U.S. Department of State in the last five (5) fiscal years.

6.25 Investment Company Act. No Target Company is an “investment company” or a Person directly or indirectly “controlled” by or acting on behalf of an “investment company,” in each case within the meaning of the Investment Company Act.

6.26 Finders and Brokers. Except as set forth in Section 6.26 of the Company Disclosure Schedules, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission from Purchaser, Pubco, the Target Companies or any of their respective Affiliates in connection with the Transactions contemplated hereby based upon arrangements made by or on behalf of any Target Company.

6.27 Books and Records. The minute books of each of the Target Companies contain complete and accurate records in all material respects of all meetings and other corporate actions of each of the Company Shareholders, the board of directors or similar governing body of the Company (the “Company Board”) or the Subsidiaries’ shareholders or board of directors (or similar governing body) and all committees, if any, appointed by the Company Board or the Subsidiaries’ board of directors (or similar governing body), as applicable. The registers of members of each of the Target Companies are complete and reflect all issuances, transfers, repurchases and cancellations of shares of capital stock of each of the Target Companies.

6.28 Takeover Statutes and Charter Provisions. The Company Board has made commercially reasonable efforts to cause that the restrictions on a “business combination” contained under any Laws that would otherwise be applicable to the Company and that are in effect as of the date of this Agreement are inapplicable to this Agreement and the other Transactions, and no such restrictions have heretofore been applicable to any acquisition, disposition, recapitalization or restructuring of the Company or its business or any of the Target Companies. As of the date of this Agreement, no “fair price,” “moratorium,” “control share acquisition” or other antitakeover statute or similar Law applies with respect to any of the Target Companies in connection with this Agreement or the Transactions, and no such restriction have heretofore been applicable to any acquisition, disposition, recapitalization or restructuring of the Company or its business or any of the Target Companies. As of the date of this Agreement, there is no stockholder rights plan, “poison pill” or similar antitakeover agreement or plan in effect to which any of the Target Companies is subject, party or otherwise bound.

6.29 Powers of Attorney. Except as set forth on Section 6.29 of the Company Disclosure Schedules, the Company and the Target Companies do not have any general or special powers of attorney outstanding (whether as grantor or grantee thereof) or any obligation or liability (whether actual, accrued, accruing, contingent, or otherwise) as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation of any Person.

6.30 Information Supplied. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference: (a) in any report on Form 6-K or Form 8-K, and any exhibits thereto or any other report, form, registration or other filing made with any Governmental Authority (including the SEC) with respect to the Transactions contemplated by this Agreement or any Ancillary Documents; (b) in the Registration Statement; or (c) in the mailings or other distributions to Purchaser’s shareholders and/or prospective investors with respect to the consummation of the Transactions contemplated by this Agreement or in any amendment to any of documents identified in (a) through (c), will, when filed, made available, mailed or distributed, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. None of the information supplied or to be supplied by the Company expressly for inclusion or incorporation by reference in any of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing will, when filed or distributed, as applicable, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. Notwithstanding the foregoing, the Company makes no representation, warranty or covenant with respect to any information supplied by or on behalf of the Company or its Affiliates.

6.31 Board Approval. The Company Board (including any required committee or subgroup of such board) has, as of the date of this Agreement, unanimously (a) declared the advisability of the Transactions contemplated by this Agreement, (b) determined that the Transactions contemplated hereby are in the best interests of the Company Shareholders, and (c) subject to the effectiveness of the Registration Statement and receipt of the Regulatory Approvals, recommended that the Company Shareholders approve, authorize and adopt this Agreement, the Mergers and the other Transactions and execute the Company Written Consent or vote in favor of the Company Special Resolution.

6.32 Independent Investigation. The Company has conducted its own independent investigation, review and analysis of the business, results of operations, condition (financial or otherwise) or assets of Purchaser, Pubco, First Merger Sub and Second Merger Sub and acknowledges that it has been provided adequate access to the personnel, properties, assets, premises, books and records, and other documents and data of Purchaser, Pubco, First Merger Sub and Second Merger Sub for such purpose. The Company acknowledges and agrees that: (a) in making its decision to enter into this Agreement and to consummate the Transactions contemplated hereby, it has relied solely upon its own investigation and the express representations and warranties of Purchaser, Pubco, First Merger Sub and Second Merger Sub set forth in this Agreement (including the related portions of the Purchaser Disclosure Schedules) and in any certificate delivered to the Company pursuant hereto, and the information provided by or on behalf of Purchaser, Pubco, First Merger Sub or Second Merger Sub for the Registration Statement; and (b) none of Purchaser, Pubco, First Merger Sub or Second Merger Sub or their respective Representatives have made any representation or warranty as to Purchaser, Pubco, First Merger Sub or Second Merger Sub or this Agreement, except as expressly set forth in this Agreement (including the related portions of the Purchaser Disclosure Schedules) or in any certificate delivered to Company pursuant hereto. The Company acknowledges that the Company and its Representatives have been provided with full and complete access to the Representatives, books and records of Purchaser and other information that they have requested in connection with their investigation of Purchaser and the Transactions. Except as provided in Article IV, the Company is not relying on any representation or warranty, oral or written, express or implied, whatsoever as to the condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of Purchase, the prospects (financial or otherwise) or the viability or likelihood of success of the business of Purchaser as conducted after the Closing, as contained in any materials provided by Purchaser or any of its Affiliates or any of their respective stockholders, partners, members or Representatives or otherwise.

6.33 Exclusivity of Representations and Warranties. Except as otherwise expressly provided in this Article VI, the Company has not made or does not make any representation or warranty, whether express or implied. Without limiting the generality of the foregoing, except as expressly set forth in this Agreement, the Company has not made and does not make any representation or warranty, whether express or implied, with respect to any projections, forecasts, estimates or budgets made available to Purchaser, its Affiliates or any of their respective Representatives of future revenues, future results of operations (or any component thereof), future cash flows or future financial condition (or any component thereof) of the Company or any other Target Companies (including the reasonableness of the assumptions underlying any of the foregoing), whether or not included in any management presentation or in any other information made available to Purchaser, its Affiliates or any of their respective Representatives or any other Person, and any such representations or warranties are expressly disclaimed.

ARTICLE VII
COVENANTS

7.1 Access and Information.

(a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement in accordance with Section 9.1 or the Closing (the “Interim Period”), subject to Section 7.13, each of the Company, Pubco, First Merger Sub and Second Merger Sub shall give, and shall cause its Representatives to give, Purchaser and its Representatives, at reasonable times during normal business hours and at reasonable intervals and upon reasonable advance notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, books and records, financial and operating data and other similar information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to the Target Companies, Pubco, First Merger Sub and Second Merger Sub as Purchaser or its Representatives may reasonably request regarding the Target Companies, Pubco or Merger Sub and their respective businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects and cause each of the Representatives of the Company, Pubco, First Merger Sub and Second Merger Sub to reasonably cooperate with Purchaser and its Representatives in their investigation; provided, however, that Purchaser and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of the Target Companies, Pubco First Merger Sub or Second Merger Sub.

(b) During the Interim Period, subject to Section 7.13, Purchaser shall give, and shall cause its Representatives to give, the Company, Pubco, First Merger Sub or Second Merger Sub and their respective Representatives, at reasonable times during normal business hours and at reasonable intervals and upon reasonable advance notice, reasonable access to all offices and other facilities and to all employees, properties, Contracts, books and records, financial and operating data and other information (including Tax Returns, internal working papers, client files, client Contracts and director service agreements), of or pertaining to Purchaser, as the Company, Pubco, First Merger Sub and Second Merger Sub or their respective Representatives may reasonably request regarding Purchaser and its businesses, assets, Liabilities, financial condition, prospects, operations, management, employees and other aspects (including unaudited quarterly financial statements, including a consolidated quarterly balance sheet and income statement, a copy of each material report, schedule and other document filed with or received by a Governmental Authority pursuant to the requirements of applicable securities Laws, and independent public accountants’ work papers (subject to the consent or any other conditions required by such accountants, if any)) and cause each of Purchaser’s Representatives to reasonably cooperate with the Company, Pubco, First Merger Sub, and Second Merger Sub and their respective Representatives in their investigation; provided, however, that the Company and its Representatives shall conduct any such activities in such a manner as not to unreasonably interfere with the business or operations of Purchaser.

7.2 Conduct of Business of the Company, Pubco, First Merger Sub and Second Merger Sub.

(a) Unless Purchaser shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated, permitted or required by this Agreement or any Ancillary Document or as set forth on Section 7.2 of the Company Disclosure Schedules, or as required by applicable Law, the Company, Pubco, First Merger Sub and Second Merger Sub shall, and shall cause their respective Subsidiaries to, (i) conduct their respective businesses, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply with all Laws applicable to the Target Companies, Pubco, First Merger Sub and Second Merger Sub and their respective businesses, assets and employees, and (iii) use commercially reasonable measures necessary or appropriate to preserve intact, in all material respects, their respective business organizations, to keep available the services of their respective current officers and key employees, and to preserve the possession, control and condition of their respective material assets, all as consistent with past practice.

(b) Without limiting the generality of Section 7.2(a) and except as contemplated, permitted or required by the terms of this Agreement or any Ancillary Document (including in connection with any PIPE Investment), as set forth on the Company Disclosure Schedules, or as required by applicable Law, during the Interim Period, without the prior written consent of Purchaser (such consent not to be unreasonably withheld, conditioned or delayed), none of the Company, Pubco, First Merger Sub or Second Merger Sub shall, and each shall cause its Subsidiaries to not:

(i) Terminate, amend, or otherwise change, in any respect, its Organizational Documents, except as required by applicable Law;

(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its shares or other equity securities or securities of any class and any other equity-based awards, provided that the increase to share capital of any Target Company in the ordinary course of business shall not require the consent of Purchaser;

(iii) split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities provided that any intra-group transfer of equity interests or securities of the Target Companies shall not require the consent of Purchaser;

(iv) incur, create, assume, prepay or otherwise become liable for any Indebtedness (directly, contingently or otherwise) in excess of $1,000,000 individually or $3,000,000 in the aggregate, make a loan or advance to any third party (other than advancement of expenses to employees or payments to suppliers in the ordinary course of business), or guarantee or endorse any Indebtedness, Liability or obligation of any Person in excess of $1,000,000 individually or $3,000,000 in the aggregate;

(v) increase the wages, salaries or compensation of its executives other than in the ordinary course of business, consistent with past practice, and in any event not in the aggregate by more than five percent (5%), or make or commit to make any bonus payment (whether in cash, property or securities) to any executives, or materially increase other benefits of executives generally, or enter into, establish, materially amend or terminate any Company Benefit Plan with, for or in respect of any current officer, manager, director, in each case other than as required by applicable Law, pursuant to the terms of any Benefit Plans or in the ordinary course of business consistent with past practice;

(vi) make or rescind any material election relating to Taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with IFRS or GAAP;

(vii) transfer or license to any Person or otherwise extend, materially amend or modify, permit to lapse or fail to preserve any material Company Registered IP, Company Licensed IP or other Company IP, or disclose to any Person who has not entered into a confidentiality agreement any Trade Secrets;

(viii) terminate, or waive or assign (except for any such assignment between Target Companies) any material right under, any Company Material Contract or enter into any Contract that would be a Company Material Contract, in any case outside of the ordinary course of business consistent with past practice;

(ix) fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(x) establish any Subsidiary unrelated to the Company’s current business or enter into any new line of business which is not material to the Company’s current business;

(xi) fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage as are currently in effect;

(xii) revalue any of its material assets or make any change in accounting methods, principles or practices, except to the extent required to comply with IFRS or GAAP and after consulting with such party’s outside auditors;

(xiii) waive, release, assign, settle or compromise any claim or Action (including any Action relating to this Agreement or the Transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, the Target Companies, Pubco, First Merger Sub or Second Merger Sub) not in excess of $500,000 (individually or $1,000,000 in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the Company Financials, as applicable;

(xiv) close or materially reduce its activities, at any of its facilities;

(xv) acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, in each case, except for transactions in the ordinary course of business;

(xvi) make any capital expenditures in excess of $500,000 (individually for any project (or set of related projects) or $3,000,000 in the aggregate);

(xvii) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization;

(xviii) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xix) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents or any Governmental Authority (if required) to be obtained in connection with this Agreement;

(xx) acquire any ownership interest in any real property;

(xxi) take, agree to take, or fail to take, any material action that could reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment;

(xxii) authorize or agree to do any of the foregoing actions; or

(xxiii) as of the Closing Date, the aggregate outstanding principal amount of the Company’s Indebtedness shall not exceed $3,000,000.

7.3 Conduct of Business of Purchaser.

(a) Unless the Company and Pubco shall otherwise consent in writing (such consent not to be unreasonably withheld, conditioned or delayed), during the Interim Period, except as expressly contemplated by this Agreement, as set forth on Section 7.3 of the Purchaser Disclosure Schedules, or as required by applicable Law, Purchaser shall, (i) conduct its businesses, in all material respects, in the ordinary course of business consistent with past practice, (ii) comply with all Laws applicable to Purchaser and its businesses, assets and employees, (iii) use commercially reasonable efforts to preserve intact, in all material respects, their respective business organizations, to keep available the services of its managers, directors, officers, employees and consultants, and to preserve the possession, control and condition of its material assets, all as consistent with past practice. Notwithstanding anything to the contrary in this Section 7.3, nothing in this Agreement shall prohibit or restrict Purchaser from extending one or more times, in accordance with the Purchaser Charter and IPO Prospectus, or by amendment to the Purchaser Charter, the deadline by which it must complete its initial Business Combination (each, an “Extension”), and no consent of any other Party shall be required in connection therewith.

(b) Without limiting the generality of Section 7.3(a) and except as contemplated by the terms of this Agreement (including as contemplated by any PIPE Investment) or any Ancillary Document or as set forth on Section 7.3 of the Purchaser Disclosure Schedules, or as required by applicable Law, during the Interim Period, without the prior written consent of the Company and Pubco (such consent not to be unreasonably withheld, conditioned or delayed), Purchaser shall not:

(i) amend, waive or otherwise change, in any respect, its Organizational Documents, the Trust Agreement or the Rights Agreement;

(ii) authorize for issuance, issue, grant, sell, pledge, dispose of or propose to issue, grant, sell, pledge or dispose of any of its equity securities or any options, warrants, commitments, subscriptions or rights of any kind to acquire or sell any of its equity securities, or other securities, including any securities convertible into or exchangeable for any of its equity securities or other security interests of any class and any other equity-based awards, or engage in any hedging transaction with a third Person with respect to such securities;

(iii) split, combine, recapitalize or reclassify any of its shares or other equity interests or issue any other securities in respect thereof or pay or set aside any dividend or other distribution (whether in cash, equity or property or any combination thereof) in respect of its shares or other equity interests, or directly or indirectly redeem, purchase or otherwise acquire or offer to acquire any of its securities;

(iv) incur, create, assume, prepay, repay or otherwise become liable for any Indebtedness, Liability (directly, contingently or otherwise), fees or expenses in excess $1,000,000 in the aggregate, other than the Extension Loans, make a loan or advance to or investment in any third party, or guarantee or endorse any Indebtedness, Liability or obligation of any Person; or use the proceeds from the Extension Loans to pay any amount other than the amount necessary for the Extension related to such Extension Loan;

(v) make or rescind any material election relating to Taxes, settle any material Action relating to Taxes, file any amended Tax Return or claim for refund, or make any material change in its accounting or Tax policies or procedures, in each case except as required by applicable Law or in compliance with GAAP;

(vi) amend, waive or otherwise change the Trust Agreement in any manner adverse to Purchaser;

(vii) terminate, waive or assign any material right under any material agreement to which it is a party;

(viii) fail to maintain its books, accounts and records in all material respects in the ordinary course of business consistent with past practice;

(ix) establish any Subsidiary or enter into any new line of business;

(x) fail to use commercially reasonable efforts to keep in force insurance policies or replacement or revised policies providing insurance coverage with respect to its assets, operations and activities in such amount and scope of coverage as are currently in effect;

(xi) revalue any of its material assets or make any change in accounting methods, principles or practices, except to the extent required to comply with GAAP or IFRS, as applicable, and after consulting Purchaser’s outside auditors;

(xii) waive, release, assign, settle or compromise any claim or Action (including any Action relating to this Agreement or the Transactions contemplated hereby), other than waivers, releases, assignments, settlements or compromises that involve only the payment of monetary damages (and not the imposition of equitable relief on, or the admission of wrongdoing by, Purchaser) not in excess of $100,000 (individually or in the aggregate), or otherwise pay, discharge or satisfy any Actions, Liabilities or obligations, unless such amount has been reserved in the Purchaser Financials;

(xiii) acquire, including by merger, consolidation, acquisition of equity interests or assets, or any other form of business combination, any corporation, partnership, limited liability company, other business organization or any division thereof, or any material amount of assets outside the ordinary course of business;

(xiv) make any capital expenditures for any project (or set of related projects) (excluding for the avoidance of doubt, incurring any Expenses in accordance with the terms of this Agreement);

(xv) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than with respect to the Merger);

(xvi) voluntarily incur any Liability or obligation (whether absolute, accrued, contingent or otherwise) (excluding the incurrence of any Expenses) in excess of $1,000,000 in the aggregate, other than pursuant to the terms of a Contract in existence as of the date of this Agreement, the Extension Loans, or entered into in the ordinary course of business or in accordance with the terms of this Section 7.3 during the Interim Period;

(xvii) sell, lease, license, transfer, exchange or swap, mortgage or otherwise pledge or encumber (including securitizations), or otherwise dispose of any material portion of its properties, assets or rights;

(xviii) enter into any agreement, understanding or arrangement with respect to the voting of its equity securities;

(xix) take any action that would reasonably be expected to significantly delay or impair the obtaining of any Consents of any Governmental Authority to be obtained in connection with this Agreement;

(xx) take, agree to take, or fail to take any action that could reasonably be expected to prevent the Transactions from qualifying for the Intended Tax Treatment; or

(xxi) authorize or agree to do any of the foregoing actions; and,

(xxii) as of the Closing Date, the Purchaser has not incurred total Liabilities (including all Expenses incurred in connection with this Agreement and the Transactions contemplated hereby, excluding, however, any deferred underwriting commissions set forth in Section 4.21 of the Purchaser Disclosure Schedules, Taxes or Liabilities incurred in connection with any Extension Loans) in excess of $1,200,000 in the aggregate.

7.4 Annual and Interim Financial Statements.

(a) During the Interim Period, within one hundred and twenty (120) calendar days following the end of each six (6) months the Company shall deliver to Purchaser an unaudited consolidated income statement and an unaudited consolidated balance sheet of the Target Companies for such six (6) months.

(b) As promptly as practicable after the date of this Agreement, but in no event later than September 30, 2023, the Company shall deliver to Purchaser, audited consolidated financial statements for the fiscal years ended June 30, 2023 and June 30, 2022, which financial statements shall have been audited in accordance with PCAOB auditing standards by a PCAOB qualified auditor, and which shall consist of the consolidated statement of financial position of the Target Companies, and the related consolidated statements of profit or loss, changes in equity and cash flows for the years then ended, including the notes thereto and the report of Audit Alliance LLP.

7.5 Purchaser Public Filings. During the Interim Period, Purchaser will (i) keep current and timely file all of its public filings with the SEC and otherwise comply in all material respects with applicable securities Laws, (ii) use its best efforts prior to the Closing to maintain the listing of the Purchaser Public Units, the Purchaser Ordinary Shares, and the Purchaser Rights on Nasdaq; provided, that the Parties acknowledge and agree that from and after the Closing, the Parties intend to list on Nasdaq only the Pubco Ordinary Shares, and (iii) cooperate with the Company to cause the Pubco Ordinary Shares to be issued in connection with the Mergers to be approved for listing as of the Closing Date on Nasdaq and to do such things as are necessary, proper or advisable which may be requested by Nasdaq in connection with a listing pursued pursuant to this Section 7.5.

7.6 No Solicitation.

(a) For purposes of this Agreement, (i) an “Acquisition Proposal” means any inquiry, proposal or offer, or any indication of interest in potentially making an offer or proposal, from any Person or group at any time relating to an Alternative Transaction, and (ii) an “Alternative Transaction” means any of the following transactions involving the Target Companies, the Acquisition Entities, or Purchaser (other than the Transactions contemplated by this Agreement): (1) any merger, consolidation, share exchange, business combination, amalgamation, recapitalization, consolidation, liquidation or dissolution or other similar transaction, or (2) any sale, lease, exchange, transfer or other disposition of a material portion of the assets of such Person (other than the sale, the lease, transfer or other disposition of assets in the ordinary course of business) or any class or series of the share capital or capital stock or other equity interests of the Target Companies, Purchaser or the Acquisition Entities in a single transaction or series of transactions.

(b) From the date of this Agreement and until the earlier of the Closing or the termination of this Agreement in accordance with its terms (the “No Shop Period”), in order to induce the other Parties to continue to commit to expend management time and financial resources in furtherance of the Transactions contemplated hereby, each Party shall not, and shall cause its Representatives not to, without the prior written consent of the Company and Purchaser, directly or indirectly, (i) solicit, initiate or knowingly facilitate or assist the making, submission or announcement of, or intentionally encourage, any Acquisition Proposal, (ii) furnish any non-public information regarding such Party or its Affiliates or its or their respective businesses, operations, assets, Liabilities, financial condition, prospects or employees to any Person or group (other than a Party to this Agreement or their respective Representatives) in connection with or in response to an Acquisition Proposal, (iii) engage or participate in discussions or negotiations with any Person or group with respect to an Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal, (v) negotiate or enter into any acquisition agreement, merger agreement or similar definitive agreement, or any letter of intent, agreement in principle, or other similar agreement with respect to any Acquisition Proposal, other than confidentiality or similar agreements, (vi) grant any waiver, amendment or release under any confidentiality agreement or applicable anti-takeover Laws relating to an Acquisition Proposal or Alternative Transaction, or (vii) otherwise knowingly facilitate any such inquiries, proposals, discussions, or negotiations or any effort or attempt by any Person to make an Acquisition Proposal or Alternative Transaction. Each of the Company and Purchaser shall, and shall cause its Representatives to, immediately cease any and all existing discussions or negotiations with any person conducted heretofore with respect to any Alternative Transaction or Acquisition Proposal. If the Company or Purchaser or any of their respective Representatives receives any inquiry or proposal with respect to an Alternative Transaction at any time prior to the Closing, then the Company or Purchaser (as applicable) shall promptly (and in no event later than twenty-four (24) hours after the Company or Purchaser (as applicable) becomes aware of such inquiry or proposal) notify such person in writing that the Company or Purchaser (as applicable) is subject to an exclusivity agreement with respect to the sale of the Company that prohibits it from considering such inquiry or proposal.

7.7 No Trading. The Company, Pubco, First Merger Sub and Second Merger Sub each acknowledges and agrees that it is aware, and that each other Target Company has been made aware (and each of their respective Representatives is aware or, upon receipt of any material nonpublic information of Purchaser, will be advised) of the restrictions imposed by U.S. federal securities laws and the rules and regulations of the SEC and Nasdaq promulgated thereunder or otherwise (the “Federal Securities Laws”) and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company. The Company, Pubco, First Merger Sub and Second Merger Sub each hereby agree that, while it is in possession of any material nonpublic information of Purchaser, it shall not purchase or sell any securities of Purchaser, communicate such information to any third party, take any other action with respect to any securities of Purchaser, in each case in violation of the U.S. federal securities laws and the rules and regulations of the SEC and Nasdaq promulgated thereunder or otherwise and other applicable foreign and domestic Laws on a Person possessing material nonpublic information about a publicly traded company, or cause or encourage any third party to do any of the foregoing.

7.8 Notification of Certain Matters. During the Interim Period, each Party shall give prompt notice to the other Parties if such Party: (a) fails to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; (b) receives any notice or other communication in writing from any third party (including any Governmental Authority) alleging (i) that the Consent of such third party is or may be required in connection with the Transactions contemplated by this Agreement or (ii) any material non-compliance with any Law by such Party; (c) receives any notice or other communication from any Governmental Authority in connection with the Transactions contemplated by this Agreement; (d) discovers any fact or circumstance that, or becomes aware of the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would reasonably be expected to cause or result in any of the conditions set forth in Article VIII not being satisfied or the satisfaction of those conditions being materially delayed; or (e) becomes aware of the commencement or threat, in writing, of any material Action with respect to the consummation of the Transactions contemplated by this Agreement against such Party, or any of its properties or assets, or, to the Knowledge of such Party, any officer, director, partner, member or manager, in his, her or its capacity as such, of such Party. No such notice shall constitute an acknowledgement or admission by the Party providing the notice regarding whether or not any of the conditions to the Closing have been satisfied or in determining whether or not any of the representations, warranties or covenants contained in this Agreement have been breached.

7.9 Efforts; Regulatory Approvals.

(a) Subject to the terms and conditions of this Agreement, each Party shall use its commercially reasonable efforts, and shall cooperate fully with the other Parties, to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary, proper or advisable under applicable Laws and regulations to consummate the Transactions contemplated by this Agreement (including the receipt of all applicable Consents of Governmental Authorities) and to comply as promptly as practicable with all requirements of Governmental Authorities applicable to the Transactions contemplated by this Agreement. Each of the Company, Purchaser and the Acquisition Entities shall use their commercially reasonable efforts to cooperate in good faith with any Governmental Authority and to undertake promptly any and all action required to obtain any necessary or advisable regulatory approvals, consents, Actions, nonactions or waivers in order to complete lawfully the Transactions, under the Laws set forth and described on Section 7.9 of their respective Disclosure Schedules (the “Regulatory Approvals”) as soon as practicable (but in any event prior to the Outside Date (as defined below)) and any and all action necessary to consummate the Transactions as contemplated hereby. Each of the Company, Purchaser and the Acquisition Entities shall take such action as may be required to cause the expiration or termination of the waiting, notice or review periods under any applicable Regulatory Approval with respect to the Transactions as promptly as practicable after the execution of this Agreement. Notwithstanding anything to the contrary contained in this Agreement, nothing contained in this Section 7.9 or Section 7.10 shall require or obligate Purchaser, any Target Companies, or any of their respective Affiliates to agree or otherwise be required to, take or forbear from any commercially impracticable action or accept any condition or restriction in order to obtain any Regulatory Approvals.

(b) With respect to each of the Regulatory Approvals and any other requests, inquiries, Actions or other proceedings by or from Governmental Authorities, each of the Company, Purchaser and the Acquisition Entities shall use its commercially reasonable efforts, (i) to the extent required by applicable Law, promptly submit all notifications, reports, and other filings required to be submitted to a Governmental Authority in order to obtain the Regulatory Approvals; (ii) diligently and expeditiously defend and use commercially reasonable efforts to obtain any necessary clearance, approval, consent or Regulatory Approval under any applicable Law prescribed or enforceable by any Governmental Authority for the Transactions and to resolve any objections as may be asserted by any Governmental Authority with respect to the Transactions; and (iii) cooperate with each other in the defense of such matters. To the extent not prohibited by Law, the Company and the Acquisition Entities shall promptly furnish to Purchaser, and Purchaser shall promptly furnish to the Company, copies of any substantive notices or written communications received by such party or any of its Affiliates from any Governmental Authority with respect to the Transactions, and each such party shall permit counsel to the other parties an opportunity to review in advance, and each such party shall consider in good faith the views of such counsel in connection with, any proposed substantive written communications by such party or its Affiliates to any Governmental Authority concerning the Transactions; provided, however, that none of the Company, Purchaser or any of the Acquisition Entities shall enter into any agreement with any Governmental Authority relating to any Regulatory Approval contemplated in this Agreement without the written consent of the other parties.

(c) If any Governmental Authority requires that a hearing or meeting be held in connection with its approval of the Transactions contemplated hereby, whether prior to the Closing or after the Closing, each Party shall arrange for Representatives of such Party to be present for such hearing or meeting. No party to this Agreement shall agree to participate in any meeting, video or telephone conference, or other communications with any Governmental Authority in respect of any filings, investigation or other inquiry unless it consults with the other parties in advance and, to the extent permitted by such Governmental Authority, gives the other parties the opportunity to attend and participate at such meeting, conference or other communications unless it consults with the other Parties in advance, and, to the extent permitted by such Governmental Authority, gives the other Parties the opportunity to attend and participate at such meeting, conference or other communications. If any objections are asserted with respect to the Transactions contemplated by this Agreement under any applicable Law or if any Action is instituted (or threatened to be instituted) by any applicable Governmental Authority or any private Person challenging any of the Transactions contemplated by this Agreement or any Ancillary Document as violative of any applicable Law or which would otherwise prevent, materially impede or materially delay the consummation of the Transactions contemplated hereby or thereby, the Parties shall use their commercially reasonable efforts to resolve any such objections or Actions so as to timely permit consummation of the Transactions contemplated by this Agreement and the Ancillary Documents, including in order to resolve such objections or Actions which, in any case if not resolved, could reasonably be expected to prevent, materially impede or materially delay the consummation of the Transactions contemplated hereby or thereby. In the event any Action is instituted (or threatened to be instituted) by a Governmental Authority or private Person challenging the Transactions contemplated by this Agreement, or any Ancillary Document, the Parties shall, and shall cause their respective Representatives to, reasonably cooperate with each other and use their respective commercially reasonable efforts to contest and resist any such Action and to have vacated, lifted, reversed or overturned any Order, whether temporary, preliminary or permanent, that is in effect and that prohibits, prevents or restricts consummation of the Transactions contemplated by this Agreement or the Ancillary Documents.

(d) Each of the Company, Purchaser and the Acquisition Entities agrees to make all filings, to provide all information reasonably required of such party and to reasonably cooperate with each other, in each case, in connection with the Regulatory Approvals; provided, however, that such party shall not be required to provide information to the extent that (w) any applicable Law requires it or its Affiliates to restrict or prohibit access to such information, (x) in the reasonable judgment of such party, the information is subject to confidentiality obligations to a third party, (y) in the reasonable judgment of such party, the information is commercially sensitive and disclosure of such information would have a material impact on the business, results of operations or financial condition of such party, or (z) disclosure of any such information would reasonably be likely to result in the loss or waiver of the attorney-client, work product or other applicable privilege.

(e) The Company, on the one hand, and Purchaser, on the other, shall each be responsible for and pay one-half of the filing fees payable to the Governmental Authorities in connection with the Transactions, including such filing fees payable by an Acquisition Entity.

7.10 Further Assurance and Support.

(a) (i) The Company shall, and shall cause the other Target Companies and Pubco and each of the First Merger Sub and the Second Merger Sub to, and (ii) Purchaser shall, (a) use reasonable best efforts to obtain all material consents and approvals of third parties that any Target Company or Pubco, First Merger Sub, or Second Merger Sub or Purchaser, as applicable, are required to obtain in order to consummate the Transactions, and (b) take or cause such other action as may be reasonably necessary or as another Party hereto may reasonably request to satisfy the conditions of Article VIII (including, in the case of Purchaser and Pubco, the use of reasonable best efforts to enforce Pubco’s rights under the PIPE Subscription Agreements) or otherwise to comply with this Agreement and to consummate the Transactions as soon as practicable; provided, that, notwithstanding anything contained herein to the contrary, nothing in this Agreement shall require any of the Company, Purchaser, any Target Company, Pubco, First Merger Sub or Second Merger Sub or any of their respective Affiliates to (i) commence or threaten to commence, pursue or defend against any Action (except as required under Section 7.20, and without limiting the express obligations to make regulatory filings under Section 7.9), whether judicial or administrative, (ii) seek to have any stay or other Order vacated or reversed, (iii) propose, negotiate, commit to or effect by consent decree, hold separate order or otherwise, the sale, divestiture, licensing or disposition of any assets or businesses of the Target Companies, (iv) take or commit to take actions that limit the freedom of action of any of the Target Companies or Purchaser with respect to, or the ability to retain, control or operate, or to exert full rights of ownership in respect of, any of the businesses, product lines or assets of the Target Companies or Purchaser or (v) bear any material expense, pay any material fee or grant any financial, legal or other accommodation to any other Person (for the avoidance of doubt, without limiting the express obligations of such parties under the terms of this Agreement and the Ancillary Documents).

(b) With respect to Pubco, during the Interim Period, the Company, Pubco, First Merger Sub and Second Merger Sub shall use commercially reasonable efforts to cause Pubco to maintain its status as a “foreign private issuer” as such term is defined under Exchange Act Rule 3b-4 and through the Closing.

7.11 The Registration Statement.

(a) As promptly as practicable after the date hereof, Purchaser and Pubco shall prepare with the reasonable assistance of the Company, and file with the SEC a registration statement on Form S-4 or F-4 (as amended or supplemented from time to time, and including the Proxy Statement contained therein, the “Registration Statement”) in connection with the registration under the Securities Act of the Pubco Securities to be issued under this Agreement to the shareholders of the Company and Purchaser, which Registration Statement will also contain a proxy statement of Purchaser (as amended, and supplemented from time to time, the “Proxy Statement”) for the purpose of soliciting proxies from Purchaser shareholders for the matters to be acted upon at the Special Shareholder Meeting (as defined below) and providing the Public Shareholders an opportunity in accordance with Purchaser’s Organizational Documents and the IPO Prospectus to have their Purchaser Ordinary Shares redeemed (the “Redemption”) in conjunction with the shareholder vote on the Purchaser Shareholder Approval Matters. The Proxy Statement shall include proxy materials for the purpose of soliciting proxies from Purchaser shareholders to vote, at an extraordinary general meeting of Purchaser shareholders to be called and held for such purpose (the “Special Shareholder Meeting”), in favor of resolutions approving (A) the adoption and approval of this Agreement and the Transactions (including, without limitation, the Second Merger and, to the extent required, the issuance of the Company Merger Consideration), by the holders of Purchaser Ordinary Shares in accordance with Purchaser’s Organizational Documents, the Cayman Companies Act and the rules and regulations of the SEC and Nasdaq, (B) the approval and authorization of the Second Merger Plan of Merger, (C) the adoption and approval of a new equity incentive plan of Pubco (the “Equity Incentive Plan”), which will be substantially in the form set out in Exhibit G attached hereto and which will provide that the total pool of awards under such Equity Incentive Plan will be a number of Pubco Ordinary Shares equal to seven percent (7%) of the aggregate number of Pubco Ordinary Shares issued and outstanding immediately after the Closing and shall include a customary evergreen provision, (D) the appointment of the members of the Post-Closing Pubco Board, in each case in accordance with Section 7.14 hereof, (E) to the extent required by the Federal Securities Laws, the Cayman Companies Act, the adoption of the Amended Pubco Charter, and (F) such other matters as the Company and Purchaser shall hereafter mutually determine to be necessary or appropriate in order to effect the Transactions (the approvals described in foregoing clauses (A) through (F), collectively, the “Purchaser Shareholder Approval Matters”), and (G) the adjournment of the Special Shareholder Meeting, if and as mutually agreed by the Company and Purchaser.

(b) Pubco, Purchaser and the Company each shall use their reasonable best efforts to (i) cause the Proxy Statement and Registration Statement when filed with the SEC to comply in all material respects with all legal requirements applicable thereto, (ii) respond as promptly as reasonably practicable to and resolve all comments received from the SEC concerning the Proxy Statement or the Registration Statement, (iii) cause the Registration Statement to be declared effective under the Securities Act as promptly as practicable, (iv) to keep the Registration Statement effective as long as is necessary to consummate the Mergers, and (v) to satisfy the requirements of the Securities Act, the Exchange Act and other applicable Laws in connection with the Registration Statement, the Special Shareholder Meeting and the Redemption. No filing of, or amendment or supplement to the Proxy Statement or the Registration Statement will be made by Purchaser or Pubco without the approval of the Company (such approval not to be unreasonably withheld, conditioned or delayed). Each of Purchaser and the Company shall promptly furnish all information concerning it as may reasonably be requested by the other Party in connection with such actions and the preparation of the Registration Statement and the Proxy Statement, provided, however, that neither Purchaser nor the Company shall use any such information for any purposes other than those contemplated by this Agreement. All documents that Purchaser, Pubco and the Company is responsible for filing with the SEC in connection with the Transactions contemplated by this Agreement will comply as to form and substance in all material respects with the applicable requirements of the Securities Act and the Exchange Act. Each of the Company, Purchaser and Pubco also agrees to use its commercially reasonable efforts to obtain all necessary state securities Law or “Blue Sky” permits and approvals required to carry out the Transactions.

(c) The Company, each Acquisition Entity and Purchaser shall furnish all information concerning such Party as Purchaser and the Company may reasonably request in connection with such actions and the preparation of the Proxy/Registration Statement. Each of Purchaser and the Company represents to the other Party that the information supplied by it for inclusion in the Registration Statement and the Proxy Statement does not and shall not contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading at (i) the time the Registration Statement is declared effective, (ii) the time the Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to the shareholders of Purchaser, (iii) the time of the Special Shareholder Meeting of Purchaser, and (iv) the Effective Time. If, at any time prior to the Effective Time, any event or circumstance relating to Purchaser (with respect to Purchaser), or relating to the Company, Pubco, First Merger Sub or Second Merger Sub (with respect to the Company), or their respective officers or directors, should be discovered by Purchaser or the Company (as applicable) which should be set forth in an amendment or a supplement to the Registration Statement or the Proxy Statement, Purchaser or the Company (as applicable) shall promptly inform the other. Each Party shall promptly correct any information provided by it for use in the Registration Statement (and other related materials) if and to the extent that such information is determined to have become false or misleading in any material respect or as otherwise required by applicable Laws. Purchaser and Pubco shall amend or supplement the Registration Statement and, subject to Section 7.11(b), Purchaser and Pubco shall file with the SEC and disseminate to Purchaser’s shareholders the Registration Statement, as so amended or supplemented, in each case as and to the extent required by applicable Laws and subject to the terms and conditions of this Agreement and Purchaser’s Organizational Documents.

(d) Purchaser, Pubco and the Company each will advise the other, promptly after they receive notice thereof, of any request by the SEC for amendment of the Proxy Statement or the Registration Statement or comments thereon and responses thereto or requests by the SEC for additional information, and shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed) any response to comments of the SEC with respect to the Proxy Statement. Purchaser and Pubco shall provide the Company with copies of any written comments, and shall inform the Company of any material oral comments, that Purchaser, Pubco or their respective Representatives receive from the SEC or its staff with respect to the Registration Statement, the Special Shareholder Meeting and the Redemption promptly after the receipt of such comments.

(e) Any filing of, or amendment or supplement to, the Registration Statement will be mutually prepared and agreed upon by Purchaser, Pubco and the Company. Pubco and the Company will advise Purchaser, and Purchaser will advise Pubco and the Company, as applicable, promptly after receiving notice thereof, of the time when the Registration Statement has become effective or any supplement or amendment has been filed, of the issuance of any stop order, of the suspension of the qualification of Pubco Ordinary Shares to be issued or issuable in connection with this Agreement for offering or sale in any jurisdiction, and shall provide each other with a reasonable opportunity to provide comments and amendments to any such filing. Purchaser and the Company shall cooperate and mutually agree upon (such agreement not to be unreasonably withheld or delayed) any response to comments of the SEC or its staff with respect to the Registration Statement and any amendments filed in response thereto.

(f) As soon as practicable following the Registration Statement “clearing” comments from the SEC and becoming effective, Purchaser and Pubco shall distribute the Registration Statement to Purchaser’s shareholders and, Purchaser shall call the Special Shareholder Meeting in accordance with Purchaser’s Organizational Documents and the Cayman Companies Act as promptly as practicable thereafter and for a date no later than thirty (30) days following the effectiveness of the Registration Statement for the purpose of voting on the Purchaser Shareholder Approval Matters and obtaining the Required Shareholder Approval (as defined below) (including any adjournment or postponement of such meeting for the purpose of soliciting additional proxies in favor of the adoption of this Agreement), providing Purchaser Shareholders with the opportunity to elect to effect a Redemption and such other matters as may be mutually agreed by Purchaser and the Company. Purchaser will use its reasonable best efforts to (A) solicit from its shareholders proxies in favor of the adoption of this Agreement and the Purchaser Shareholder Approval Matters, including the Required Shareholder Approval and (B) to obtain the vote or consent of its shareholders required by and in compliance with all applicable Law, Nasdaq rules (as applicable) and the Purchaser’s Organizational Documents. Purchaser, acting through its board of directors (or a committee thereof), shall (i) make the Purchaser Recommendation and include such Purchaser Recommendation in the Proxy Statement and (ii) use its commercially reasonable efforts to solicit from its shareholders proxies or votes in favor of the approval of the Purchaser Shareholder Approval Matters, and (iii) take all other action necessary or advisable to secure the approval of the Purchaser Shareholder Approval Matters. If on the date for which the Special Shareholder Meeting is scheduled, Purchaser has not received proxies and votes representing a sufficient number of shares to obtain the Required Shareholder Approval, whether or not a quorum is present, Purchaser may make one or more successive postponements or adjournments of the Special Shareholder Meeting for up to 30 days in the aggregate upon the good faith determination by the board of directors of Purchaser that such postponement or adjournment is necessary to solicit additional proxies and votes to obtain approval of the Purchaser Shareholder Approval Matters or otherwise take actions consistent with Purchaser’s obligations pursuant to Section 7.9, or for such additional periods of time that may be mutually agreed upon between Purchaser and the Company. Purchaser shall use its best efforts to obtain the approval of the Purchaser Shareholder Approval Matters, including by soliciting from its shareholders proxies as promptly as possible in favor of the Purchaser Shareholder Approval Matters, and shall take all other action necessary or advisable to secure the required vote or consent of its shareholders.

(g) Written Consent/Approval of Company Shareholders.

(i) The Company shall seek (a) the irrevocable unanimous written consent of the Company Shareholders including the required consent from the Company Shareholder of Company Preferred Shares under the Company Charter (the “Company Written Consent”), in form and substance reasonably acceptable to Purchaser, or (b) the special resolution passed at a duly convened and quorate meeting of the Company Shareholders (the “Company Special Resolution”), in favor of the approval, authorization and adoption of this Agreement, the Ancillary Documents, the First Merger Plan of Merger, the First Merger and the other Transactions (including as required under the Cayman Companies Act and the Company Organizational Documents) as promptly as reasonably practicable, but in any event within ten (10) Business Days after the Registration Statement becomes effective. The Company will use its reasonable best efforts to solicit the Company Written Consent or the Company Special Resolution from the Company Shareholders, and to take all other action necessary or advisable to obtain the Company Written Consent or the Company Special Resolution and to secure the vote or consent of its shareholders required by and in compliance with all applicable Law, Nasdaq rules and the Company Organizational Documents, as applicable. To the extent practicable, and in any event subject to the Company’s obligations under Law, the Company shall provide Purchaser with (1) reasonable updates to Purchaser regarding the status of and any issues arising with respect to obtaining the Company Written Consent or the Company Special Resolution and (2) the right to review and discuss all material communication sent to Company Shareholders with respect to the Company Written Consent or the Company Special Resolution. The Company shall comply in all material respects with Company Organizational Documents, the applicable provisions of the Cayman Companies Act and this Agreement in the distribution of any solicitation of the Company Written Consent or the Company Special Resolution.

(ii) The Company Board has recommended that the Company Shareholders vote in favor of the Company Special Resolution or execute and deliver the Company Written Consent (the “Company Board Recommendation”) and (b) neither the Company Board nor any committee thereof shall withhold, withdraw, qualify, amend or modify, or publicly propose or resolve to withhold, withdraw, qualify, amend or modify, the Company Board Recommendation. Promptly following the execution of this Agreement, Pubco shall approve and adopt this Agreement, authorize the First Merger Plan of Merger and the Second Merger Plan of Merger, and approve the Transactions, as the sole shareholder of the First Merger Sub and Second Merger Sub.

7.12 Public Announcements.

(a) The Parties agree that, during the Interim Period, no public release, filing or announcement concerning this Agreement or the Ancillary Documents or the Transactions contemplated hereby or thereby shall be issued by any Party or any of their Affiliates without the prior written consent (not be unreasonably withheld, conditioned or delayed) of Purchaser, Pubco and the Company, unless otherwise prohibited by applicable Law or the rules or regulations of Nasdaq, in which case the applicable Party shall use reasonable best efforts to allow the other Parties reasonable time to comment on, and arrange for any required filing with respect to, such release or announcement in advance of such issuance.

(b) As promptly as practicable after the execution of this Agreement (but in any event prior to 9:30 a.m. Eastern Time on the first Business Day following the execution of this Agreement)), the Parties shall mutually agree upon and issue a press release announcing the execution of this Agreement (the “Signing Press Release”) and thereafter Purchaser shall file a current report on Form 8-K (the “Signing Filing”) within four (4) Business Days following the date of execution of this Agreement with the Signing Press Release and a description of this Agreement as required by Federal Securities Laws, which the Company shall have approved prior to filing. The Parties shall mutually agree upon and, as promptly as practicable after the Closing (but in any event within four (4) Business Days thereafter), issue a press release announcing the consummation of the Transactions contemplated by this Agreement (the “Closing Press Release”). Promptly after the issuance of the Closing Press Release, Pubco shall file a current report on Form 8-K (the “Closing Filing”) with the Closing Press Release and a description of the Closing as required by Federal Securities Laws which Purchaser shall review, comment upon and approve (which approval shall not be unreasonably withheld, conditioned or delayed) prior to filing. In connection with the preparation of the Signing Press Release, the Signing Filing, the Closing Filing, the Closing Press Release, or any other report, statement, filing notice or application made by or on behalf of a Party to any Governmental Authority or other third party in connection with the Transactions contemplated hereby, each Party shall, upon request by any other Party, furnish the Parties with all information concerning themselves, their respective directors, officers and equity holders, and such other matters as may be reasonably necessary or advisable in connection with the Transactions contemplated hereby, or any other report, statement, filing, notice or application made by or on behalf of a Party to any third party and/or any Governmental Authority in connection with the Transactions contemplated hereby. Furthermore, nothing contained in this Section 7.12 shall prevent Purchaser or the Company or its respective Affiliates from furnishing customary or other reasonable information concerning the Transactions to their investors and prospective investors that is substantively consistent with public statements previously consented to by the other Party in accordance with this Section 7.12.

7.13 Confidential Information.

(a) The Company, Pubco, First Merger Sub and Second Merger Sub agree that during the Interim Period and, in the event this Agreement is terminated in accordance with Article IX, for a period of two (2) years after such termination, they shall, and shall cause their respective Representatives to: (i) treat and hold in strict confidence any Purchaser Confidential Information that is provided to such Person or its Representatives, and will not use for any purpose (except in connection with the consummation of the Transactions contemplated by this Agreement or the Ancillary Documents, performing their obligations hereunder or thereunder or enforcing their rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Purchaser Confidential Information without Purchaser’s prior written consent; and (ii) in the event that the Company, Pubco, First Merger Sub and Second Merger Sub or any of their respective Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article IX, for a period of two (2) years after such termination, becomes legally compelled to disclose any Purchaser Confidential Information, (A) provide Purchaser to the extent legally permitted with prompt written notice of such requirement so that Purchaser or a Representative thereof may seek, at Purchaser’s sole expense, a protective Order or other remedy or waive compliance with this Section 7.13(a), and (B) in the event that such protective Order or other remedy is not obtained, or Purchaser waives compliance with this Section 7.13(a), furnish only that portion of such Purchaser Confidential Information which is legally required to be provided as advised by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Purchaser Confidential Information. In the event that this Agreement is terminated and the Transactions contemplated hereby are not consummated, the Company, Pubco, First Merger Sub and Second Merger Sub shall, and shall cause their respective Representatives to, promptly deliver to Purchaser or destroy (at Purchaser’s election) any and all copies (in whatever form or medium) of Purchaser Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon. Notwithstanding the foregoing, Pubco and its Representatives shall be permitted to disclose any and all Purchaser Confidential Information to the extent required by the Federal Securities Laws.

(b) Purchaser hereby agrees that during the Interim Period and, in the event that this Agreement is terminated in accordance with Article IX, for a period of two (2) years after such termination, it shall, and shall cause its Representatives to: (i) treat and hold in strict confidence any Company Confidential Information that is provided to such Person or its Representatives, and will not use for any purpose (except in connection with the consummation of the Transactions contemplated by this Agreement or the Ancillary Documents, performing its obligations hereunder or thereunder or enforcing its rights hereunder or thereunder), nor directly or indirectly disclose, distribute, publish, disseminate or otherwise make available to any third party any of the Company Confidential Information without the Company’s prior written consent; and (ii) in the event that Purchaser or any of its Representatives, during the Interim Period or, in the event that this Agreement is terminated in accordance with Article IX, for a period of two (2) years after such termination, becomes legally compelled to disclose any Company Confidential Information, (A) provide the Company to the extent legally permitted with prompt written notice of such requirement so that the Company may seek, at the Company’s sole expense, a protective Order or other remedy or waive compliance with this Section 7.13(b) and (B) in the event that such protective Order or other remedy is not obtained, or the Company waives compliance with this Section 7.13(b), furnish only that portion of such Company Confidential Information which is legally required to be provided as advised by outside counsel and to exercise its commercially reasonable efforts to obtain assurances that confidential treatment will be accorded such Company Confidential Information. In the event that this Agreement is terminated and the Transactions contemplated hereby are not consummated, Purchaser shall, and shall cause its Representatives to, promptly deliver to the Company or destroy (at Purchaser’s election) any and all copies (in whatever form or medium) of Company Confidential Information and destroy all notes, memoranda, summaries, analyses, compilations and other writings related thereto or based thereon. Notwithstanding the foregoing, Purchaser and its Representatives shall be permitted to disclose any and all Company Confidential Information to the extent required by the Federal Securities Laws.

(c) The Company and Purchaser agree that the Confidentiality Agreement entered into by the Company and Purchaser as of June 7, 2023 shall be terminated on the date of this Agreement and be superseded by this Section 7.13 and the terms of this Agreement.

7.14 Post-Closing Board of Directors and Executive Officers.

(a) The Parties shall take all necessary action, including causing the directors of the Pubco to resign, so that effective immediately after the Closing, Pubco’s board of directors (the “Post-Closing Pubco Board”) will consist of seven (7) individuals, which shall include (i) one (1) person that is designated by Purchaser prior to the Closing (the “Purchaser Director”) as an independent director, who shall qualify as an independent director under Nasdaq rules and shall, in accordance with the Amended Pubco Charter, be designated as a class I director and shall initially serve until the first annual general meeting of the Company unless such Purchaser Director is removed or resign in accordance with the Amended Pubco Charter, such term effective from the Closing, and (ii) six (6) persons that are designated by the Company prior to the Closing (the “Company Directors”) of which at least two (2) shall be independent directors, and shall each qualify as an independent director under Nasdaq rules, to the effect that the board composition of Pubco will be compliant with Nasdaq rules. At or prior to the Closing, Pubco will provide each Purchaser Director and Company director with a customary director indemnification agreement, in form and substance reasonably acceptable to such Purchaser Director or Company Director.

(b) The Parties shall take all action necessary, including causing the officers of Pubco prior to the Effective Time to resign, so that the individuals serving as the chief executive officer, chief financial officer, or other executive officer (as defined in Rule 3b-7 promulgated by the SEC under the Exchange Act), respectively, of Pubco immediately after the Closing will be the same individuals (in the same office) as that of the Company immediately prior to the Closing (unless, at its sole discretion, the Company desires to appoint another qualified person to either such role, in which case, such other person identified by the Company shall serve in such role).

7.15 Indemnification of Directors and Officers; Tail Insurance.

(a) The Parties agree that all rights to exculpation, indemnification and advancement of expenses existing in favor of the current or former directors and officers of each Target Company, Pubco, First Merger Sub, Second Merger Sub and Purchaser (the “D&O Indemnified Persons”) as provided in their Organizational Documents or under any indemnification, employment or other similar agreements between any D&O Indemnified Person and the applicable Party or Target Company, in each case as in effect on the date of this Agreement, shall survive the Closing and continue in full force and effect in accordance with their respective terms to the extent permitted by applicable Law. For a period of three (3) years after the Effective Time, Pubco shall cause the Organizational Documents of each Target Company, Pubco, and Purchaser to contain provisions no less favorable with respect to exculpation and indemnification of and advancement of expenses to D&O Indemnified Persons than are set forth as of the date of this Agreement in the Organizational Documents of the applicable Party to the extent permitted by applicable Law. The provisions of this Section 7.15 shall survive the Closing and are intended to be for the benefit of, and shall be enforceable by, each of the D&O Indemnified Persons and their respective heirs and representatives.

(b) The Company shall, or shall cause Pubco to, obtain and fully pay the premium for a “tail” insurance policy (the “D&O Tail Insurance”) that provides coverage for up to a three-year period from the Effective Time, for the benefit of the directors and officers of Pubco, the Surviving Company and Purchaser (the “D&O Indemnified Parties”) that is substantially equivalent to and in any event not less favorable in the aggregate than Purchaser’s existing policy or, if substantially equivalent insurance coverage is unavailable, the best available coverage; provided that in no event shall the Company or Pubco be required to expend for such policies pursuant to this Section 7.15 (b) an annual premium amount in excess of 200% of the amount per annum Purchaser paid in its last full fiscal year. Pubco shall cause such D&O Tail Insurance to be maintained in full force and effect, for its full term, and cause the other parties to honor all obligations thereunder.

7.16 Trust Account Proceeds. Upon satisfaction or waiver of the conditions set forth in Article VIII and provision of notice thereof to the Trustee (which notice Purchaser shall provide to the Trustee in accordance with the terms of the Trust Agreement), (a) in accordance with and pursuant to the Trust Agreement, at the Closing, Purchaser (i) shall cause any documents, and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered and (ii) shall cause the Trustee to, and the Trustee shall thereupon be obligated to pay as and when due all amounts payable to former shareholders of Purchaser pursuant to the Redemptions. The Parties agree that after the Closing, the funds in the Trust Account, after taking into account payments for the Redemption, and any proceeds received by Pubco or Purchaser from any PIPE Investment shall first be used to pay (i) Purchaser’s accrued Expenses, including Purchaser’s deferred Expenses of the IPO, (ii) any loans owed by Purchaser to Sponsor for Expenses (including deferred Expenses), other administrative costs and expenses incurred by or on behalf of Purchaser or Extensions, and (iii) the Company’s unpaid Expenses that are directly related to the Transaction. Any remaining cash will be transferred to a Target Company or Pubco and used for working capital and general corporate purposes.

7.17 PIPE Investment.

(a) Without limiting anything to the contrary contained herein, during the Interim Period, if either of Purchaser or the Company elects to seek a private equity investment in Purchaser or Pubco to purchase shares of Purchaser or Pubco in connection with a private placement, and/or enter into backstop or other alternative financing arrangements with potential investors (a “PIPE Investment”), the other Party shall, and shall cause their respective Representatives to, use their respective commercially reasonable efforts to cooperate with each other and their respective Representatives in connection with such PIPE Investment and cause such PIPE Investment to occur (including having their senior management participate in any investor meetings and roadshows as reasonably requested).

(b) If either of Purchaser or the Company elects to seek a PIPE Investment, Pubco, Company and Purchaser shall deliver to one another true, correct and complete copies of each of the fully executed subscription agreements (the “PIPE Subscription Agreements”) entered into by Pubco and Purchaser with the applicable investors in the PIPE Investment (the “PIPE Investors”) as soon as possible following execution thereof by the PIPE Investors. Other than the PIPE Subscription Agreement, this Agreement and the Ancillary Documents, there shall be no other agreements, side letters, or arrangements between Pubco or any other Party to this Agreement and any PIPE Investor relating to any PIPE Subscription Agreement that could affect the obligation of such PIPE Investor to contribute to Pubco the applicable portion of the PIPE Investment set forth in the PIPE Subscription Agreement of such PIPE Investor. Each of the PIPE Subscription Agreements shall be, as of the Closing, in full force and effect, and none of them shall have been withdrawn, rescinded or terminated or otherwise amended or modified in any respect.

7.18 Tax Matters.

(a) The Parties hereby agree and acknowledge that for U.S. federal income Tax purposes, the Mergers are intended to qualify as an exchange described in Section 351 of the Code (the “Intended Tax Treatment”). Each of Pubco, Purchaser, First Merger Sub, Second Merger Sub, Surviving Company and the Company shall use its respective reasonable best efforts to cause the Transactions to qualify, and agree not to, and not to permit or cause any of their Affiliates or Subsidiaries to, take any action which to its Knowledge could reasonably be expected to prevent or impede the Transactions from qualifying, for the Intended Tax Treatment. Each of the Parties acknowledges and agrees that each is responsible for paying its own Taxes, including any adverse Tax consequences that may result if the Transactions do not qualify under Section 351 of the Code.

(b) This Agreement is intended to constitute, and the parties hereto hereby adopt this Agreement as, a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3(a) for purposes of Sections 354, 361 and 368 of the Code and the Treasury Regulations thereunder. Each of Pubco, Purchaser, First Merger Sub, Second Merger Sub, the Surviving Company, the Surviving Entity, and the Company shall report the Mergers consistently with the Intended Tax Treatment and as reorganizations within the meaning of Section 368(a) of the Code unless otherwise required pursuant to a “determination” within the meaning of Section 1313(a) of the Code, including attaching the statement described in Treasury Regulations Section 1.368-3(a) on or with its Tax Return for the taxable year of the Mergers. In the event the SEC requests or requires tax opinions, each Party shall use reasonable best efforts to execute and deliver customary tax representation letters as the applicable tax advisor may reasonably request in form and substance reasonably satisfactory to such advisor. Neither Pubco nor any of its Subsidiaries shall transfer or distribute any assets or stock of Purchaser or the Surviving Company if such transfer or distribution would not satisfy the requirements of Treasury Regulation Section 1.368-2(k)(1)(i) or (ii). Pubco shall cause Purchaser and the Company not to liquidate for federal income tax purposes following the Transactions for a period of at least two (2) years after the Closing. The covenants contained in this Section 7.18(b), notwithstanding any provision elsewhere in this Agreement, shall survive in full force and effect until two (2) years after the Closing.

(c) In the event that Pubco determines after Closing that Pubco is a “passive foreign investment company” within the meaning of Section 1297 of the Code (“PFIC”) for any taxable year, Pubco shall provide sufficient information to Pubco’s shareholders to make a timely “qualified electing fund” election within the meaning of Section 1295 of the Code with respect to Pubco.

(d) Each of the Parties hereto agrees to promptly notify all other Parties of any challenge to the Intended Tax Treatment by any Governmental Authority. Notwithstanding anything to the contrary herein, if, after the date hereof the Company, in its sole discretion, determines that the Mergers are not reasonably expected to qualify for the Intended Tax Treatment or it may result in extreme inconvenience or undue burden on the part of the Target Companies, the Parties shall use their commercially reasonable best efforts to restructure the Transactions contemplated hereby in a manner that is reasonably expected to cause the Transaction, as revised, to so qualify for a mutually preferred tax treatment.

7.19 Anti-Takeover Matters. The Company shall not adopt any shareholder rights plan, “poison pill” or similar anti-takeover instrument or plan in effect to which any Target Company would be or become subject, party or otherwise bound.

7.20 Securityholder Litigation. The Company and Pubco shall promptly advise Purchaser, and Purchaser shall promptly advise the Company and Pubco, as the case may be, in writing of any Action commenced (or to the Knowledge of the Company or Pubco (as applicable) or the Knowledge of Purchaser, as applicable, threatened) on or after the date of this Agreement against such Party, any of its Subsidiaries or any of its directors by any Company Shareholder or Purchaser Securityholder relating to this Agreement, the Mergers or any of the other Transactions (any such Action, “Securityholder Litigation”), and such Party shall keep the other Party reasonably informed regarding any such Securityholder Litigation. Each of the Parties shall reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Securityholder Litigation. The Company and Pubco shall give Purchaser the opportunity to participate in the defense or settlement of any such Securityholder Litigation brought against the Company or Pubco, any of its Subsidiaries or any of its directors, and no such settlement shall be agreed to without Purchaser’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed). Purchaser shall give the Company the opportunity to participate in the defense or settlement of any such Securityholder Litigation brought against Purchaser or any of its directors, and no such settlement shall be agreed to without the Company’s prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed).

7.21 Shareholder Support Agreement. In the event any Company Shareholder party to the Company Shareholder Support Agreement fails to comply in any material respect with his, her or its obligations under the Company Shareholder Support Agreement in a timely manner, the Company will utilize the proxy granted to it under the Company Shareholder Support Agreement by such Company Shareholder to act for such Company Shareholder in accordance with the terms and conditions of the Company Shareholder Support Agreement, the Cayman Companies Act and other applicable Law.

7.22 Retention of Proxy Solicitation Agent. Purchaser shall use its reasonable efforts to retain a proxy solicitation agent mutually acceptable to the Parties, within ten (10) Business Days of execution of this Agreement to assist the Parties with preparing the Proxy Statement and soliciting Purchaser’s shareholders to obtain the affirmative vote of Purchaser’s shareholders in favor of the Merger, and such other matters as may be determined by the Parties.

7.23 Delisting and Deregistration. The Company, Pubco and Purchaser shall use their respective reasonable best efforts to cause the Purchaser Units, Purchaser Ordinary Shares and Purchaser Rights to be delisted from Nasdaq (or be succeeded by the respective Pubco securities) and to terminate its registration with the SEC pursuant to Sections 12(b), 12(g) and 15(d) of the Exchange Act (or be succeeded by Pubco) as of the Effective Time or as soon as practicable thereafter.

7.24 Employment Agreements. Prior to the Closing, Purchaser, Pubco and the Company shall use their respective reasonable best efforts to cause the individuals set forth on Section 7.24 of the Company Disclosure Schedules (and any other individuals who may be mutually agreed by Purchaser and the Company prior to the Closing) to enter into employment agreements, in each case effective as of the Closing, in form and substance reasonably acceptable to Purchaser and the Company, between each such person and Pubco or a Subsidiary of Pubco, as applicable (collectively, the “Employment Agreements”).

ARTICLE VIII
CLOSING CONDITIONS

8.1 Conditions to Each Party’s Obligations. The obligations of each Party to consummate the Transactions described herein shall be subject to the satisfaction or written waiver (where permissible) by the Company and Purchaser of the following conditions:

(a) Required Purchaser Shareholder Approval. The Purchaser Shareholder Approval Matters that are submitted to the vote of the shareholders of Purchaser at the Shareholder Meeting in accordance with the Proxy Statement shall have been approved by the requisite vote of the shareholders of Purchaser at the Special Shareholder Meeting in accordance with Purchaser’s Organizational Documents, applicable Law and the Proxy Statement (the “Required Shareholder Approval”).

(b) Required Company Shareholder Approval. The Transactions have been approved by the requisite vote of the shareholders of the Company in accordance with Company’s Organizational Documents, the Cayman Companies Act, and other applicable Law.

(c) Required Shareholder Approval of the Acquisition Entities. This Agreement, the Ancillary Documents and the Transactions have been approved by the requisite vote of the board of directors and shareholders of each of the Acquisition Entities in accordance with each of their respective Organizational Documents and applicable Law.

(d) Requisite Regulatory Approvals. All material Consents required to be obtained from or made with any Governmental Authority, including any Consents required under PRC Laws, in order to consummate the Transactions contemplated by this Agreement shall have been obtained or made.

(e) No Law or Order. No Governmental Authority shall have enacted, issued, promulgated, enforced or entered any Law or Order that is then in effect and which has the effect of making the Transactions or agreements contemplated by this Agreement illegal or which otherwise prevents or prohibits consummation of the Transactions contemplated by this Agreement.

(f) Net Tangible Assets. Upon the Closing, after giving effect to the Redemption and any PIPE Investment that has been funded prior to or at the Closing, Purchaser shall have net tangible assets of at least $5,000,001.

(g) Amended Pubco Charter. At or prior to the Closing, the shareholder(s) of Pubco shall have adopted the Amended Pubco Charter which shall be consistent in all material respects with Exhibit I to this Agreement.

(h) Registration Statement. The Registration Statement shall have been declared effective by the SEC and shall remain effective as of the Closing.

(i) Appointment to the Board. The members of the Post-Closing Pubco Board shall have been elected or appointed as of the Closing with effect from the Closing consistent with the requirements of Section 7.14.

(j) Nasdaq Listing Requirements. The Pubco Class A Ordinary Shares contemplated to be listed pursuant to this Agreement shall have been listed on Nasdaq and shall be eligible for listing on Nasdaq immediately following the Closing, subject only to official notice of issuance thereof and any applicable requirement to have a sufficient number of round lot holders.

(k) Foreign Private Issuer Status. Each of the Company and Purchaser shall have received evidence reasonably satisfactory to such Party that Pubco qualifies as a foreign private issuer pursuant to Rule 3b-4 of the Exchange Act as of the Closing.

(l) PRC Approvals. To the extent applicable, the Target Companies have obtained all approvals necessary from the China Securities Regulatory Commission (the “CSRC”) in connection with the Transactions, pursuant to the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, as promulgated on February 17, 2023, and none of the Target Companies has received any notification from any Government Authorities of the PRC, including the CSRC, that any of the Target Companies or other Parties are obligated to make any filings or obtain approvals regarding the Transactions pursuant to the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies, as promulgated on February 17, 2023 by the CSRC.

(m) Antitrust Laws. To the extent applicable to the consummation of the Transactions contemplated by this Agreement, any waiting period (and any extension thereof) under such applicable Antitrust Laws shall have expired or been terminated.

8.2 Conditions to Obligations of the Company, Pubco, First Merger Sub and Second Merger Sub. In addition to the conditions specified in Section 8.1, the obligations of the Company, Pubco, First Merger Sub and Second Merger Sub to consummate the Transactions are subject to the satisfaction or written waiver (by the Company) of the following conditions:

(a) Representations and Warranties. All of the representations and warranties of Purchaser set forth in this Agreement and in any certificate delivered by or on behalf of Purchaser pursuant hereto, other than the representations and warranties set forth in Section 4.5, shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on, or with respect to, Purchaser, and (iii) the representations and warranties of Purchaser set forth in Section 4.5 shall be true and correct except for de minimis inaccuracies on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date.

(b) Agreements and Covenants. Purchaser shall have performed in all material respects all of its obligations and complied in all material respects with all of its agreements and covenants under this Agreement to be performed or complied with by it on or prior to the Closing Date.

(c) Certain Ancillary Documents. Each Founder Lock-Up Agreement shall be in full force and effect in accordance with the terms thereof from the Closing.

(d) No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to Purchaser since the date of this Agreement which is continuing and uncured.

(e) Closing Deliveries.

(i) Officer Certificate. Purchaser shall have delivered to the Company and Pubco a certificate, dated as of the Closing Date, signed by an executive officer of Purchaser in such capacity, certifying as to the satisfaction of the conditions specified in Sections 8.2 (a), 8.2(b) and 8.2(c) with respect to Purchaser.

(ii) Secretary Certificate. Purchaser shall have delivered to the Company and Pubco a certificate from its secretary or other executive officer certifying as to, and attaching, (A) copies of Purchaser’s Organizational Documents as in effect as of the Closing Date, (B) the resolutions of Purchaser’s board of directors authorizing and approving the execution, delivery and performance of this Agreement and each of the Ancillary Documents to which it is a party or by which it is bound, and the consummation of the Transactions contemplated hereby and thereby, (C) evidence that the Required Shareholder Approval has been obtained, and (D) the incumbency of officers authorized to execute this Agreement or any Ancillary Document to which Purchaser is or is required to be a party or otherwise bound.

(iii) Good Standing. Purchaser shall have delivered to the Company and Pubco a good standing certificate (or similar documents applicable for such jurisdictions) for Purchaser certified as of a date no earlier than thirty (30) days prior to the Closing Date from the proper Governmental Authority of Purchaser’s jurisdiction of incorporation and from each other jurisdiction in which Purchaser is qualified to do business as a foreign entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

(iv) Founder Amended and Restated Registration Rights Agreement. The Company and Pubco shall have received a copy of the amended and restated Founder Registration Rights Agreement providing that, among other matters, Pubco assumes the registration obligations of Purchaser under the Founder Registration Rights Agreement and that such rights apply to the Pubco Securities, substantially in the form set out in Exhibit E attached hereto (the “Founder Amended and Restated Registration Rights Agreement”), duly executed by Purchaser and the holders of a majority of the “Registrable Securities” thereunder.

(v) Seller Registration Rights Agreement. The Sellers shall have received from Pubco a registration rights agreement covering the Company Merger Consideration received by the Sellers, substantially in the form set out in Exhibit F attached hereto (the “Seller Registration Rights Agreement”), duly executed by Pubco.

(vi) Resignations. Purchaser shall have delivered copies of the written resignations of all the directors and officers of Purchaser prior to the Second Merger, effective as of the Effective Time.

8.3 Conditions to Obligations of Purchaser. In addition to the conditions specified in Section 8.1, the obligations of Purchaser to consummate the Transactions are subject to the satisfaction or written waiver (by Purchaser) of the following conditions:

(a) Representations and Warranties. All of the representations and warranties of the Company, Pubco, First Merger Sub and Second Merger Sub set forth in this Agreement and in any certificate delivered by or on behalf of the Company, Pubco, First Merger Sub or Second Merger Sub pursuant hereto shall be true and correct on and as of the date of this Agreement and on and as of the Closing Date as if made on the Closing Date, except for (i) those representations and warranties that address matters only as of a particular date (which representations and warranties shall have been accurate as of such date), and (ii) any failures to be true and correct that (without giving effect to any qualifications or limitations as to materiality or Material Adverse Effect), individually or in the aggregate, have not had and would not reasonably be expected to have a Material Adverse Effect on the Target Companies, taken as a whole.

(b) Agreements and Covenants. The Company, Pubco, First Merger Sub and Second Merger Sub shall have performed in all material respects all of their respective obligations and complied in all material respects with all of their respective agreements and covenants under this Agreement to be performed or complied with by them on or prior to the Closing Date.

(c) No Material Adverse Effect. No Material Adverse Effect shall have occurred with respect to the Target Companies, taken as a whole, since the date of this Agreement which is continuing and uncured.

(d) Certain Ancillary Documents. The Non-Competition Agreements, the Employment Agreements, the Company Shareholder Support Agreement, and each Seller Lock-Up Agreement shall be in full force and effect in accordance with the terms thereof from the Closing.

(e) Equity Incentive Plan. At or prior to the Closing, the board of directors of Pubco shall have adopted and approved the Equity Incentive Plan which shall fulfill the requirements set forth in Section 7.11(a).

(f) Closing Deliveries.

(i) Officer Certificate. Purchaser shall have received a certificate from the Company, dated as the Closing Date, signed by an executive officer of the Company in such capacity, certifying as to the satisfaction of the conditions specified in Sections 8.3 (a), 8.3 (b) and 8.3 (c). Pubco shall have delivered to Purchaser a certificate, dated the Closing Date, signed by an executive officer of Pubco in such capacity, certifying as to the satisfaction of the conditions specified in Sections 8.3 (a), 8.3 (b) and 8.3 (c) with respect to Pubco, First Merger Sub and Second Merger Sub, as applicable.

(ii) Secretary Certificates. The Company and Pubco shall each have delivered to Purchaser a certificate from its secretary or other executive officer certifying as to the validity and effectiveness of, and attaching, (A) copies of its Organizational Documents as in effect as of the Closing Date (immediately prior to the Effective Time), (B) the resolutions of its board of directors and shareholders authorizing and approving the execution, delivery and performance of this Agreement and each Ancillary Document to which it is a party or bound, and the consummation of the Transactions, (C) evidence that the Company Written Consent or Company Special Resolution has been obtained, and (D) the incumbency of its officers authorized to execute this Agreement or any Ancillary Document to which it is or is required to be a party or otherwise bound.

(iii) Good Standing. The Company shall have delivered to Purchaser good standing certificates (or similar documents applicable for such jurisdictions) for each Target Company certified as of a date no earlier than thirty (30) days prior to the Closing Date from the proper Governmental Authority of the Target Company’s jurisdiction of organization and from each other jurisdiction in which the Target Company is qualified to do business as a foreign corporation or other entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions. Pubco shall have delivered to Purchaser good standing certificates (or similar documents applicable for such jurisdictions) for each of Pubco, First Merger Sub and Second Merger Sub certified as of a date no earlier than thirty (30) days prior to the Closing Date from the proper Governmental Authority of Pubco’s, First Merger Sub’s and Second Merger Sub’s jurisdiction of organization and from each other jurisdiction in which Pubco or Merger Sub is qualified to do business as a foreign corporation or other entity as of the Closing, in each case to the extent that good standing certificates or similar documents are generally available in such jurisdictions.

(iv) Founder Amended and Restated Registration Rights Agreement. Purchaser shall have received a copy of the Founder Amended and Restated Registration Rights Agreement, duly executed by Pubco.

(v) Third Party Consents and Terminations. All (i) approvals, waivers or consents from any third parties, (ii) consents or approvals of Government Authorities in the PRC, and (iii) termination agreements between the Company and any third parties, in each case as set forth and described on Section 8.3 of the Company Disclosure Schedules, shall have been obtained and delivered to Purchaser.

(vi) The Company and Pubco shall have delivered an executed copy of the Company Closing Statement to Purchaser.

8.4 Frustration of Conditions. Notwithstanding anything contained herein to the contrary, no Party may rely on the failure of any condition set forth in this Article VIII to be satisfied if such failure was caused by the failure of such Party or its Affiliates (or with respect to the Company, any Target Company, Pubco, First Merger Sub or Second Merger Sub) to comply with or perform any of its covenants or obligations set forth in this Agreement.

ARTICLE IX
TERMINATION AND EXPENSES

9.1 Termination. This Agreement may be terminated and the Transactions contemplated hereby may be abandoned at any time prior to the Closing as follows:

(a) by mutual written consent of Purchaser and the Company;

(b) by written notice by Purchaser or the Company if any of the conditions to the Closing set forth in Article VIII have not been satisfied or waived by June 30, 2024 (as may be extended pursuant to the next proviso, the “Outside Date”); provided, however, that the right to terminate this Agreement under this Section 9.1(b) shall not be available to a Party if the breach or violation by such Party or its Affiliates (or with respect to the Company, Pubco, First Merger Sub or Second Merger Sub) of any representation, warranty, covenant or obligation under this Agreement was a material and proximate cause of, or materially and proximately resulted in, the failure of the Closing to occur on or before the Outside Date;

(c) by written notice by either Purchaser or the Company if a Governmental Authority of competent jurisdiction shall have issued an Order or taken any other action permanently restraining, enjoining or otherwise prohibiting the Transactions contemplated by this Agreement, and such Order or other action has become final and non-appealable; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(c) shall not be available to a Party if the failure by such Party or its Affiliates (or with respect to the Company, any Seller, Pubco, First Merger Sub, or Second Merger Sub) to comply with any provision of this Agreement has been a material cause of, or materially resulted in, such action by such Governmental Authority;

(d) by written notice by the Company to Purchaser, if (i) there has been a material breach by Purchaser of any of its representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of Purchaser shall have become untrue or materially inaccurate, in any case, which would result in a failure of a condition set forth in Section 8.2(a) or Section 8.2(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided to Purchaser by the Company or (B) the Outside Date; provided, that the Company shall not have the right to terminate this Agreement pursuant to this Section 9.1(d) if at such time the Company, Pubco, First Merger Sub or Second Merger Sub is in material uncured breach of this Agreement;

(e) by written notice by Purchaser to the Company, if (i) there has been a material breach by the Company, Pubco, First Merger Sub or Second Merger Sub of any of their respective representations, warranties, covenants or agreements contained in this Agreement, or if any representation or warranty of such Parties shall have become untrue or inaccurate, in any case, which would result in a failure of a condition set forth in Section 8.3(a) or Section 8.3(b) to be satisfied (treating the Closing Date for such purposes as the date of this Agreement or, if later, the date of such breach), and (ii) the breach or inaccuracy is incapable of being cured or is not cured within the earlier of (A) twenty (20) days after written notice of such breach or inaccuracy is provided to the Company by Purchaser or (B) the Outside Date; provided, that Purchaser shall not have the right to terminate this Agreement pursuant to this Section 9.1(e) if at such time Purchaser is in material uncured breach of this Agreement;

(f) by written notice by either Purchaser or the Company to the other if the Special Shareholders Meeting is held (including any adjournment or postponement thereof) and has concluded, Purchaser’s shareholders have duly voted, and the Required Shareholder Approval was not obtained; provided that the right to terminate this Agreement under this Section 9.1(f) shall not be available to a Party if the material breach or violation by such Party of any representation, warranty, covenant or obligation under this Agreement was a direct cause of the failure to obtain the Required Shareholder Approval; or

(g) by written notice by Purchaser to the Company if the Company Written Consent or the Company Special Resolution shall not have been obtained within ten (10) Business Days after the Registration Statement became effective; provided that the right to terminate this Agreement under this Section 9.1(g) shall not be available to Purchaser if the material breach or violation by such Party of any representation, warranty, covenant or obligation under this Agreement was a direct cause of the failure to obtain the Company Written Consent or the Company Special Resolution.

9.2 Effect of Termination. This Agreement may only be terminated in the circumstances described in Section 9.1 and pursuant to a written notice delivered by the applicable Party to the other applicable Parties, which sets forth the basis for such termination, including the provision of Section 9.1 under which such termination is made. In the event of the valid termination of this Agreement pursuant to Section 9.1, this Agreement shall forthwith become void, and there shall be no Liability on the part of any Party or any of their respective Representatives, and all rights and obligations of each Party shall cease, except: (i) Section 7.13, this Section 9.2, Section 9.3, Section 10.1, Article XI, and any definitions to the foregoing under Article XII shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any Party from Liability for any willful breach of any representation, warranty, covenant or obligation under this Agreement or any Fraud Claim against such Party, in either case, prior to termination of this Agreement (in each case of clauses (i) and (ii) above, subject to Section 10.1).

9.3 Fees and Expenses. Except as otherwise provided in this Agreement and subject to Section 4.6, all Expenses incurred in connection with this Agreement and the Transactions contemplated hereby shall be paid by (i) Pubco, provided that the Closing has occurred in accordance with this Agreement, or (ii) by the Party incurring such Expenses, if this Agreement has been terminated in accordance with Section 9.1. As used in this Agreement, “Expenses” shall include all reasonable and documented out-of-pocket expenses (including all reasonable and documented fees and expenses of counsel, accountants, investment bankers, financial advisors, financing sources, experts and consultants to a Party hereto) incurred by a Party or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement or any Ancillary Document related hereto and all other matters directly related to the consummation of this Agreement, all of which shall be supported with formal bills or invoices setting out in reasonable details the scope of services that have been provided if such Expenses of Purchaser shall be borne by Pubco. With respect to Purchaser, Expenses shall include any and all deferred expenses (including fees or commissions payable to the underwriters and any legal fees) of the IPO upon consummation of a Business Combination and any Extensions.

(a) Subject to Section 7.2(b) and Section 7.3(b), the Company and Purchaser agree that during the Interim Period each Party’s discretionary Expenses solely related to travel and communication, shall not without the prior written consent of the other Party, exceed Fifty Thousand U.S. Dollars ($50,000) in the aggregate.

ARTICLE X
WAIVERS AND RELEASES

10.1 Waiver of Claims Against Trust. Reference is made to the IPO Prospectus. The Company, Pubco, First Merger Sub and Second Merger Sub hereby represents and warrants that it has read the IPO Prospectus and understands that Purchaser has established the Trust Account containing the proceeds of the IPO and the overallotment shares acquired by Purchaser’s underwriters and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of Public Shareholders and that, except as otherwise described in the IPO Prospectus, Purchaser may disburse monies from the Trust Account only: (a) to the Public Shareholders in the event they elect to redeem their shares of Purchaser Ordinary Shares (or Pubco Ordinary Shares upon the Merger) in connection with the consummation of its initial business combination (as such term is used in the IPO Prospectus) (the “Business Combination”) or in connection with an amendment to Purchaser’s Organizational documents to extend Purchaser’s deadline to consummate a Business Combination, (b) to the Public Shareholders if Purchaser fails to consummate a Business Combination within nine (9) months after the closing of the IPO (provided such date may be extended by up to an additional twelve (12) months), subject to further extension by amendment to Purchaser’s Organizational Documents, (c) with respect to any interest earned on the amounts held in the Trust Account, amounts necessary to pay for any franchise or income taxes, and (d) to Purchaser after or concurrently with the consummation of a Business Combination. For and in consideration of Purchaser entering into this Agreement and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Company, Pubco, First Merger Sub and Second Merger Sub hereby agree on behalf of itself and its Affiliates that, notwithstanding anything to the contrary in this Agreement, none of the Company, Pubco, First Merger Sub, Second Merger Sub nor any of their respective Affiliates do now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between Purchaser or any of its Representatives, on the one hand, and the Company, Pubco, First Merger Sub and Second Merger, or any Seller or any of their respective Representatives, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (collectively, the “Released Claims”). Each of the Company, Pubco, First Merger Sub and Second Merger Sub on behalf of itself and its Affiliates hereby irrevocably waives any Released Claims that any such Party or any of its Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, contracts or agreements with Purchaser or its Representatives and will not seek recourse against the Trust Account (including any distributions to Public Shareholders) for any reason whatsoever (including for an alleged breach of this Agreement or any other agreement with Purchaser or its Affiliates); provided, however, that, for the avoidance of doubt, the foregoing waiver will not limit or prohibit the Company from pursuing a claim against Purchaser or any other person (other than Public Shareholders with respect to funds released from the Trust Account pursuant to the Redemption), in each case for (i) legal relief against monies or other assets of Purchaser held outside of the Trust Account (and any assets that have been purchased or acquired with any such funds other than distributions therefrom to its Public Shareholders); (ii) specific performance or other equitable relief in connection with the Transactions, provided that (x) such claim is permitted pursuant to Section 11.7 and (y) the Company shall not be entitled to seek specific performance to enforce the release or other distribution of funds from the Trust Account; such irrevocable waiver is material to this Agreement and specifically relied upon by Purchaser and its Affiliates to induce Purchaser to enter in this Agreement, and each of the Company, Pubco, First Merger Sub and Second Merger Sub further intends and understands such waiver to be valid, binding and enforceable against such Party and each of its Affiliates under applicable Law. To the extent the Company, Pubco, First Merger Sub and Second Merger Sub or any of their respective Affiliates commences any action or proceeding based upon, in connection with, relating to or arising out of any matter relating to Purchaser or its Representatives, which proceeding seeks, in whole or in part, monetary relief against Purchaser or its Representatives, each of the Company, Pubco, First Merger Sub and Second Merger Sub hereby acknowledges and agrees that its and its Affiliates’ sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit such Party or any of its Affiliates (or any Person claiming on any of their behaves or in lieu of them) to have any claim against the Trust Account (including any distributions therefrom) or any amounts contained therein. In the event that the Company, Pubco, First Merger Sub and Second Merger Sub any of their respective Affiliates commences Action based upon, in connection with, relating to or arising out of any matter relating to Purchaser or its Representatives which proceeding seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom) or the Public Shareholders, whether in the form of money damages or injunctive relief, Purchaser and its Representatives, as applicable, shall be entitled to recover from the Company, Pubco, First Merger Sub and Second Merger Sub or any of their respective Affiliates, as applicable, the associated legal fees and costs in connection with any such Action, in the event Purchaser or its Representatives, as applicable, prevails in such Action. This Section 10.1 shall survive termination of this Agreement for any reason.

ARTICLE XI
MISCELLANEOUS

11.1 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by e-mail, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable Party at the following addresses (or at such other address for a Party as shall be specified by like notice):

If to Purchaser at or prior to the Closing, to: Golden Star Acquisition Corp. 99 Hudson Street, 5th Floor New York, NY 10013 Attn: Chief Executive Officer Email: ceo@goldenstarcorp.net	with a copy (which will not constitute notice) to: Becker & Poliakoff, P.A. 45 Broadway 17th Floor New York, New York 10006, USA Attn: Bill Huo, Esq. Email: bhuo@beckerlawyers.com

If to the Company at or prior to the Closing, to: Gamehaus Inc. 5th Floor, Building 2, No. 500 Shengxia Road, Pudong New Area, Shanghai Attn: Ling Yan Email: linda.yan@gamehaus.com	with a copy (which will not constitute notice) to: Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 Attn: Ying Li, Esq. Email: yli@htflawyers.com

If to Pubco, First Merger Sub or Second Merger Sub at or prior to the Closing, to:

Gamehaus Inc.

5th Floor, Building 2, No. 500 Shengxia Road,

Pudong New Area, Shanghai

Attn: Ling Yan

Email: linda.yan@gamehaus.com

with a copy (which will not constitute notice) to: Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 Attn: Ying Li, Esq. Email: yli@htflawyers.com

If to Pubco, Purchaser, or the Company after the Closing, to: Gamehaus Inc. 5th Floor, Building 2, No. 500 Shengxia Road, Pudong New Area, Shanghai Attn: Ling Yan Email: linda.yan@gamehaus.com	with a copy (which will not constitute notice) to: Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 Attn: Ying Li, Esq. Email: yli@htflawyers.com

11.2 Binding Effect; Assignment. Subject to Section 11.3, this Agreement and all of the provisions hereof shall be binding upon and inure solely to the benefit of the Parties hereto and their respective successors and permitted assigns. This Agreement shall not be assigned by operation of Law or otherwise without the prior written consent of Purchaser (and after the Closing, Purchaser Representative), Pubco and the Company, and any assignment without such consent shall be null and void; provided that no such assignment shall relieve the assigning Party of its obligations hereunder.

11.3 Third Parties. Except for the rights of the D&O Indemnified Persons set forth in Section 7.15, which the Parties acknowledge and agree are express third party beneficiaries of this Agreement, nothing contained in this Agreement or in any instrument or document executed by any Party in connection with the Transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any Person that is not a Party hereto or thereto or a successor or permitted assign of such a Party.

11.4 Nonsurvival of Representations, Warranties and Covenants. Without prejudice to Section 9.2, none of the representations, warranties, covenants, obligations or other agreements in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements and other provisions, shall survive the Closing, and all such representations, warranties, covenants, obligations or other agreements shall terminate and expire upon the occurrence of the Closing (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part after the Closing and (b) in accordance with Section 9.2.

11.5 Governing Law; Jurisdiction. This Agreement and all Actions (whether in contract, tort or otherwise) that may be based upon, arise out of or relate to this Agreement or the negotiation, execution or performance hereof (including any claim or cause of action based upon, arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter into this Agreement) shall be governed by, construed and enforced in accordance with the Laws (both substantive and procedural) of the State of New York. Notwithstanding the foregoing, (i) the following matters arising out of or relating to this Agreement shall be construed, performed and enforced in accordance with the Laws of the Cayman Islands in respect of which the Parties hereby irrevocable submit it to the non-exclusive jurisdiction of the courts of the Cayman Islands: (a) the First Merger, the Second Merger, (b) following the First Merger, (x) the vesting of the rights and the property of every description including choses in action, business, undertaking, goodwill, benefits, immunities and privileges, contracts, obligations, claims, debts and liabilities of First Merger Sub and the Company in the Surviving Company and (y) the cancellation of the shares, the rights provided in Section 238 of the Cayman Companies Act, the fiduciary or other duties of the board of directors of the Company and the board of directors of First Merger Sub and the internal corporate affairs of the Company, First Merger Sub and the Surviving Company; and (c) following the Second Merger, (x) the vesting of the rights and the property of every description including choses in action, business, undertaking, goodwill, benefits, immunities and privileges, contracts, obligations, claims, debts and liabilities of Second Merger Sub and Purchaser in the Surviving Entity and (y) the cancellation of the shares, the rights provided in Section 238 of the Cayman Companies Act, the fiduciary or other duties of the board of directors of Purchaser and the board of directors of Second Merger Sub and the internal corporate affairs of Purchaser and Second Merger Sub. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any federal or state court located in the City of New York, in the State of New York (collectively, the “Specified Courts”). Each Party hereto hereby (a) submits to the exclusive personal and subject matter jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any Party hereto and (b) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject to the personal or subject matter jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the Transactions contemplated hereby may not be enforced in or by any Specified Court. Each Party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each Party irrevocably consents to the service of the summons and complaint and any other process in any other Action relating to the Transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such Party at the applicable address set forth in Section 11.1. Nothing in this Section 11.5 shall affect the right of any Party to serve legal process in any other manner permitted by Law.

11.6 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.6.

11.7 Specific Performance. Each Party acknowledges that the rights of each Party to consummate the Transactions contemplated hereby are unique, recognizes and affirms that in the event of a breach of this Agreement by any Party, money damages may be inadequate and the non-breaching Parties may have not adequate remedy at law, and agree that irreparable damage may occur in the event that any of the provisions of this Agreement were not performed by an applicable Party in accordance with their specific terms or were otherwise breached. Accordingly, each Party shall be entitled to seek an injunction, restraining order or other equitable remedy to prevent or remedy any breach of this Agreement and to seek to enforce specifically the terms and provisions hereof, in each case, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such Party may be entitled under this Agreement, at law or in equity.

11.8 Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, as far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

11.9 Amendment. This Agreement may be amended, supplemented or modified only by execution of a written instrument signed by each of the Parties hereto.

11.10 Waiver. Each of Purchaser, Pubco and the Company on behalf of itself and its Affiliates, may in its sole discretion (i) extend the time for the performance of any obligation or other act of any other non-Affiliated Party hereto, (ii) waive any inaccuracy in the representations and warranties by such other non-Affiliated Party contained herein or in any document delivered pursuant hereto and (iii) waive compliance by such other non-Affiliated Party with any covenant or condition contained herein. Any such extension or waiver shall be valid only if set forth in an instrument in writing signed by the Party or Parties to be bound thereby. Notwithstanding the foregoing, no failure or delay by a Party in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder. Notwithstanding the foregoing, any waiver of any provision of this Agreement after the Closing by Purchaser shall also require the prior written consent of the Purchaser Representative.

11.11 Entire Agreement. This Agreement and the documents or instruments referred to herein, including any exhibits, annexes and schedules attached hereto, which exhibits, annexes and schedules are incorporated herein by reference, together with the Ancillary Documents, embody the entire agreement and understanding of the Parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein or the documents or instruments referred to herein, which collectively supersede all prior agreements and the understandings among the Parties with respect to the subject matter contained herein.

11.12 Interpretation. The table of contents and the Article and Section headings contained in this Agreement are solely for the purpose of reference and shall not in any way affect the meaning or interpretation of this Agreement. In this Agreement, unless the context otherwise requires: (a) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and words in the singular, including any defined terms, include the plural and vice versa; (b) reference to any Person includes such Person’s successors and assigns but, if applicable, only if such successors and assigns are permitted by this Agreement, and reference to a Person in a particular capacity excludes such Person in any other capacity; (c) any accounting term used and not otherwise defined in this Agreement or any Ancillary Document has the meaning assigned to such term in accordance with GAAP, based on the accounting principles used by the applicable Person, provided that any accounting term with respect to any Target Company shall be interpreted in accordance with the Accounting Principles; (d) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (e) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular Section or other subdivision of this Agreement; (f) the word “if” and other words of similar import when used herein shall be deemed in each case to be followed by the phrase “and only if”; (g) the term “or” means “and/or”; (h) the word “day” means calendar day unless Business Day is expressly specified;(i) any reference to the term “ordinary course” or “ordinary course of business” shall be deemed in each case to be followed by the words “consistent with past practice”; (j) any agreement, instrument, insurance policy, Law or Order defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument, insurance policy, Law or Order as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes, regulations, rules or orders) by succession of comparable successor statutes, regulations, rules or orders and references to all attachments thereto and instruments incorporated therein; (k) except as otherwise indicated, all references in this Agreement to the words “Section,” “Article”, “Schedule”, “Annex” and “Exhibit” are intended to refer to Sections, Articles, Schedules, Annexes and Exhibits to this Agreement; and (l) the term “Dollars” or “$” means United States dollars. Any reference in this Agreement to a Person’s directors shall include any member of such Person’s governing body and any reference in this Agreement to a Person’s officers shall include any Person filling a substantially similar position for such Person. Any reference in this Agreement or any Ancillary Document to a Person’s shareholders or stockholders shall include any applicable owners of the equity interests of such Person, in whatever form. The Parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provision of this Agreement. To the extent that any Contract, document, certificate or instrument is represented and warranted to by the Company to be given, delivered, provided or made available by the Company, in order for such Contract, document, certificate or instrument to have been deemed to have been given, delivered, provided and made available to Purchaser or its Representatives, such Contract, document, certificate or instrument shall have been posted to the electronic data site maintained on behalf of the Company for the benefit of Purchaser and its Representatives and Purchaser and its Representatives have been given access to the electronic folders containing such information, or such information or documentation was made available or otherwise provided to Purchaser, its Affiliates or any of their Representatives in-person or by email.

11.13 Counterparts. This Agreement may be executed and delivered (including by facsimile, email or other electronic transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

11.14 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement, the Parties acknowledge and agree that no recourse under this Agreement or under any Ancillary Documents shall be had against any Person that is not a Party to this Agreement (including pursuant to a Joinder) or such Ancillary Document, including any past, present or future director, officer, agent, employee, equityholder or other Representative or any Affiliate or successor or assignee thereof that is not a Party (collectively, the “Non-Recourse Parties”), as such, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable Law, it being expressly agreed and acknowledged that no liability whatsoever shall attach to, be imposed on or otherwise be incurred by any Non-Recourse Party, as such, for any obligation or liability of a Party under this Agreement or Person party to such Ancillary Document under any Ancillary Document for any claim based on, in respect of or by reason of such obligations or Liabilities or their creation.

11.15 Purchaser Representative.

(a) G-Star Management Corporation confirms that by execution and delivery of this Agreement, it has been irrevocably appointed by Purchaser and the shareholders of Purchaser immediately prior to the Effective Time in the capacity as the Purchaser Representative, as their agent, and attorney-in-fact and representative, with full power of substitution to act in their name, place and stead, to act on behalf of Purchaser from and after the Closing in connection with: (i) taking all actions on their behalf relating to the issuance of the Earnout Shares, indemnification claims under this Agreement, and any disputes or discussions with respect thereto, (ii) terminating, amending or waiving on behalf of Purchaser any provision of this Agreement or any Ancillary Document which expressly contemplates that the Purchaser Representative will act on behalf of Purchaser; (iii) signing on behalf of Purchaser any releases or other documents with respect to any dispute or remedy arising under this Agreement or any Ancillary Document which expressly contemplates that the Purchaser Representative will act on behalf of Purchaser; (iv) employing and obtaining the advice of legal counsel, accountants and other professional advisors as the Purchaser Representative, in its reasonable discretion, deems necessary or advisable in the performance of its duties as the Purchaser Representative and to rely on their advice and counsel; (v) otherwise enforcing the rights and obligations of any Purchasers under this Agreement or any Ancillary Document which expressly contemplates that the Purchaser Representative will act on behalf of Purchaser, including giving and receiving all notices and communications hereunder or thereunder on behalf of Purchaser. All decisions and actions by the Purchaser Representative shall be binding upon the shareholders of Purchaser immediately prior to the Effective Time, Purchaser, their respective successors and assigns, and neither Purchaser, its shareholders immediately prior to the Effective Time, nor any other Party shall have the right to object, dissent, protest or otherwise contest the same. The provisions of this Section 11.15 are irrevocable and coupled with an interest. The Purchaser Representative hereby accepts its appointment and authorization as the Purchaser Representative under this Agreement.

(b) The Purchaser Representative shall not be liable for any act done or omitted under this Agreement or any Ancillary Document which expressly contemplates that the Purchaser Representative will act as the Purchaser Representative while acting in good faith and without willful misconduct or gross negligence, and any act done or omitted pursuant to the advice of counsel shall be conclusive evidence of such good faith. Purchaser Representative shall be indemnified, defended and held harmless by the shareholders of Purchaser immediately prior to the Effective Time from and against any and all Losses incurred without gross negligence, bad faith or willful misconduct on the part of the Purchaser Representative (in its capacity as such) and arising out of or in connection with the acceptance or administration of the Purchaser Representative’s duties under this Agreement or any Ancillary Document which expressly contemplates that the Purchaser Representative will act on behalf of Purchaser or its shareholders, including the reasonable fees and expenses of any legal counsel retained by the Purchaser Representative. In no event shall the Purchaser Representative in such capacity be liable hereunder or in connection herewith for any indirect, punitive, special or consequential damages. The Purchaser Representative shall be fully protected in relying upon any written notice, demand, certificate or document that it in good faith believes to be genuine, including facsimiles or copies thereof, and no Person shall have any Liability for relying on the Purchaser Representative in the foregoing manner. In connection with the performance of its rights and obligations hereunder, the Purchaser Representative shall have the right at any time and from time to time to select and engage, at the cost and expense of the shareholders of Purchaser immediately prior to the Effective Time, attorneys, accountants, investment bankers, advisors, consultants and clerical personnel and obtain such other professional and expert assistance, maintain such records and incur other out-of-pocket expenses, as the Purchaser Representative may deem reasonably necessary or appropriate from time to time. All of the indemnities, immunities, releases and powers granted to the Purchaser Representative under this Section 11.15 shall survive the Closing and continue indefinitely.

(c) The Person serving as the Purchaser Representative may resign upon ten (10) days’ prior written notice to Pubco and Purchaser, provided, that the Purchaser Representative appoints in writing a replacement Purchaser Representative, provided that such replacement Purchaser Representative has been duly and irrevocably appointed by the shareholders of the Purchaser immediately prior to the Effective Time. Each successor Purchaser Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Purchaser Representative, and the term “Purchaser Representative” as used herein shall be deemed to include any such successor Purchaser Representatives.

11.16 Legal Representation. The Parties agree that, notwithstanding the fact that Becker may have, prior to Closing, jointly represented Purchaser and Sponsor in connection with this Agreement, the Ancillary Documents and the Transactions, and has also represented Purchaser, Sponsor and/or their respective Affiliates in connection with matters other than the Transactions that are the subject of this Agreement, Becker will be permitted in the future, after Closing, to represent Sponsor or its Affiliates in connection with matters in which such Persons are adverse to Pubco, Purchaser or any of their respective Affiliates, including any disputes arising out of, or related to, this Agreement. The Company, Pubco, First Merger Sub and Second Merger Sub, who are or have the right to be represented by independent counsel in connection with the Transactions contemplated by this Agreement, hereby agree, in advance, to waive (and to cause their Affiliates to waive) any actual or potential conflict of interest that may hereafter arise in connection with Becker’s future representation of one or more of Sponsor or its Affiliates in which the interests of such Person are adverse to the interests of Pubco, First Merger Sub and Second Merger Sub, Purchaser, the Company or any of their respective Affiliates, including any matters that arise out of this Agreement or that are substantially related to this Agreement or to any prior representation by Becker of Sponsor, Purchaser or any of their respective Affiliates. The Parties acknowledge and agree that, for the purposes of the attorney-client privilege, Sponsor shall be deemed the client of Becker with respect to the negotiation, execution and performance of this Agreement and the Ancillary Documents. All such communications shall remain privileged after the Closing and the privilege and the expectation of client confidence relating thereto shall belong solely to Sponsor, shall be controlled by Sponsor and shall not pass to or be claimed by Pubco, Purchaser; provided, further, that nothing contained herein shall be deemed to be a waiver by Pubco, Purchaser or any of their respective Affiliates of any applicable privileges or protections that can or may be asserted to prevent disclosure of any such communications to any third party.

ARTICLE XII
DEFINITIONS

12.1 Certain Definitions. For purpose of this Agreement, the following capitalized terms have the following meanings:

“Accounting Principles” means in accordance with GAAP, as in effect at the date of the financial statement to which it refers or if there is no such financial statement, then as of the Closing Date, using and applying the same accounting principles, practices, procedures, policies and methods (with consistent classifications, judgments, elections, inclusions, exclusions and valuation and estimation methodologies) used and applied by the Company and/or the Target Companies in the preparation of the latest audited Company Financials (if any).

“Acquisition Entities” means, collectively, “Pubco,” “First Merger Sub” and “Second Merger Sub.”

“Action” means any notice of noncompliance or violation, or any claim, demand, charge, action, suit, litigation, audit, settlement, complaint, stipulation, assessment or arbitration, governmental inquiry, hearing, proceeding or investigation, by or before any Governmental Authority.

“Affiliate” means, with respect to any Person, any other Person directly or indirectly Controlling, Controlled by, or under common Control with such Person. For the avoidance of doubt, Sponsor shall be deemed to be an Affiliate of Purchaser prior to the Closing.

“Aggregate Merger Consideration Amount” means five hundred million U.S. Dollars ($500,000,000).

“Amended Pubco Charter” means an amended and restated the memorandum and articles of association of the Pubco in a customary form substantially in the form set out in Exhibit I attached hereto.

“Ancillary Documents” means each agreement, instrument or document including the Seller Lock-Up Agreements, the Founder Lock-Up Agreements, the Non-Competition Agreements, the Company Shareholder Support Agreement, the Amended Pubco Charter, the Equity Incentive Plan, the Founder Amended and Restated Registration Rights Agreement, the Seller Registration Rights Agreement, the Employment Agreements, and the other agreements, certificates and instruments to be executed or delivered by any of the Parties hereto in connection with or pursuant to this Agreement.

“Antitrust Laws” means any statute, law, ordinance, rule or regulation of any jurisdiction or any country designed to prohibit, restrict or regulate actions for the purpose or effect of monopolization, lessening of competition, restraining trade or abusing a dominant position, including but not limited to, the HSR Act, the Sherman Act, as amended, the Clayton Act, as amended, and any Law, rule, or regulation requiring parties to submit any notification or filing to a Governmental Authority regarding any transaction, merger, acquisition or joint venture.

“Benefit Plans” of any Person means any and all deferred compensation, executive compensation, incentive compensation, equity purchase or other equity-based compensation plan, employment or individual consulting, severance or termination pay, holiday, vacation or other bonus plan or practice, hospitalization or other medical, life or other welfare benefit insurance, supplemental unemployment benefits, profit sharing, pension, or retirement plan, program, agreement, commitment or arrangement, and each other employee benefit plan, program, agreement or arrangement, including each “employee benefit plan” as such term is defined under Section 3(3) of ERISA, and China Social Benefits, each maintained or contributed to or required to be contributed to by a Person for the benefit of any employee or terminated employee of such Person, or with respect to which such Person has any Liability.

“Business Day” and “Business Days” means any day other than a Saturday, Sunday or a legal holiday on which commercial banking institutions in New York or Cayman Islands are authorized to close for business, excluding as a result of “stay at home”, “shelter-in-place”, “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems, including for wire transfers, of commercially banking institutions in the foregoing locations are generally open for use by customers on such day.

“Cayman Companies Act” means the Companies Act (Revised) of the Cayman Islands, as amended.

“Cayman Registrar” means the Registrar of Companies of the Cayman Islands.

“China” or the “PRC” means the People’s Republic of China.

“China Social Benefits” means social insurances (including pension insurance, medical insurance, work related insurance, unemployment insurance and maternity insurance) regulated under the Social Security Law of the PRC, and housing provident fund regulated under the Regulations on the Housing Provident Fund.

“Code” means the Internal Revenue Code of 1986, as amended, and any successor statute thereto, as amended. Reference to a specific section of the Code shall include such section and any valid treasury regulation promulgated thereunder.

“Company Board” means the board of directors or similar governing body of the Company.

“Company Charter” means the memorandum and articles of association of the Company, as amended and in effect under the Cayman Companies Act.

“Company Confidential Information” means all confidential or proprietary documents and information concerning the Target Companies, Pubco, First Merger Sub or Second Merger Sub or any of their respective Representatives, furnished in connection with this Agreement or the Transactions contemplated hereby; provided, however, that Company Confidential Information shall not include any information which, (i) at the time of disclosure by Purchaser or its Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by the Company, Pubco, First Merger Sub, Second Merger Sub or their respective Representatives to Purchaser or its Representatives was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Company Confidential Information.

“Company Fully Diluted Shares” means the sum of (a) the aggregate number of Company Shares that are issued and outstanding as of immediately prior to the Effective Time (including shares issued upon the exercise or conversion of Company Preferred Shares, in each case prior to the Effective Time, but excluding any shares to be cancelled pursuant to this Agreement, and (b) the maximum number of Company Shares issuable upon full exercise, exchange or conversion of all Company Preferred Shares, outstanding as of the Effective Time.

“Company Merger Shares” means a number of Pubco Ordinary Shares equal to the quotient determined by dividing (i) the Aggregate Merger Consideration Amount by (ii) Per Share Price.

“Company Ordinary Shares” means the ordinary shares, US$0.0001 par value per share, of the Company.

“Company Preferred Shares” means the preferred shares, US$0.0001 par value per share, of the Company.

“Company Shareholder” means any holder of any Company Shares.

“Company Shares” means the Company Ordinary Shares and the Company Preferred Shares, US$0.0001 par value per share, of the Company.

“Company Specially Designated Ordinary Shares” means 46,839,944 Company Ordinary Shares, US$0.0001 par value per share, held by Funtery Holding Limited.

“Company Transaction Expenses” means any Expenses incurred by any of the Target Companies or their respective Affiliates (whether or not billed or accrued for), including any change in control bonus, transaction bonus, retention bonus, termination or severance payment or payment relating to terminated options, warrants or other equity appreciation, phantom equity, profit participation or similar rights, in any case, to be made to any current or former employee, independent contractor, director or officer of any of the Target Companies at or after the Closing pursuant to any agreement to which any of the Target Companies is a party prior to the Closing which become payable (including if subject to continued employment) as a result of the execution of this Agreement or the consummation of the Transactions; and (ii) any and all filing fees paid to Governmental Authorities in connection with the Transactions.

“Consent” means any consent, approval, waiver, authorization or Permit of, or notice to or declaration or filing with any Governmental Authority or any other Person.

“Contracts” means all binding contracts, agreements, arrangements, bonds, notes, indentures, mortgages, debt instruments, purchase order, licenses (and all other binding contracts, agreements or binding arrangements concerning Intellectual Property), franchises, leases and other instruments or obligations of any kind, written or oral (including any amendments and other modifications thereto).

“Control” of a Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract, or otherwise. “Controlled,” “Controlling” and “under common Control with” have correlative meanings. Without limiting the foregoing, a Person (the “Controlled Person”) shall be deemed Controlled by (a) any other Person (i) owning beneficially, as meant in Rule 13d-3 under the Exchange Act, securities entitling such Person to cast fifty percent (50%) or more of the votes for election of directors or equivalent governing authority of the Controlled Person or (ii) entitled to be allocated or receive fifty percent (50%) or more of the profits, losses, or distributions of the Controlled Person; (b) an officer, director, general partner, partner (other than a limited partner), manager, or member (other than a member having no management authority that is not a Person described in clause (a) above) of the Controlled Person or (c) any other Person have the right or ability or materially affect the management or operations of another Person by Contract or otherwise.

“Copyrights” means any works of authorship, mask works and all copyrights therein, including all renewals and extensions, copyright registrations and applications for registration and renewal, and non-registered copyrights.

“Environmental Law” means any Law in effect on or prior to the date hereof any way relating to (a) the protection of human health and safety (to the extent relating to exposure to Hazardous Materials), (b) the protection, preservation or restoration of the environment and natural resources (including air, water vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life or any other natural resource), or (c) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release or disposal of Hazardous Materials.

“Environmental Liabilities” means, in respect of any Person, all Liabilities, obligations, responsibilities, Remedial Actions, Actions, Orders, losses, damages, costs, and expenses (including all reasonable fees, disbursements, and expenses of counsel, experts, and consultants and costs of investigation and feasibility studies), fines, penalties, sanctions, and interest incurred as a result of any claim or demand by any other Person or in response to any violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, Environmental Permit, Order, or Contract with any Governmental Authority or other Person, that relates to any environmental, health or safety condition, violation of Environmental Law, or a Release or threatened Release of Hazardous Materials.

“ERISA” means the U.S. Employee Retirement Income Security Act of 1974, as amended.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchange Ratio” means quotient of (i) the aggregate number of Company Merger Shares as of the First Merger Effective Time divided by (ii) the Company Fully Diluted Shares.

“Extension Loan” means any loan or loans by or on behalf of Sponsor or its Affiliates to Purchaser made for the purpose of funding Extensions as provided for and in accordance with the terms of the IPO Prospectus and Purchaser’s Organizational Documents.

“First Merger Sub Ordinary Shares” means the ordinary shares, with a par value of US$0.0001 per share, of the First Merger Sub.

“Foreign Plan” means any Benefit Plan or other plan, fund (including any superannuation fund) or other similar program or arrangement, established or maintained outside the United States by the Company or any one or more of its Subsidiaries primarily for the benefit of employees of the Company or such Subsidiaries residing outside the United States, which plan, fund or other similar program or arrangement provides, or results in, retirement income, a deferral of income in contemplation of retirement or payments to be made upon termination of employment, and which plan is not subject to ERISA or the Code.

“Founder Registration Rights Agreement” means the Registration Rights Agreement, dated as of May 1, 2023, by and among Purchaser, Sponsor and the other “Holders” named therein.

“Fraud Claim” means any claim based in whole or in part upon fraud, willful misconduct or intentional misrepresentation.

“GAAP” means generally accepted accounting principles as in effect in the United States of America.

“Governmental Authority” means any federal, state, local, foreign or other governmental, quasi-governmental or administrative body, instrumentality, department or agency or any court, tribunal, administrative hearing body, arbitration panel, commission, or other similar dispute-resolving panel or body.

“Hazardous Material” means any waste, gas, liquid or other substance or material that is defined, listed or designated as a “hazardous substance”, “pollutant”, “contaminant”, “hazardous waste”, “regulated substance”, “hazardous chemical”, or “toxic chemical” (or by any similar term) under any Environmental Law, or any other material regulated, or that could result in the imposition of Liability or responsibility, under any Environmental Law, including petroleum and its by-products, asbestos, polychlorinated biphenyls, radon, mold, and urea formaldehyde insulation.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indebtedness” of any Person means, without duplication, (a) all indebtedness of such Person for borrowed money (including the outstanding principal and accrued but unpaid interest), (b) all obligations for the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business), (c) any other indebtedness of such Person that is evidenced by a note, bond, debenture, credit agreement or similar instrument, (d) all obligations of such Person under leases that should be classified as capital leases in accordance with GAAP (as applicable to such Person), (e) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, that has been drawn or claimed against and not settled, (f) all obligations of such Person in respect of acceptances issued or created, (g) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, whether periodically or upon the happening of a contingency, (h) all obligations secured by an Lien on any property of such Person, (i) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any Indebtedness of such Person and (j) all obligation described in clauses (a) through (i) above of any other Person which is directly or indirectly guaranteed by such Person or which such Person has agreed (contingently or otherwise) to purchase or otherwise acquire or in respect of which it has otherwise assured a creditor against loss.

“Intellectual Property” means all of the following as they exist in any jurisdiction throughout the world: Patents, Trademarks, Copyrights, Trade Secrets, intellectual property rights in Software and other intellectual property.

“Investment” means any equity interest or interest having similar economic rights and benefits in any Person in an amount representing ten percent (10%) or such lesser amount of such Person’s voting power or economic value as includable for (x) financial statements prepared and audited in accordance with GAAP or Regulation S-X or (y) other regulations of the SEC.

“Investment Company Act” means the U.S. Investment Company Act of 1940, as amended.

“IPO” means the initial public offering of Purchaser Units pursuant to the IPO Prospectus.

“IPO Prospectus” means the final prospectus of Purchaser, dated as of May 1, 2023, and filed with the SEC on May 3, 2023 (File No. 333-261569).

“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.

“Knowledge” means, with respect to (i) the Company, the actual knowledge of the executive officers or directors of the Company and any Target Companies, after reasonable inquiry, or (ii) any other Party, (A) if an entity, the actual knowledge of its directors and executive officers, after reasonable inquiry, or (B) if a natural person, the actual knowledge of such Party after reasonable inquiry.

“Law” means any federal, state, local, municipal, foreign or other law, statute, legislation, principle of common law, ordinance, code, edict, decree, proclamation, treaty, convention, rule, regulation, directive, requirement, writ, injunction, settlement, Order or Consent that is or has been issued, enacted, adopted, passed, approved, promulgated, made, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Liabilities” means any and all liabilities, Indebtedness, Actions or obligations of any nature (whether absolute, accrued, contingent or otherwise, whether known or unknown, whether direct or indirect, whether matured or unmatured, whether due or to become due and whether or not required to be recorded or reflected on a balance sheet under GAAP or other applicable accounting standards), including Tax liabilities due or to become due.

“Lien” means any mortgage, pledge, security interest, attachment, right of first refusal, option, proxy, voting trust, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), restriction (whether on voting, sale, transfer, disposition or otherwise), any subordination arrangement in favor of another Person, or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar Law.

“Material Adverse Effect” means, with respect to any specified Person, any fact, event, occurrence, change or effect that has had, or would reasonably be expected to have, individually or in the aggregate, a material adverse effect upon (a) the business, assets, Liabilities, results of operations, or condition (financial or otherwise) of such Person and its Subsidiaries, taken as a whole, or (b) the ability of such Person or any of its Subsidiaries on a timely basis to consummate the Transactions contemplated by this Agreement or the Ancillary Documents to which it is a party or bound or to perform its obligations hereunder or thereunder; provided, however, that for the purposes of clause (a) above, any fact, event, event, occurrence, change or effect directly or indirectly attributable to, resulting from, relating to or arising out of the following (by themselves or when aggregated with any other, facts, events, occurrences, changes or effects) shall not be deemed to be, constitute, or be taken into account when determining whether there has or may, would or could have occurred a Material Adverse Effect: (i) general changes in the financial or securities markets or general economic or political conditions in any country or jurisdiction; (ii) changes, conditions or effects that generally affect any industry or geographic area in which such Person or any of its Subsidiaries principally operate; (iii) changes or proposed change in the interpretation of any Law (including the Exchange Act or the Securities Act or any rules promulgated thereunder) or in GAAP or other applicable accounting principles or mandatory changes in the regulatory accounting requirements applicable to any industry in which such Person and its Subsidiaries principally operate, or any regulatory guidance, policies or interpretations of the foregoing; (iv) conditions caused by acts of God, epidemic, pandemics or other outbreak of public health events (including COVID-19), cyberterrorism or terrorism, war (whether or not declared), military action, civil unrest, earthquakes, volcanic activity, hurricanes, tsunamis, tornadoes, floods, mudslides, wildfire, or other natural disaster and any other force majeure events (including any escalation or general worsening of any of the foregoing); (v) any actions taken or not taken by such Person or its Subsidiaries as required by this Agreement or any Ancillary Document; (vi) with respect to the Company, any failure in and of itself or its Subsidiaries to meet any internal or published budgets, projections, forecasts or predictions of financial performance for any period (provided that the underlying cause of any such failure may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein); (vii) with respect to Purchaser, the consummation and effects of the Redemption in and of itself (provided that the underlying cause of any such Redemption may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein); and (viii) the announcement or the execution of this Agreement or the Ancillary Documents, the pendency or consummation of the Transactions or the performance of this Agreement or the Ancillary Documents (or the obligations hereunder), including the impact thereof on relationships with Governmental Authority, partners, customers, suppliers or employees; provided further, however, that any event, occurrence, fact, condition, or change referred to in clauses (i) - (iii) immediately above shall be taken into account in determining whether a Material Adverse Effect has occurred or could reasonably be expected to occur to the extent that such event, occurrence, fact, condition, or change has a disproportionate effect on such Person or any of its Subsidiaries compared to other participants in the industries and geographic location in which such Person or any of its Subsidiaries primarily conducts its businesses. Notwithstanding the foregoing, with respect to Purchaser, the amount of the Redemption or the failure to obtain the Required Shareholder Approval (provided that Purchaser has not violated its obligations hereunder in connection with obtaining the Required Shareholder Approval) shall not in and of itself be deemed to be a Material Adverse Effect on or with respect to Purchaser (provided that the underlying cause of any such Redemption may be considered in determining whether a Material Adverse Effect has occurred or would reasonably be expected to occur to the extent not excluded by another exception herein).

“Nasdaq” means the Nasdaq Global Market.

“Non-Competition Agreement” means a non-competition and non-solicitation Agreement in favor of Pubco, Purchaser and the Company to be entered into by the senior executives of the Company and substantially in the form set out in Exhibit H attached hereto.

“Order” means any order, decree, ruling, judgment, injunction, writ, determination, binding decision, verdict, judicial award or other Action that is or has been entered, rendered, or otherwise put into effect by or under the authority of any Governmental Authority.

“Organizational Documents” means, with respect to any Person, its articles of incorporation and bylaws, memorandum and articles of association or similar organizational documents, in each case, as amended.

“Patents” means any patents, and patent applications (including any divisionals, provisionals, continuations, continuations-in-part, substitutions, or reissues thereof).

“PCAOB” means the U.S. Public Company Accounting Oversight Board (or any successor thereto).

“Per Share Equity Value” means the quotient obtained by dividing (i) US$500,000,000 by (ii) the Company Fully Diluted Shares.

“Per Share Price” means the lower of (i) $10.00 (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing) or (ii) the Redemption Price.

“Permits” means all federal, state, local or foreign or other third-party permits, grants, easements, consents, approvals, authorizations, exemptions, licenses, franchises, concessions, ratifications, permissions, clearances, confirmations, endorsements, waivers, certifications, designations, ratings, registrations, qualifications or orders of any Governmental Authority or any other Person.

“Permitted Liens” means (a) Liens for Taxes or assessments and similar governmental charges or levies, which either are (i) not delinquent or (ii) being contested in good faith and by appropriate proceedings, and for which adequate reserves have been established with respect thereto, (b) other Liens imposed by operation of Law arising in the ordinary course of business for amounts which are not due and payable and as would not in the aggregate materially adversely affect the value of, or materially adversely interfere with the use of, the property subject thereto, (c) Liens incurred or deposits made in the ordinary course of business in connection with social security, (d) Liens on goods in transit incurred pursuant to documentary letters of credit, in each case arising in the ordinary course of business, or (e) Liens arising under this Agreement or any Ancillary Document.

“Person” means an individual, corporation, partnership (including a general partnership, limited partnership or limited liability partnership), limited liability company, association, trust or other entity or organization, including a government, domestic or foreign, or political subdivision thereof, or an agency or instrumentality thereof.

“Personal Property” means any machinery, equipment, tools, vehicles, furniture, leasehold improvements, office equipment, plant, parts and other tangible personal property.

“PRC” means the People’s Republic of China.

“Pubco Charter” means the memorandum and articles of association of Pubco, as amended and in effect under the Cayman Companies Act immediately prior to the Effective Time.

“Pubco Class A Ordinary Shares” means the Class A ordinary shares, par value $0.0001 per share, of Pubco, which shares shall entitle the holder thereof to one (1) vote per share, as provided for and fully described in the Pubco Charter.

“Pubco Class B Ordinary Shares” means the Class B ordinary shares, par value $0.0001 per share, of Pubco, which shares shall (i) be convertible, at the election of the holder, into Pubco Class A Ordinary Shares on a one-to-one basis and (ii) entitle the holder thereof to fifteen (15) votes per share, as provided for and fully described in the Pubco Charter.

“Pubco Ordinary Shares” means the Pubco Class A Ordinary Shares and the Pubco Class B Ordinary Shares.

“Pubco Securities” means, collectively, the Pubco Class A Ordinary Shares and the Pubco Class B Ordinary Shares.

“Purchaser Charter” means the memorandum and articles of association of Purchaser, as amended and in effect under the Cayman Companies Act.

“Purchaser Confidential Information” means all confidential or proprietary documents and information concerning Purchaser or any of its Representatives; provided, however, that Purchaser Confidential Information shall not include Second Merger Sub or any of their respective Representatives, is generally available publicly and was not disclosed in breach of this Agreement or (ii) at the time of the disclosure by Purchaser or its Representatives to by the Company, Pubco, First Merger Sub, Second Merger Sub any of their respective Representatives, was previously known by such receiving party without violation of Law or any confidentiality obligation by the Person receiving such Purchaser Confidential Information. For the avoidance of doubt, from and after the Closing, Purchaser Confidential Information will include the confidential or proprietary information of the Target Companies.

“Purchaser Ordinary Shares” means the ordinary shares, par value $0.001 per share, of Purchaser.

“Purchaser Private Unit” means a unit issued in a private placement concurrently with the IPO consisting of one (1) Purchaser Ordinary Share and one (1) Purchaser Right.

“Purchaser Public Unit” means a unit issued in the IPO consisting of one (1) Purchaser Ordinary Share and one (1) Purchaser Right.

“Purchaser Rights” means one right that was included as part of each Purchaser Unit entitling the holder thereof to receive two-tenths (2/10th) of a Purchaser Ordinary Share upon the consummation by Purchaser of its Business Combination.

“Purchaser Securities” means Purchaser Units, Purchaser Ordinary Shares, and the Purchaser Rights, collectively.

“Purchaser Securityholder” means any holder of any Purchaser Securities.

“Purchaser Shareholder” means any holder of any Purchaser’s capital shares.

“Purchaser Transaction Expenses” means any Expenses incurred by any Purchaser or its respective Affiliates (whether or not billed or accrued for), including any and all filing fees paid to Governmental Authorities in connection with the Transactions.

“Purchaser Units” means the Purchaser Public Units and the Purchaser Private Units.

“Redemption Price” means an amount equal to the price at which each Purchaser Ordinary Share is redeemed or converted pursuant to the Redemption in accordance with the Purchaser’s Organizational Documents (as equitably adjusted for stock splits, stock dividends, combinations, recapitalizations and the like after the Closing).

“Release” means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, or leaching into the environment.

“Remedial Action” means all actions required by Environmental Law to (i) clean up, remove, treat, or in any other way address any Release of Hazardous Material, (ii) prevent the Release of any Hazardous Material so it does not endanger or threaten to endanger public health or welfare or the environment, (iii) perform pre-remedial studies and investigations or post-remedial monitoring and care, or (iv) correct a condition of noncompliance with Environmental Laws.

“Representatives” means, as to any Person, such Person’s Affiliates and the respective managers, directors, officers, employees, consultants, advisors (including financial advisors, counsel and accountants), agents and other legal representatives of such Person or its Affiliates.

“Rights Agreement” means that certain Rights Agreement, dated as of May 1, 2023, as it may be amended (including to accommodate the Mergers), by and between Purchaser and VStock Transfer, LLC.

“SEC” means the U.S. Securities and Exchange Commission (or any successor Governmental Authority).

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Sellers” means each of the holders of the Company Shares, and a “Seller” means any one of the Sellers.

“Second Merger Sub Ordinary Shares” means the ordinary shares, with a par value of US$0.001 per share, of the Second Merger Sub.

“Software” means any computer software programs, including all source code and object code.

“SOX” means the U.S. Sarbanes-Oxley Act of 2002, as amended.

“Sponsor” means G-Star Management Corporation, a British Virgin Islands business company.

“Subsidiary” and “Subsidiaries” means, with respect to any Person, any corporation, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of capital shares entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or Controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof is at the time owned or Controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons will be deemed to have a majority ownership interest in a partnership, association or other business entity if such Person or Persons will be allocated a majority of partnership, association or other business entity gains or losses or will be or control the managing director, managing member, general partner or other managing Person of such partnership, association or other business entity. A Subsidiary of a Person will also include any variable interest entity which is consolidated with such Person under applicable accounting rules.

“Target Company” and “Target Companies” means each of the Company and its direct and indirect Subsidiaries as set forth in Section 6.4 of the Company Disclosure Schedules.

“Tax Return” means any return, declaration, report, claim for refund, information return or other documents (including any related or supporting schedules, statements or information) filed or required to be filed in connection with the determination, assessment or collection of any Taxes or the administration of any Laws or administrative requirements relating to any Taxes.

“Taxes” means (a) all direct or indirect federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, value-added, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security and related contributions due in relation to the payment of compensation to employees, excise, severance, stamp, occupation, premium, property, windfall profits, alternative minimum, estimated, customs, duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any Liability for payment of amounts described in clause (a) whether as a result of being a member of an affiliated, consolidated, combined or unitary group for any period or otherwise through operation of law and (c) any Liability for the payment of amounts described in clauses (a) or (b) as a result of any tax sharing, tax group, tax indemnity or tax allocation agreement with, or any other express or implied agreement to indemnify, any other Person.

“Trade Secrets” means any trade secrets, confidential business information, concepts, ideas, designs, research or development information, processes, procedures, techniques, technical information, specifications, operating and maintenance manuals, engineering drawings, methods, know-how, data, mask works, discoveries, inventions, modifications, extensions, and improvements (whether or not patentable or subject to copyright, trademark, or trade secret protection), in each case, to the extent the foregoing are confidential and protected by applicable Law.

“Trademarks” means any trademarks, service marks, trade dress, trade names, brand names, internet domain names, designs, logos, or corporate names (including, in each case, the goodwill associated therewith), whether registered or unregistered, and all registrations and applications for registration and renewal thereof.

“Trust Account” means the trust account established by Purchaser with the proceeds from the IPO pursuant to the Trust Agreement in accordance with the IPO Prospectus.

“Trust Agreement” means that certain Investment Management Trust Agreement, dated as of May 1, 2023, as it may be amended (including to accommodate the Mergers), by and among Purchaser, VStock Transfer, LLC, and the Trustee.

“Trustee” means Wilmington Trust, National Association, in its capacity as trustee under the Trust Agreement.

12.2 Section References.

The following capitalized terms, as used in this Agreement, have the respective meanings given to them in the Section as set forth below adjacent to such terms:

Term	Section
Acquisition Proposal	7.6(a)
Additional Information	7.21
Agreement	Preamble
Alternative Transaction	7.6(a)
Balance Sheet Date	6.7(a)
Becker	3.1
Business Combination	10.1
Closing	3.1
Closing Date	3.1
Closing Filing	7.12(b)
Closing Press Release	7.12(b)
Company	Preamble
Company Benefit Plan	6.19(a)
Company Board Recommendation	7.11(g)
Company Certificate3.2(e)
Company Directors	7.14(a)
Company Closing Statement	3.2(a)
Company Disclosure Schedules	Article VI
Company Dissenting Shares	2.6(a)
Company Dissenting Shareholders	2.6(a)
Company Financials	6.7(a)
Company IP	6.13(c)
Company IP Licenses	6.13(a)
Company Material Contract	6.12(a)
Company Permits	6.10
Company Real Property Leases	6.15
Company Registered IP	6.13(a)
Company Share Consideration	2.1(b)

Term	Section
Company Shareholder Support Agreement	Recitals
Company Special Resolution	7.11(g)
Company Transaction Expenses Certificate	1.6(a)
Company Written Consent	7.11(g)
CSRC	8.1(l)
Designated Entity	6.13(h)
Disqualification Event	6.18(h)
D&O Indemnified Person	7.15(a)
D&O Tail Insurance	7.15(b)
EDGAR	Article VI
Effective Time	1.2(b)
Employment Agreements	7.24
Enforceability Exceptions	4.2
Environmental Permits	6.20(a)
Equity Incentive Plan	7.11(a)
Exchange Agent	3.2(b)
Exchanged Options	2.1(d)
Exchanged Warrants	2.1(e)
Expenses	9.3(a)
Expiration Date	9.1
Extension	7.3(a)
Extension Loan	7.18
Federal Securities Laws	7.7
First Merger	Recitals
First Merger Documents	1.2(a)
First Merger Effective Time	1.2(a)
First Merger Plan of Merger	1.2(a)
First Merger Sub	Preamble
Founders	Recitals
Founder Lock-up Agreement	Recitals
Founder Amended and Restated Registration Rights Agreement	8.2(d)(iv)
Initial Pubco Share	2.1(d)
Intended Tax Treatment	7.18
Interim Balance Sheet Date	6.7(a)
Interim Period	7.1(a)
Issuer Covered Persons(s)	6.18(h)
Letter of Transmittal	3.2(b)
Loss	9.2(a)
Lost Certificate Affidavit	3.2(g)
Merger Documents	1.2(b)
Mergers	Recitals
Merger Sub	Preamble
No Shop Period	7.6(b)
Non-Recourse Parties	11.14

Term	Section
Non-U.S. Subsidiaries	7.18
OFAC	4.17(c)
Off-the-Shelf Software	6.13(a)
Ordinary Commercial Agreement	4.10(c)
Outside Date	9.1(b)
Party(ies)	Preamble
Payment Spreadsheet	1.6
Personal Information	6.9
PFIC	7.18
PIPE Investment	7.17
PIPE Investors	7.17
PIPE Subscription Agreements	7.17
Post-Closing Pubco Board	7.14(a)
Prior Merger Agreement	4.23
Pro Rata Share	7.20
Proxy Statement	7.11(a)
Pubco	Preamble
Public Certifications	3.2(d)
Public Shareholders	10.1
Purchaser	Preamble
Purchaser Directors	7.14(a)
Purchaser Disclosure Schedules	Article IV
Purchaser Financials	4.6(c)
Purchaser Financing Certificates	1.6
Purchaser Material Contract	4.13(a)
Purchaser Merger Consideration	2.2(b)
Purchaser Recommendation	4.2
Purchaser Representative	Preamble
Purchaser Shareholder Approval Matters	7.11(a)
Purchaser Transaction Expenses Certificate	1.6(b)
Redemption	7.11(a)
Registration Statement	7.11(a)
Regulatory Approvals	7.9
Regulatory Authority	7.9
Related Person	6.21
Released Claims	10.1
Required Shareholder Approval	8.1(a)
SEC Reports	4.6(a)
SEC SPAC Accounting Changes	4.6(a)
Second Merger	Recitals
Second Merger Articles of Merger	1.2(b)
Second Merger Documents	1.2(b)
Second Merger Plan of Merger	1.2(b)
Second Merger Sub	Preamble
Securityholder Litigation	7.20

Term	Section
Seller Lock-Up Agreement	Recitals
Seller Registration Rights Agreement	8.2(d)(vi)
Signing Filing	7.12(b)
Signing Press Release	7.12(b)
Special Shareholder Meeting	7.11(a)
Specified Courts	11.5
Securityholder Certificates	3.2(e)
Surviving Company	Recitals
Surviving Company Charter	1.4(a)
Surviving Entity	Recitals
Surviving Entity Charter	1.4(b)
Surviving Warranties	9.1
Top Vendors	6.23
Transactions	Recitals
Transmittal Documents	3.2(e)

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed and delivered by its respective duly authorized officer as of the date first written above.

Purchaser:

GOLDEN STAR ACQUISITION CORPORATION

By:	/s/ Linjun Guo
Name:	Linjun Guo
Title:	Chief Executive Officer

Purchaser Representative:

G-STAR MANAGEMENT CORPORATION

By:	/s/ Linjun Guo
Name:	Linjun Guo
Title:	Director

[Signature Page to Business Combination Agreement]

IN WITNESS WHEREOF, each Party hereto has caused this Agreement to be signed and delivered by its respective duly authorized officer as of the date first written above.

Pubco:

GAMEHAUS HOLDINGS INC.

By:	/s/ Feng Xie
Name:	Feng Xie
Title:	Director

First Merger Sub:

GAMEHAUS 1 INC.

By:	/s/ Feng Xie
Name:	Feng Xie
Title:	Director

Second Merger Sub:

GAMEHAUS 2 INC.

By:	/s/ Feng Xie
Name:	Feng Xie
Title:	Director

The Company:

GAMEHAUS INC.

By:	/s/ Feng Xie
Name:	Feng Xie
Title:	Director

[Signature Page to Business Combination Agreement]

EXHIBIT A

Form of Seller Lock-Up Agreement

LOCK-UP AGREEMENT (COMPANY)

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of ________, 2023, by and among (i) Gamehaus Holdings Inc., an exempted company incorporated with limited liability in the Cayman Islands (“Pubco”), (ii) G-Star Management Corporation, in the capacity under the Business Combination Agreement (as defined below) as the Purchaser Representative (including any successor Purchaser Representative appointed in accordance therewith, the “Purchaser Representative”), (iii) Gamehaus, Inc., an exempted company incorporated with limited liability in the Cayman Islands (the “Company”), (iv) Golden Star Acquisition Corporation, an exempted company incorporated with limited liability in the Cayman Islands (“Purchaser”), and (v) the undersigned (“Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

WHEREAS, on __________, 2023, Purchaser, the Purchaser Representative, Pubco, Gamehaus 1 Inc., an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Pubco (the “First Merger Sub”), Gamehaus 2 Inc., an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Pubco (the “Second Merger Sub”), and the Company entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”), pursuant to which, subject to the terms and conditions thereof, among other matters, (a) the First Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation (the “First Merger”), and as a result of which, (i) the Company will become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of the Company immediately prior to the effective time of the First Merger will no longer be outstanding and will automatically be cancelled, in exchange for the right of the holder thereof to receive certain securities of Pubco, and (b) the Second Merger Sub will merge with and into Purchaser, with Purchaser continuing as the surviving entity (the “Second Merger”), and as a result of which, (i) Purchaser will become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of Purchaser immediately prior to the effective time of the Merger will no longer be outstanding and will automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable law;

WHEREAS, at the Closing of the transaction contemplated by the Business Combination Agreement (the “Closing”), the Holder is the holder of the number of Pubco Ordinary Shares in such amounts as set forth underneath Holder’s name on the signature page hereto; and

WHEREAS, pursuant to the Business Combination Agreement, and in view of the valuable consideration to be received by Holder thereunder, the parties desire to enter into this Agreement, pursuant to which certain share consideration to be issued to Holder (all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1

1.	Lock-Up Provisions.

(a) Holder hereby agrees not to Transfer any of its Restricted Securities during the period (the “Lock-Up Period”) commencing from the Closing and ending on the earliest of (x) the Release Date,(y) the date after the occurrence of a Change of Control, and (z) the date on which the closing sale price of the Pubco Ordinary Shares has equaled or exceeded $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any twenty (20) trading days within any thirty (30) consecutive trading day period commencing after the Closing; provided, however, that with respect to 50% of the Holder’s Restricted Securities, the Lock-up Period shall be the period commencing on the Closing and ending on the earliest of (x) the Release Date and (y) the date after the occurrence of a Change of Control. For the purposes of this Agreement the term “Transfer” shall mean: (i) lend, offer, pledge (except as provided herein below), hypothecate, encumber, donate, assign, sell, offer to sell, contract or agree to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise.

(b) The foregoing Section 1(a) shall not apply to the Transfer of any or all of the Restricted Securities owned by Holder (a) to Pubco’s officers or directors, any affiliates or family members of any of Pubco’s officers or directors, any members of the Sponsor (as defined in the Business Combination Agreement), or any affiliates of the Sponsor; (b) to any affiliate (as defined in Rule 405 of under the under the Securities Act of 1933, as amended) of Holder; (c) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (d) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (e) in the case of an individual, pursuant to a qualified domestic relations order; (f) in the case of an entity, by distribution to limited partners, shareholders, members of, or owners of similar equity interests in Holder by virtue of the laws of the jurisdiction of the Holder’s organization and the Holder’s organizational documents upon the liquidation and dissolution of Holder; (g) by private sales made in connection with the consummation of a Change of Control at prices no greater than the price at which the securities were originally purchased; (h) by virtue of the laws of the Cayman Islands or the Company’s limited liability company agreement upon dissolution of the Company; (i) in the event of Pubco’s liquidation, merger, share exchange, reorganization or other similar transaction which results in all of Pubco’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the Closing; and (j) which were acquired in the PIPE Investment or in open market transactions after the Closing; provided, however, that in the case of clauses (a) through (g), it shall be a condition to such Transfer that the transferee executes and delivers to Pubco or the Purchaser Representative an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further Transfer of such Restricted Securities except in accordance with this Agreement.

(c) As used in this Agreement, the term:

(X) “Change of Control” shall mean, subsequent to the Closing, the occurrence of a transaction or a series of related transactions pursuant to which Pubco/the Company completes a liquidation, merger, share exchange, reorganization, or other similar transaction that results in all of its shareholders having the right to exchange their Pubco Ordinary Shares for cash, securities or other property; and

2

(Y) “Release Date” shall mean the six (6) month anniversary of the date of the Closing.

(d) If any Transfer (except for any Transfer pursuant to Section 1(b)) is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be null and void ab initio, and Pubco shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, Pubco may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and permitted transferees and assigns thereof) effective until the end of the Lock-Up Period.

(e) During the Lock-Up Period, each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [__________], 2023, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), THAT CERTAIN REPRESENTATIVE OF PURCHASER NAMED THEREIN, PURCHASER AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(f) For the avoidance of any doubt, Holder shall retain all of its rights as a shareholder of Pubco with respect to the Restricted Securities during the Lock-Up Period, including the right to vote any Restricted Securities, but subject to the obligations applicable to Holder under the Business Combination Agreement.

2	Representations and Warranties.

(a) Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound. The Holder has independently evaluated the merits of its decision to enter into and deliver this Agreement, and such Holder confirms that it has not relied on the advice of Purchaser, Purchaser’s legal counsel, or any other person.

(b) Beneficial Ownership. The Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any shares of capital stock of Pubco, or any economic interest in or derivative of such stock, other than those shares of Pubco capital stock specified on the signature page hereto. For purposes of this Agreement, the term Restricted Securities shall also include any shares of Pubco capital stock acquired by Holder during the Lock-Up Period, if any.

3

(c) No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

3	Miscellaneous.

(a) Termination of Business Combination Agreement. This Agreement shall be binding upon Holder upon Holder’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. Notwithstanding anything to the contrary contained herein, in the event that the Business Combination Agreement is terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and become null and void, and the parties shall not have any rights or obligations hereunder.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder and Purchaser are personal to Holder and Purchaser, as applicable, and may not be transferred or delegated by Holder or Purchaser at any time. Pubco may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder (but from and after the Closing, the consent of the Purchaser Representative shall be required which shall not be unreasonably withheld). If the Purchaser Representative is replaced in accordance with the terms of the Business Combination Agreement, the replacement Purchaser Representative shall automatically become a party to this Agreement as if it were the original Purchaser Representative hereunder.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

(d) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in the City of New York, in the State of New York (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 3(g). Nothing in this Section 3(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

4

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3(e).

(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

(g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by email, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Pubco: Gamehaus Holdings Inc. 5th Floor, Building 2, No. 500 Shengxia Road, Pudong New Area, Shanghai Attn: Ling Yan Email: linda.yan@gamehaus.com	with a copy (which will not constitute notice) to: Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 Attn: Ying Li, Esq. Email: yli@htflawyers.com
If to the Company, to: Gamehaus Inc. 5th Floor, Building 2, No. 500 Shengxia Road, Pudong New Area, Shanghai Attn: Ling Yan Email: linda.yan@gamehaus.com	With a copy to (which shall not constitute notice): Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 Attn: Ying Li, Esq. Email: yli@htflawyers.com

5

If to Purchaser or the Purchaser Representative, to:

Golden Star Acquisition Corporation

99 Hudson Street, 5th Floor

New York, New York, 10013

Attention: Chief Executive Officer

Email: ceo@goldenstarcorp.net

With a copy to (which shall not constitute notice): Becker & Poliakoff, P.A. 45 Broadway, 17th Floor New York, N.Y. 10006 Attention: Bill Huo, Esq. Email: bhuo@beckerlawyers.com
If to Holder, to: the address set forth below Holder’s name on the signature page to this Agreement	with a copy (which will not constitute notice) to: Becker & Poliakoff, P.A. 45 Broadway, 17th Floor New York, N.Y. 10006 Attention: Bill Huo, Esq. Email: bhuo@beckerlawyers.com

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of Pubco, the Company, Purchaser (as represented by the Purchaser Representative) and Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and Pubco will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, each of Pubco, the Company and Purchaser (as represented by the Purchaser Representative) shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

6

(k) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of Pubco, the Company and Purchaser (as represented by the Purchaser Representative) or any of the obligations of Holder under any other agreement between Holder and Pubco, the Company or Purchaser (as represented by the Purchaser Representative) or any certificate or instrument executed by Holder in favor of Pubco, the Company or Purchaser (as represented by the Purchaser Representative), and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of Pubco, the Company or Purchaser (as represented by the Purchaser Representative) or any of the obligations of Holder under this Agreement.

(l) Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m) Counterparts; Email. This Agreement may also be executed and delivered by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

{Remainder of Page Intentionally Left Blank; Signature Pages Follow}

7

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Pubco:

Gamehaus Holdings Inc.

By:
Name:
Title:

Company:

Gamehaus, Inc.

Name:
Title:

{Additional Signature on the Following Page}

8

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Purchaser:

GOLDEN STAR ACQUISITION CORPORATION

By:
Name:	Linjun Guo
Title:	Chief Executive Officer

Purchaser Representative:

G-STAR MANAGEMENT CORPORATION

By:
Name:	Linjun Guo
Title:	Director

9

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Holder:

Name of Holder:

By:

Name:

Number of Restricted Securities of Holder:

Address for Notice:

Address:

Facsimile No:

Telephone No:

Email:

10

EXHIBIT B

Form of Company Shareholder Support Agreement

COMPANY SHAREHOLDER SUPPORT AGREEMENT

This Shareholder Support Agreement (this “Agreement”) is made and entered into as of _________, 2023, by and among Golden Star Acquisition Corporation an exempted company incorporated with limited liability in the Cayman Islands (“Purchaser”), Gamehaus, Inc., an exempted company incorporated with limited liability in the Cayman Islands (the “Company”) and the individuals whose names appear on the signature pages hereto who are or hereafter may become shareholders of the Company (each such shareholder, a “Requisite Shareholder” and, collectively, the “Requisite Shareholders”). Purchaser, Company and the Requisite Shareholders are sometimes referred to herein as a “Party” and collectively as the “Parties”. Capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Business Combination Agreement (as defined below).

RECITALS

A. On _________, 2023, Purchaser, Gamehaus Holdings Inc., an exempted company incorporated with limited liability in the Cayman Islands (“Pubco”), G-Star Management Corporation, in the capacity as the Purchaser Representative, Gamehaus 1 Inc., an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Pubco (“First Merger Sub”), Gamehaus 2 Inc., an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Pubco (“Second Merger Sub”), and the Company entered into a Business Combination Agreement (the “Business Combination Agreement”) pursuant to which, upon the terms and subject to the conditions set forth therein: (a) First Merger Sub will merge with and into the Company (the “First Merger”), with the Company surviving the First Merger as a wholly-owned subsidiary of Pubco and the outstanding shares of the Company being converted into the right to receive certain shares of Pubco, and (b) one (1) Business Day following, and as part of the same overall transaction as, the First Merger, Second Merger Sub will merge with and into Purchaser (the “Second Merger”, and together with the First Merger, the “Mergers”), with Purchaser surviving the Second Merger as a wholly-owned subsidiary of Pubco and the outstanding securities of Purchaser being converted into the right to receive certain shares of Pubco (the Mergers together with other transactions contemplated by the Business Combination Agreement, the “Transactions”).

B. The Requisite Shareholders agree to enter into this Agreement with respect to all Company Shares of which the Requisite Shareholders now or hereafter have beneficial ownership (as such term is defined in Rule 13d-3 under the Exchange Act) and/or record ownership.

C. As of the date hereof, the Requisite Shareholders are the owners of, and/or have voting power (including, without limitation, by proxy or power of attorney) over, such number and class of Company Shares as are indicated opposite each of their names on Schedule A attached hereto (all such Company Shares, together with any shares in the Company of which beneficial and/or record ownership and/or the power to vote (including, without limitation, by proxy or power of attorney) is hereafter acquired by any such Requisite Shareholder (or any securities convertible into or exercisable or exchangeable for Company Shares) during the period from the date hereof through the Expiration Time (as defined below) are collectively referred to herein as the “Subject Shares”).

D. As a condition to the willingness of Purchaser to enter into the Business Combination Agreement and as an inducement and in consideration therefor, the Requisite Shareholders have agreed to enter into this Agreement.

E. Each of Purchaser, the Company, and each Requisite Shareholder has determined that it is in its, her or his best interest to enter into this Agreement.

1

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth below and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto, intending to be legally bound, do hereby agree as follows:

1. Definitions. When used in this Agreement, the following terms in all of their tenses, cases and correlative forms shall have the meanings assigned to them in this Section 1 or elsewhere in this Agreement.

“Expiration Time” shall mean the earlier to occur of (a) the Effective Time, (b) such date and time as the Business Combination Agreement shall be terminated in accordance with Section 9.1 thereof and (c) as to any Requisite Shareholder, the mutual written agreement of Purchaser, the Company and such Requisite Shareholder.

“Transfer” shall mean any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, or entry into any contract, agreement, option or other arrangement or understanding with respect to any sale, assignment, encumbrance, pledge, hypothecation, disposition, loan or other transfer, in each case directly or indirectly and voluntarily or involuntarily, of any interest owned by a person or any interest (including a beneficial interest) in, or the ownership, control or possession of, any interest owned by a person, excluding entry into this Agreement and the Business Combination Agreement and the consummation of the transactions contemplated hereby and thereby.

2. Agreement to Retain the Subject Shares.

2.1. No Transfer of Subject Shares. Until the Expiration Time, each Requisite Shareholder agrees not to (a) Transfer any Subject Shares or (b) deposit any Subject Shares into a voting trust or enter into a voting agreement with respect to any Subject Shares or grant any proxy (except as otherwise provided herein), consent or power of attorney with respect thereto (other than pursuant to this Agreement). Notwithstanding the foregoing (a) if a Requisite Shareholder is an individual, such Requisite Shareholder may Transfer any such Subject Shares (i) to any member of such Requisite Shareholder’s immediate family, or to a trust for the benefit of such Requisite Shareholder or any member of such Requisite Shareholder’s immediate family, the sole trustees of which are such Requisite Shareholder or any member of such Requisite Shareholder’s immediate family, (ii) by will, other testamentary document or under the laws of intestacy upon the death of such Requisite Shareholder, (iii) pursuant to a qualified domestic relations order or (iv) pursuant to a charitable gift or contribution, (b) if a Requisite Shareholder is an entity, such Requisite Shareholder may Transfer any Subject Shares to any partner, member, or affiliate of such Requisite Shareholder in accordance with the terms of the Organizational Documents of the Company. A Requisite Shareholder may Transfer any Subject Shares upon the consent of the Company; provided, that in each case such transferee of such Subject Shares evidences in a writing, in form and substance reasonably satisfactory to Purchaser and the Company, such transferee’s agreement to be bound by and subject to all of the terms and provisions hereof to the same effect as such transferring Requisite Shareholder, prior and as a condition to the occurrence of such Transfer.

2.2. Additional Purchases. Until the Expiration Time, each Requisite Shareholder agrees that any Subject Shares that such Requisite Shareholder purchases, that are issued to such Requisite Shareholder by the Company, that are otherwise hereinafter acquired by such Requisite Shareholder or with respect to which such Requisite Shareholder otherwise acquires sole or shared voting power (including by proxy or power of attorney) after the execution of this Agreement and prior to the Expiration Time, shall in each case be subject to the terms and conditions of this Agreement to the same extent as if they were Subject Shares owned by such Requisite Shareholder as of the date hereof. Each of the Requisite Shareholders agrees, while this Agreement is in effect, to notify Purchaser and the Company promptly in writing (including by e-mail) of the number of any additional Subject Shares acquired, or over which voting power is acquired, by such Requisite Shareholder, if any, after the date hereof.

2

2.3. Unpermitted Transfers. Any Transfer or attempted Transfer of any Subject Shares in violation of this Section 2 shall, to the fullest extent permitted by applicable Law, be null and void ab initio.

3. Voting of Subject Shares.

3.1. Voting of Subject Shares. From and after the date hereof and until the Expiration Time, each Requisite Shareholder hereby unconditionally and irrevocably agrees that, at any meeting of the shareholders of the Company (or any adjournment or postponement thereof), and in any action by written consent of the shareholders of the Company requested by the Organizational Documents of the Company or otherwise undertaken as contemplated by the Transactions (which written consent shall be delivered promptly, and in any event not later than two (2) Business Days, after the Company, as applicable, requests such delivery), such Requisite Shareholder shall: if a meeting is held, attend and appear at the meeting, in person or by proxy, or otherwise cause its Subject Shares to be counted as present thereat for purposes of establishing a quorum, and such Requisite Shareholder shall vote all of the Subject Shares to which such Requisite Shareholder has sole or shared voting power and is entitled to vote; and/or if a written consent or approval is requested, duly and promptly execute and provide such written consent or approval (or cause to be voted or so consented or approved), in person or by proxy, in respect of all of its Subject Shares:

(i)	in favor of (a) the Mergers, the Business Combination Agreement, the Ancillary Documents, any required amendments to the Company’s Organizational Documents, and all of the other Transactions (and any actions required in furtherance thereof), (b) in favor of the other matters set forth in the Business Combination Agreement (clauses (a) and (b) collectively, the “Shareholder Approval Matters”), or if there are insufficient votes in favor of granting the approval of the Shareholder Approval Matters, in favor of the adjournment or postponement of such meeting of the shareholders of the Company to a later date,

(ii)	in any other circumstances upon which a vote, consent or other approval with respect to the Shareholder Approval Matters is sought, to vote, consent or approve (or cause to be voted, consented or approved) all of such Requisite Shareholder’s Subject Shares held at such time in favor of the foregoing; and

(iii)	against (a) any Alternative Transaction and (b) any and all other proposals or actions that would reasonably be expected to (x) impede, interfere with, delay, postpone or adversely affect the Mergers, the Business Combination Agreement or any of the other Shareholder Approval Matters, or (y) result in any of the closing conditions of the Company, Purchaser, or Pubco under the Business Combination Agreement not being satisfied, or otherwise result in a breach of any of the representations, warranties, covenants or other obligations or agreements of the Company, Purchaser or Pubco under the Business Combination Agreement;

provided, however, that such Requisite Shareholder shall not be required to vote or provide consent or take any other action, in each case to the extent any such vote, consent or other action would preclude SEC registration of Pubco Shares being issued to holders of Company Shares as contemplated by the Business Combination Agreement.

3

4. Additional Agreements.

4.1. No Challenges. Each Requisite Shareholder agrees not to commence, join in, facilitate, assist or encourage, and agrees to take all actions necessary to opt out of any class in any class action with respect to, any claim, derivative or otherwise, against Purchaser, First Merger Sub, Second Merger Sub, Pubco, the Company or any of their respective successors or directors (a) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or (b) alleging a breach of any fiduciary duty of any person in connection with the evaluation, negotiation or entry into the Business Combination Agreement or any other agreement in connection with the Transactions.

4.2. Further Actions. Each Requisite Shareholder agrees, while this Agreement is in effect, not to take or omit to take, or agree to commit to take or omit to take, any action that would make any representation and warranty of such Requisite Shareholder contained in this Agreement inaccurate in any material respect. Each Requisite Shareholder further agrees that it shall use its reasonable best efforts to cooperate with Purchaser and the Company to effect the transactions contemplated hereby and the Transactions, including to take or omit to take such actions, and execute such agreements, as may be reasonably requested by Purchaser or the Company in connection with the transactions contemplated hereby and the Transactions or that are necessary to give further effect thereto.

4.3. Appraisal; Dissenters’ Rights. Each Requisite Shareholder agrees to refrain from exercising any dissenters’ rights or rights of appraisal under applicable Law at any time with respect to the Business Combination Agreement, the Ancillary Agreements and the transactions contemplated thereby.

4.4. Corporate Change. In the event of any equity dividend or distribution, or any change in the equity interests of the Company by reason of any equity dividend or distribution, equity split, recapitalization, combination, conversion, exchange of equity interests or the like, the term “Subject Shares” shall be deemed to refer to and include the Subject Shares as well as all such equity dividends and distributions and any securities into which or for which any or all of the Subject Shares may be changed, converted or exchanged or which are received in such transaction.

4.5. Further Assurance. From time to time, at Purchaser’s, PubCo’s or the Company’s request and without further consideration, each Requisite Shareholder shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or reasonably requested to effect the actions and consummate the transactions contemplated by this Agreement and the Business Combination Agreement.

4.6. Consent to Disclosure. Each Requisite Shareholder hereby consents to the publication and disclosure in the Proxy Statement (and, as and to the extent otherwise required by applicable securities Laws or the SEC or any other securities authorities, any other documents or communications provided by Purchaser, Pubco or the Company to any Governmental Authority or to securityholders of Purchaser) of such Requisite Shareholder’s identity and beneficial ownership of the Subject Shares and the nature of such Requisite Shareholder’s commitments, arrangements and understandings under and relating to this Agreement and, if deemed appropriate by Purchaser, Pubco or the Company, a copy of this Agreement. Each Requisite Shareholder will promptly provide any information reasonably requested by Purchaser, Pubco or the Company for any regulatory application or filing made or approval sought in connection with the Transactions (including filings with the SEC).

4.7 Conversion of Company Preferred Shares. Each Requisite Shareholder holding Company Preferred Shares hereby consents (for itself, for its successors, heirs and assigns) in accordance with the Company Charter, to the conversion, effective as of the First Effective Time, of all the Company Preferred Shares owned by such Requisite Shareholder into Company Ordinary Shares at the Conversion Ratio (as defined in the Company Charter) of each Company Preferred Share into Company Ordinary Share as specified in the Company Charter. For purposes of clarity, each Requisite Shareholder holding Company Preferred Shares further agrees (for itself, for its successors, heirs and assigns) that the provisions of this Agreement shall be applicable in all respects to all Company Ordinary Shares issued upon the conversion of the Company Preferred Shares held by such Requisite Shareholder. The consent specified in this Section 4.7 shall be applicable only in connection with the Transactions and this Agreement and shall be void and of no force and effect if the Business Combination Agreement shall be terminated for any reason whatsoever.

4

5. Representations and Warranties of the Requisite Shareholders. Each Requisite Shareholder hereby represents and warrants to Purchaser as follows:

5.1. Due Authority. Such Requisite Shareholder has the full power and authority to make, enter into and carry out the terms of this Agreement. This Agreement has been duly and validly executed and delivered by such Requisite Shareholder (and, if such Shareholder is married and any of such Shareholder’s Subject Shares constitute community property or otherwise need spousal or other approval for this Agreement to be valid and binding, such Shareholder’s spouse), and constitutes a valid and binding agreement of such Requisite Shareholder enforceable against it in accordance with its terms (except as such enforceability may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar Laws of general applicability relating to or affecting creditor’s rights, and to general equitable principles).

5.2. Ownership of the Company Shares. Such Requisite Shareholder is either (a) the owner of the Company Shares indicated on Schedule A hereto opposite such Requisite Shareholder’s name, free and clear of any and all Liens, other than (i) those created by this Agreement or (ii) as may be set forth in the Organizational Documents of the Company or (b) has the power to vote (including, without limitation, by proxy or power of attorney) the Company Shares indicated on Schedule A hereto opposite such Requisite Shareholder’s name. Such Requisite Shareholder has as of the date hereof and, except pursuant to a Transfer permitted in accordance with Section 2.1 hereof, will have until the Expiration Time, sole voting power (including the right to control such vote as contemplated herein), power of disposition, power to issue instructions with respect to the matters set forth in this Agreement and power to agree to all of the matters applicable to such Requisite Shareholder set forth in this Agreement, in each case, over all Subject Shares. As of the date hereof, such Requisite Shareholder does not own any other voting securities of the Company or have the power to vote (including by proxy or power of attorney) any other voting securities of the Company other than the Company Shares set forth on Schedule A opposite such Requisite Shareholder’s name. As of the date hereof, such Requisite Shareholder does not own any rights to purchase or acquire (i) any other equity securities of the Company or (ii) the power to vote any other voting securities of the Company, in each case except as set forth on Schedule A opposite such Requisite Shareholder’s name. There are no claims for finder’s fees or brokerage commissions or other like payments in connection with this Agreement or the transactions contemplated hereby payable by such Requisite Shareholder pursuant to arrangements made by such Requisite Shareholder.

5.3. No Conflict; Consents.

(a) The execution and delivery of this Agreement by such Requisite Shareholder does not, and the performance by such Requisite Shareholder of the obligations under this Agreement and the compliance by such Requisite Shareholder with the provisions hereof do not and will not: (i) conflict with or violate any Law applicable to such Requisite Shareholder, (ii) contravene or conflict with, or result in any violation or breach of, any provision of any charter, certificate of incorporation, limited liability company agreement, certificate of formation, articles of association, by-laws, operating agreement or similar formation or governing documents and instruments of such Requisite Shareholder, as applicable, or (iii) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on any of the Company Shares owned by such Requisite Shareholder pursuant to any contract or agreement to which such Requisite Shareholder is a party or by which such Requisite Shareholder is bound, except in the case of clause (i) or (iii) as would not reasonably be expected, either individually or in the aggregate, to materially impair the ability of such Requisite Shareholder to perform its obligations hereunder or to consummate the transactions contemplated hereby.

5

(b) No consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other person is required by or with respect to such Requisite Shareholder in connection with the execution and delivery of this Agreement or the consummation by such Requisite Shareholder of the transactions contemplated hereby. If such Requisite Shareholder is a natural person, no consent of such Requisite Shareholder’s spouse is necessary under any “community property” or other Laws in order for such Requisite Shareholder to enter into and perform its obligations under this Agreement.

5.4. Absence of Litigation. As of the date hereof, there is no Action pending or, to the knowledge of such Requisite Shareholder, threatened, against such Requisite Shareholder that would reasonably be expected to impair the ability of such Requisite Shareholder to perform such Requisite Shareholder’s obligations hereunder or to consummate the transactions contemplated hereby.

5.5. Absence of Other Voting Agreement. Except for this Agreement, such Requisite Shareholder has not: (a) entered into any voting agreement, voting trust or similar agreement with respect to any Subject Shares or other equity securities of the Company owned by such Requisite Shareholder or (b) granted any proxy, consent or power of attorney with respect to any Subject Shares or other equity securities of the Company owned by such Requisite Shareholder (other than as contemplated by this Agreement).

5.6. Reliance by Purchaser. Such Requisite Shareholder understands and acknowledges that Purchaser is entering into the Business Combination Agreement in reliance upon such Requisite Shareholder’s execution and delivery of this Agreement.

5.7. Requisite Shareholder Has Adequate Information. Such Requisite Shareholder is a sophisticated shareholder and has adequate information concerning the business and financial condition of Purchaser and the Company to make an informed decision regarding this Agreement and the Transactions, and has independently, without reliance upon Purchaser or the Company, and based on such information as such Requisite Shareholder has deemed appropriate, made its own analysis and decision to enter into this Agreement. Such Requisite Shareholder acknowledges that none of Purchaser or the Company has made or makes any representation or warranty, whether express or implied, of any kind or character with respect to the matters covered herein, in each case except as expressly set forth in this Agreement. Such Requisite Shareholder acknowledges that the agreements contained herein with respect to the Subject Shares held by such Requisite Shareholder are irrevocable.

6. Termination. This Agreement shall terminate upon the Expiration Time. The termination of this Agreement shall not relieve any party from any liability arising in respect of any willful and material breach of this Agreement prior to such termination.

7. Miscellaneous.

7.1. Further Assurances. From time to time, at another Party’s request and without further consideration, each Party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary or desirable to consummate the transactions contemplated by this Agreement.

6

7.2. Fees and Expenses. Each of the Parties shall be responsible for its own fees and expenses (including, the fees and expenses of investment bankers, accountants and counsel) in connection with the entering into of this Agreement and the consummation of the transactions contemplated hereby; provided that the fees and expenses of the Company and Purchaser shall be allocated as set forth in the Business Combination Agreement.

7.3. No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Purchaser, Pubco, the First Merger Sub or the Second Merger Sub any direct or indirect ownership or incidence of ownership of or with respect to any Subject Shares.

7.4. Amendments, Waivers. This Agreement may not be amended except by an instrument in writing signed by each of the Parties hereto. At any time prior to the Effective Time, (a) Purchaser may (i) extend the time for the performance of any obligation or other act of any Requisite Shareholder, (ii) waive any inaccuracy in the representations and warranties of each Requisite Shareholder contained herein or in any document delivered by any Requisite Shareholder pursuant hereto and (iii) waive compliance with any agreement of each Requisite Shareholder or any condition to their obligations contained herein, and (b) the Requisite Shareholders may (i) extend the time for the performance of any obligation or other act of Purchaser, (ii) waive any inaccuracy in the representations and warranties of Purchaser contained herein or in any document delivered by Purchaser pursuant hereto and (iii) waive compliance with any agreement of Purchaser or any condition to their obligations contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by Purchaser.

7.5. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by email or by registered or certified mail (postage prepaid, return receipt requested) to the respective Parties at the following addresses (or at such other address for a Party as shall be specified in a notice given in accordance with this Section 7.5):

if to Purchaser:

Golden Star Acquisition Corporation

99 Hudson Street, 5th Floor

New York, NY 10013
Attn: Chief Executive Officer

Email: ceo@goldenstarcorp.net

with copies (which shall not constitute notice) to:

Becker & Poliakoff, P.A.

45 Broadway 17th Floor

New York, New York 10006, USA

Attn: Bill Huo, Esq.

Telephone No.: (212) 599-3322

Email: bhuo@beckerlawyers.com

if to the Company:

Gamehaus, Inc.

5th Floor, Building 2, No. 500 Shengxia Road,

Pudong New Area, Shanghai

Attn: Ling Yan

Email: linda.yan@gamehaus.com

7

with copies (which shall not constitute notice) to:

Hunter Taubman Fischer & Li LLC

950 Third Avenue, 19th Floor

New York, NY 10022

Attn: Ying Li, Esq.

Email: yli@htflawyers.com

if to any Requisite Shareholder, to the address for notice set forth on Schedule A hereto,

with copies (which shall not constitute notice) to:

Hunter Taubman Fischer & Li LLC

950 Third Avenue, 19th Floor

New York, NY 10022

Attn: Ying Li, Esq.

Email: yli@htflawyers.com

7.6. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

7.7. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby or any of the other Transactions is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated by this Agreement be consummated as originally contemplated to the fullest extent possible.

7.8. Entire Agreement; Assignment. This Agreement and the schedules hereto (together with each Transaction Document to which the Parties hereto are parties, to the extent referred to herein) constitute the entire agreement among the Parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the Parties, or any of them, with respect to the subject matter hereof. Except for transfers permitted by Section 2.1, this Agreement shall not be assigned (whether pursuant to a merger, by operation of law or otherwise) by any Party without the prior express written consent of the other Parties hereto.

7.9. Certificates. Promptly following the date of this Agreement, the Company shall advise its transfer agent in writing that each Requisite Shareholder’s Subject Shares are subject to the restrictions set forth herein and, in connection therewith, provide the transfer agent of the Company, as applicable, in writing with such information as is reasonable to ensure compliance with such restrictions.

8

7.10. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each Party, and nothing in this Agreement, express or implied, is intended to or shall confer upon any other person any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

7.11. Interpretation.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the definitions contained in this agreement are applicable to the other grammatical forms of such terms, (iv) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (v) the terms “Section” and “Schedule” refer to the specified Section or Schedule of or to this Agreement, (vi) the word “including” means “including without limitation,” (vii) the word “or” shall be disjunctive but not exclusive, (viii) the word “person” means an individual, corporation, partnership, limited partnership, limited liability company, syndicate, person (including, without limitation, a “person” as defined in Section 13(d)(3) of the Exchange Act), trust, association or entity or government, political subdivision, agency or instrumentality of a government, and references to a person are also to its permitted successors and assigns, (ix), an “affiliate” of a specified person means a person who, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified person, (x) references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto and references to any Law shall include all rules and regulations promulgated thereunder and (xi) references to any Law shall be construed as including all statutory, legal, and regulatory provisions consolidating, amending or replacing such Law.

(b) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

7.12. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to contracts executed in and to be performed in that State. All legal actions and proceedings arising out of or relating to this Agreement shall be heard and determined exclusively in any federal or state court located in the City of New York, in the State of New York. The Parties hereby (a) irrevocably submit to the exclusive jurisdiction of the aforesaid courts for themselves and with respect to their respective properties for the purpose of any Action arising out of or relating to this Agreement brought by any Party, and (b) agree not to commence any Action relating thereto except in the courts described above in New York, other than Actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described herein. Each of the Parties further agrees that notice as provided herein shall constitute sufficient service of process and the Parties further waive any argument that such service is insufficient. Each of the Parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Action arising out of or relating to this Agreement or the transactions contemplated hereby any claim (a) that it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

9

7.13. Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement were not performed in accordance with the terms hereof, and, accordingly, that the Parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the Court of Chancery of the State of Delaware or, if that court does not have jurisdiction, any federal or state court of competent jurisdiction located in the State of New York without proof of actual damages or otherwise, in addition to any other remedy to which they are entitled at law or in equity as expressly permitted in this Agreement. Each of the Parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any Law to post security or a bond as a prerequisite to obtaining equitable relief.

7.14. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH OF THE PARTIES (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 7.14.

7.15. Counterparts; Electronic Delivery. This Agreement may be executed and delivered (including by facsimile or portable document format (.pdf) transmission) in one or more counterparts, and by the different Parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery by email to counsel for the other Parties of a counterpart executed by a Party shall be deemed to meet the requirements of the previous sentence.

7.16. Directors and Officers. Nothing in this Agreement shall be construed to impose any obligation or limitation on votes or actions taken by any director, officer, employee, agent, designee or other representative of any Requisite Shareholder or by any Requisite Shareholder that is a natural person, in each case, in his or her capacity as a director or officer of the Company or any of its Subsidiaries. Each Requisite Shareholder is executing this Agreement solely in such capacity as a record or beneficial holder of Company Shares.

[Remainder of Page Intentionally Left Blank]

10

In witness whereof, the Parties hereto have caused this Agreement to be executed as of the date first set forth above.

Purchaser:

GOLDEN STAR ACQUISITION CORPORATION

By:
	Name:	Linjun Guo
	Title:	Chief Executive Officer

[Signature Page to Shareholder Support Agreement]

11

COMPANY:

GAMEHAUS, INC.

By:
Name:
Title:

[Signature Page to Shareholder Support Agreement]

12

REQUISITE SHAREHOLDERS:

[NAME OF EACH REQUISITE SHAREHOLDER]

By:
Name:
Title:

[Signature Page to Shareholder Support Agreement]

13

Schedule A

Requisite Shareholder	Company Class A Ordinary Shares	Company Class B Ordinary Shares	Notice Address

Total:			N/A

14

EXHIBIT C

Form of Founder Lock-Up Agreement

LOCK-UP AGREEMENT (SPONSOR)

THIS LOCK-UP AGREEMENT (this “Agreement”) is made and entered into as of ________, 2023, by and among (i) Gamehaus Holdings Inc., an exempted company incorporated with limited liability in the Cayman Islands (“Pubco”), (ii) G-Star Management Corporation, in the capacity under the Business Combination Agreement (as defined below) as the Purchaser Representative (including any successor Purchaser Representative appointed in accordance therewith, the “Purchaser Representative”), (iii) Gamehaus, Inc., an exempted company incorporated with limited liability in the Cayman Islands (the “Company”), (iv) Golden Star Acquisition Corporation, an exempted company incorporated with limited liability in the Cayman Islands (“Purchaser”), and (v) the undersigned (“Holder”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

WHEREAS, on __________, 2023, Purchaser, the Purchaser Representative, Pubco, Gamehaus 1 Inc., an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Pubco (the “First Merger Sub”), Gamehaus 2 Inc., an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Pubco (the “Second Merger Sub”), and the Company entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”), pursuant to which, subject to the terms and conditions thereof, among other matters, (a) the First Merger Sub will merge with and into the Company, with the Company continuing as the surviving corporation (the “First Merger”), and as a result of which, (i) the Company will become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of the Company immediately prior to the effective time of the First Merger will no longer be outstanding and will automatically be cancelled, in exchange for the right of the holder thereof to receive certain securities of Pubco, and (b) the Second Merger Sub will merge with and into Purchaser, with Purchaser continuing as the surviving entity (the “Second Merger”), and as a result of which, (i) Purchaser will become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of Purchaser immediately prior to the effective time of the Merger will no longer be outstanding and will automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable law;

WHEREAS, at the Closing of the transaction contemplated by the Business Combination Agreement (the “Closing”), the Holder is the holder of the number of Pubco Ordinary Shares in such amounts as set forth underneath Holder’s name on the signature page hereto; and

WHEREAS, pursuant to the Business Combination Agreement, and in view of the valuable consideration to be received by Holder thereunder, the parties desire to enter into this Agreement, pursuant to which certain share consideration to be issued to Holder (all such securities, together with any securities paid as dividends or distributions with respect to such securities or into which such securities are exchanged or converted, the “Restricted Securities”) shall become subject to limitations on disposition as set forth herein.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and intending to be legally bound hereby, the parties hereby agree as follows:

1

1.	Lock-Up Provisions.

(a) Holder hereby agrees not to Transfer any of its Restricted Securities during the period (the “Lock-Up Period”) commencing from the Closing and ending on the following:

(x) with respect to Restricted Securities which are Founder Shares, fifty percent (50%) of such Founder Shares on the earliest of: (A) the Release Date, (B) the date after the occurrence of a Change of Control, and (C) the date on which the closing sale price of the Pubco Ordinary Shares has equaled or exceeded $12.50 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any twenty (20) trading days within any thirty (30) consecutive trading day period commencing after the Closing;

(y) with respect to Restricted Securities which are Founder Shares, fifty percent (50%) of such Founder Shares on the earliest of: (A) the Release Date and (B) the date after the occurrence of a Change of Control; and

(z) with respect to Restricted Securities which are Private Placement Securities, on the Release Date.

(b) For the purposes of this Agreement the term “Transfer” shall mean: (i) lend, offer, pledge (except as provided herein below), hypothecate, encumber, donate, assign, sell, offer to sell, contract or agree to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of or agree to transfer or dispose of, directly or indirectly, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), any Restricted Securities, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Restricted Securities, or (iii) publicly disclose the intention to do any of the foregoing, whether any such transaction described in clauses (i), (ii) or (iii) above is to be settled by delivery of Restricted Securities or other securities, in cash or otherwise.

(c) The foregoing Section 1(a) shall not apply to the Transfer of any or all of the Restricted Securities owned by Holder (a) to Pubco’s officers or directors, any affiliates or family members of any of Pubco’s officers or directors, any members of the Sponsor (as defined in the Business Combination Agreement), or any affiliates of the Sponsor; (b) in the case of an individual, by gift to a member of the individual’s immediate family, to a trust, the beneficiary of which is a member of the individual’s immediate family or an affiliate of such person, or to a charitable organization; (c) in the case of an individual, by virtue of laws of descent and distribution upon death of the individual; (d) in the case of an individual, pursuant to a qualified domestic relations order; (e) by private sales made in connection with the consummation of a Change of Control at prices no greater than the price at which the securities were originally purchased; (f) by virtue of the laws of the Cayman Islands or the Sponsor’s limited liability company agreement upon dissolution of the Sponsor; (g) in the event of Pubco’s liquidation, merger, share exchange, reorganization or other similar transaction which results in all of Pubco’s shareholders having the right to exchange their Ordinary Shares for cash, securities or other property subsequent to the Closing; and (h) which were acquired in the PIPE Investment or in open market transactions after the Closing; provided, however, that in the case of clauses (a) through (e), it shall be a condition to such Transfer that the transferee executes and delivers to Pubco or the Company an agreement stating that the transferee is receiving and holding the Restricted Securities subject to the provisions of this Agreement applicable to Holder, and there shall be no further Transfer of such Restricted Securities except in accordance with this Agreement.

2

(d) As used in this Agreement, the term:

(A) “Change of Control” shall mean, subsequent to the Closing, the occurrence of a transaction or a series of related transactions pursuant to which Pubco completes a liquidation, merger, share exchange, reorganization or other similar transaction that results in all of its shareholders having the right to exchange their Pubco Ordinary Shares for cash, securities or other property; and

(B) “Founder Shares” means 1,725,000 of the Ordinary Shares of the Purchaser initially issued to G-Star Management Corporation prior to the consummation of the initial public offering of the Purchaser.

(C) “Private Placement Securities” means 307,000 Units issued by Purchaser to G-Star Management Corporation in a private placement that was consummated simultaneously with the closing of the initial public offering of the Purchaser and the of the Ordinary Shares of the Purchaser issued or issuable upon conversion of the Units.

(D) “Release Date” shall mean (A) with respect to Restricted Securities which are Founder Shares, the six (6) month anniversary of the date of the Closing and (B) with respect to Restricted Securities which are Private Placement Securities, thirty (30) days following the date of the Closing.

(E) “Units” shall mean the units of securities issued by Purchaser to G-Star Management Corporation in a private placement that was consummated simultaneously with the closing of the initial public offering of the Purchaser, with each Unit comprised of one of the Purchaser’s Ordinary Shares, par value $0.001 per share and a right to receive 2/10th of an Ordinary Share.

(e) If any Transfer (except for any Transfer pursuant to Section 1(b)) is made or attempted contrary to the provisions of this Agreement, such purported Transfer shall be null and void ab initio, and Pubco shall refuse to recognize any such purported transferee of the Restricted Securities as one of its equity holders for any purpose. In order to enforce this Section 1, Pubco may impose stop-transfer instructions with respect to the Restricted Securities of Holder (and permitted transferees and assigns thereof) effective until the end of the Lock-Up Period.

(f) During the Lock-Up Period, each certificate evidencing any Restricted Securities shall be stamped or otherwise imprinted with a legend in substantially the following form, in addition to any other applicable legends:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER SET FORTH IN A LOCK-UP AGREEMENT, DATED AS OF [__________], 2023, BY AND AMONG THE ISSUER OF SUCH SECURITIES (THE “ISSUER”), THAT CERTAIN REPRESENTATIVE OF PURCHASER NAMED THEREIN, PURCHASER AND THE ISSUER’S SECURITY HOLDER NAMED THEREIN, AS AMENDED. A COPY OF SUCH LOCK-UP AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

(g) For the avoidance of any doubt, Holder shall retain all of its rights as a shareholder of Pubco with respect to the Restricted Securities during the Lock-Up Period, including the right to vote any Restricted Securities, but subject to the obligations applicable to Holder under the Business Combination Agreement.

3

2	Representations and Warranties.

(a) Representations and Warranties. Each of the parties hereto, by their respective execution and delivery of this Agreement, hereby represents and warrants to the others that (a) such party has the full right, capacity and authority to enter into, deliver and perform its respective obligations under this Agreement, (b) this Agreement has been duly executed and delivered by such party and is the binding and enforceable obligation of such party, enforceable against such party in accordance with the terms of this Agreement, and (c) the execution, delivery and performance of such party’s obligations under this Agreement will not conflict with or breach the terms of any other agreement, contract, commitment or understanding to which such party is a party or to which the assets or securities of such party are bound. The Holder has independently evaluated the merits of its decision to enter into and deliver this Agreement, and such Holder confirms that it has not relied on the advice of the Purchaser, the Purchaser’s legal counsel, or any other person.

(b) Beneficial Ownership. The Holder hereby represents and warrants that it does not beneficially own, directly or through its nominees (as determined in accordance with Section 13(d) of the Exchange Act, and the rules and regulations promulgated thereunder), any shares of capital stock of Pubco, or any economic interest in or derivative of such stock, other than those shares of Pubco capital stock specified on the signature page hereto. For purposes of this Agreement, the term Restricted Securities shall also include any shares of Pubco capital stock acquired by Holder during the Lock-Up Period, if any.

(c) No Additional Fees/Payment. Other than the consideration specifically referenced herein, the parties hereto agree that no fee, payment or additional consideration in any form has been or will be paid to the Holder in connection with this Agreement.

3	Miscellaneous.

(a) Termination of Business Combination Agreement. This Agreement shall be binding upon Holder upon Holder’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. Notwithstanding anything to the contrary contained herein, in the event that the Business Combination Agreement is terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and become null and void, and the parties shall not have any rights or obligations hereunder.

(b) Binding Effect; Assignment. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns. This Agreement and all obligations of Holder and Purchaser are personal to Holder and Purchaser, as applicable, and may not be transferred or delegated by Holder or Purchaser at any time. Pubco may freely assign any or all of its rights under this Agreement, in whole or in part, to any successor entity (whether by merger, consolidation, equity sale, asset sale or otherwise) without obtaining the consent or approval of Holder (but from and after the Closing, the consent of the Purchaser Representative shall be required which shall not be unreasonably withheld). If the Purchaser Representative is replaced in accordance with the terms of the Business Combination Agreement, the replacement Purchaser Representative shall automatically become a party to this Agreement as if it were the original Purchaser Representative hereunder.

(c) Third Parties. Nothing contained in this Agreement or in any instrument or document executed by any party in connection with the transactions contemplated hereby shall create any rights in, or be deemed to have been executed for the benefit of, any person or entity that is not a party hereto or thereto or a successor or permitted assign of such a party.

4

(d) Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in the City of New York, in the State of New York (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 3(g). Nothing in this Section 3(d) shall affect the right of any party to serve legal process in any other manner permitted by applicable law.

(e) WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3(e).

(f) Interpretation. The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

5

(g) Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by email, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Pubco: Gamehaus Holdings Inc. 5th Floor, Building 2, No. 500 Shengxia Road, Pudong New Area, Shanghai Attn: Ling Yan Email: linda.yan@gamehaus.com	with a copy (which will not constitute notice) to: Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 Attn: Ying Li, Esq. Email: yli@htflawyers.com
If to the Company, to: Gamehaus Inc. 5th Floor, Building 2, No. 500 Shengxia Road, Pudong New Area, Shanghai Attn: Ling Yan Email: linda.yan@gamehaus.com	With a copy to (which shall not constitute notice): Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 Attn: Ying Li, Esq. Email: yli@htflawyers.com

If to Purchaser or the Purchaser Representative, to:

Golden Star Acquisition Corporation

99 Hudson Street, 5th Floor

New York, New York, 10013

Attention: Chief Executive Officer

Email: ceo@goldenstarcorp.net

With a copy to (which shall not constitute notice): Becker & Poliakoff, P.A. 45 Broadway, 17th Floor New York, N.Y. 10006 Attention: Bill Huo, Esq. Email: bhuo@beckerlawyers.com
If to Holder, to: the address set forth below Holder’s name on the signature page to this Agreement	with a copy (which will not constitute notice) to: Becker & Poliakoff, P.A. 45 Broadway, 17th Floor New York, N.Y. 10006 Attention: Bill Huo, Esq. Email: bhuo@beckerlawyers.com

(h) Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written consent of Pubco, the Company, Purchaser (as represented by the Purchaser Representative) and Holder. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6

(i) Severability. In case any provision in this Agreement shall be held invalid, illegal or unenforceable in a jurisdiction, such provision shall be modified or deleted, as to the jurisdiction involved, only to the extent necessary to render the same valid, legal and enforceable, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby nor shall the validity, legality or enforceability of such provision be affected thereby in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties will substitute for any invalid, illegal or unenforceable provision a suitable and equitable provision that carries out, so far as may be valid, legal and enforceable, the intent and purpose of such invalid, illegal or unenforceable provision.

(j) Specific Performance. Holder acknowledges that its obligations under this Agreement are unique, recognizes and affirms that in the event of a breach of this Agreement by Holder, money damages will be inadequate and Pubco will have no adequate remedy at law, and agrees that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed by Holder in accordance with their specific terms or were otherwise breached. Accordingly, each of Pubco, the Company and Purchaser (as represented by the Purchaser Representative) shall be entitled to an injunction or restraining order to prevent breaches of this Agreement by Holder and to enforce specifically the terms and provisions hereof, without the requirement to post any bond or other security or to prove that money damages would be inadequate, this being in addition to any other right or remedy to which such party may be entitled under this Agreement, at law or in equity.

(k) Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any Ancillary Document. Notwithstanding the foregoing, nothing in this Agreement shall limit any of the rights or remedies of Pubco, the Company and Purchaser (as represented by the Purchaser Representative) or any of the obligations of Holder under any other agreement between Holder and Pubco, the Company or Purchaser (as represented by the Purchaser Representative) or any certificate or instrument executed by Holder in favor of Pubco, the Company or Purchaser (as represented by the Purchaser Representative), and nothing in any other agreement, certificate or instrument shall limit any of the rights or remedies of Pubco, the Company or Purchaser (as represented by the Purchaser Representative) or any of the obligations of Holder under this Agreement.

(l) Further Assurances. From time to time, at another party’s request and without further consideration (but at the requesting party’s reasonable cost and expense), each party shall execute and deliver such additional documents and take all such further action as may be reasonably necessary to consummate the transactions contemplated by this Agreement.

(m) Counterparts; Email. This Agreement may also be executed and delivered by email in portable document format in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

{Remainder of Page Intentionally Left Blank; Signature Pages Follow}

7

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Pubco:

Gamehaus Holdings Inc.

By:
Name:
Title:

Company:

Gamehaus, Inc.

Name:
Title:

{Additional Signature on the Following Page}

8

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Purchaser:

GOLDEN STAR ACQUISITION CORPORATION

By:
Name:	Linjun Guo
Title:	Chief Executive Officer

Purchaser Representative:

G-STAR MANAGEMENT CORPORATION

By:
Name:	Linjun Guo
Title:	Director

9

IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first written above.

Holder:

Name of Holder:

By:

Name:

Number of Restricted Securities of Holder:

Address for Notice:

Address:

Facsimile No:

Telephone No:

Email:

10

EXHIBIT D

[Intentionally Omitted]

EXHIBIT E

Form of Founder Amended and Restated Registration Rights Agreement

AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made and entered into as of [*], 2023, and shall be effective as of the Closing (defined below), by and among (i) Golden Star Acquisition Corporation, an exempted company incorporated with limited liability in the Cayman Islands (the “Company”), (ii) Gamehaus Holdings Inc., an exempted company incorporated with limited liability in the Cayman Islands (“Pubco”), and (iii) the individuals and entities listed under Investors on the signature page hereto, (individually, an “Investor” and collectively, the “Investors”). Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned to such terms in the Original Agreement (as defined below) (and if such term is not defined in the Original Agreement, then the Business Combination Agreement (as defined below)).

RECITALS

WHEREAS, the Company and the Investors are parties to that certain Registration Rights Agreement, dated as of May 1, 2023 (the “Original Agreement”), pursuant to which the Company granted certain registration rights to the Investors named therein with respect to the Company’s securities;

WHEREAS, on [_______________], 2023, (i) the Company, (ii) G-Star Management Corporation, a British Virgin Islands company, in the capacity as the Purchaser Representative thereunder, (iii) Pubco, (iv) Gamehaus 1 Inc., an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Pubco (“First Merger Sub”), (v) Gamehaus 2 Inc., an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Pubco (“Second Merger Sub”), and (vi) Gamehaus Inc., an exempted company incorporated with limited liability in the Cayman Islands (“Gamehaus”), entered into that certain Business Combination Agreement (as amended from time to time, the “Business Combination Agreement”);

WHEREAS, pursuant to the Business Combination Agreement, subject to the terms and conditions thereof, upon the consummation of the transactions contemplated thereby (the “Closing”), among other matters, (i) First Merger Sub will merge with and into Gamehaus, with Gamehaus continuing as the surviving entity and a wholly-owned subsidiary of Pubco (the “First Merger”), and (a) each outstanding ordinary share of Gamehaus issued and outstanding immediately prior to the effective time of the First Merger will automatically be cancelled, in exchange for the right of the holder thereof to receive ordinary shares of Pubco (“Pubco Ordinary Shares”) and (b) each outstanding preferred share of Gamehaus issued and outstanding immediately prior to the effective time of the First Merger will automatically be cancelled, in exchange for the right of the holder thereof to receive Pubco Ordinary Shares, and (ii) one business day following, and as part of the same overall transaction as the First Merger, Second Merger Sub will merge with and into the Company (the “Second Merger”), with the Company surviving the Second Merger as a wholly-owned subsidiary of Pubco and with the holders of the Company’s securities receiving substantially equivalent securities of Pubco, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable law;

1

WHEREAS, concurrently with the Closing, the holders of Gamehaus’s capital shares (the “Gamehaus Shareholders”) and Pubco shall enter into a Registration Rights Agreement (as amended from time to time in accordance with the terms thereof, the “Gamehaus Registration Rights Agreement”) pursuant to which Pubco shall grant the Gamehaus Shareholders certain registration rights with respect to their “Registrable Securities” as defined therein (the “Gamehaus Securities”);

WHEREAS, the parties hereto desire to amend and restate the Original Agreement to add Pubco as a party to the Original Agreement; to reflect the transactions contemplated by the Business Combination Agreement, including the issuance of the Pubco Ordinary Shares thereunder; and to provide the existing Investors party thereto certain registration rights with respect to certain securities of the Pubco, as set forth in this Agreement; and

WHEREAS, pursuant to Section 6.7 of the Original Agreement, the Original Agreement can be amended and binding on each party thereto when such amendment is executed in writing by all parties thereto.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, and intending to be legally bound hereby, the parties hereto agree as follows:

1. DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Business Combination Agreement” is defined in the recitals to this Agreement.

“Closing” is defined in the recitals to this Agreement.

“Commission” means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act.

“Company” is defined in the preamble to this Agreement.

“Company Ordinary Shares” means the ordinary shares of the Company, par value $0.001 per share.

“Demand Registration” is defined in Section 2.1.1.

“Demanding Holder” is defined in Section 2.1.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

2

“First Merger” is defined in the recitals to this Agreement.

“First Merger Sub” is defined in the recitals to this Agreement.

“Founder Shares” means the 1,725,000 Company Ordinary Shares issued to G-Star Management Corporation prior to the Company’s initial public offering.

“Gamehaus Registration Rights Agreement” is defined in the recitals to this Agreement.

“Gamehaus Securities” is defined in the recitals to this Agreement.

“Gamehaus Shareholders” is defined in the recitals to this Agreement.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Investor(s)” is defined in the preamble to this Agreement, and includes any transferee of the Registrable Securities (so long as they remain Registrable Securities) of an Investor permitted under this Agreement.

“Investor Indemnified Party” is defined in Section 4.1.

“Maximum Number of Shares” is defined in Section 2.1.4.

“Notices” is defined in Section 6.3.

“Piggy-Back Registration” is defined in Section 2.2.1.

“PIPE Documents” is defined in Section 2.4.

“PIPE Investor” means an investor purchasing securities in a PIPE Investment as contemplated by the Business Combination Agreement.

“PIPE Securities” means those securities sold, or may be sold, to PIPE Investors in a PIPE Investment as contemplated by the Business Combination Agreement.

“Private Units” means the 307,000 private units sold and issued to G-Star Management Corporation (or its designees or affiliates) which G-Star Management Corporation (or its designees) privately purchased under an exemption from registration under the Securities Act simultaneously with the consummation of the Company’s initial public offering.

3

“Pro Rata” is defined in Section 2.1.4.

“Pubco” is defined in the preamble to this Agreement, and shall include Pubco’s successors by merger, acquisition, reorganization or otherwise.

“Pubco Ordinary Shares” means the ordinary shares of Pubco.

“Register,” “Registered” and “Registration” mean a registration or offering effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means: (i) the Founder Shares: (ii) the Private Units; (iii) the Company Ordinary Shares underlying the Private Units (including the Company Ordinary Shares issuable upon conversion of the Rights which are a component thereof); and (iv) any securities issuable upon conversion of loans from Investors (or their designees or affiliates) to the Company for the Company’s use as working capital, if any (the “Working Capital Loan Securities”). Registrable Securities include any warrants, shares of capital stock or other securities of the Pubco issued as a dividend or other distribution with respect to or in exchange for or in replacement of such Founder Shares, Private Units and Working Capital Loan Securities (and underlying securities), including any Pubco Ordinary Shares issuable upon exchange of any of the foregoing securities in accordance with the terms of the Business Combination Agreement. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by Pubco, and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding; or (d) the Registrable Securities are freely saleable under Rule 144 under the Securities Act without volume limitations.

“Registration Statement” means a registration statement filed by Pubco with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, including all amendments thereto, including post-effective amendments (other than a registration statement on Form S-4, F-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Rights” means the rights to purchase 2/10th of a Company Ordinary Share.

“Rule 144” means Rule 144 promulgated under the Securities Act.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Second Merger” is defined in the recitals to this Agreement.

4

“Second Merger Sub” is defined in the recitals to this Agreement.

“Short Form Registration” is defined in Section 2.3.

“Specified Courts” is defined in Section 6.9.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

“Units” means the units of the Company’s securities issued by the Company in its initial public offering, each comprised of one Company Ordinary Share, and a Right to purchase 2/10th of a Company Ordinary Share.

2. REGISTRATION RIGHTS.

2.1 Demand Registration.

2.1.1 Request for Registration. At any time and from time to time after the Closing, the holders of a majority-in-interest of Registrable Securities then issued and outstanding held by the Investors or the transferees of the Investors, may make a written demand for registration under the Securities Act of all or part of their Registrable Securities (a “Demand Registration”). Any demand for a Demand Registration shall specify the number of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. Pubco will notify, in writing, all holders of Registrable Securities of the demand within fifteen (15) calendar days of Pubco’s receipt of such demand, and each holder of Registrable Securities who wishes to include all or a portion of his, her or its Registrable Securities in the Demand Registration (each such holder including Registrable Securities in such registration, including the holder(s) making the initial demand, a “Demanding Holder”) shall so notify Pubco, in writing, within fifteen (15) calendar days after the receipt by the holder of the notice from Pubco. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Sections 2.1.4 and the provisos set forth in Section 3.1.1. Pubco shall not be obligated to effect more than an aggregate of three (3) Demand Registrations under this Section 2.1.1 in respect of all Registrable Securities. Notwithstanding anything in this Section 2.1 to the contrary, Pubco shall not be obligated to effect a Demand Registration, (i) if a Piggy-Back Registration had been available to the Demanding Holder(s) within the one hundred twenty (120) calendar days preceding the date of request for the Demand Registration, (ii) within sixty (60) calendar days after the effective date of a previous registration effected with respect to the Registrable Securities pursuant this Section 2.1, or (iii) during any period (not to exceed one hundred eighty (180) calendar days) following the closing of the completion of an offering of securities by Pubco if such Demand Registration would cause Pubco to breach a “lock-up” or similar provision contained in the underwriting agreement for such offering.

2.1.2 Effective Registration. A Registration will not count as a Demand Registration until the Registration Statement filed with the Commission with respect to such Demand Registration has been declared effective by the Commission and Pubco has materially complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the Commission or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that Pubco shall not be obligated to file another Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

5

2.1.3 Underwritten Offering. If a majority-in-interest of the Demanding Holders so elect and such holders so advise Pubco as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any holder to include its Registrable Securities in such registration shall be conditioned upon such holder’s participation in such underwriting and the inclusion of such holder’s Registrable Securities in the underwriting to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such underwriting shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwriting by a majority-in-interest of the holders initiating the Demand Registration and reasonably acceptable to Pubco.

2.1.4 Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises Pubco and the Demanding Holders in writing that the dollar amount or number of Registrable Securities which the Demanding Holders desire to sell, taken together with all other Pubco Ordinary Shares or other securities which Pubco desires to sell and the Pubco Ordinary Shares or other securities, if any, as to which Registration by Pubco has been requested pursuant to written contractual piggy-back registration rights held by other security holders of Pubco who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Number of Securities”), then Pubco shall include in such Registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders and the Gamehaus Securities for the account of any Persons who have exercised demand registration rights pursuant to the Gamehaus Registration Rights Agreement during the period under which the Demand Registration hereunder is ongoing (all pro rata in accordance with the number of securities that each applicable Person has requested be included in such registration, regardless of the number of securities held by each such Person, as long as they do not request to include more securities than they own (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Pubco Ordinary Shares or other securities that Pubco desires to sell that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Registrable Securities of Investors as to which registration has been requested pursuant to Section 2.2 and the Gamehaus Securities as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights of the Gamehaus Registration Rights Agreement, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the Pubco Ordinary Shares or other securities for the account of other Persons that Pubco is obligated to register pursuant to written contractual arrangements with such Persons that can be sold without exceeding the Maximum Number of Securities. In the event that Pubco securities that are convertible into Pubco Ordinary Shares are included in the offering, the calculations under this Section 2.1.4 shall include such Pubco securities on an as-converted to Pubco Ordinary Share basis.

6

2.1.5 Withdrawal. If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwriting or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to Pubco and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration, then such registration shall not count as a Demand Registration provided for in Section 2.1.

2.2 Piggy-Back Registration.

2.2.1 Piggy-Back Rights. If at any time after the Closing Pubco proposes to file a Registration Statement under the Securities Act with respect to a Registration or an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by Pubco for its own account or for shareholders of Pubco for their account (or by Pubco and by shareholders of Pubco including, without limitation, pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or offering of securities solely to Pubco’s existing shareholders, (iii) for an offering of debt that is convertible into equity securities of Pubco, (iv) for a dividend reinvestment plan, or (v) an exchange offer or offering of securities in connection with a merger or other form of acquisition of a business entity to the equity owners thereof, then Pubco shall (x) give written notice of such proposed filing to the holders of Registrable Securities as soon as practicable but in no event less than ten (10) calendar days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such Registration or offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to the holders of Registrable Securities in such notice the opportunity to register the sale of such number of shares of Registrable Securities as such holders may request in writing within five (5) calendar days following receipt of such notice (a “Piggy-Back Registration”). To the extent permitted by applicable securities laws with respect to such registration by Pubco or another demanding shareholder, Pubco shall cause such Registrable Securities to be included in such registration and shall use its reasonable best efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of Pubco and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All holders of Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

7

2.2.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises Pubco and Investors holding Registrable Securities proposing to distribute their Registrable Securities through such Piggy-Back Registration in writing that the dollar amount or number of Pubco Ordinary Shares or other Pubco securities which Pubco desires to sell, taken together with the Pubco Ordinary Shares or other Pubco securities, if any, as to which registration has been demanded pursuant to written contractual arrangements with Persons other than the Investors holding Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 2.2, and the Pubco Ordinary Shares or other Pubco securities, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other security holders of Pubco, exceeds the Maximum Number of Securities, then Pubco shall include in any such registration:

(a) If the registration is undertaken for Pubco’s account: (i) first, the Pubco Ordinary Shares or other securities that Pubco desires to sell that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Investors as to which registration has been requested pursuant to this Section 2.2 and the Gamehaus Securities as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights under the Gamehaus Registration Rights Agreement, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Pubco Ordinary Shares or other equity securities for the account of other Persons that Pubco is obligated to register pursuant to separate written contractual arrangements with such Persons that can be sold without exceeding the Maximum Number of Securities;

(b) If the registration is a “demand” registration undertaken at the demand of Demanding Holders pursuant to Section 2.1: (i) first, the Pubco Ordinary Shares or other securities for the account of the Demanding Holders and the Gamehaus Securities for the account of any Persons who have exercised demand registration rights pursuant to the Gamehaus Registration Rights Agreement during the period under which the Demand Registration hereunder is ongoing, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Pubco Ordinary Shares or other securities that Pubco desires to sell that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Registrable Securities of Investors as to which registration has been requested pursuant to this Section 2.2 and the Gamehaus Securities as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights under the Gamehaus Registration Rights Agreement, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the Pubco Ordinary Shares or other equity securities for the account of other Persons that Pubco is obligated to register pursuant to separate written contractual arrangements with such Persons that can be sold without exceeding the Maximum Number of Securities;

8

(c) If the registration is a “demand” registration undertaken at the demand of holders of Gamehaus Securities under the Gamehaus Registration Rights Agreement: (i) first, the Gamehaus Securities for the account of the demanding holders and the Registrable Securities for the account of Demanding Holders who have exercised demand registration rights pursuant to Section 2.1 during the period under which the demand registration under the Gamehaus Registration Rights Agreement is ongoing, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Pubco Ordinary Shares or other securities that Pubco desires to sell that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Registrable Securities of Investors as to which registration has been requested pursuant to this Section 2.2 and the Gamehaus Securities as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights under the Gamehaus Registration Rights Agreement, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the Pubco Ordinary Shares or other equity securities for the account of other Persons that Pubco is obligated to register pursuant to separate written contractual arrangements with such Persons that can be sold without exceeding the Maximum Number of Securities; and

(d) If the registration is a “demand” registration undertaken at the demand of Persons other than either Demanding Holders under Section 2.1 or the holders of Gamehaus Securities exercising demand registration rights under the Gamehaus Registration Rights Agreement: (i) first, the Pubco Ordinary Shares or other securities for the account of the demanding Persons that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Pubco Ordinary Shares or other securities that Pubco desires to sell that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Registrable Securities of Investors as to which registration has been requested pursuant to this Section 2.2 and the Gamehaus Securities as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights under the Gamehaus Registration Rights Agreement, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the Pubco Ordinary Shares or other equity securities for the account of other Persons that Pubco is obligated to register pursuant to separate written contractual arrangements with such Persons that can be sold without exceeding the Maximum Number of Securities.

9

In the event that Pubco securities that are convertible into Pubco Ordinary Shares are included in the offering, the calculations under this Section 2.2.2 shall include such Pubco securities on an as-converted to Pubco Ordinary Share basis. Notwithstanding anything to the contrary above, to the extent that the registration of an Investor’s Registrable Securities would prevent Pubco or the demanding shareholders from effecting such registration and offering, such Investor shall not be permitted to exercise Piggy-Back Registration rights with respect to such registration and offering.

2.2.3 Withdrawal. Any Investor holding Registrable Securities may elect to withdraw such Investor’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to Pubco of such request to withdraw prior to the effectiveness of the Registration Statement. Pubco (whether on its own determination or as the result of a withdrawal by Persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement without any liability to the applicable Investor, subject to the next sentence and the provisions of Section 4. Notwithstanding any such withdrawal, Pubco shall pay all expenses incurred in connection with such Piggy-Back Registration as provided in Section 3.3 (subject to the limitations set forth therein) by Investors holding Registrable Securities that requested to have their Registrable Securities included in such Piggy-Back Registration.

2.3 Short Form Registrations. The holders of Registrable Securities may at any time and from time to time, request in writing that Pubco register the resale of any or all of such Registrable Securities on Form S-3 or Form F-3 or any similar short-form registration which may be available at such time (“Short Form Registration”); provided, however, that Pubco shall not be obligated to effect such request through an underwritten offering. Upon receipt of such written request, Pubco will promptly give written notice of the proposed registration to all other holders of Registrable Securities, and, as soon as practicable thereafter, use its reasonable best efforts to effect the registration of all or such portion of such holder’s or holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities or other securities of Pubco, if any, of any other holder or holders joining in such request as are specified in a written request given within fifteen (15) calendar days after receipt of such written notice from Pubco; provided, however, that Pubco shall not be obligated to effect any such registration pursuant to this Section 2.3: (i) if Short Form Registration is not available for such offering; or (ii) if the holders of the Registrable Securities, together with the holders of any other securities of Pubco entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $500,000. Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

2.4 PIPE Securities. The Investors hereby acknowledge that the Company and/or Pubco has granted, or may prior to the Closing grant, registration rights to PIPE Investors with respect to the PIPE Securities issuable pursuant to the PIPE Subscription Agreements entered into for the PIPE Investment or a registration rights agreement to be entered into between the Company and/or Pubco (as applicable) and PIPE Investors in connection therewith (collectively, the “PIPE Documents”). The Investors hereby acknowledge and agree that nothing in this Agreement shall restrict or impair, or would reasonably be expected to restrict or impair, the ability of the Company or Pubco to fulfill its registration obligations under the PIPE Documents with respect to the PIPE Securities, and Pubco shall be entitled without violation or breach of, or liability under, this Agreement to refuse to register any Registrable Securities or withdraw any Registration Statement for any Registrable Securities if such Registration has restricted or impaired the ability of the Purchaser to fulfill its registration obligations under the PIPE Documents with respect to the PIPE Securities.

10

3. REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever Pubco is required to effect the registration of any Registrable Securities pursuant to Section 2, Pubco shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

3.1.1 Filing Registration Statement. Pubco shall use its reasonable best efforts to, as expeditiously as possible after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the Commission a Registration Statement on any form for which Pubco then qualifies or which counsel for Pubco shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its reasonable best efforts to cause such Registration Statement to become effective and use its reasonable best efforts to keep it effective for the period required by Section 3.1.3; provided, however, that Pubco shall have the right to defer any Demand Registration for up to sixty (60) calendar days, and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if Pubco shall furnish the Investors requesting to include their Registrable Securities in such Registration Statement a certificate signed by the Chief Executive Officer, Chief Financial Officer or Chairman of Pubco stating that, in the good faith judgment of the Board of Directors of Pubco, it would be materially detrimental to Pubco and its shareholders for such Registration Statement to be effected at such time or the filing would require premature disclosure of material information which is not in the interests of Pubco to disclose at such time; provided further, however, that Pubco shall not have the right to exercise the right set forth in the immediately preceding proviso more than twice in any 365-day period in respect of a Demand Registration hereunder.

3.1.2 Copies. Pubco shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the holders of Registrable Securities included in such registration, and such holders’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as the holders of Registrable Securities included in such registration or legal counsel for any such holders may request in order to facilitate the disposition of the Registrable Securities owned by such holders.

11

3.1.3 Amendments and Supplements. Pubco shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn or until such time as the Registrable Securities cease to be Registrable Securities as defined by this Agreement.

3.1.4 Notification. After the filing of any Registration Statement pursuant to this Agreement, any prospectus related thereto or any amendment or supplement to such Registration Statement or prospectus, Pubco shall promptly, and in no event more than three (3) Business Days after such filing, notify the holders of Registrable Securities included in such Registration Statement of such filing, and shall further notify such holders promptly and confirm such advice in writing in all events within three (3) Business Days of the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the Commission of any stop order (and Pubco shall take all actions required to prevent the entry of such stop order or to remove it if entered); (iv) any request by the Commission for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information; and (v) the occurrence of an event requiring the preparation of a supplement or amendment to such Registration Statement or prospectus so that, after such amendment is filed or prospectus delivered to the purchasers of the securities covered by such Registration Statement, such Registration Statement or prospectus will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made), not misleading, and Pubco shall promptly make available to the holders of Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the Commission a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, Pubco shall furnish to the holders of Registrable Securities included in such Registration Statement and to the legal counsel for any such holders, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such holders and legal counsel with a reasonable opportunity to review such documents and comment thereon, provided that such Investors and their legal counsel must provide any comments promptly (and in any event within three (3) Business Days) after receipt of such documents.

3.1.5 State Securities Laws Compliance. Pubco shall use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as the holders of Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of Pubco and do any and all other acts and things that may be necessary or advisable to enable the holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that Pubco shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or take any action which would subject it to general service of process or taxation in any such jurisdiction where it is not then otherwise subject.

12

3.1.6 Agreements for Disposition. To the extent required by the underwriting agreement or similar agreements, Pubco shall enter into reasonable customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of Pubco in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of Investors holding Registrable Securities included in such Registration Statement. No Investor holding Registrable Securities included in such Registration Statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such Investor’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such Investor’s material agreements and organizational documents, and with respect to written information relating to such Investor that such Investor has furnished in writing expressly for inclusion in such Registration Statement.

3.1.7 Cooperation. The principal executive officer of Pubco, the principal financial officer of Pubco, the principal accounting officer of Pubco and all other officers and members of the management of Pubco shall cooperate fully in any offering of Registrable Securities hereunder, which cooperation shall include the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

3.1.8 Records. Pubco shall make available for inspection by the holders of Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any holder of Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of Pubco, as shall be necessary to enable them to exercise their due diligence responsibility, and cause Pubco’s officers, directors and employees to supply all information reasonably requested by any of them in connection with such Registration Statement; provided that Pubco may require execution of a reasonable confidentiality agreement prior to sharing any such information.

3.1.9 Opinions and Comfort Letters. Pubco shall request its counsel and accountants to provide customary legal opinions and customary comfort letters, to the extent so reasonably required by any underwriting agreement.

3.1.10 Earnings Statement. Pubco shall comply with all applicable rules and regulations of the Commission and the Securities Act, and make available to its shareholders, if reasonably required, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

3.1.11 Listing. Pubco shall use its reasonable best efforts to cause all Registrable Securities included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by Pubco are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to the holders of a majority of the Registrable Securities included in such registration.

13

3.1.12 Road Show. If the registration involves the registration of Registrable Securities involving gross proceeds in excess of $15,000,000, Pubco shall use its reasonable efforts to make available senior executives of Pubco to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any underwritten offering.

3.2 Obligation to Suspend Distribution. Upon receipt of any notice from Pubco of the happening of any event of the kind described in Section 3.1.4(iv) or (v), or, in the event that the financial statements contained in the Registration Statement become stale, or in the event that the Registration Statement or prospectus included therein contains a misstatement of material fact or omits to state a material fact due to a bona fide business purpose, or in the case of a resale registration on Short Form Registration pursuant to Section 2.3 hereof, upon any suspension by Pubco, pursuant to a written insider trading compliance program adopted by the Pubco’s Board of Directors, of the ability of all “insiders” covered by such program to transact in Pubco’s securities because of the existence of material non-public information, each holder of Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder receives the supplemented or amended prospectus contemplated by Section 3.1.4 or the Registration Statement is updated so that the financial statements are no longer stale, or the restriction on the ability of “insiders” to transact in Pubco’s securities is removed, as applicable, and, if so directed by Pubco, each such holder will deliver to Pubco all copies, other than permanent file copies then in such holder’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3 Registration Expenses. Pubco shall bear all costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1, any Piggy-Back Registration pursuant to Section 2.2, and any registration on Short Form Registration effected pursuant to Section 2.3, and all reasonable expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including, without limitation: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing, messenger, telephone and delivery expenses; (iv) Pubco’s internal expenses (including, without limitation, all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities (including as required by Section 3.1.11); (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for Pubco and fees and expenses for independent certified public accountants retained by Pubco (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (viii) the reasonable fees and expenses of any special experts retained by Pubco in connection with such registration; and (ix) the reasonable fees and expenses (up to a maximum of $15,000 in the aggregate in connection with such registration) of one legal counsel selected by the holders of a majority-in-interest of the Registrable Securities included in such registration for such legal counsel’s review, comment and finalization of the proposed Registration Statement and other relevant documents. Pubco shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders in proportion to the number of Registrable Securities included in such offering for each such holder. Additionally, in an underwritten offering, all selling security holders and Pubco shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of securities each is selling in such offering.

14

3.4 Information. Investors holding Registrable Securities included in any Registration Statement shall provide such information as may reasonably be requested by Pubco, or the managing Underwriter, if any, in connection with the preparation of such Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the obligation to comply with federal and applicable state securities laws. Investors selling Registrable Securities in any offering must provide all questionnaires, powers of attorney, custody agreements, stock powers, and other documentation reasonably requested by Pubco or the managing Underwriter.

4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by Pubco. Subject to the provisions of this Section 4.1 and Section 4.4.3 hereof, Pubco agrees to indemnify and hold harmless each Investor and each other holder of Registrable Securities, and each of their respective officers, employees, affiliates, directors, partners, members, attorneys and agents, and each person, if any, who controls an Investor and each other holder of Registrable Securities (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Investor Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Pubco of the Securities Act or any rule or regulation promulgated thereunder applicable to Pubco and relating to action or inaction required of Pubco in connection with any such registration (provided, however, that the indemnity agreement contained in this Section 4.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of Pubco, such consent not to be unreasonably withheld, delayed or conditioned); and Pubco shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action whether or not any such person is a party to any such claim or action and including any and all legal and other expenses incurred in giving testimony or furnishing documents in response to a subpoena or otherwise; provided, however, that Pubco will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to Pubco, in writing, by such selling holder or Investor Indemnified Party expressly for use therein. Pubco also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each Person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

15

4.2 Indemnification by Holders of Registrable Securities. Subject to the limitations set forth in the Section 4.2 and Section 4.4.3 hereof, each selling holder of Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling holder, indemnify and hold harmless Pubco, each of its directors and officers and each Underwriter (if any), and each other selling holder and each other person, if any, who controls another selling holder or such Underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to Pubco by such selling holder expressly for use therein (provided, however, that the indemnity agreement contained in this Section 4.2 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the indemnifying Investor, such consent not to be unreasonably withheld, delayed or conditioned), and shall reimburse Pubco, its directors and officers, and each other selling holder or controlling person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling holder’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling holder.

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any Person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such Person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other Person for indemnification hereunder, notify such other Person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party (acting reasonably), consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

16

4.4 Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

4.4.3 The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no holder of Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such holder from the sale of Registrable Securities which gave rise to such contribution obligation. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) with respect to any action shall be entitled to contribution in such action from any person who was not guilty of such fraudulent misrepresentation.

5. RULE 144.

5.1 Rule 144. Pubco covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as the holders of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holders to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission.

17

6. MISCELLANEOUS.

6.1 Other Registration Rights. Pubco represents and warrants that as of the date of this Agreement, no Person, other than the holders of (i) Registrable Securities, (ii) Gamehaus Securities covered by the Gamehaus Registration Rights Agreement, and (iii) PIPE Securities has any right to require Pubco to register any of Pubco’s share capital for sale or to include Pubco’s share capital in any registration filed by Pubco for the sale of share capital for its own account or for the account of any other Person.

6.2 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of Pubco hereunder may not be assigned or delegated by Pubco in whole or in part. This Agreement and the rights, duties and obligations of the holders of Registrable Securities hereunder may be freely assigned or delegated by such holder of Registrable Securities in conjunction with and to the extent of any transfer of Registrable Securities by any such holder; provided that no assignment by any Investor of its rights, duties and obligations hereunder shall be binding upon or obligate Pubco unless and until Pubco shall have received (i) written notice of such assignment and (ii) the written agreement of the assignee, in a form reasonably satisfactory to Pubco, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties, to the permitted assigns of the Investors or holder of Registrable Securities or of any assignee of the Investors or holder of Registrable Securities. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Section 4 and this Section 6.2. If the Purchaser Representative is replaced in accordance with the terms of the Business Combination Agreement, the replacement Purchaser Representative shall automatically become a party to this Agreement as if it were the original Purchaser Representative hereunder.

18

6.3 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Pubco, to: Gamehaus Holdings Inc. 5th Floor, Building 2, No. 500 Shengxia Road, Pudong New Area, Shanghai Attn: Ling Yan Email: linda.yan@gamehaus.com	With copies to (which shall not constitute notice): Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 Attn: Ying Li, Esq. Email: yli@htflawyers.com
If to the Company, to: Golden Star Acquisition Corporation 99 Hudson Street, 5th Floor New York, NY 10013 Attn: Chief Executive Officer Email: ceo@goldenstarcorp.net	With copies to (which shall not constitute notice): Becker & Poliakoff, P.A. 45 Broadway, 17th Floor New York, NY 10006 Attn: Bill Huo, Esq. Email: bhuo@beckerlawyers.com

If to the Purchaser Representative, to:

G-Star Management Corporation

Attention: Linjun Guo

c/o Golden Star Acquisition Corporation

99 Hudson Street, 5th Floor

New York, New York 10013

Email: ceo@goldenstarcorp.net

With copies to (which shall not constitute notice): Becker & Poliakoff, P.A. 45 Broadway, 17th Floor New York, NY 10006 Attn: Bill Huo, Esq. Email: bhuo@beckerlawyers.com
If to the Investors, to: G-Star Management Corporation Attention: Linjun Guo c/o Golden Star Acquisition Corporation 99 Hudson Street, 5th Floor New York, New York 10013 Email: ceo@goldenstarcorp.net	With copies to (which shall not constitute notice): Becker & Poliakoff, P.A. 45 Broadway, 17th Floor New York, NY 10006 Attn: Bill Huo, Esq. Email: bhuo@beckerlawyers.com

19

6.4 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable. Notwithstanding anything to the contrary contained in this Agreement, in the event that a duly executed copy of this Agreement is not delivered to Pubco by an Investor, such Investor failing to provide such signature shall not be a party to this Agreement or have any rights or obligations hereunder, but such failure shall not affect the rights and obligations of the other parties to this Agreement as amongst such other parties.

6.5 Entire Agreement. This Agreement (together with the Business Combination Agreement, including all agreements entered into pursuant hereto or thereto or referenced herein or therein and all certificates and instruments delivered pursuant hereto and thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, relating to the subject matter hereof; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any other Ancillary Document or the rights or obligations of the parties under the Gamehaus Registration Rights Agreement.

6.6 Interpretation. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

6.7 Amendments; Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written agreement or consent of Pubco and Investors holding a majority-in-interest of the Registrable Securities; provided, that any amendment or waiver of this Agreement which affects an Investor in a manner materially and adversely disproportionate to other Investors will also require the consent of such Investor. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

20

6.8 Remedies Cumulative. In the event a party fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the other parties may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

6.9 Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 6.3. Nothing in this Section 6.9 shall affect the right of any party to serve legal process in any other manner permitted by applicable Law.

6.10 WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.10.

21

6.11 Termination of Business Combination Agreement. This Agreement shall be binding upon each party upon such party’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. In the event that the Business Combination Agreement is validly terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and become null and void and be of no further force or effect, and the parties shall have no obligations hereunder.

6.12 Counterparts; Electronic Signatures. This Agreement may be executed and delivered (including by facsimile, email or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The words “execution,” signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

{REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW}

22

IN WITNESS WHEREOF, each party hereto has signed or has caused to be signed by its officer thereunto duly authorized this Amended and Restated Registration Rights Agreement as of the date first above written.

COMPANY:

Golden Star Acquisition Corporation, an exempted company organized under the laws of the Cayman Islands

By:
Name:	Linjun Guo
Title:	Chief Executive Officer

[Signature Page to First Amendment to Registration Rights Agreement]

23

IN WITNESS WHEREOF, each party hereto has signed or has caused to be signed by its officer thereunto duly authorized this Amended and Restated Registration Rights Agreement as of the date first above written.

PUBCO:

Gamehaus Holdings Inc., an exempted company organized under the laws of the Cayman Islands

By:
Name:
Title:

[Signature Page to First Amendment to Registration Rights Agreement]

24

IN WITNESS WHEREOF, each party hereto has signed or has caused to be signed by its officer thereunto duly authorized this Amended and Restated Registration Rights Agreement as of the date first above written.

INVESTORS:

G-Star Management Corporation, a British Virgin Islands business company

By:
Name:	Linjun Guo
Title:	Director

[Signature Page to First Amendment to Registration Rights Agreement]

25

[Other Investors]

[Signature Page to First Amendment to Registration Rights Agreement]

26

EXHIBIT F

Form of Seller Registration Rights Agreement

SELLER REGISTRATION RIGHTS AGREEMENT

THIS SELLER REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is entered into as of __________________, 2023 by and among (i) Gamehaus Holdings Inc., an exempted company incorporated with limited liability in the Cayman Islands (including any successor entity thereto, “Pubco”), and (ii) the undersigned parties listed as “Investors” on the signature page hereto (each, an “Investor” and collectively, the “Investors”). Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

WHEREAS, on _______________, 2023, (i) Golden Star Acquisition Corporation, an exempted company incorporated with limited liability in the Cayman Islands (“Purchaser”), (ii) G-Star Management Corporation, in the capacity under the Business Combination Agreement (defined below) as the Purchaser Representative (the “Purchaser Representative”), (iii) Pubco, (iv) Gamehaus 1 Inc., an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Pubco (“First Merger Sub”), (v) Gamehaus 2 Inc., an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Pubco (“Second Merger Sub”), and (vi) Gamehaus, Inc., an exempted company incorporated with limited liability in the Cayman Islands (“Gamehaus” or the “Company”), entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”);

WHEREAS, pursuant to the Business Combination Agreement, subject to the terms and conditions thereof, upon the consummation of the transactions contemplated thereby (the “Closing”), among other matters, (i) First Merger Sub will merge with and into Gamehaus, with Gamehaus continuing as the surviving entity and a wholly-owned subsidiary of Pubco (the “First Merger”), and (a) each Company Ordinary Share (except for each Company Super-voting Ordinary Share) and each Company Preferred Share of Gamehaus issued and outstanding immediately prior to the effective time of the First Merger will automatically be cancelled, in exchange for the right of the holder thereof to receive Pubco Class A Ordinary Shares, and (b) each Company Super-voting Ordinary Share of Gamehaus issued and outstanding immediately prior to the effective time of the First Merger will automatically be cancelled, in exchange for the right of the holder thereof to receive Pubco Class B Ordinary Shares (such Pubco Class A Ordinary Shares and Pubco Class B Ordinary Shares, collectively, the “Company Share Consideration”), and (ii) one business day following, and as part of the same overall transaction as the First Merger, Second Merger Sub will merge with and into Purchaser (the “Second Merger”), with Purchaser surviving the Second Merger as a wholly-owned subsidiary of Pubco and with the holders of Purchaser’s securities receiving substantially equivalent securities of Pubco, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable law; and

WHEREAS, the parties desire to enter into this Agreement to provide the Investors with certain rights relating to the registration of the Company Share Consideration received by the Investors under the Business Combination Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. DEFINITIONS. The following capitalized terms used herein have the following meanings:

“Agreement” means this Agreement, as amended, restated, supplemented, or otherwise modified from time to time.

“Business Combination Agreement” is defined in the recitals to this Agreement.

“Closing” is defined in the recitals to this Agreement.

“Company” is defined in the recitals to this Agreement.

“Company Share Consideration” is defined in the recitals to this Agreement.

1

“Demand Registration” is defined in Section 2.1.1.

“Demanding Holder” is defined in Section 2.1.1.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“First Merger” is defined in the recitals to this Agreement.

“First Merger Sub” is defined in the recitals to this Agreement.

“Founder Registration Rights Agreement” means that certain Registration Rights Agreement dated as of May 1, 2023, by and among Purchaser and the holders of “Registrable Securities” thereunder, as it is to be amended at or prior to the Closing, including by the Founder Amended and Restated Registration Rights Agreement, and as it may further be amended in accordance with the terms thereof.

“Founder Securities” means those securities included in the definition of “Registrable Securities” specified in the Founder Registration Rights Agreement.

“Gamehaus” is defined in the recitals to this Agreement.

“Indemnified Party” is defined in Section 4.3.

“Indemnifying Party” is defined in Section 4.3.

“Investor(s)” is defined in the preamble to this Agreement, and includes any transferee of the Registrable Securities (so long as they remain Registrable Securities) of an Investor permitted under this Agreement.

“Investor Indemnified Party” is defined in Section 4.1.

“Maximum Number of Securities” is defined in Section 2.1.4.

“Piggy-Back Registration” is defined in Section 2.2.1.

“PIPE Documents” is defined in Section 2.5.

“PIPE Investor” means an investor purchasing securities in a PIPE Investment as contemplated by the Business Combination Agreement.

“PIPE Securities” means those securities sold, or may be sold, to PIPE Investors in a PIPE Investment as contemplated by the Business Combination Agreement.

“Pro Rata” is defined in Section 2.1.4.

“Proceeding” is defined in Section 6.9.

“Pubco” is defined in the preamble to this Agreement, and shall include Pubco’s successors by merger, acquisition, reorganization or otherwise.

2

“Purchaser” is defined in the recitals to this Agreement.

“Purchaser Representative” is defined in the recitals to this Agreement.

“Register,” “Registered” and “Registration” mean a registration or offering effected by preparing and filing a registration statement or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means the Company Share Consideration, including any Pubco Class A Ordinary Shares issuable upon the conversion of the Pubco Class B Ordinary Shares. Registrable Securities include any warrants, capital shares or other securities of Pubco issued as a dividend or other distribution with respect to or in exchange for or in replacement of the foregoing securities. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when: (a) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (b) such securities shall have been otherwise transferred, new certificates for them not bearing a legend restricting further transfer shall have been delivered by Pubco and subsequent public distribution of them shall not require registration under the Securities Act; (c) such securities shall have ceased to be outstanding; or (d) such securities are freely saleable under Rule 144 without volume limitations. Notwithstanding anything to the contrary contained herein, a Person shall be deemed to be an “Investor holding Registrable Securities” (or words to that effect) under this Agreement only if they are an Investor or a transferee of the applicable Registrable Securities (so long as they remain Registrable Securities) of any Investor permitted under this Agreement.

“Registration Statement” means a registration statement filed by Pubco with the SEC in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, including all amendments thereto, including post-effective amendments (other than a registration statement on Form S-4, F-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity).

“Rule 144” means Rule 144 promulgated under the Securities Act.

“SEC” means the United States Securities and Exchange Commission or any successor thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Second Merger” is defined in the recitals to this Agreement.

“Second Merger Sub” is defined in the recitals to this Agreement.

“Short Form Registration” is defined in Section 2.3.

“Specified Courts” is defined in Section 6.9.

“Underwriter” means a securities dealer who purchases any Registrable Securities as principal in an underwritten offering and not as part of such dealer’s market-making activities.

3

2. REGISTRATION RIGHTS.

2.1 Demand Registration.

2.1.1 Request for Registration. At any time and from time to time after the Closing, Investors holding a majority-in-interest of the Registrable Securities then issued and outstanding (for the avoidance of any doubt, throughout this Agreement, such determination is based on the number of Registrable Securities held by the Investors and not the voting rights of those Registrable Securities), may make a written demand for registration under the Securities Act of all or part of their Registrable Securities (a “Demand Registration”). Any demand for a Demand Registration shall specify the number of Registrable Securities proposed to be sold and the intended method(s) of distribution thereof. Within fifteen (15) calendar days following receipt of any request for a Demand Registration, Pubco will notify, in writing, all other Investors holding Registrable Securities of the demand, and each Investor holding Registrable Securities who wishes to include all or a portion of such Investor’s Registrable Securities in the Demand Registration (each such Investor including shares of Registrable Securities in such registration, a “Demanding Holder”) shall so notify Pubco, in writing, within fifteen (15) calendar days after the receipt by the Investor of the notice from Pubco. Upon any such request, the Demanding Holders shall be entitled to have their Registrable Securities included in the Demand Registration, subject to Section 2.1.4 and the provisos set forth in Section 3.1.1. Pubco shall not be obligated to effect more than an aggregate of three (3) Demand Registrations under this Section 2.1.1 in respect of all Registrable Securities. Notwithstanding anything in this Section 2.1 to the contrary, Pubco shall not be obligated to effect a Demand Registration, (i) if a Piggy-Back Registration had been available to the Demanding Holder(s) within the one hundred twenty (120) calendar days preceding the date of request for the Demand Registration, (ii) within sixty (60) calendar days after the effective date of a previous registration effected with respect to the Registrable Securities pursuant this Section 2.1, or (iii) during any period (not to exceed one hundred eighty (180) calendar days) following the closing of the completion of an offering of securities by Pubco if such Demand Registration would cause Pubco to breach a “lock-up” or similar provision contained in the underwriting agreement for such offering.

2.1.2 Effective Registration. A Registration will not count as a Demand Registration until the Registration Statement filed with the SEC with respect to such Demand Registration has been declared effective by the SEC and Pubco has complied in all material respects with its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, the offering of Registrable Securities pursuant to a Demand Registration is interfered with by any stop order or injunction of the SEC or any other governmental agency or court, the Registration Statement with respect to such Demand Registration will be deemed not to have been declared effective, unless and until, (i) such stop order or injunction is removed, rescinded or otherwise terminated, and (ii) a majority-in-interest of the Demanding Holders thereafter elect to continue the offering; provided, further, that Pubco shall not be obligated to file another Registration Statement until a Registration Statement that has been filed is counted as a Demand Registration or is terminated.

2.1.3 Underwritten Offering. If a majority-in-interest of the Demanding Holders so elect and advise Pubco as part of their written demand for a Demand Registration, the offering of such Registrable Securities pursuant to such Demand Registration shall be in the form of an underwritten offering. In such event, the right of any Demanding Holder to include its Registrable Securities in such registration shall be conditioned upon such Demanding Holder’s participation in such underwritten offering and the inclusion of such Demanding Holder’s Registrable Securities in the underwritten offering to the extent provided herein. All Demanding Holders proposing to distribute their Registrable Securities through such underwritten offering shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such underwritten offering by a majority-in-interest of the Investors initiating the Demand Registration and reasonably acceptable to Pubco.

4

2.1.4 Reduction of Offering. If the managing Underwriter or Underwriters for a Demand Registration that is to be an underwritten offering advises Pubco and the Demanding Holders in writing that the dollar amount or number of Registrable Securities which the Demanding Holders desire to sell, taken together with all other Pubco Ordinary Shares or other securities which Pubco desires to sell and the Pubco Ordinary Shares or other securities, if any, as to which Registration by Pubco has been requested pursuant to written contractual piggy-back registration rights held by other security holders of Pubco who desire to sell, exceeds the maximum dollar amount or maximum number of shares that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of securities, as applicable, the “Maximum Number of Securities”), then Pubco shall include in such Registration: (i) first, the Registrable Securities as to which Demand Registration has been requested by the Demanding Holders and the Founder Securities for the account of any Persons who have exercised demand registration rights pursuant to the Founder Registration Rights Agreement during the period under which the Demand Registration hereunder is ongoing (all pro rata in accordance with the number of securities that each applicable Person has requested be included in such registration, regardless of the number of securities held by each such Person, as long as they do not request to include more securities than they own (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Pubco Ordinary Shares or other securities that Pubco desires to sell that can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Registrable Securities of Investors as to which registration has been requested pursuant to Section 2.2 and the Founder Securities as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights of the Founder Registration Rights Agreement, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii), and (iii), the Pubco Ordinary Shares or other securities for the account of other Persons that Pubco is obligated to register pursuant to written contractual arrangements with such Persons that can be sold without exceeding the Maximum Number of Securities. In the event that Pubco securities that are convertible into Pubco Ordinary Shares are included in the offering, the calculations under this Section 2.1.4 shall include such Pubco securities on an as-converted to Pubco Ordinary Share basis.

2.1.5 Withdrawal. If a majority-in-interest of the Demanding Holders disapprove of the terms of any underwritten offering or are not entitled to include all of their Registrable Securities in any offering, such majority-in-interest of the Demanding Holders may elect to withdraw from such offering by giving written notice to Pubco and the Underwriter or Underwriters of their request to withdraw prior to the effectiveness of the Registration Statement filed with the SEC with respect to such Demand Registration. If the majority-in-interest of the Demanding Holders withdraws from a proposed offering relating to a Demand Registration in such event, then such registration shall not count as a Demand Registration provided for in Section 2.1.

5

2.2 Piggy-Back Registration.

2.2.1 Piggy-Back Rights. If at any time after the Closing Pubco proposes to file a Registration Statement under the Securities Act with respect to a Registration of or an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities, by Pubco for its own account or for security holders of Pubco for their account (or by Pubco and by security holders of Pubco including pursuant to Section 2.1), other than a Registration Statement (i) filed in connection with any employee share option or other benefit plan, (ii) for an exchange offer or offering of securities solely to Pubco’s existing security holders, (iii) for an offering of debt that is convertible into equity securities of Pubco, (iv) for a dividend reinvestment plan, or (v) an exchange offer or offering of securities in connection with a merger or other form of acquisition of a business entity to the equity owners thereof, then Pubco shall (x) give written notice of such proposed filing to Investors holding Registrable Securities as soon as practicable but in no event less than ten (10) calendar days before the anticipated filing date, which notice shall describe the amount and type of securities to be included in such offering or registration, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, of the offering, and (y) offer to Investors holding Registrable Securities in such notice the opportunity to register the sale of such number of Registrable Securities as such Investors may request in writing within five (5) calendar days following receipt of such notice (a “Piggy-Back Registration”). To the extent permitted by applicable securities laws with respect to such registration by Pubco or another demanding security holder, Pubco shall cause such Registrable Securities to be included in such registration and use commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed underwritten offering to permit the Registrable Securities requested to be included in a Piggy-Back Registration on the same terms and conditions as any similar securities of Pubco and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All Investors holding Registrable Securities proposing to distribute their securities through a Piggy-Back Registration that involves an Underwriter or Underwriters shall enter into an underwriting agreement in customary form with the Underwriter or Underwriters selected for such Piggy-Back Registration.

2.2.2 Reduction of Offering. If the managing Underwriter or Underwriters for a Piggy-Back Registration that is to be an underwritten offering advises Pubco and Investors holding Registrable Securities proposing to distribute their Registrable Securities through such Piggy-Back Registration in writing that the dollar amount or number of Pubco Ordinary Shares or other Pubco securities which Pubco desires to sell, taken together with the Pubco Ordinary Shares or other Pubco securities, if any, as to which registration has been demanded pursuant to written contractual arrangements with Persons other than the Investors holding Registrable Securities hereunder, the Registrable Securities as to which registration has been requested under this Section 2.2, and the Pubco Ordinary Shares or other Pubco securities, if any, as to which registration has been requested pursuant to the written contractual piggy-back registration rights of other security holders of Pubco, exceeds the Maximum Number of Securities, then Pubco shall include in any such registration:

(a) If the registration is undertaken for Pubco’s account: (i) first, the Pubco Ordinary Shares or other securities that Pubco desires to sell that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Registrable Securities of Investors as to which registration has been requested pursuant to this Section 2.2 and the Founder Securities as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights under the Founder Registration Rights Agreement, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Pubco Ordinary Shares or other equity securities for the account of other Persons that Pubco is obligated to register pursuant to separate written contractual arrangements with such Persons that can be sold without exceeding the Maximum Number of Securities;

6

(b) If the registration is a “demand” registration undertaken at the demand of Demanding Holders pursuant to Section 2.1: (i) first, the Pubco Ordinary Shares or other securities for the account of the Demanding Holders and the Founder Securities for the account of any Persons who have exercised demand registration rights pursuant to the Founder Registration Rights Agreement during the period under which the Demand Registration hereunder is ongoing, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Pubco Ordinary Shares or other securities that Pubco desires to sell that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Registrable Securities of Investors as to which registration has been requested pursuant to this Section 2.2 and the Founder Securities as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights under the Founder Registration Rights Agreement, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the Pubco Ordinary Shares or other equity securities for the account of other Persons that Pubco is obligated to register pursuant to separate written contractual arrangements with such Persons that can be sold without exceeding the Maximum Number of Securities;

(c) If the registration is a “demand” registration undertaken at the demand of holders of Founder Securities under the Founder Registration Rights Agreement: (i) first, the Founder Securities for the account of the demanding holders and the Registrable Securities for the account of Demanding Holders who have exercised demand registration rights pursuant to Section 2.1 during the period under which the demand registration under the Founder Registration Rights Agreement is ongoing, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Pubco Ordinary Shares or other securities that Pubco desires to sell that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Registrable Securities of Investors as to which registration has been requested pursuant to this Section 2.2 and the Founder Securities as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights under the Founder Registration Rights Agreement, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the Pubco Ordinary Shares or other equity securities for the account of other Persons that Pubco is obligated to register pursuant to separate written contractual arrangements with such Persons that can be sold without exceeding the Maximum Number of Securities; and

(d) If the registration is a “demand” registration undertaken at the demand of Persons other than either Demanding Holders under Section 2.1 or the holders of Founder Securities exercising demand registration rights under the Founder Registration Rights Agreement: (i) first, the Pubco Ordinary Shares or other securities for the account of the demanding Persons that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the Pubco Ordinary Shares or other securities that Pubco desires to sell that can be sold without exceeding the Maximum Number of Securities; (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the Registrable Securities of Investors as to which registration has been requested pursuant to this Section 2.2 and the Founder Securities as to which registration has been requested pursuant to the applicable written contractual piggy-back registration rights under the Founder Registration Rights Agreement, Pro Rata among the holders thereof based on the number of securities requested by such holders to be included in such registration, that can be sold without exceeding the Maximum Number of Securities; and (iv) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i), (ii) and (iii), the Pubco Ordinary Shares or other equity securities for the account of other Persons that Pubco is obligated to register pursuant to separate written contractual arrangements with such Persons that can be sold without exceeding the Maximum Number of Securities.

7

In the event that Pubco securities that are convertible into Pubco Ordinary Shares are included in the offering, the calculations under this Section 2.2.2 shall include such Pubco securities on an as-converted to Pubco Ordinary Share basis. Notwithstanding anything to the contrary above, to the extent that the registration of an Investor’s Registrable Securities would prevent Pubco or the demanding shareholders from effecting such registration and offering, such Investor shall not be permitted to exercise Piggy-Back Registration rights with respect to such registration and offering.

2.2.3 Withdrawal. Any Investor holding Registrable Securities may elect to withdraw such Investor’s request for inclusion of Registrable Securities in any Piggy-Back Registration by giving written notice to Pubco of such request to withdraw prior to the effectiveness of the Registration Statement. Pubco (whether on its own determination or as the result of a withdrawal by Persons making a demand pursuant to written contractual obligations) may withdraw a Registration Statement at any time prior to the effectiveness of such Registration Statement without any liability to the applicable Investor, subject to the next sentence and the provisions of Section 4. Notwithstanding any such withdrawal, Pubco shall pay all expenses incurred in connection with such Piggy-Back Registration as provided in Section 3.3 (subject to the limitations set forth therein) by Investors holding Registrable Securities that requested to have their Registrable Securities included in such Piggy-Back Registration.

2.3 Short Form Registrations. After the Closing, Investors holding Registrable Securities may at any time and from time to time, request in writing that Pubco register the resale of any or all of such Registrable Securities on Form S-3 or F-3 or any similar short-form registration which may be available at such time (“Short Form Registration”); provided, however, that Pubco shall not be obligated to effect such request through an underwritten offering. Upon receipt of such written request, Pubco will promptly give written notice of the proposed registration to all other Investors holding Registrable Securities, and, as soon as practicable thereafter, use its reasonable best efforts to effect the registration of all or such portion of such Investors’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities, if any, of any other Investors joining in such request as are specified in a written request given within fifteen (15) calendar days after receipt of such written notice from Pubco; provided, however, that Pubco shall not be obligated to effect any such registration pursuant to this Section 2.3: (i) if Short Form Registration is not available to Pubco for such offering; or (ii) if Investors holding Registrable Securities, together with the holders of any other securities of Pubco entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at any aggregate price to the public of less than $1,000,000. Registrations effected pursuant to this Section 2.3 shall not be counted as Demand Registrations effected pursuant to Section 2.1.

2.4 PIPE Securities. The Investors hereby acknowledge that Purchaser and/or Pubco has granted, or may prior to the Closing grant, registration rights to PIPE Investors with respect to the PIPE Securities issuable pursuant to the PIPE Subscription Agreements entered into for the PIPE Investment or a registration rights agreement to be entered into between Purchaser and/or Pubco (as applicable) and PIPE Investors in connection therewith (collectively, the “PIPE Documents”). The Investors hereby acknowledge and agree that nothing in this Agreement shall restrict or impair, or would reasonably be expected to restrict or impair, the ability of Purchaser or Pubco to fulfill its registration obligations under the PIPE Documents with respect to the PIPE Securities, and the Purchaser shall be entitled without violation or breach of, or liability under, this Agreement to refuse to register any Registrable Securities or withdraw any Registration Statement for any Registrable Securities if such Registration has restricted or impaired the ability of the Purchaser to fulfill its registration obligations under the PIPE Documents with respect to the PIPE Securities.

3. REGISTRATION PROCEDURES.

3.1 Filings; Information. Whenever Pubco is required to effect the registration of any Registrable Securities pursuant to Section 2, Pubco shall use its reasonable best efforts to effect the registration and sale of such Registrable Securities in accordance with the intended method(s) of distribution thereof as expeditiously as practicable, and in connection with any such request:

8

3.1.1 Filing Registration Statement. Pubco shall use its reasonable best efforts to, as expeditiously as possible after receipt of a request for a Demand Registration pursuant to Section 2.1, prepare and file with the SEC a Registration Statement on any form for which Pubco then qualifies or which counsel for Pubco shall deem appropriate and which form shall be available for the sale of all Registrable Securities to be registered thereunder in accordance with the intended method(s) of distribution thereof, and shall use its reasonable best efforts to cause such Registration Statement to become effective and use its reasonable efforts to keep it effective for the period required by Section 3.1.3; provided, however, that Pubco shall have the right to defer any Demand Registration for up to sixty (60) calendar days, and any Piggy-Back Registration for such period as may be applicable to deferment of any demand registration to which such Piggy-Back Registration relates, in each case if Pubco shall furnish the Investors requesting to include their Registrable Securities in such registration a certificate signed by the Chief Executive Officer, Chief Financial Officer or Chairman of Pubco stating that, in the good faith judgment of the Board of Directors of Pubco, it would be materially detrimental to Pubco and its shareholders for such Registration Statement to be effected at such time or the filing would require premature disclosure of material information which is not in the interests of Pubco to disclose at such time; provided further, however, that Pubco shall not have the right to exercise the right set forth in the immediately preceding proviso more than twice in any 365-day period in respect of a Demand Registration hereunder.

3.1.2 Copies. Pubco shall, prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to Investors holding Registrable Securities included in such registration, and such Investors’ legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus), and such other documents as Investors holding Registrable Securities included in such registration or legal counsel for any such Investors may request in order to facilitate the disposition of the Registrable Securities owned by such Investors.

3.1.3 Amendments and Supplements. Pubco shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act until all Registrable Securities and other securities covered by such Registration Statement have been disposed of in accordance with the intended method(s) of distribution set forth in such Registration Statement or such securities have been withdrawn or until such time as the Registrable Securities cease to be Registrable Securities as defined by this Agreement.

3.1.4 Notification. After the filing of a Registration Statement pursuant to this Agreement, any prospectus related thereto or any amendment or supplement to such Registration Statement or prospectus, Pubco shall promptly, and in no event more than three (3) Business Days after such filing, notify Investors holding Registrable Securities included in such Registration Statement of such filing, and shall further notify such Investors promptly and confirm such advice in writing in all events within three (3) Business Days after the occurrence of any of the following: (i) when such Registration Statement becomes effective; (ii) when any post-effective amendment to such Registration Statement becomes effective; (iii) the issuance or threatened issuance by the SEC of any stop order (and Pubco shall take all actions required to prevent the entry of such stop order or to remove it if entered); and (iv) any request by the SEC for any amendment or supplement to such Registration Statement or any prospectus relating thereto or for additional information or of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein (in the case of the prospectus, in light of the circumstances under which they were made), not misleading, and promptly make available to Investors holding Registrable Securities included in such Registration Statement any such supplement or amendment; except that before filing with the SEC a Registration Statement or prospectus or any amendment or supplement thereto, including documents incorporated by reference, Pubco shall furnish to Investors holding Registrable Securities included in such Registration Statement and to the legal counsel for any such Investors, copies of all such documents proposed to be filed sufficiently in advance of filing to provide such Investors and legal counsel with a reasonable opportunity to review such documents and comment thereon; provided that such Investors and their legal counsel must provide any comments promptly (and in any event within three (3) Business Days) after receipt of such documents.

9

3.1.5 State Securities Laws Compliance. Pubco shall use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as Investors holding Registrable Securities included in such Registration Statement (in light of their intended plan of distribution) may reasonably request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of Pubco and do any and all other acts and things that may be necessary or advisable to enable Investors holding Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that Pubco shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this paragraph or take any action to which it would be subject to general service of process or to taxation in any such jurisdiction where it is not then otherwise subject.

3.1.6 Agreements for Disposition. To the extent required by the underwriting agreement or similar agreements, Pubco shall enter into reasonable customary agreements (including, if applicable, an underwriting agreement in customary form) and take such other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities. The representations, warranties and covenants of Pubco in any underwriting agreement which are made to or for the benefit of any Underwriters, to the extent applicable, shall also be made to and for the benefit of Investors holding Registrable Securities included in such Registration Statement. No Investor holding Registrable Securities included in such Registration Statement shall be required to make any representations or warranties in the underwriting agreement except, if applicable, with respect to such Investor’s organization, good standing, authority, title to Registrable Securities, lack of conflict of such sale with such Investor’s material agreements and organizational documents, and with respect to written information relating to such Investor that such Investor has furnished in writing expressly for inclusion in such Registration Statement.

3.1.7 Cooperation. The principal executive officer of Pubco, the principal financial officer of Pubco, the principal accounting officer of Pubco and all other officers and members of the management of Pubco shall reasonably cooperate in any offering of Registrable Securities hereunder, which cooperation shall include the preparation of the Registration Statement with respect to such offering and all other offering materials and related documents, and participation in meetings with Underwriters, attorneys, accountants and potential investors.

3.1.8 Records. Pubco shall make available for inspection by Investors holding Registrable Securities included in such Registration Statement, any Underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other professional retained by any Investor holding Registrable Securities included in such Registration Statement or any Underwriter, all financial and other records, pertinent corporate documents and properties of Pubco, as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause Pubco’s officers, directors and employees to supply all information reasonably requested by any of them in connection with such Registration Statement; provided that Pubco may require execution of a reasonable confidentiality agreement prior to sharing any such information.

3.1.9 Opinions and Comfort Letters. Pubco shall request its counsel and accountants to provide customary legal opinions and customary comfort letters, to the extent so reasonably required by any underwriting agreement.

3.1.10 Earnings Statement. Pubco shall comply with all applicable rules and regulations of the SEC and the Securities Act, and make available to its shareholders if reasonably required, as soon as reasonably practicable, an earnings statement covering a period of twelve (12) months, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

10

3.1.11 Listing. Pubco shall use its reasonable best efforts to cause all Registrable Securities that are Pubco Ordinary Shares included in any registration to be listed on such exchanges or otherwise designated for trading in the same manner as similar securities issued by Pubco are then listed or designated or, if no such similar securities are then listed or designated, in a manner satisfactory to Investors holding a majority-in-interest of the Registrable Securities included in such registration.

3.1.12 Road Show. If the registration involves the registration of Registrable Securities involving gross proceeds in excess of $15,000,000, Pubco shall use its reasonable efforts to make available senior executives of Pubco to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any underwritten offering.

3.2 Obligation to Suspend Distribution. Upon receipt of any notice from Pubco of the happening of any event of the kind described in Section 3.1.4(iv), or in the event that the financial statements contained in the Registration Statement become stale, or in the event that the Registration Statement or prospectus included therein contains a misstatement of material fact or omits to state a material fact due to a bona fide business purpose, or, in the case of a resale registration on Short Form Registration pursuant to Section 2.3 hereof, upon any suspension by Pubco, pursuant to a written insider trading compliance program adopted by Pubco’s Board of Directors, of the ability of all “insiders” covered by such program to transact in Pubco’s securities because of the existence of material non-public information, each Investor holding Registrable Securities included in any registration shall immediately discontinue disposition of such Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Investor receives the supplemented or amended prospectus contemplated by Section 3.1.4(iv) or the Registration Statement is updated so that the financial statements are no longer stale, or the restriction on the ability of “insiders” to transact in Pubco’s securities is removed, as applicable, and, if so directed by Pubco, each such Investor will deliver to Pubco all copies, other than permanent file copies then in such Investor’s possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice.

3.3 Registration Expenses. Subject to Section 4, Pubco shall bear all reasonable costs and expenses incurred in connection with any Demand Registration pursuant to Section 2.1, any Piggy-Back Registration pursuant to Section 2.2, and any registration on Short Form Registration effected pursuant to Section 2.3, and all reasonable expenses incurred in performing or complying with its other obligations under this Agreement, whether or not the Registration Statement becomes effective, including: (i) all registration and filing fees; (ii) fees and expenses of compliance with securities or “blue sky” laws (including fees and disbursements of counsel in connection with blue sky qualifications of the Registrable Securities); (iii) printing expenses; (iv) Pubco’s internal expenses (including all salaries and expenses of its officers and employees); (v) the fees and expenses incurred in connection with the listing of the Registrable Securities as required by Section 3.1.11; (vi) Financial Industry Regulatory Authority fees; (vii) fees and disbursements of counsel for Pubco and fees and expenses for independent certified public accountants retained by Pubco (including the expenses or costs associated with the delivery of any opinions or comfort letters requested pursuant to Section 3.1.9); (viii) the reasonable fees and expenses of any special experts retained by Pubco in connection with such registration; and (ix) the reasonable fees and expenses (up to a maximum of $15,000 in the aggregate in connection with such registration) of one legal counsel selected by Investors holding a majority-in-interest of the Registrable Securities included in such registration for such legal counsel’s review, comment and finalization of the proposed Registration Statement and other relevant documents. Pubco shall have no obligation to pay any underwriting discounts or selling commissions attributable to the Registrable Securities being sold by the holders thereof, which underwriting discounts or selling commissions shall be borne by such holders in proportion to the number of Registrable Securities included in such offering for each such holder. Additionally, in an underwritten offering, all selling security holders and Pubco shall bear the expenses of the Underwriter pro rata in proportion to the respective amount of securities each is selling in such offering.

3.4 Information. Investors holding Registrable Securities included in any Registration Statement shall provide such information as may reasonably be requested by Pubco, or the managing Underwriter, if any, in connection with the preparation of such Registration Statement, including amendments and supplements thereto, in order to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 2 and in connection with the obligation to comply with federal and applicable state securities laws. Investors selling Registrable Securities in any offering must provide all questionnaires, powers of attorney, custody agreements, stock powers, and other documentation reasonably requested by Pubco or the managing Underwriter.

11

4. INDEMNIFICATION AND CONTRIBUTION.

4.1 Indemnification by Pubco. Subject to the provisions of this Section 4.1 and Section 4.4.3 hereof, Pubco agrees to indemnify and hold harmless each Investor, and each Investor’s officers, employees, affiliates, directors, partners, members, attorneys and agents, and each Person, if any, who controls an Investor (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) (each, an “Investor Indemnified Party”), from and against any expenses, losses, judgments, claims, damages or liabilities, whether joint or several, arising out of or based upon any untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to such Registration Statement, or arising out of or based upon any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by Pubco of the Securities Act or any rule or regulation promulgated thereunder applicable to Pubco and relating to action or inaction required of Pubco in connection with any such registration (provided, however, that the indemnity agreement contained in this Section 4.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of Pubco, such consent not to be unreasonably withheld, delayed or conditioned); and Pubco shall promptly reimburse the Investor Indemnified Party for any legal and any other expenses reasonably incurred by such Investor Indemnified Party in connection with investigating and defending any such expense, loss, judgment, claim, damage, liability or action. whether or not any such person is a party to any such claim or action and including any and all legal and other expenses incurred in giving testimony or furnishing documents in response to a subpoena or otherwise; provided, however, that Pubco will not be liable in any such case to the extent that any such expense, loss, claim, damage or liability arises out of or is based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, preliminary prospectus, final prospectus, or summary prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to Pubco, in writing, by such selling holder or Investor Indemnified Party expressly for use therein. Pubco also shall indemnify any Underwriter of the Registrable Securities, their officers, affiliates, directors, partners, members and agents and each Person who controls such Underwriter on substantially the same basis as that of the indemnification provided above in this Section 4.1.

4.2 Indemnification by Investors Holding Registrable Securities. Subject to the provisions of this Section 4.2 and Section 4.4.3 hereof, each Investor selling Registrable Securities will, in the event that any registration is being effected under the Securities Act pursuant to this Agreement of any Registrable Securities held by such selling Investor, indemnify and hold harmless Pubco, each of its directors and officers and each Underwriter (if any), and each other selling holder and each other Person, if any, who controls another selling holder or such Underwriter within the meaning of the Securities Act, against any losses, claims, judgments, damages or liabilities, whether joint or several, insofar as such losses, claims, judgments, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in any Registration Statement under which the sale of such Registrable Securities was registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained in the Registration Statement, or any amendment or supplement to the Registration Statement, or arise out of or are based upon any omission to state a material fact required to be stated therein or necessary to make the statement therein not misleading, if the statement or omission was made in reliance upon and in conformity with information furnished in writing to Pubco by such selling Investor expressly for use therein (provided, however, that the indemnity agreement contained in this Section 4.2 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability or action if such settlement is effected without the consent of the indemnifying Investor, such consent not to be unreasonably withheld, delayed or conditioned), and shall reimburse Pubco, its directors and officers, each Underwriter and each other selling holder or controlling Person for any legal or other expenses reasonably incurred by any of them in connection with investigation or defending any such loss, claim, damage, liability or action. Each selling Investor’s indemnification obligations hereunder shall be several and not joint and shall be limited to the amount of any net proceeds actually received by such selling Investor.

12

4.3 Conduct of Indemnification Proceedings. Promptly after receipt by any Person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 4.1 or 4.2, such Person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other Person for indemnification hereunder, notify such other Person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling Persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written opinion of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnifying Party shall, without the prior written consent of the Indemnified Party (acting reasonably), consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

4.4 Contribution.

4.4.1 If the indemnification provided for in the foregoing Sections 4.1, 4.2 and 4.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the Indemnified Parties and the Indemnifying Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

4.4.2 The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 4.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding Section 4.4.1.

4.4.3 The amount paid or payable by an Indemnified Party as a result of any loss, claim, damage, liability or action referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 4.4, no Investor holding Registrable Securities shall be required to contribute any amount in excess of the dollar amount of the net proceeds (after payment of any underwriting fees, discounts, commissions or taxes) actually received by such Investor from the sale of Registrable Securities which gave rise to such contribution obligation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

13

5. RULE 144.

5.1 Rule 144. Pubco covenants that it shall file any reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as Investors holding Registrable Securities may reasonably request, all to the extent required from time to time to enable such Investors to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule 144 may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

6. MISCELLANEOUS.

6.1 Other Registration Rights. Pubco represents and warrants that as of the date of this Agreement, no Person, other than the holders of (i) Registrable Securities, (ii) Founder Securities, and (iii) PIPE Securities has any right to require Pubco to register any of Pubco’s share capital for sale or to include Pubco’s share capital in any registration filed by Pubco for the sale of share capital for its own account or for the account of any other Person.

6.2 Assignment; No Third Party Beneficiaries. This Agreement and the rights, duties and obligations of Pubco hereunder may not be assigned or delegated by Pubco in whole or in part. This Agreement and the rights, duties and obligations of Investors holding Registrable Securities hereunder may be freely assigned or delegated by such Investor in conjunction with and to the extent of any transfer of Registrable Securities by such Investor; provided that no assignment by any Investor of its rights, duties and obligations hereunder shall be binding upon or obligate Pubco unless and until Pubco shall have received (i) written notice of such assignment and (ii) the written agreement of the assignee, in a form reasonably satisfactory to Pubco, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties, to the permitted assigns of the Investors or of any assignee of the Investors. This Agreement is not intended to confer any rights or benefits on any Persons that are not party hereto other than as expressly set forth in Section 4 and this Section 6.2. If the Purchaser Representative is replaced in accordance with the terms of the Business Combination Agreement, the replacement Purchaser Representative shall automatically become a party to this Agreement as if it were the original Purchaser Representative hereunder.

6.3 Notices. All notices, consents, waivers and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered (i) in person, (ii) by facsimile or other electronic means, with affirmative confirmation of receipt, (iii) one Business Day after being sent, if sent by reputable, nationally recognized overnight courier service or (iv) three (3) Business Days after being mailed, if sent by registered or certified mail, pre-paid and return receipt requested, in each case to the applicable party at the following addresses (or at such other address for a party as shall be specified by like notice):

If to Pubco, to: Gamehaus Holdings Inc. 5th Floor, Building 2, No. 500 Shengxia Road, Pudong New Area, Shanghai Attn: Ling Yan Email: linda.yan@gamehaus.com	With copies to (which shall not constitute notice): Hunter Taubman Fischer & Li LLC 950 Third Avenue, 19th Floor New York, NY 10022 Attn: Ying Li, Esq. Email: yli@htflawyers.com
If to an Investor, to: the address set forth underneath such Investor’s name on the signature page.

14

6.4 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable. Notwithstanding anything to the contrary contained in this Agreement, in the event that a duly executed copy of this Agreement is not delivered to Pubco by a Person receiving Company Share Consideration in connection with the Closing, such Person failing to provide such signature shall not be a party to this Agreement or have any rights or obligations hereunder, but such failure shall not affect the rights and obligations of the other parties to this Agreement as amongst such other parties.

6.5 Entire Agreement. This Agreement (together with the Business Combination Agreement including all agreements entered into pursuant hereto or thereto or referenced herein or therein and all certificates and instruments delivered pursuant hereto and thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written, relating to the subject matter hereof; provided, that, for the avoidance of doubt, the foregoing shall not affect the rights and obligations of the parties under the Business Combination Agreement or any other Ancillary Document or the rights or obligations of the parties under the Founder Registration Rights Agreement.

6.6 Interpretation. Titles and headings of sections of this Agreement are for convenience only and shall not affect the construction of any provision of this Agreement. In this Agreement, unless the context otherwise requires: (i) any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa; (ii) “including” (and with correlative meaning “include”) means including without limiting the generality of any description preceding or succeeding such term and shall be deemed in each case to be followed by the words “without limitation”; (iii) the words “herein,” “hereto,” and “hereby” and other words of similar import in this Agreement shall be deemed in each case to refer to this Agreement as a whole and not to any particular section or other subdivision of this Agreement; and (iv) the term “or” means “and/or”. The parties have participated jointly in the negotiation and drafting of this Agreement. Consequently, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

6.7 Amendments; Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance, and either retroactively or prospectively) only with the written agreement or consent of Pubco and Investors holding a majority-in-interest of the Registrable Securities; provided, that any amendment or waiver of this Agreement which affects an Investor in a manner materially and adversely disproportionate to other Investors will also require the consent of such Investor. No failure or delay by a party in exercising any right hereunder shall operate as a waiver thereof. No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

6.8 Remedies Cumulative. In the event a party fails to observe or perform any covenant or agreement to be observed or performed under this Agreement, the other parties may proceed to protect and enforce its rights by suit in equity or action at law, whether for specific performance of any term contained in this Agreement or for an injunction against the breach of any such term or in aid of the exercise of any power granted in this Agreement or to enforce any other legal or equitable right, or to take any one or more of such actions, without being required to post a bond. None of the rights, powers or remedies conferred under this Agreement shall be mutually exclusive, and each such right, power or remedy shall be cumulative and in addition to any other right, power or remedy, whether conferred by this Agreement or now or hereafter available at law, in equity, by statute or otherwise.

15

6.9 Governing Law; Jurisdiction. This Agreement and any dispute or controversy arising out of or relating to this Agreement shall be governed by and construed in accordance with the Laws of the State of New York, without regard to the conflict of law principles thereof. All Actions arising out of or relating to this Agreement shall be heard and determined exclusively in any state or federal court located in New York (or in any appellate courts thereof) (the “Specified Courts”). Each party hereto hereby (i) submits to the exclusive jurisdiction of any Specified Court for the purpose of any Action arising out of or relating to this Agreement brought by any party hereto and (ii) irrevocably waives, and agrees not to assert by way of motion, defense or otherwise, in any such Action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the Action is brought in an inconvenient forum, that the venue of the Action is improper, or that this Agreement or the transactions contemplated hereby may not be enforced in or by any Specified Court. Each party agrees that a final judgment in any Action shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable Law. Each party irrevocably consents to the service of the summons and complaint and any other process in any other action or proceeding relating to the transactions contemplated by this Agreement, on behalf of itself, or its property, by personal delivery of copies of such process to such party at the applicable address set forth in Section 6.3. Nothing in this Section 6.9 shall affect the right of any party to serve legal process in any other manner permitted by applicable Law.

6.10 WAIVER OF TRIAL BY JURY. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY ACTION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6.10.

6.11 Termination of Business Combination Agreement. This Agreement shall be binding upon each party upon such party’s execution and delivery of this Agreement, but this Agreement shall only become effective upon the Closing. In the event that the Business Combination Agreement is validly terminated in accordance with its terms prior to the Closing, this Agreement shall automatically terminate and become null and void and be of no further force or effect, and the parties shall have no obligations hereunder.

6.12 Counterparts; Electronic Signatures. This Agreement may be executed and delivered (including by facsimile, email or other electronic transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. The words “execution,” signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

{REMAINDER OF PAGE INTENTIONALLY LEFT BLANK; SIGNATURE PAGES FOLLOW}

16

IN WITNESS WHEREOF, the parties have caused this Seller Registration Rights Agreement to be executed and delivered as of the date first written above.

Pubco:

Gamehaus Holdings Inc.

By:
Name:
Title:

{Signature Page to Seller Registration Rights Agreement}

17

IN WITNESS WHEREOF, the parties have caused this Registration Rights Agreement to be executed and delivered as of the date first written above.

Investor:

[INVESTOR]

By:
Name:
Title:

Address for Notice:

Address:

Facsimile No.:
Telephone No.:
Email:

{Signature Page to Seller Registration Rights Agreement}

18

EXHIBIT G

Form of Equity Incentive Plan

Gamehaus Holdings Inc.

2023 EQUITY INCENTIVE PLAN

1. Purposes of the Plan. The purposes of this Plan are to attract and retain the best available personnel, to provide additional incentives to Employees, Directors and Consultants and to promote the success of the Company’s business.

2. Definitions. The following definitions shall apply as used herein and in the individual Award Agreements except as defined otherwise in an individual Award Agreement. In the event a term is separately defined in an individual Award Agreement, such definition shall supersede the definition contained in this Section 2.

(a) “Administrator” shall refer to the Board or the Committee, as applicable. The Administrator may delegate its duties and powers under this 2023 Plan in whole or in part to a person or a board committee designated by it in accordance with Applicable Law and the M&A.

(b) “Affiliate” means (a) with respect to a Person, any other Person that, directly or indirectly, Controls, is Controlled by or is under common Control with such Person; and (b) in the case of an individual, shall include his/her parents, spouse, children (and their spouses, if any), siblings (and their spouses, if any), and other immediate family members, or any Person Controlled by any of the aforesaid individuals.

(c) “Applicable Laws” means the legal requirements relating to the Plan and the Awards under applicable laws, regulations, rules, federal securities laws, state corporate and securities laws, the rules of any applicable stock exchange or national market system, the U.S. Code, and the laws, regulations, orders or rules of any jurisdiction applicable to the Awards granted to residents therein or the Grantees receiving such Awards, including but not limited to the respective applicable laws of the People’s Republic of China and of the Cayman Islands.

(d) “Award” means, individually or collectively, the grant of an Option, SAR, Dividend Equivalent Right, Restricted Share, Restricted Share Unit or other right or benefit under the Plan.

(e) “Award Agreement” means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

(f) “Board” means the board of directors of the Company.

(g) “Business Combination Agreement” means the Business Combination Agreement dated [DATE], 2023, by and among the Company, Golden Star Acquisition Corporation, G-Star Management Corporation, Gamehaus 1 Inc., Gamehaus 2 Inc. and Gamehaus Inc., and as amended, restated and/or supplemented from time to time.

1

(h) “Cause” means, in the determination of the Administrator, the Grantee’s: (i) performance of any act or failure to perform any act in bad faith and to the detriment of the Company or a Related Entity (economical or reputational), (ii) commitment in an act of theft, embezzlement, fraud, or a breach of trust, (iii) breach of a fiduciary duty, or commission of a crime (other than minor traffic violations or similar offenses), (iv) material violation of any Applicable Laws or securities laws, (v) any intentional act in a manner detrimental to the reputation, business operation, assets, or market image of the Company or any Related Entity, (vi) negligence in performing, or refusal to perform, any major duties to the Company or a Related Entity, or material violation of any code of conduct, rules, regulations, or policies of the Company or a Related Entity, or (vii) any intentional misconduct or any breach of any labor contract (employment agreement), non-disclosure obligation, non-competition obligation, non-solicitation obligation or other agreement between the Grantee and the Company or a Related Entity.

(i) “Committee” shall mean a compensation committee of the Board or another board committee designated by the Board to administer this 2023 Plan.

(j) “Company” means Gamehaus Holdings Inc., an exempted company incorporated with limited liability under the laws of the Cayman Islands.

(k) “Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as an Employee or Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(l) “Continuous Service” means that the provision of services to the Company or a Related Entity in any capacity of an Employee, Director or Consultant is not interrupted or terminated. In jurisdictions requiring notice in advance of an effective termination as an Employee, Director or Consultant, Continuous Service shall be deemed terminated upon the actual cessation of providing services to the Company or a Related Entity notwithstanding any required notice period that must be fulfilled before a termination as an Employee, Director or Consultant can be effective under Applicable Laws. A Grantee’s Continuous Service shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement); provided that, in case any approved leave of absence is of a period longer than thirty (30) days or a longer period set forth under the Award Agreement (the “Long Leave”), the Administrator may at its sole discretion determined that the vesting schedule with respect to the Award granted to such Employee, Director or Consultant shall suspend during such Long Leave and resume upon the termination of the Long Leave, and shall be expended by the length of the suspension. An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(m) “Control” of a given Person means the power or authority, whether exercised or not, to direct the business, management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; provided, that such power or authority shall conclusively be presumed to exist upon possession of beneficial ownership or power to direct the vote of more than fifty percent (50%) of the votes entitled to be cast at a meeting of the members or shareholders of such Person or power to control the composition of a majority of the board of directors of such Person.

2

(n) “Director” means a member of the Board or the board of directors of any Related Entity.

(o) “Disability” means that a Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(p) “Dividend Equivalent Right” means a right entitling the Grantee to compensation measured by dividends paid with respect to Ordinary Shares.

(q) “Employee” means any person, including a Director, who is in the employment of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance. The payment of a Director’s fee to a Director or consulting fee to a Consultant by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company or the Related Entity.

(r) “Fiscal Year” means the fiscal year of the Company.

(s) “Fair Market Value” means, with respect to any property (including, without limitation, any Shares or other securities) the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Administrator; provided, however,

(i) If the Shares of the Company are listed on any established stock exchange or a national market system, including without limitation the New York Stock Exchange, the Nasdaq Global Select Market, the Nasdaq Global Market or the Nasdaq Capital Market of The Nasdaq Stock Market, its Fair Market Value will be the closing sale price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable. If the determination date for the Fair Market Value occurs on a non-Trading Day (i.e., a weekend or holiday), the Fair Market Value will be such price on the immediately preceding Trading Day, unless otherwise determined by the Administrator;

(ii) If the Shares of the Company are regularly quoted by a recognized securities dealer but selling prices are not reported, or if the Shares are quoted on the Over-the-Counter (OTC) market, be that the OTCQB, OTCBB or Pink Sheets, the Fair Market Value of a Share will be the mean between the high bid and low asked prices for the Shares on the day of determination, as reported in The Wall Street Journal, the OTC, or such other source as the Administrator deems reliable. If the determination date for the Fair Market Value occurs on a non-Trading Day (i.e., a weekend or holiday), the Fair Market Value will be such price on the immediately preceding Trading Day, unless otherwise determined by the Administrator; or

3

(iii) For purposes of any Awards granted on the Registration Date, the Fair Market Value will be the initial price to the public as set forth in the final prospectus included within the registration statement filed with the Securities and Exchange Commission for the initial public offering of the Shares.

(t) “Grantee” means an Employee, Director, or Consultant who receives an Award under the Plan.

(u) “Incentive Stock Option” shall mean a stock option granted pursuant to the Plan that by its terms qualifies and is otherwise intended to qualify as an incentive stock option within the meaning of Section 422 of the U.S. Code.

(v) “M&A” means the currently effective memorandum and articles of association of the Company, as amended from time to time.

(w) “Ordinary Share” means the Company’s Class A ordinary shares of a par value of US$0.0001 each.

(x) “Option” means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

(y) “Parent” means any company (other than the Company) in an unbroken chain of companies ending with the Company, if each of the companies (other than the Company) owns or Controls stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other companies in such chain. A company that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

(z) “Person” means any individual, corporation, partnership, limited partnership, limited liability company, firm, joint venture, estate, trust, unincorporated organization, association, enterprise, institution, public benefit corporation, entity or governmental or regulatory authority or other entity of any kind or nature.

(aa) “Plan” means this 2023 Equity Incentive Plan.

(bb) “Registration Date” means the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(b) of the Exchange Act, with respect to any class of the Company’s securities.

(cc) “Related Entity” means any Parent or Subsidiary or Affiliate of the Company and any business, corporation, partnership, limited liability company or other entity in which the Company or a Parent or a Subsidiary or an Affiliate of the Company holds a substantial ownership interest, directly or indirectly.

(dd) “Restricted Share” means a Share issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

4

(ee) “Restricted Share Units” means an Award which may be earned in whole or in part upon the passage of time or the attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

(ff) “SAR” means a share appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Ordinary Shares.

(gg) “Share” means an Ordinary Share of the Company.

(hh) “Spin-off Transaction” means a distribution by the Company to its shareholders of all or any portion of the securities of any Subsidiary of the Company.

(ii) “Subsidiary” means with respect to a specific entity, (i) any entity (x) more than fifty percent (50%) of whose shares or other interests entitled to vote in the election of directors or (y) more than a fifty percent (50%) interests in whose profits or capital, are owned or Controlled directly or indirectly by the subject entity or through one (1) or more Subsidiaries of the subject entity; (ii) any entity whose assets, or portions thereof, are consolidated with the net earnings of the subject entity and are recorded on the books of the subject entity for financial reporting purposes in accordance with U.S. GAAP; or (iii) any entity with respect to which the subject entity has the power to otherwise direct the business and policies of that entity directly or indirectly through another Subsidiary.

(jj) “Trading Day” means a day that the primary stock exchange (or share exchange), national market system, or other trading platform, as applicable, upon which the Shares are listed (or otherwise trades regularly, as determined by the Administrator, in its sole discretion) is open for trading.

(kk) “U.S. Code” means the U.S. Internal Revenue Code of 1986, as amended.

3. Shares Subject to the Plan.

(a) The Shares to be issued pursuant to the Awards under this Plan shall be authorized, but unissued Ordinary Shares.

(b) Subject to adjustment upon changes in capitalization of the Company as provided in Section 10 and the automatic increase set forth in Section 3(d), the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan shall be [  ], which equal to seven percent (7%) of the aggregate number of Ordinary Shares issued and outstanding immediately after the Closing (as defined in the Business Combination Agreement).

5

(c) Any Shares covered by an Award (or portion of an Award) which is forfeited, canceled or expires (whether voluntarily or involuntarily) shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited or repurchased by the Company, such Shares shall become available for future grant under the Plan. To the extent not prohibited by the Applicable Law and the listing requirements of the applicable stock exchange or national market system on which the Ordinary Shares are traded, any Shares covered by an Award which are surrendered (i) in payment of the Award exercise or purchase price or (ii) in satisfaction of tax withholding obligations incident to the exercise of an Award shall be deemed not to have been issued for purposes of determining the maximum number of Shares which may be issued pursuant to all Awards under the Plan, unless otherwise determined by the Administrator.

(d) In the absence of an established market for the Shares, the Fair Market Value will be determined in good faith by the Administrator after taking into account such factors as the Administrator shall deem appropriate.

(e) Subject to adjustment upon changes in capitalization of the Company as provided in Section 10, the number of Shares available for issuance under this 2023 Plan will be increased on the first day of each Fiscal Year beginning with the 2024 Fiscal Year, in an amount equal to lesser of (a) a number equal to six percent (6%) of the aggregate number of Ordinary Shares outstanding on the last day of the immediately preceding Fiscal Year and (b) such number of Shares as is determined by the Administrator.

4. Administration of the Plan.

(a) Plan Administrator.

(i) Administration. The Plan shall be administered by the Administrator.

(ii) Administration Errors. In the event an Award is granted in a manner inconsistent with the provisions of this subsection (a), such Award shall be presumptively valid as of its grant date to the extent permitted by the Applicable Laws and approved by the Administrator.

(b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

(i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

(ii) to determine whether and to what extent Awards are granted hereunder;

(iii) to determine the type and the number of Awards to be granted, the number of Shares and the amount of consideration to be covered by each Award granted hereunder;

6

(iv) to approve forms of Award Agreements for use under the Plan, to amend terms of the Award Agreements;

(v) to determine or alter the terms and conditions of any Award granted hereunder (including without limitation the vesting schedule and exercise price set forth in the Notice of Stock Option Award and the Award Agreements);

(vi) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee’s rights under an outstanding Award in material aspects shall not be made without the Grantee’s written consent;

(vii) to construe and interpret the terms of the Plan and Awards, including without limitation, any notice of award or Award Agreement, granted pursuant to the Plan;

(viii) to establish, prescribe, amend and rescind rules and terms of or relating to the Plan, including rules and terms relating to sub-plans established for the purpose of satisfying applicable foreign laws or for qualifying for favorable tax treatment under applicable foreign laws;

(ix) to determine the Fair Market Value;

(x) to execute on behalf of the Company any instrument required to effect the grant of an Award;

(xi) to require a Grantee to provide representation or evidence that any currency used to pay the exercise price of any Award was legally acquired and taken out of the jurisdiction in which the Grantee resides in accordance with the Applicable Laws;

(xii) to correct any defect, omission or inconsistency in the Plan or any Award Agreement; and

(xiii) to take such other action, not inconsistent with the terms of the Plan and the Applicable Laws, as the Administrator deems appropriate.

(c) Indemnification. In addition to such other rights of indemnification as they may have as members of the Board or Employees of the Company or a Related Entity, members of the Board and any Employees of the Company or a Related Entity to whom authority to act for the Board, the Administrator or the Company is delegated shall be defended and indemnified by the Company to the extent permitted by Applicable Law and in the manner approved by the Administrator, on an after-tax basis, against all reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense of any claim, investigation, action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Award granted hereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by the Company) or paid by them in satisfaction of a judgment in any such claim, investigation, action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such claim, investigation, action, suit or proceeding that such Person is liable for gross negligence, bad faith or intentional misconduct; provided, however, that within thirty (30) days after the institution of such claim, investigation, action, suit or proceeding, such Person shall offer to the Company, in writing, the opportunity at the Company’s expense to defend the same.

7

5. Eligibility. Awards may be granted to Employees, Directors and Consultants. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards.

6. Terms and Conditions of Awards.

(a) Types of Awards. The Administrator is authorized under the Plan to grant an Award to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) cash or (iii) an Option, a SAR or similar right with a fixed or variable price which may be related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Shares, Restricted Share Units, Dividend Equivalent Rights or other types of awards approved by the Administrator, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

(b) Designation of Award. Each Award shall be designated in the Award Agreement.

(c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria, while the identities of Grantees and the number of Shares to be covered by such Award shall be determined by the Administrator. Each Award shall be subject to the terms of an Award Agreement approved by the Administrator. The performance criteria established by the Administrator may be based on any one of, or combination of, the following: (i) increase in share price, (ii) earnings per share, (iii) total shareholder return, (iv) operating margin, (v) gross margin, (vi) return on equity, (vii) return on assets, (viii) return on investment, (ix) operating income, (x) net operating income, (xi) pre-tax profit, (xii) cash flow, (xiii) revenue, (xiv) expenses, (xv) earnings before interest, taxes and depreciation, (xvi) economic value added and (xvii) market share. The performance criteria may be applicable to the Company, Related Entities and/or any individual business units of the Company or any Related Entity. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

(d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, share purchase, asset purchase or other form of transaction.

(e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award (other than an Award held by a U.S. taxpayer), satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

8

(f) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

(g) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award, subject to compliance with the Applicable Laws and approval by the Administrator. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate. If the Grantee who Early Exercises the Option is a US taxpayer, the Administrator may require the Grantee to make an election under Section 83(b) of the U.S. Code (the “Section 83(b) Election”) within 30 days following the date of Early Exercise, and the Grantee shall provide to the Company a copy of the timely filed Section 83(b) Election.

(h) Term of Award. The term of each Award shall be the term stated in the Award Agreement. Notwithstanding the foregoing, the specified term of any Award shall not include any period for which the Grantee has elected to defer the receipt of the Shares or cash issuable pursuant to the Award.

(i) Post-Termination Exercises. The Administrator shall establish and set forth in each Award Agreement that evidences an Award whether an Award shall continue to be exercisable, and the terms and conditions of such exercise, after the Grantee’s Continuous Service is terminated, any of which provisions may be waived or modified by the Administrator at any time.

(j) Transferability of Awards. Subject to the Applicable Laws, Awards shall be transferable (i) by will and by the laws of descent and distribution and (ii) during the lifetime of the Grantee, only to the extent and in the manner approved by the Administrator. Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Award in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.

(k) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator.

7. Award Exercise or Purchase Price, Consideration and Taxes.

(a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be determined by the Administrator.

9

Notwithstanding the foregoing provisions of this Section 7(a), in the case of an Award issued pursuant to Section 6(d), above, the exercise or purchase price for the Award shall be determined in accordance with the provisions of the relevant instrument evidencing the agreement to issue such Award.

(b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator. In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following:

(i) cash;

(ii) check;

(iii) if the exercise or purchase occurs on or after the Registration Date and to the extent permitted by the Administrator, surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised;

(iv) with respect to Options, if the exercise occurs on or after the Registration Date, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

(v) any combination of the foregoing methods of payment.

The Administrator may at any time or from time to time, by adoption of or by amendment to the standard forms of Award Agreement described in Section 4(b)(iv), or by other means, grant Awards which do not permit all of the foregoing forms of consideration to be used in payment for the Shares or which otherwise restrict one or more forms of consideration.

(c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other Person until such Grantee or other Person has made arrangements acceptable to the Administrator for the satisfaction of any income and employment tax withholding obligations under any Applicable Laws. The Grantee shall be responsible for all taxes associated with the receipt, vest, exercise, transfer and disposal of the Awards and the Shares. Upon exercise of an Award, the Company and/or the Related Entity which is an employer of the Grantee shall have the right to withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

10

8. Exercise of Award.

(a) Procedure for Exercise.

(i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

(ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the Person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 7(b)(iv).

(b) No Exercise in Violation of Applicable Law.

Notwithstanding the foregoing, regardless of whether an Award has otherwise become exercisable, the Award shall not be exercised if the Administrator (in its sole discretion) determines that an exercise would violate any Applicable Laws. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws (including all relevant filings, approvals and registrations (if any) required under the laws of People’s Republic of China with respect to the exercise of such Award, including without limitation, those required with the PRC State Administration of Foreign Exchange).

9. Conditions Upon Issuance of Shares.

(a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, the M&A and the relevant Award Agreement, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition to the exercise of an Award, the Company may require the Person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

(c) As a condition to the exercise of an Award, the Grantee shall grant a power of attorney to the Administrator or any Person designated by the Administrator to exercise the voting rights with respect to the Shares and the Company may require the Person exercising such Award to acknowledge and agree to be bound by the provisions of the then effective M&A and other documents of the Company in relation to the Shares (if any), as if the Grantee is a holder of Ordinary Shares thereunder.

11

10. Adjustments Upon Changes in Capitalization. Subject to any required action by the shareholders of the Company, the number of Shares covered by each outstanding Award, the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, the maximum number of Shares with respect to which Awards may be granted to any Grantee in any Fiscal Year, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a share split, reverse share split, share dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Ordinary Shares including a corporate merger, consolidation, acquisition of property or equity, separation (including a spin-off or other distribution of shares or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award. In the event of a Spin-off Transaction, the Administrator may in its discretion make such adjustments and take such other action as it deems appropriate with respect to outstanding Awards under the Plan, including but not limited to: (i) adjustments to the number and kind of Shares, the exercise or purchase price per Share and the vesting periods of outstanding Awards, (ii) prohibit the exercise of Awards during certain periods of time prior to the consummation of a Spin-off Transaction, or (iii) the substitution, exchange or grant of Awards to purchase securities of the Subsidiary; provided that the Administrator shall not be obligated to make any such adjustments or take any such action hereunder.

11. Effective Date and Term of Plan. The Plan shall become effective upon the later to occur of (a) its adoption by the Board, and (b) the earlier to occur of (x) the time as of immediately prior to the Effective Time (as defined in the Business Combination Agreement) and (y) the business day immediately prior to the Registration Date (the “Effective Date”). No Award shall be granted under this 2023 Plan after the tenth anniversary of the Effective Date. However, unless otherwise expressly provided in this 2023 Plan or in an applicable Award Agreement, any Award theretofore granted may extend beyond such date, and the authority of the Administrator to amend, alter, adjust, suspend, discontinue, or terminate any such Award, or to waive any conditions or rights under any such Award, and the authority of the Board to amend this 2023 Plan, shall extend beyond such date.

12. Amendment, Suspension or Termination of the Plan.

(a) The Board may at any time amend (including extend the term of the Plan), suspend or terminate the Plan; provided, however, that no such amendment, suspension or termination shall be made without the approval of the Company’s shareholders to the extent such approval is required by Applicable Laws or if such amendment would change any of the provisions of this Section 12(a).

(b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

12

(c) Unless otherwise determined by the Administrator in good faith, the suspension or termination of the Plan shall not materially adversely affect any rights under Awards already granted to a Grantee.

13. Reservation of Shares.

(a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

(b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

14. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee’s Continuous Service, nor shall it interfere in any way with his or her right or the right of the Company or any Related Entity to terminate the Grantee’s Continuous Service at any time, with or without Cause, and with or without notice. The ability of the Company or any Related Entity to terminate the employment of a Grantee who is employed at will is in no way affected by its determination that the Grantee’s Continuous Service has been terminated for Cause for the purposes of this Plan.

15. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

16. Vesting Schedule. The Awards to be issued to any Grantee under the Plan shall be subject to the vesting schedule as specified in the Award Agreement of such Grantee. The Administrator shall have the right to adjust the vesting schedule of the Awards granted to any Grantees.

17. Unfunded Obligation. Any amounts payable to Grantees pursuant to the Plan shall be unfunded and unsecured obligations for all purposes. Neither the Company nor any Related Entity shall be required to segregate any monies from its general funds, or to create any trusts, or establish any special accounts with respect to such obligations. The Company shall retain at all times beneficial ownership of any investments, including trust investments, which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Grantee account shall not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Related Entity and a Grantee, or otherwise create any vested or beneficial interest in any Grantee or the Grantee’s creditors in any assets of the Company or a Related Entity. The Grantees shall have no claim against the Company or any Related Entity for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

13

18. Holding Company, Trustee, etc. Notwithstanding anything to the contrary in this Plan, any Award Agreement, any notice of award or the terms on which any Award is granted or vested, any underlying Share of the Awards may, at the Administrator’s own discretion, be held by one or more holding companies or trustees or other nominees (collectively, the “Trustees”) as designated by the Administrator for the Grantees, and the Plan may be implemented and administrated by the Administrator through the Trustees.

19. Entire Plan. This Plan, the individual Award Agreements and notices of issuance of the Awards, together with all the exhibits hereto and thereto, constitute and contain the entire stock incentive plan and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings, memorandum, duties or obligations between the parties respecting the subject matter hereof.

20. Construction. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

21. Non-Uniform Treatment. The Administrator’s determinations under the Plan need not be uniform and may be made by it selectively among the Grantees. Without limiting the generality of the foregoing, the Administrator will be entitled to make non-uniform and selective determinations, amendments and adjustments and to enter into non-uniform and selective Award Agreements.

22. No Fractional Shares. No fractional Shares will be issued or delivered pursuant to the Plan. Except as otherwise provided in the Plan or applicable Award Agreement, the Administrator will determine whether cash, additional Awards or other securities or property will be issued or paid in lieu of fractional Shares or whether any fractional Shares should be rounded, forfeited or otherwise eliminated.

23. Forfeiture Events. The Administrator may specify in an Award Agreement that the Grantee’s rights, payments, and benefits with respect to an Award will be subject to the reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events may include, without limitation, termination of such Grantee’s status as an Employee, Director and/or Consultant for cause or any specified action or inaction by the Grantee, whether before or after such termination of employment and/or other service, that would constitute cause for termination of such Grantee’s status as an Employee, Director and/or Consultant. Notwithstanding any provisions to the contrary under this Plan, all Awards granted under the Plan will be subject to reduction, cancellation, forfeiture, recoupment, reimbursement, or reacquisition under any clawback policy adopted by the Company and in effect as of the date of grant or any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other Applicable Laws (the “Clawback Policy”). The Administrator may require the Grantee to forfeit, return or reimburse the Company all or a portion of the Award and any amounts paid thereunder pursuant to the terms of the Clawback Policy or as necessary or appropriate to comply with Applicable Laws, including without limitation any reacquisition right regarding previously acquired Shares or other cash or property. Unless this Section 23 specifically is mentioned and waived in an Award Agreement or other document, no recovery of compensation under a Clawback Policy or otherwise will constitute an event that triggers or contributes to any right of the Grantee to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or any Related Entity.

14

EXHIBIT H

Form of Non-Competition Agreement

NON-COMPETITION AND NON-SOLICITATION AGREEMENT

This Non-Competition and Non-Solicitation Agreement (this “Agreement”) is entered into as of _____________, 2023 by and by and among (i) Gamehaus Holdings Inc., an exempted company incorporated with limited liability in the Cayman Islands (“Pubco”), (ii) G-Star Management Corporation, in the capacity under the Business Combination Agreement (as defined below) as the Purchaser Representative (including any successor Purchaser Representative appointed in accordance therewith, the “Purchaser Representative”), (iii) Gamehaus, Inc., an exempted company incorporated with limited liability in the Cayman Islands (“Gamehaus”), (iv) Golden Star Acquisition Corporation, an exempted company incorporated with limited liability in the Cayman Islands (“Purchaser”), and (v) the undersigned (the “Executive”), and will be effective as of the Effective Time (as defined in the Business Combination Agreement (as defined below)). References to the “Company” in this Agreement shall refer to Pubco after giving effect to the consummation of the Business Combination (as defined below) and each of Pubco’s direct and indirect Subsidiaries (including Gamehaus) and any of their respective successors-in-interest. Any capitalized term used but not defined in this Agreement will have the meaning ascribed to such term in the Business Combination Agreement (as defined below).

WHEREAS, on __________, 2023, the Purchaser Representative, Gamehaus, Purchaser, Gamehaus 1 Inc., an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Pubco (the “First Merger Sub”), Gamehaus 2 Inc., an exempted company incorporated with limited liability in the Cayman Islands and a wholly-owned subsidiary of Pubco (the “Second Merger Sub”), and Pubco entered into that certain Business Combination Agreement (as amended from time to time in accordance with the terms thereof, the “Business Combination Agreement”), pursuant to which, subject to the terms and conditions thereof, among other matters, (a) the First Merger Sub will merge with and into Gamehaus, with Gamehaus continuing as the surviving corporation (the “First Merger”), and as a result of which, (i) Gamehaus will become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of Gamehaus immediately prior to the effective time of the First Merger will no longer be outstanding and will automatically be cancelled, in exchange for the right of the holder thereof to receive certain securities of Pubco, and (b) the Second Merger Sub will merge with and into Purchaser, with Purchaser continuing as the surviving entity (the “Second Merger” and together with the First Merger, the “Mergers”), and as a result of which, (i) Purchaser will become a wholly-owned subsidiary of Pubco, and (ii) each issued and outstanding security of Purchaser immediately prior to the Effective Time will no longer be outstanding and will automatically be cancelled, in exchange for the right of the holder thereof to receive a substantially equivalent security of Pubco, all upon the terms and subject to the conditions set forth in the Business Combination Agreement and in accordance with the provisions of applicable Law;

WHEREAS, the Executive acknowledges and agrees that (i) this Agreement is being entered into as part of the transaction contemplated by the Business Combination Agreement (the “Transactions”),, (ii) the covenants and agreements set forth in this Agreement are a material inducement to, and a condition precedent of, Purchaser’s willingness to enter into the Business Combination Agreement and consummate the Transactions described therein, (iii) the Executive shall receive substantial direct and indirect benefits from the consummation of the Transactions (including the Executive’s portion of the consideration received in connection with the Mergers) (the “Closing”), if any, and (iv) Purchaser and its Affiliates would not obtain the benefit of the bargain set forth in the Business Combination Agreement as specifically negotiated by the parties thereto if the Executive breached the provisions of this Agreement.

WHEREAS, the Company and/or Gamehaus desires to employ or continue the employment of the Executive and the Executive desires to be employed by the Company and/or Gamehaus, effective as of the Closing.

WHEREAS, it is a condition to the completion of the Transactions that the Executive enter into this Agreement on the terms provided herein.

1

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration, the parties hereby agree as follows.

1. Confidential Information.

(a) Definition of Confidential Information. For purposes of this Agreement, “Confidential Information” includes, but is not limited to, all information not generally known to the public, in spoken, printed, electronic or any other form or medium, relating directly or indirectly to: business processes, practices, methods, policies, plans, publications, documents, research, operations, services, strategies, techniques, agreements, contracts, terms of agreements, transactions, potential transactions, negotiations, pending negotiations, know-how, trade secrets, computer programs, computer software, applications, operating systems, software design, web design, work-in-process, databases, device configurations, embedded data, compilations, metadata, technologies, manuals, records, articles, systems, material, sources of material, supplier information, vendor information, financial information, results, accounting information, accounting records, legal information, marketing information, advertising information, pricing information, credit information, design information, payroll information, staffing information, personnel information, employee lists, supplier lists, vendor lists, developments, reports, internal controls, security procedures, graphics, drawings, sketches, market studies, sales information, revenue, costs, formulae, notes, communications, algorithms, product plans, designs, styles, models, ideas, audiovisual programs, inventions, unpublished patent applications, original works of authorship, discoveries, experimental processes, experimental results, specifications, customer information, customer lists, client information, client lists, manufacturing information, factory lists, distributor lists, and buyer lists of the Company or its businesses or any existing or prospective customer, supplier, investor or other associated third party, or of any other person or entity that has entrusted information to the Company in confidence.

The Executive understands that the above list is not exhaustive, and that Confidential Information also includes other information that is marked or otherwise identified as confidential or proprietary, or that would otherwise appear to a reasonable person to be confidential or proprietary in the context and circumstances in which the information is known or used. The Executive understands and agrees that Confidential Information includes information developed by the Executive in the course of employment by the Company as if the Company furnished the same Confidential Information to the Executive in the first instance. Confidential Information shall not include information that (i) is generally available to and known by the public at the time of disclosure to the Executive; provided that, such disclosure is through no direct or indirect fault of the Executive or person(s) acting on the Executive’s behalf, or (ii) was lawfully available to the Executive on a non-confidential basis from a source other than the Company prior to disclosure to the Executive by the Company.

(b) Company Creation and Use of Confidential Information. The Executive understands and acknowledges that the Company (including its Affiliates) has invested, and continues to invest, substantial time, money, and specialized knowledge into developing its resources, creating a customer base, generating customer and potential customer lists, training its employees, and improving its offerings in the field of use of the “Company Business” (as defined below). The Executive understands and acknowledges that as a result of these efforts, the Company has created, and continues to use and create Confidential Information. This Confidential Information provides the Company with a competitive advantage over others in the marketplace. As used in this Agreement, the “Company Business” means the business engaged in the design, development, manufacture, importation, marketing, publication, promotion, distribution, offering for sale, sale, licensing and other commercialization of any and all products and services currently under development or in production, including the screening, testing, development, marketing and publication of mobile games, the provision of data driven commercialization support and optimized game distribution solutions, and the cooperation with mobile game developers.

2

(c) Disclosure and Use Restrictions. The Executive agrees and covenants, and agrees to cause his or her Representatives: (i) to treat all Confidential Information as strictly confidential; (ii) not to directly or indirectly disclose, publish, communicate, or make available Confidential Information, or allow it to be disclosed, published, communicated, or made available, in whole or part, to any entity or person whatsoever (including other employees of the Company or its Affiliates) not having a need to know and authority to know and use the Confidential Information in connection with the business of the Company and its Affiliates, and, in any event, not to anyone outside of the direct employ of the Company and its Affiliates, except as required in the performance of the Executive’s authorized employment duties to the Company and its Affiliates or with the prior consent of the Company’s chief executive officer (the “Chief Executive Officer”), or in the case of such Executive is the Chief Executive Officer, the Company’s general counsel the “General Counsel”), acting on behalf of the Company and its Affiliates in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent); and (iii) not to access or use any Confidential Information, and not to copy any documents, records, files, media, or other resources containing any Confidential Information, or remove any such documents, records, files, media, or other resources from the premises or control of the Company and its Affiliates, except as required in the performance of the Executive’s authorized employment duties to the Company acting on behalf of the Company and its Affiliates in each instance (and then, such disclosure shall be made only within the limits and to the extent of such duties or consent).

(d) Permitted Disclosures. Nothing herein shall be construed to prevent disclosure of Confidential Information as may be required by applicable Laws or regulation, or pursuant to the valid order of a court of competent jurisdiction or an authorized government agency, provided that the disclosure does not exceed the extent of disclosure required by such Law, regulation, or order. The Executive shall promptly provide written notice of any such order to Chief Executive Officer or in the case of the Chief Executive Officer, the General Counsel. Further, the Executive understands that nothing contained in this Agreement limits his or her ability from reporting possible violations of federal law or regulation to any federal, state, local or foreign (including but not limited to the People’s Republic of China) governmental agency or entity, including but not limited to the Department of Justice, the Securities and Exchange Commission, or any other agency or quasi-governmental agency of any federal, state, local or foreign government (“Government Agencies”), or making other disclosures that are protected under the whistleblower provisions of federal law or regulation. The Executive further understands that this Agreement does not limit the Executive’s ability to communicate with any Government Agencies or otherwise participate in any investigation or proceeding that may be conducted by any Government Agency, including providing documents or other information, without notice to the Company. This Agreement does not limit the Executive’s right to receive an award for information provided to any Government Agencies.

(e) Notice of Immunity Under the Economic Espionage Act of 1996, as amended by the Defend Trade Secrets Act of 2016 (“DTSA”). Notwithstanding any other provision of this Agreement:

(i) The Executive will not be held criminally or civilly liable under any federal or state trade secret law for any disclosure of a trade secret that: (A) is made (1) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney; and (2) solely for the purpose of reporting or investigating a suspected violation of law; or is made in a complaint or other document filed under seal in a lawsuit or other proceeding.

(ii) If the Executive files a lawsuit for retaliation by the Company for reporting a suspected violation of law, the Executive may disclose the Company’s trade secrets to the Executive’s attorney and use the trade secret information in the court proceeding if the Executive files any document containing trade secrets under seal and does not disclose trade secrets, except pursuant to court order.

3

(a) Term. The Executive understands and acknowledges that his or her obligations under this Agreement with regard to any particular Confidential Information shall commence immediately upon the Executive first having access to, or being made available of, such Confidential Information (whether before or after the Executive begins employment by the Company) and shall continue during and after her employment by the Company until such time as such Confidential Information has become public knowledge other than as a result of the Executive’s breach of this Agreement or breach by those acting in concert with the Executive or on the Executive’s behalf.

2. Restrictive Covenants.

2.1 Acknowledgement. The Executive understands that the nature of the Executive’s position gives the Executive access to and knowledge of Confidential Information and places the Executive in a position of trust and confidence with the Company and its Affiliates. The Executive further understands and acknowledges that the Company’s and its Affiliates’ ability to reserve these for the exclusive knowledge and use of the Company and its Affiliates is of great competitive importance and commercial value to the Company and its Affiliates, and that improper use or disclosure by the Executive is likely to result in unfair or unlawful competitive activity.

2.2 Non-Competition.

(a) Because of the Company and its Affiliates legitimate business interest as described herein and the good and valuable consideration offered to the Executive, during the Restricted Period (as defined below), the Executive agrees and covenants he or she shall not, and shall cause each of his or her controlled Affiliates not to, directly or indirectly, own any interest in, control, manage, operate, participate in, develop products for, advise or consult with or render services for (as a director, officer, employee, agent, broker, partner, consultant or contractor), or engage in activities or businesses, or establish any new businesses, within Asia, North America (including Mexico), Europe, or any country in which the Company is conducting business during the time of the Executive’s employment with the Company (the “Territory”) any business that is competitive with the business operated by the Company, including any activities or business engaged in the Company Business. Notwithstanding the foregoing, this Section 2.2 shall be deemed not breached solely as a result of the ownership by the Executive or any of his or her Affiliates of less than an aggregate of 2% of any class of stock that is subject to the periodic reporting requirements of the Securities Exchange Act of 1934, as amended, and is listed on a national securities exchange; provided that such ownership represents a passive investment and that the Executive is not a controlling person of, or a member of a group that controls, such entity. For purposes of this Agreement, the “Restricted Period” shall mean the shorter of (i) three (3) years from the date hereof and (ii) the Employment Term and one (1) year thereafter, to run consecutively, beginning on the last day of the Executive’s employment with the Company, regardless of the reason for the termination and whether employment is terminated at the option of the Executive or the Company and its Affiliates; provided, however, that to the extent the Executive is entitled to any severance payments following the Employment Term and the Company breaches its obligations to make any such severance payments, the Restricted Period shall terminate on written notice of such breach by the Executive to the Company.

(b) This Section 2.2 does not, in any way, restrict or impede the Executive from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable Law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the Law, regulation, or order. The Executive shall promptly provide written notice of any such order to the Chief Executive Officer or General Counsel (in the case of the Chief Executive Officer).

4

2.3 Non-Solicitation of Personnel; No Hire. During the Restricted Period, the Executive shall not, and shall cause each of his, her or its controlled Affiliates not to, and shall not assist any other Person to, directly or indirectly, (i) solicit, recruit or hire any employee, independent contractor or consultant of the Company and/or any of its Affiliates (“Company Employee”), or any Person who was an employee, independent contractor or consultant of the Company and/or its Affiliates at any time during the twelve (12) -month period before the Closing, and (ii) solicit or encourage any Company Employee to leave the employment of the Company or any of its Affiliates; provided, however, that, without limiting the restrictions against hiring, the provisions of this Section 2.3 shall not prevent the Executive or any of his, her or its Affiliates (not including the Company) from (a) making a general solicitation for employment that are not specifically targeted at the Company Employees or other employees of the Company or any of its Affiliates or (b) soliciting, inducing or otherwise offering employment to any Company Employees or other employees of the Company or any of its Affiliates who have not been employed with the Company and/or Purchaser during the previous six (6) months prior to any contact with any such employees initiated by the Executive or his, her or its Affiliates.

2.4 Non-Solicitation of Business Relations. The Executive understands and acknowledges that because of the Executive’s experience with and relationship to the Company and its Affiliates, the Executive will have access to and learn about much or all of the Company’s and its Affiliates’ Customer Information. “Customer Information” includes, but is not limited to, names, phone numbers, addresses, email addresses, order history, order preferences, chain of command, decision-makers, pricing information, and other information identifying facts and circumstances specific to the Company’s customers and relevant to the Company’s service offerings. The Executive understands and acknowledges that loss of customer relationship and/or goodwill may cause significant and irreparable harm. During the Restricted Period, the Executive shall not, and shall cause each of his or her controlled Affiliates not to, directly or indirectly, (i) adversely interfere with the relationship between the Company and any Material Business Relationship (as defined below), (ii) solicit, induce or attempt to induce (or assist any other Person in soliciting, inducing or attempting to induce), any Material Business Relationship to terminate its relationship with the Company, cease doing business with the Company or terminate or otherwise adversely modify its relationship with the Company, or (iii) acquire or attempt to acquire an interest in any Person or business in which, prior to the Closing, the Company or any of its Affiliates had either (a) requested or received information relating to the acquisition of such Person or business, (b) identified to Purchaser that such Person or business was a potential acquisition target of the Company, or (c) otherwise contemplated the acquisition of such Person or business. “Material Business Relationship” means any (x) material customer, supplier, licensee, licensor, franchisee of the Company or any of its Affiliates as of the Closing or at any time in the six (6)-month period prior to the Closing, or (y) any other Person with whom the Company or any of its Affiliates, as of the Closing or at any time in the six (6) month period prior to the Closing, had a material business relationship.

2.5 Non-Disparagement. From and after the date hereof, the Executive shall not, and shall cause each of his or her controlled Affiliates not to, make any intentionally negative, derogatory or disparaging statements or communications, either orally or in writing, regarding the Business, the Company and its Affiliates, or any director, manager, officer, agent, representative or direct or indirect equity holder of the Company or its Affiliates. Notwithstanding the foregoing, nothing in this Section 2.5 shall prevent the Executive from (i) performing his or her duties as an officer, director or employee of the Company, its successors-in-interest or its Affiliates, or (ii) making any truthful statement (A) necessary with respect to any Action involving this Agreement, including, but not limited to, the enforcement of this Agreement, in the forum in which such Action properly takes place or (B) required by Law or any judicial or administrative process.

5

3. Remedies.

The Executive acknowledges and agrees that (i) the covenants and agreements contained in Sections 1 and 2 (collectively the “Non-Competition and Related Covenants”) relate to matters that are of a special, unique and extraordinary value; (ii) the Company has one or more legitimate business interest justifying enforcement in full of the Non-Competition and Related Covenants, including for the protection of the goodwill of the business acquired by Purchaser pursuant to the Business Combination Agreement, and the Non-Competition and Related Covenants are reasonable and narrowly tailored to protect the compelling interests of Purchaser, the Company and the Business; (iii) a breach by the Executive of any of the Non-Competition and Related Covenants may result in irreparable harm and damages that may not be adequately compensated by a monetary award and, accordingly, the Company will be entitled to seek injunctive or other equitable relief to prevent or redress any such breach (without posting a bond or other security); (iv) pursuant to the Business Combination Agreement, the Executive will receive valuable consideration (including, as applicable, significant benefits, equity in Pubco, and other valuable consideration), both directly or indirectly, from Purchaser in connection with the Transactions; and (v) the Non-Competition and Related Covenants are intended to comply with the Laws of all jurisdictions that might be deemed to be applicable hereto and which restrict or otherwise limit the enforceability of a Contract that restrains a Person from engaging in a lawful profession, trade or business. Notwithstanding the foregoing, if the restrictions contained in Sections 1 and 2 shall be determined by any court of competent jurisdiction to be unenforceable by reason of their extending for too great a period of time or over too great a geographical area of by reason of their being too extensive in any other respect, such provisions shall be modified to be effective for the maximum period of time for which it may be enforceable and over the maximum geographical area as to which it may be enforceable and to the maximum extent in all other respects as to which it may be enforceable. Purchaser and the Executive hereby consent and agree to any such reformation of the restrictions to the maximum of enforceability as determined by any court of competent jurisdiction.

4. Miscellaneous.

4.1 For the avoidance of doubt, this Agreement shall not restrict the Executive from performing his or her duties as an officer, director or employee of the Company, its successors-in-interest or its Affiliates.

4.2 Severability. Should any provision of this Agreement be held by a court of competent jurisdiction to be enforceable only if modified, or if any portion of this Agreement shall be held as unenforceable and thus stricken, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by Law. The parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal, or unenforceable provisions had not been set forth herein.

6

4.3 Signatures. This Agreement may be executed in separate counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. This Agreement may be executed and delivered by electronic mail, and an electronic copy of this Agreement or of a signature of a party shall be effective as an original.

4.4 Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the transactions contemplated hereby, shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction.

4.5 Jurisdiction; Waiver of Jury Trial.

(a) Any Action based upon, arising out of or related to this Agreement or the transactions contemplated hereby may be brought exclusively in any federal or state court located in the City of New York, in the State of New York, and, in each case, appellate courts therefrom, and each of the parties hereto irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of such Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the transactions contemplated hereby in any other court. Nothing herein contained shall be deemed to affect the right of any party hereto to serve process in any manner permitted by Law or to commence legal proceedings or otherwise proceed against any other party in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 4.5(a).

(b) EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY ACTION ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. EACH PARTY (I) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH PARTY WOULD NOT, IN THE EVENT OF ANY ACTION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (II) ACKNOWLEDGES THAT IT AND THE OTHER PARTY HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 4.5(b).

4.6 Amendments and Waivers. This Agreement may be modified only by a written instrument duly executed by each party hereto. No breach of any covenant or agreement shall be deemed waived unless expressly waived in writing by the party hereto who might assert such breach. No waiver of any right hereunder shall operate as a waiver of any other right or of the same or a similar right on another occasion. For the avoidance of doubt, no notice, consent or waiver purported to be on behalf of Purchaser or the Company shall be effective unless (i) provided by Purchaser prior to the Closing, or (ii) provided by the Company at the direction or with the approval of a majority of the independent members of the board of directors of the Company.

4.7 Section Headings. The headings of each Section, subsection or other subdivision of this Agreement are for reference only and shall not limit or control the meaning thereof.

4.8 Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof may be assigned by any party hereto without the prior written consent of the other parties hereto; provided, however, that Purchaser (or, after the Closing, the Company) may assign its rights hereunder, without the consent of the Executive, to any Person in connection with a merger or consolidation involving the Company (including any of its Subsidiaries) or other disposition of all or substantially all of the assets of the Company.

7

4.9 Notices. All notices, requests, demands and other communications which are required or may be given under this Agreement shall be in writing and shall be deemed to have been duly given when received if personally delivered; when transmitted if transmitted by electronic or digital transmission method; the day after it is sent, if sent for next day delivery to a domestic address by recognized overnight delivery service (e.g., Federal Express); and upon receipt, if sent by certified or registered mail, return receipt requested, in each case to the parties at the following addresses or to other such addresses as may be furnished by one party to the others in accordance with this Section 4.9:

if to Purchaser or the Purchaser Representative:

Golden Star Acquisition Corporation

99 Hudson Street, 5th Floor

New York, New York, 10013

Attention: Chief Executive Officer

Email: ceo@goldenstarcorp.net

with a copy to (which shall not constitute notice):

Becker & Poliakoff, P.A.

45 Broadway, 17th Floor

New York, N.Y. 10006

Attention: Bill Huo, Esq.

Email: bhuo@beckerlawyers.com

Tel: (212) 599-3322

if to Pubco:

Gamehaus Holdings Inc.

5th Floor, Building 2, No. 500 Shengxia Road,

Pudong New Area, Shanghai

Attn: Ling Yan

Email: linda.yan@gamehaus.com

with a copy to (which shall not constitute notice) to:

Hunter Taubman Fischer & Li LLC

950 Third Avenue, 19th Floor

New York, NY 10022

Attn: Ying Li, Esq.

Email: yli@htflawyers.com

8

if to Gamehaus:

Gamehaus, Inc.

5th Floor, Building 2, No. 500 Shengxia Road,

Pudong New Area, Shanghai

Attn: Ling Yan

Email: linda.yan@gamehaus.com

with a copy to (which shall not constitute notice) to:

Hunter Taubman Fischer & Li LLC

950 Third Avenue, 19th Floor

New York, NY 10022

Attn: Ying Li, Esq.

Email: yli@htflawyers.com

if to the Executive:

[   ]

4.10 Effectiveness. This Agreement will become effective as of the Closing. If the Business Combination Agreement is terminated in accordance with its terms, this Agreement shall be null and void ab initio and the parties hereto shall have no rights, liabilities or obligations whatsoever hereunder.

4.11 Acknowledgement of Full Understanding. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT THE EXECUTIVE HAS FULLY READ, UNDERSTANDS AND VOLUNTARILY ENTERS INTO THIS AGREEMENT. THE EXECUTIVE ACKNOWLEDGES AND AGREES THAT THE EXECUTIVE HAS HAD AN OPPORTUNITY TO ASK QUESTIONS AND CONSULT WITH AN ATTORNEY OF THE EXECUTIVE’S CHOICE BEFORE SIGNING THIS AGREEMENT.

[Signature page follows]

9

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

PURCHASER:

GOLDEN STAR ACQUISITION CORPORATION

By:
Name:	Linjun Guo
Title:	Chief Executive Officer

Purchaser Representative:

By:
Name:
Title:

{Additional Signature on the Following Page}

[Signature Pages to Non-Competition and Non-Solicitation Agreement]

10

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

Pubco:

Gamehaus Holdings Inc.

By:
Name:
Title:

Company:

Gamehaus, Inc.

By:
Name:
Title:

{Additional Signature on the Following Page}

[Signature Pages to Non-Competition and Non-Solicitation Agreement]

11

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

EXECUTIVE:

Name:

[Signature Pages to Non-Competition and Non-Solicitation Agreement]

12

EXHIBIT I

Form of Amended Pubco Charter

Dated [●]

Companies Act (Revised)

Company Limited by Shares

AMENDED AND RESTATED

MEMORANDUM OF ASSOCIATION
OF
GAMEHAUS HOLDINGS INC.

Adopted by special resolution on [●]

Companies Act (Revised)

Company Limited by Shares

Amended and Restated

Memorandum of Association

of

Gamehaus Holdings Inc.

Adopted by special resolution on [●]

1	The name of the Company is Gamehaus Holdings Inc.

2	The Company’s registered office will be situated at the office of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands or at such other place in the Cayman Islands as the directors may at any time decide.

3	The Company’s objects are unrestricted. As provided by section 7(4) of the Companies Act (Revised), the Company has full power and authority to carry out any object not prohibited by any law of the Cayman Islands.

4	The Company has unrestricted corporate capacity. Without limitation to the foregoing, as provided by section 27 (2) of the Companies Act (Revised), the Company has and is capable of exercising all the functions of a natural person of full capacity irrespective of any question of corporate benefit.

5	Nothing in any of the preceding paragraphs permits the Company to carry on any of the following businesses without being duly licensed, namely:

(a)	the business of a bank or trust company without being licensed in that behalf under the Banks and Trust Companies Act (Revised); or

(b)	insurance business from within the Cayman Islands or the business of an insurance manager, agent, sub-agent or broker without being licensed in that behalf under the Insurance Act (Revised); or

(c)	the business of company management without being licensed in that behalf under the Companies Management Act (Revised).

6	Unless licensed to do so, the Company will not trade in the Cayman Islands with any person, firm or corporation except in furtherance of its business carried on outside the Cayman Islands. Despite this, the Company may effect and conclude contracts in the Cayman Islands and exercise in the Cayman Islands any of its powers necessary for the carrying on of its business outside the Cayman Islands.

7	The Company is a company limited by shares and accordingly the liability of each member is limited to the amount (if any) unpaid on that member’s shares.

8	The share capital of the Company is US$100,000 divided into 900,000,000 Class A Ordinary Shares of par value US$0.0001 each and 100,000,000 Class B Ordinary Shares of par value US$0.0001 each. However, subject to the Companies Act (Revised) and the Company’s articles of association, the Company has power to do any one or more of the following:

(a)	to redeem or repurchase any of its shares; and

(b)	to increase or reduce its capital; and

(c)	to issue any part of its capital (whether original, redeemed, increased or reduced):

(i)	with or without any preferential, deferred, qualified or special rights, privileges or conditions; or

(ii)	subject to any limitations or restrictions

and unless the condition of issue expressly declares otherwise, every issue of shares (whether declared to be ordinary, preference or otherwise) is subject to this power; or

(d)	to alter any of those rights, privileges, conditions, limitations or restrictions.

9	The Company has power to register by way of continuation as a body corporate limited by shares under the laws of any jurisdiction outside the Cayman Islands and to be deregistered in the Cayman Islands.

Companies Act (Revised)

Company Limited by Shares

Gamehaus Holdings Inc.

AMENDED & RESTATED

ARTICLES OF ASSOCIATION

Adopted by special resolution passed on [●]

CONTENTS

CONTENTS

1	Definitions, interpretation and exclusion of Table A	1

	Definitions	1

	Interpretation	4

	Exclusion of Table A Articles	5

2	Shares	5

	Power to issue Shares and options, with or without special rights	5

	Power to issue fractions of a Share	6

	Power to pay commissions and brokerage fees	6

	Trusts not recognised	7

	Power to vary class rights	7

	Effect of new Share issue on existing class rights	7

	Capital contributions without issue of further Shares	7

	No bearer Shares or warrants	8

	Treasury Shares	8

	Rights attaching to Treasury Shares and related matters	8

3	Register of Members	9

4	Share certificates	9

	Issue of share certificates	9

	Renewal of lost or damaged share certificates	9

5	Lien on Shares	10

	Nature and scope of lien	10

	Company may sell Shares to satisfy lien	10

	Authority to execute instrument of transfer	10

	Consequences of sale of Shares to satisfy lien	10

	Application of proceeds of sale	11

6	Calls on Shares and forfeiture	11

	Power to make calls and effect of calls	11

	Time when call made	11

	Liability of joint holders	11

	Interest on unpaid calls	12

	Deemed calls	12

	Power to accept early payment	12

	Power to make different arrangements at time of issue of Shares	12

	Notice of default	12

	Forfeiture or surrender of Shares	13

	Disposal of forfeited or surrendered Share and power to cancel forfeiture or surrender	13

	Effect of forfeiture or surrender on former Member	13

	Evidence of forfeiture or surrender	13

	Sale of forfeited or surrendered Shares	14

7	Transfer of Shares	14

	Form of transfer	14

	Power to refuse registration	14

	Power to suspend registration	14

	Company may retain instrument of transfer	14

8	Transmission of Shares	15

	Persons entitled on death of a Member	15

	Registration of transfer of a Share following death or bankruptcy	15

	Indemnity	15

	Rights of person entitled to a Share following death or bankruptcy	15

9	Alteration of capital	16

	Increasing, consolidating, converting, dividing and cancelling share capital	16

	Dealing with fractions resulting from consolidation of Shares	16

	Reducing share capital	16

10	Conversion, redemption and purchase of own Shares	17

	Power to issue redeemable Shares and to purchase own Shares	17

	Power to pay for redemption or purchase in cash or in specie	17

	Effect of redemption or purchase of a Share	17

	Conversion rights	18

	Share conversions	19

11	Meetings of Members	19

	Power to call meetings	19

	Content of notice	20

	Period of notice	20

	Persons entitled to receive notice	20

	Publication of notice on a website	21

	Time a website notice is deemed to be given	21

	Required duration of publication on a website	21

	Accidental omission to give notice or non-receipt of notice	21

12	Proceedings at meetings of Members	22

	Quorum	22

	Lack of quorum	22

	Use of technology	22

	Chairman	22

	Right of a director to attend and speak	22

	Adjournment	22

	Method of voting	23

	Taking of a poll	23

	Chairman’s casting vote	23

	Amendments to resolutions	23

	Written resolutions	24

	Sole-member company	24

13	Voting rights of Members	24

	Right to vote	24

	Voting rights	24

	Rights of joint holders	25

	Representation of corporate Members	25

	Member with mental disorder	26

	Objections to admissibility of votes	26

	Form of proxy	26

	How and when proxy is to be delivered	26

	Voting by proxy	27

14	Number of directors	27

15	Appointment, disqualification and removal of directors	28

	No age limit	28

	Corporate directors	28

	No shareholding qualification	28

	Appointment and removal of directors	28

	Resignation of directors	29

	Termination of the office of director	29

16	Alternate directors	30

	Appointment and removal	30

	Rights of alternate director	31

	Appointment ceases when the appointor ceases to be a director	31

	Status of alternate director	31

	Status of the director making the appointment	31

17	Powers of directors	32

	Powers of directors	32

	Appointments to office	32

	Remuneration	33

	Disclosure of information	33

18	Delegation of powers	33

	Power to delegate any of the directors’ powers to a committee	33

	Power to appoint an agent of the Company	34

	Power to appoint an attorney or authorised signatory of the Company	34

	Power to appoint a proxy	34

	Borrowing Powers	35

	Corporate Governance	35

19	Meetings of directors	35

	Regulation of directors’ meetings	35

	Calling meetings	35

	Notice of meetings	35

	Period of notice	35

	Use of technology	35

	Place of meetings	35

	Quorum	36

	Voting	36

	Validity	36

	Recording of dissent	36

	Written resolutions	36

	Sole director’s minute	36

20	Permissible directors’ interests and disclosure	37

	Permissible interests subject to disclosure	37

	Notification of interests	37

	Voting where a director is interested in a matter	37

21	Minutes	38

22	Accounts and audit	38

	Accounting and other records	38

	No automatic right of inspection	38

	Sending of accounts and reports	38

	Time of receipt if documents are published on a website	39

	Validity despite accidental error in publication on website	39

	Audit	39

23	Financial year	40

24	Record dates	40

25	Dividends	40

	Declaration of dividends by Members	40

	Payment of interim dividends and declaration of final dividends by directors	40

	Apportionment of dividends	41

	Right of set off	41

	Power to pay other than in cash	41

	How payments may be made	41

	Dividends or other moneys not to bear interest in absence of special rights	42

	Dividends unable to be paid or unclaimed	42

26	Capitalisation of profits	42

	Capitalisation of profits or of any share premium account or capital redemption reserve	42

	Applying an amount for the benefit of members	43

27	Share premium account	43

	Directors to maintain share premium account	43

	Debits to share premium account	43

28	Seal	43

	Company seal	43

	Duplicate seal	44

	When and how seal is to be used	44

	If no seal is adopted or used	44

	Power to allow non-manual signatures and facsimile printing of seal	44

	Validity of execution	44

29	Indemnity	45

	Indemnity	45

	Release	45

	Insurance	45

30	Notices	46

	Form of notices	46

	Electronic communications	46

	Persons authorised to give notices	46

	Delivery of written notices	46

	Joint holders	47

	Signatures	47

	Evidence of transmission	47

	Giving notice to a deceased or bankrupt Member	47

	Date of giving notices	47

	Saving provision	48

31	Authentication of Electronic Records	48

	Application of Articles	48

	Authentication of documents sent by Members by Electronic means	48

	Authentication of document sent by the Secretary or Officers of the Company by Electronic means	48

	Manner of signing	49

	Saving provision	49

32	Transfer by way of continuation	49

33	Winding up	50

	Distribution of assets in specie	50

	No obligation to accept liability	50

	The directors are authorised to present a winding up petition	50

34	Amendment of Memorandum and Articles	50

	Power to change name or amend Memorandum	50

	Power to amend these Articles	50

Companies Act (Revised)

Company Limited by Shares

Amended & Restated Articles of Association

of

Gamehaus Holdings Inc.

Adopted by special resolution passed on [●]

1	Definitions, interpretation and exclusion of Table A

Definitions

1.1	In these Articles, the following definitions apply:

Affiliate means, with respect to a person, (i) any other person which, directly or indirectly, through one or more intermediaries, Controls, is Controlled by or is under common Control with such person, including trusts, funds and accounts promoted, sponsored, managed, advised or serviced by such person (ii) if such person is an individual, his/her Family Member and Affiliates of such person and/or his/her Family Members; provided, that in the case of a Key Executive, the term Affiliate shall include such Key Executive’s Permitted Entities, notwithstanding anything to the contrary contained herein.

Applicable Law means, with respect to any person, all provisions of laws, statutes, ordinances, rules, regulations, permits, certificates, judgments, decisions, decrees or orders of any governmental authority applicable to such person.

Articles means, as appropriate:

(a)	these articles of association as amended from time to time: or

(b)	two or more particular articles of these Articles;

and Article refers to a particular article of these Articles.

Audit Committee means the audit committee of the Company formed pursuant to Article 22.8 hereof, or any successor audit committee.

Auditor means the person for the time being performing the duties of auditor of the Company.

Business Day means a day other than (a) a day on which banking institutions or trust companies are authorised or obligated by law to close in New York City or the Cayman Islands (b) a Saturday or (c) a Sunday.

Cayman Islands means the British Overseas Territory of the Cayman Islands.

1

Class A Ordinary Share means an Ordinary Share designated by the directors as a Class A Ordinary Share.

Class B Ordinary Share means an Ordinary Share designated by the directors as a Class B Ordinary Share.

Clear Days, in relation to a period of notice, means that period excluding:

(a)	the day when the notice is given or deemed to be given; and

(b)	the day for which it is given or on which it is to take effect.

Clearing House means a clearing house recognised by the laws of the jurisdiction in which the Shares (or depositary receipts therefor) are listed or quoted on a stock exchange or interdealer quotation system in such jurisdiction.

Company means the above-named company.

Control, Controlling, under common Control with means, with respect to any person, the possession, directly or indirectly, of the power or authority (whether exercised or not) to direct or cause the direction of the operation of that person, whether through the ownership of voting securities, by contract, as a trustee or executor, or otherwise, and in any event shall be deemed to exist where one person owns more than 50% voting securities of another person or has the right to appoint or remove a majority of the board of directors (or a similar governing body) of such other person).

Default Rate means 10% (ten per cent) per annum.

Designated Stock Exchange means the Nasdaq Global Market in the United States of America for so long as the Company’s Shares are there listed and any other stock exchange on which the Company’s Shares are listed for trading.

Designated Stock Exchange Rules means the relevant code, rules and regulations, as amended, from time to time, applicable as a result of the original and continued listing of any Shares on the Designated Stock Exchanges;

Electronic has the meaning given to that term in the Electronic Transactions Act (Revised) of the Cayman Islands.

Electronic Record has the meaning given to that term in the Electronic Transactions Act (Revised) of the Cayman Islands.

Electronic Signature has the meaning given to that term in the Electronic Transactions Act (Revised) of the Cayman Islands.

Family Member means, with respect to an individual, any of such individual’s former, current or future spouse, parent, step-parent, grandparent, step-grandparent, child, step-child, grandchild, step-grandchild, sibling, step-sibling, niece, nephew and in-laws, including adoptive relationships.

Fully Paid and Paid Up:

(a)	in relation to a Share with par value, means that the par value for that Share and any premium payable in respect of the issue of that Share, has been fully paid or credited as paid in money or money’s worth;

2

(b)	in relation to a Share without par value, means that the agreed issue price for that Share has been fully paid or credited as paid in money or money’s worth.

Independent Director means a director who is an independent director as defined in the rules and regulations of the Designated Stock Exchange as determined by the directors.

Key Executives means Funtery Holding Limited, a company incorporated in the British Virgin Islands, and Feng Xie, who indirectly holds the 100% issued share capital of Funtery Holding Limited through Cyberjoy Holding Limited.

Law means the Companies Act (Revised) of the Cayman Islands, including any statutory modification or re-enactment thereof for the time being in force.

Member means any person or persons entered on the Register of Members from time to time as the holder of a Share.

Memorandum means the memorandum of association of the Company as amended from time to time.

Officer means a person then appointed to hold an office in the Company; and the expression includes a director, alternate director or liquidator.

Ordinary Resolution means a resolution of a duly constituted general meeting of the Company passed by a simple majority of the votes cast by, or on behalf of, the Members entitled to vote thereon. The expression also includes a unanimous written resolution.

Ordinary Share means an ordinary share in the capital of the Company having the rights set out in these Articles and issued as either a Class A Ordinary Share or as a Class B Ordinary Share. In these Articles the term Ordinary Share shall embrace all classes of Ordinary Share except where reference is made to a specific class.

Permitted Transferee means, with respect to each holder of Class B Ordinary Shares, any or all of the following: (a) any Key Executive; (b) any Key Executive’s Affiliate; (c) the Company or any of its subsidiaries; (d) in connection with a transfer as a result of, or in connection with, the death or incapacity of a Key Executive, any Key Executive’s Family Members, another holder of Class B Ordinary Shares, or a designee approved by majority of all directors, provided that in case of any transfer of Class B Ordinary Shares pursuant to clauses (b) through (c) above to a person who at any later time ceases to be a Permitted Transferee under the relevant clause, the Company shall be entitled to refuse registration of any subsequent transfer of such Class B Ordinary Shares except back to the transferor of such Class B Ordinary Shares pursuant to clauses (b) through (c) (or to a Key Executive or his or her Permitted Transferees) and in the absence of such transfer back to the transferor (or to a Key Executive or his or her Permitted Transferees), the applicable Class B Ordinary Shares shall convert in accordance with Article 10.6 applied mutatis mutandis.

Register of Members means the register of Members maintained in accordance with the Law and includes (except where otherwise stated) any branch or duplicate register of Members.

SEC means the United States Securities and Exchange Commission.

Secretary means a person appointed to perform the duties of the secretary of the Company, including a joint, assistant or deputy secretary.

3

Share means an ordinary share in the share capital of the Company; and the expression:

(a)	includes stock (except where a distinction between shares and stock is expressed or implied); and

(b)	where the context permits, also includes a fraction of a share.

Special Resolution has the meaning given to that term in the Law.

Treasury Shares means Shares of the Company held in treasury pursuant to the Law and Article 2.16.

Interpretation

1.2	In the interpretation of these Articles, the following provisions apply unless the context otherwise requires:

(a)	A reference in these Articles to a statute is a reference to a statute of the Cayman Islands as known by its short title, and includes:

(i)	any statutory modification, amendment or re-enactment; and

(ii)	any subordinate legislation or regulations issued under that statute.

Without limitation to the preceding sentence, a reference to a revised Law of the Cayman Islands is taken to be a reference to the revision of that Law in force from time to time as amended from time to time.

(b)	Headings are inserted for convenience only and do not affect the interpretation of these Articles, unless there is ambiguity.

(c)	If a day on which any act, matter or thing is to be done under these Articles is not a Business Day, the act, matter or thing must be done on the next Business Day.

(d)	A word which denotes the singular also denotes the plural, a word which denotes the plural also denotes the singular, and a reference to any gender also denotes the other genders.

(e)	A reference to a person includes, as appropriate, a company, trust, partnership, joint venture, association, body corporate or government agency.

(f)	Where a word or phrase is given a defined meaning another part of speech or grammatical form in respect to that word or phrase has a corresponding meaning.

(g)	All references to time are to be calculated by reference to time in the place where the Company’s registered office is located.

(h)	The words written and in writing include all modes of representing or reproducing words in a visible form, but do not include an Electronic Record where the distinction between a document in writing and an Electronic Record is expressed or implied.

(i)	The words including, include and in particular or any similar expression are to be construed without limitation.

4

Exclusion of Table A Articles

1.3	The regulations contained in Table A in the First Schedule of the Law and any other regulations contained in any statute or subordinate legislation are expressly excluded and do not apply to the Company.

2	Shares

Power to issue Shares and options, with or without special rights

2.1	Subject to the provisions of the Law and these Articles and, where applicable, the rules of the Designated Stock Exchange and/or any competent regulatory authority, and without prejudice to any rights attached to any existing Shares, the directors have general and unconditional authority to allot (with or without confirming rights of renunciation), issue, grant options over or otherwise deal with any unissued Shares of the Company to such persons, at such times and on such terms and conditions as they may decide. No Share may be issued at a discount except in accordance with the provisions of the Law.

2.2	Without limitation to the preceding Article, the directors may so deal with the unissued Shares of the Company:

(a)	either at a premium or at par;

(b)	with or without preferred, deferred or other special rights or restrictions whether in regard to dividend, voting, return of capital or otherwise.

2.3	The Company may issue rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company at such times and on such terms and conditions as the directors may decide.

2.4	The Company may issue units of securities in the Company, which may be comprised of Shares, rights, options, warrants or convertible securities or securities of similar nature conferring the right upon the holders thereof to subscribe for, purchase or receive any class of Shares or other securities in the Company, on such terms and conditions as the directors may decide.

2.5	Subject to Article 2.10, each Share in the Company confers upon the Member the following rights:

(a)	each holder of Class A Ordinary Shares shall be entitled to exercise one (1) vote for each Class A Ordinary Share he or she or it holds on any and all matters, whereas each holder of Class B Ordinary Shares shall be entitled to exercise fifteen (15) votes for each Class B Ordinary Share he or she or it holds on any and all matters as set out in Article 13.3;

(b)	each Class B Ordinary Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such Share, at the office of the Company or any transfer agent for such Shares, into one fully paid and non-assessable Class A Ordinary Share as set out in Article 10.5; and

(c)	save and except for voting rights and conversion rights as set out in this Article 2.5, Article 13.3 and 10.5, the Class A Ordinary Shares and the Class B Ordinary Shares shall rank pari passu with one another and shall have the same rights, preferences, privileges and restrictions.

5

2.6	Subject to the Applicable Law, in addition to any rights provided by the Law or otherwise set forth in these Articles, the Company shall not, without the approval by vote or written consent of the holders of a majority of the voting power of the Class B Ordinary Shares, voting exclusively and as a separate class, directly or indirectly, or whether by amendment of these Articles, or through merger, recapitalization, consolidation or otherwise:

(a)	increase the number of authorized Class B Ordinary Shares;

(b)	issue any Class B Ordinary Shares or securities convertible into or exchangeable for Class B Ordinary Shares, other than (i) to any Key Executive or his or her Affiliates, or (ii) on a pro rata basis to all holders of Class B Ordinary Shares permitted to hold such shares under these Articles;

(c)	create, authorize, issue, or reclassify into, any preference shares in the capital of the Company or any Share that carries more than one (1) vote per Share;

(d)	reclassify any Class B Ordinary Shares into any other class of Shares or consolidate or combine any Class B Ordinary Shares without proportionately increasing the number of votes per Class B Ordinary Share; or

(e)	amend, restate, waive, adopt any provision inconsistent with or otherwise vary or alter any provision of the Memorandum or these Articles relating to the voting, conversion or other rights, powers, preferences, privileges or restrictions of the Class B Ordinary Shares.

Power to issue fractions of a Share

2.7	Subject to the Law, the Company may, but shall not otherwise be obliged to, issue fractions of a Share of any class or round up or down fractional holdings of Shares to its nearest whole number. A fraction of a Share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to calls or otherwise), limitations, preferences, privileges, qualifications, restrictions, rights and other attributes of a Share of that class of Shares.

Power to pay commissions and brokerage fees

2.8	The Company may, in so far as the Law permits, pay a commission to any person in consideration of that person:

(a)	subscribing or agreeing to subscribe, whether absolutely or conditionally; or

(b)	procuring or agreeing to procure subscriptions, whether absolute or conditional for any Shares in the Company. That commission may be satisfied by the payment of cash or the allotment of Fully Paid or partly-paid Shares or partly in one way and partly in another.

2.9	The Company may employ a broker in the issue of its capital and pay him any proper commission or brokerage.

6

Trusts not recognised

2.10	Except as required by Applicable Law:

(a)	the Company shall not be bound by or compelled to recognise in any way (even when notified) any equitable, contingent, future or partial interest in any Share, or (except only as is otherwise provided by the Articles) any other rights in respect of any Share other than an absolute right to the entirety thereof in the holder; and

(b)	no person other than the Member shall be recognised by the Company as having any right in a Share.

Power to vary class rights

2.11	If the share capital is divided into different classes of Shares then, unless the terms on which a class of Shares was issued state otherwise, the rights attaching to a class of Shares may only be varied if one of the following applies:

(a)	the Members holding not less than two thirds of the issued Shares of that class consent in writing to the variation; or

(b)	the variation is made with the sanction of a Special Resolution passed at a separate general meeting of the Members holding the issued Shares of that class.

2.12	For the purpose of paragraph (b) of the preceding Article, all the provisions of these Articles relating to general meetings apply, mutatis mutandis, to every such separate meeting except that:

(a)	the necessary quorum shall be one or more persons holding, or representing by proxy, not less than one third of the issued Shares of the class; and

(b)	any Member holding issued Shares of the class, present in person or by proxy or, in the case of a corporate Member, by its duly authorised representative, may demand a poll.

2.13	For the purposes of a separate class meeting, the directors may treat to or more or all the classes of Shares as forming one class of Shares if the directors consider that such classes of Shares would be affected in the same way by the proposals under consideration, but in any other case shall treat as separate classes of Shares.

Effect of new Share issue on existing class rights

2.14	Unless the terms on which a class of Shares was issued state otherwise, the rights conferred on the Member holding Shares of any class shall not be deemed to be varied by the creation or issue of further Shares ranking pari passu with the existing Shares of that class.

Capital contributions without issue of further Shares

2.15	With the consent of a Member, the directors may accept a voluntary contribution to the capital of the Company from that Member without issuing Shares in consideration for that contribution. In that event, the contribution shall be dealt with in the following manner:

(a)	It shall be treated as if it were a share premium.

7

(b)	Unless the Member agrees otherwise:

(i)	if the Member holds Shares in a single class of Shares - it shall be credited to the share premium account for that class of Shares;

(ii)	if the Member holds Shares of more than one class - it shall be credited rateably to the share premium accounts for those classes of Shares (in the proportion that the sum of the issue prices for each class of Shares that the Member holds bears to the total issue prices for all classes of Shares that the Member holds).

(c)	It shall be subject to the provisions of the Law and these Articles applicable to share premiums.

No bearer Shares or warrants

2.16	The Company shall not issue Shares or warrants to bearers.

Treasury Shares

2.17	Shares that the Company purchases, redeems or acquires by way of surrender in accordance with the Law shall be held as Treasury Shares and not treated as cancelled if:

(a)	the directors so determine prior to the purchase, redemption or surrender of those shares; and

(b)	the relevant provisions of the Memorandum and Articles and the Law are otherwise complied with.

Rights attaching to Treasury Shares and related matters

2.18	No dividend may be declared or paid, and no other distribution (whether in cash or otherwise) of the Company’s assets (including any distribution of assets to members on a winding up) may be made to the Company in respect of a Treasury Share.

2.19	The Company shall be entered in the Register as the holder of the Treasury Shares. However:

(a)	the Company shall not be treated as a member for any purpose and shall not exercise any right in respect of the Treasury Shares, and any purported exercise of such a right shall be void;

(b)	a Treasury Share shall not be voted, directly or indirectly, at any meeting of the Company and shall not be counted in determining the total number of issued shares at any given time, whether for the purposes of these Articles or the Law.

2.20	Nothing in the preceding Article prevents an allotment of Shares as fully paid bonus shares in respect of a Treasury Share and Shares allotted as fully paid bonus shares in respect of a Treasury Share shall be treated as Treasury Shares.

2.21	Treasury Shares may be disposed of by the Company in accordance with the Law and otherwise on such terms and conditions as the directors determine.

8

3	Register of Members

3.1	The Company shall maintain or cause to be maintained the Register of Members in accordance with the Law.

3.2	The directors may determine that the Company shall maintain one or more branch registers of Members in accordance with the Law. The directors may also determine which Register of Members shall constitute the principal register and which shall constitute the branch register or registers, and to vary such determination from time to time.

4	Share certificates

Issue of share certificates

4.1	A Member shall only be entitled to a share certificate if the directors resolve that share certificates shall be issued. Share certificates representing Shares, if any, shall be in such form as the directors may determine. If the directors resolve that share certificates shall be issued, upon being entered in the Register of Members as the holder of a Share, the directors may issue to any Member:

(a)	without payment, to one certificate for all the Shares of each class held by that Member (and, upon transferring a part of the Member’s holding of Shares of any class, to a certificate for the balance of that holding); and

(b)	upon payment of such reasonable sum as the directors may determine for every certificate after the first, to several certificates each for one or more of that Member’s Shares.

4.2	Every certificate shall specify the number, class and distinguishing numbers (if any) of the Shares to which it relates and whether they are Fully Paid or partly paid up. A certificate may be executed under seal or executed in such other manner as the directors determine.

4.3	Every certificate shall bear legends required under the Applicable Laws.

4.4	The Company shall not be bound to issue more than one certificate for Shares held jointly by several persons and delivery of a certificate for a Share to one joint holder shall be a sufficient delivery to all of them.

Renewal of lost or damaged share certificates

4.5	If a share certificate is defaced, worn-out, lost or destroyed, it may be renewed on such terms (if any) as to:

(a)	evidence;

(b)	indemnity;

(c)	payment of the expenses reasonably incurred by the Company in investigating the evidence; and

(d)	payment of a reasonable fee, if any, for issuing a replacement share certificate as the directors may determine, and (in the case of defacement or wearing-out) on delivery to the Company of the old certificate.

9

5	Lien on Shares

Nature and scope of lien

5.1	The Company has a first and paramount lien on all Shares (whether Fully Paid or not) registered in the name of a Member (whether solely or jointly with others). The lien is for all moneys payable to the Company by the Member or the Member’s estate:

(a)	either alone or jointly with any other person, whether or not that other person is a Member; and

(b)	whether or not those moneys are presently payable.

5.2	At any time the directors may declare any Share to be wholly or partly exempt from the provisions of this Article.

Company may sell Shares to satisfy lien

5.3	The Company may sell any Shares over which it has a lien if all of the following conditions are met:

(a)	the sum in respect of which the lien exists is presently payable;

(b)	the Company gives notice to the Member holding the Share (or to the person entitled to it in consequence of the death or bankruptcy of that Member) demanding payment and stating that if the notice is not complied with the Shares may be sold; and

(c)	that sum is not paid within 14 Clear Days after that notice is deemed to be given under these Articles.

5.4	The Shares may be sold in such manner as the directors determine.

5.5	To the maximum extent permitted by Applicable Law, the directors shall incur no personal liability to the Member concerned in respect of the sale.

Authority to execute instrument of transfer

5.6	To give effect to a sale, the directors may authorise any person to execute an instrument of transfer of the Shares sold to, or in accordance with the directions of, the purchaser. The title of the transferee of the Shares shall not be affected by any irregularity or invalidity in the proceedings in respect of the sale.

Consequences of sale of Shares to satisfy lien

5.7	On sale pursuant to the preceding Articles:

(a)	the name of the Member concerned shall be removed from the Register of Members as the holder of those Shares; and

10

(b)	that person shall deliver to the Company for cancellation the certificate for those Shares.

Despite this, that person shall remain liable to the Company for all monies which, at the date of sale, were presently payable by him to the Company in respect of those Shares. That person shall also be liable to pay interest on those monies from the date of sale until payment at the rate at which interest was payable before that sale or, failing that, at the Default Rate. The directors may waive payment wholly or in part or enforce payment without any allowance for the value of the Shares at the time of sale or for any consideration received on their disposal.

Application of proceeds of sale

5.8	The net proceeds of the sale, after payment of the costs, shall be applied in payment of so much of the sum for which the lien exists as is presently payable. Any residue shall be paid to the person whose Shares have been sold:

(a)	if no certificate for the Shares was issued, at the date of the sale; or

(b)	if a certificate for the Shares was issued, upon surrender to the Company of that certificate for cancellation but, in either case, subject to the Company retaining a like lien for all sums not presently payable as existed on the Shares before the sale.

6	Calls on Shares and forfeiture

Power to make calls and effect of calls

6.1	Subject to the terms of allotment, the directors may make calls on the Members in respect of any moneys unpaid on their Shares including any premium. The call may provide for payment to be by instalments. Subject to receiving at least 14 Clear Days’ notice specifying when and where payment is to be made, each Member shall pay to the Company the amount called on his Shares as required by the notice.

6.2	Before receipt by the Company of any sum due under a call, that call may be revoked in whole or in part and payment of a call may be postponed in whole or in part. Where a call is to be paid in instalments, the Company may revoke the call in respect of all or any remaining instalments in whole or in part and may postpone payment of all or any of the remaining instalments in whole or in part.

6.3	A Member on whom a call is made shall remain liable for that call notwithstanding the subsequent transfer of the Shares in respect of which the call was made. A person shall not be liable for calls made after such person is no longer registered as Member in respect of those Shares.

Time when call made

6.4	A call shall be deemed to have been made at the time when the resolution of the directors authorising the call was passed.

Liability of joint holders

6.5	Members registered as the joint holders of a Share shall be jointly and severally liable to pay all calls in respect of the Share.

11

Interest on unpaid calls

6.6	If a call remains unpaid after it has become due and payable the person from whom it is due and payable shall pay interest on the amount unpaid from the day it became due and payable until it is paid:

(a)	at the rate fixed by the terms of allotment of the Share or in the notice of the call; or

(b)	if no rate is fixed, at the Default Rate.

The directors may waive payment of the interest wholly or in part.

Deemed calls

6.7	Any amount payable in respect of a Share, whether on allotment or on a fixed date or otherwise, shall be deemed to be payable as a call. If the amount is not paid when due the provisions of these Articles shall apply as if the amount had become due and payable by virtue of a call.

Power to accept early payment

6.8	The Company may accept from a Member the whole or a part of the amount remaining unpaid on Shares held by him although no part of that amount has been called up.

Power to make different arrangements at time of issue of Shares

6.9	Subject to the terms of allotment, the directors may make arrangements on the issue of Shares to distinguish between Members in the amounts and times of payment of calls on their Shares.

Notice of default

6.10	If a call remains unpaid after it has become due and payable the directors may give to the person from whom it is due not less than 14 Clear Days’ notice requiring payment of:

(a)	the amount unpaid;

(b)	any interest which may have accrued;

(c)	any expenses which have been incurred by the Company due to that person’s default.

6.11	The notice shall state the following:

(a)	the place where payment is to be made; and

(b)	a warning that if the notice is not complied with the Shares in respect of which the call is made will be liable to be forfeited.

12

Forfeiture or surrender of Shares

6.12	If the notice under the preceding Article is not complied with, the directors may, before the payment required by the notice has been received, resolve that any Share the subject of that notice be forfeited. The forfeiture shall include all dividends or other moneys payable in respect of the forfeited Share and not paid before the forfeiture. Despite the foregoing, the directors may determine that any Share the subject of that notice be accepted by the Company as surrendered by the Member holding that Share in lieu of forfeiture.

6.13	The directors may accept the surrender for no consideration of any Fully Paid Share.

Disposal of forfeited or surrendered Share and power to cancel forfeiture or surrender

6.14	A forfeited or surrendered Share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine either to the former Member who held that Share or to any other person. The forfeiture or surrender may be cancelled on such terms as the directors think fit at any time before a sale, re-allotment or other disposition. Where, for the purposes of its disposal, a forfeited or surrendered Share is to be transferred to any person, the directors may authorise some person to execute an instrument of transfer of the Share to the transferee.

Effect of forfeiture or surrender on former Member

6.15	On forfeiture or surrender:

(a)	the name of the Member concerned shall be removed from the Register of Members as the holder of those Shares and that person shall cease to be a Member in respect of those Shares; and

(b)	that person shall surrender to the Company for cancellation the certificate (if any) for the forfeited or surrendered Shares.

6.16	Despite the forfeiture or surrender of his Shares, that person shall remain liable to the Company for all moneys which at the date of forfeiture or surrender were presently payable by him to the Company in respect of those Shares together with:

(a)	all expenses; and

(b)	interest from the date of forfeiture or surrender until payment:

(i)	at the rate of which interest was payable on those moneys before forfeiture; or

(ii)	if no interest was so payable, at the Default Rate.

The directors, however, may waive payment wholly or in part.

Evidence of forfeiture or surrender

6.17	A declaration, whether statutory or under oath, made by a director or the Secretary shall be conclusive evidence of the following matters stated in it as against all persons claiming to be entitled to forfeited Shares:

(a)	that the person making the declaration is a director or Secretary of the Company, and

13

(b)	that the particular Shares have been forfeited or surrendered on a particular date.

Subject to the execution of an instrument of transfer, if necessary, the declaration shall constitute good title to the Shares.

Sale of forfeited or surrendered Shares

6.18	Any person to whom the forfeited or surrendered Shares are disposed of shall not be bound to see to the application of the consideration, if any, of those Shares nor shall his title to the Shares be affected by any irregularity in, or invalidity of the proceedings in respect of, the forfeiture, surrender or disposal of those Shares.

7	Transfer of Shares

Form of transfer

7.1	Subject to the following Articles about the transfer of Shares, and provided that such transfer complies with applicable rules of the SEC, the Designated Stock Exchange and federal and state securities laws of the United States, a Member may transfer Shares to another person by completing an instrument of transfer in a common form or in a form prescribed by the Designated Stock Exchange or in any other form approved by the directors, executed:

(a)	where the Shares are Fully Paid, by or on behalf of that Member; and

(b)	where the Shares are partly paid, by or on behalf of that Member and the transferee.

7.2	The transferor shall be deemed to remain the holder of a Share until the name of the transferee is entered into the Register of Members.

Power to refuse registration

7.3	If the Shares in question were issued in conjunction with rights, options or warrants issued pursuant to Article 2.4 on terms that one cannot be transferred without the other, the directors shall refuse to register the transfer of any such Share without evidence satisfactory to them of the like transfer of such option or warrant.

Power to suspend registration

7.4	The directors may suspend registration of the transfer of Shares at such times and for such periods, not exceeding 30 days in any calendar year, as they determine.

Company may retain instrument of transfer

7.5	The Company shall be entitled to retain any instrument of transfer which is registered; but an instrument of transfer which the directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.

14

8	Transmission of Shares

Persons entitled on death of a Member

8.1	If a Member dies, the only persons recognised by the Company as having any title to the deceased Members’ interest are the following:

(a)	where the deceased Member was a joint holder, the survivor or survivors; and

(b)	where the deceased Member was a sole holder, that Member’s personal representative or representatives.

8.2	Nothing in these Articles shall release the deceased Member’s estate from any liability in respect of any Share, whether the deceased was a sole holder or a joint holder.

Registration of transfer of a Share following death or bankruptcy

8.3	A person becoming entitled to a Share in consequence of the death or bankruptcy of a Member may elect to do either of the following:

(a)	to become the holder of the Share; or

(b)	to transfer the Share to another person.

8.4	That person must produce such evidence of his entitlement as the directors may properly require.

8.5	If the person elects to become the holder of the Share, he must give notice to the Company to that effect. For the purposes of these Articles, that notice shall be treated as though it were an executed instrument of transfer.

8.6	If the person elects to transfer the Share to another person then:

(a)	if the Share is Fully Paid, the transferor must execute an instrument of transfer; and

(b)	if the Share is partly paid, the transferor and the transferee must execute an instrument of transfer.

8.7	All the Articles relating to the transfer of Shares shall apply to the notice or, as appropriate, the instrument of transfer.

Indemnity

8.8	A person registered as a Member by reason of the death or bankruptcy of another Member shall indemnify the Company and the directors against any loss or damage suffered by the Company or the directors as a result of that registration.

Rights of person entitled to a Share following death or bankruptcy

8.9	A person becoming entitled to a Share by reason of the death or bankruptcy of a Member shall have the rights to which he would be entitled if he were registered as the holder of the Share. However, until he is registered as Member in respect of the Share, he shall not be entitled to attend or vote at any meeting of the Company or at any separate meeting of the holders of that class of Shares in the Company.

15

9	Alteration of capital

Increasing, consolidating, converting, dividing and cancelling share capital

9.1	To the fullest extent permitted by the Law, the Company may by Ordinary Resolution do any of the following and amend its Memorandum for that purpose:

(a)	increase its share capital by new Shares of the amount fixed by that Ordinary Resolution and with the attached rights, priorities and privileges set out in that Ordinary Resolution;

(b)	consolidate and divide all or any of its share capital into Shares of larger amount than its existing Shares;

(c)	convert all or any of its Paid Up Shares into stock, and reconvert that stock into Paid Up Shares of any denomination;

(d)	sub-divide its Shares or any of them into Shares of an amount smaller than that fixed by the Memorandum, so, however, that in the sub-division, the proportion between the amount paid and the amount, if any, unpaid on each reduced Share shall be the same as it was in case of the Share from which the reduced Share is derived; and

(e)	cancel Shares which, at the date of the passing of that Ordinary Resolution, have not been taken or agreed to be taken by any person, and diminish the amount of its share capital by the amount of the Shares so cancelled or, in the case of Shares without nominal par value, diminish the number of Shares into which its capital is divided.

Dealing with fractions resulting from consolidation of Shares

9.2	Whenever, as a result of a consolidation of Shares, any Members would become entitled to fractions of a Share the directors may on behalf of those Members:

(a)	sell the Shares representing the fractions for the best price reasonably obtainable to any person (including, subject to the provisions of the Law, the Company); and

(b)	distribute the net proceeds in due proportion among those Members.

For that purpose, the directors may authorise some person to execute an instrument of transfer of the Shares to, or in accordance with the directions of, the purchaser. The transferee shall not be bound to see to the application of the purchase money nor shall the transferee’s title to the Shares be affected by any irregularity in, or invalidity of, the proceedings in respect of the sale.

Reducing share capital

9.3	Subject to the Law and to any rights for the time being conferred on the Members holding a particular class of Shares, the Company may, by Special Resolution, reduce its share capital in any way.

16

10	Conversion, redemption and purchase of own Shares

Power to issue redeemable Shares and to purchase own Shares

10.1	Subject to the Law and to any rights for the time being conferred on the Members holding a particular class of Shares, and, where applicable, the rules of the Designated Stock Exchange and/or any competent regulatory authority, the Company may by its directors:

(a)	issue Shares that are to be redeemed or liable to be redeemed, at the option of the Company or the Member holding those redeemable Shares, on the terms and in the manner its directors determine before the issue of those Shares;

(b)	with the consent by Special Resolution of the Members holding Shares of a particular class, vary the rights attaching to that class of Shares so as to provide that those Shares are to be redeemed or are liable to be redeemed at the option of the Company on the terms and in the manner which the directors determine at the time of such variation; and

(c)	purchase all or any of its own Shares of any class including any redeemable Shares on the terms and in the manner which the directors determine at the time of such purchase.

The Company may make a payment in respect of the redemption or purchase of its own Shares in any manner authorised by the Law, including out of any combination of the following: capital, its profits and the proceeds of a fresh issue of Shares.

Power to pay for redemption or purchase in cash or in specie

10.2	When making a payment in respect of the redemption or purchase of Shares, the directors may make the payment in cash or in specie (or partly in one and partly in the other) if so authorised by the terms of the allotment of those Shares, or by the terms applying to those Shares in accordance with Article 10.1, or otherwise by agreement with the Member holding those Shares.

Effect of redemption or purchase of a Share

10.3	Upon the date of redemption or purchase of a Share:

(a)	the Member holding that Share shall cease to be entitled to any rights in respect of the Share other than the right to receive:

(i)	the price for the Share; and

(ii)	any dividend declared in respect of the Share prior to the date of redemption or purchase;

(b)	the Member’s name shall be removed from the Register of Members with respect to the Share; and

(c)	the Share shall be cancelled or held as a Treasury Shares, as the directors may determine.

For the purpose of this Article, the date of redemption or purchase is the date when the redemption or purchase falls due.

10.4	For the avoidance of doubt, redemptions and repurchases of Shares in the circumstances described in Articles 10.3(a), 10.3(b) and 10.3(c) above shall not require further approval of the Members.

17

Conversion rights

10.5	Each Class B Ordinary Share shall be convertible, at the option of the holder thereof, at any time after the date of issuance of such Share, at the office of the Company or any transfer agent for such Shares, into one fully paid and non-assessable Class A Ordinary Share.

10.6	Any number of Class B Ordinary Shares held by a holder thereof will be automatically and immediately converted into an equal number of Class A Ordinary Shares upon the occurrence of any of the following:

(a)	Any direct or indirect sale, transfer, assignment, or disposition of such number of Class B Ordinary Shares by the holder thereof or the direct or indirect transfer or assignment of the voting power attached to such number of Class B Ordinary Shares through voting proxy or otherwise to any person that is not an Permitted Transferee of such holder;

for the avoidance of doubt, the creation of any pledge, charge, encumbrance, or other third party right of whatever description on any of Class B Ordinary Shares to secure contractual or legal obligations shall not be deemed as a sale, transfer, assignment, or disposition under this Article 10.6 unless and until any such pledge, charge, encumbrance, or other third party right is enforced and results in a third party that is not an Permitted Transferee of such holder holding directly or indirectly legal or beneficial ownership or voting power through voting proxy or otherwise to the related Class A Ordinary Shares, in which case all the related Class B Ordinary Shares shall be automatically converted into the same number of Class A Ordinary Shares;

(b)	The direct or indirect sale, transfer, assignment, or disposition of a majority of the issued and outstanding voting securities of, or the direct or indirect transfer or assignment of the voting power attached to such voting securities through voting proxy or otherwise, or the direct or indirect sale, transfer, assignment, or disposition of all or substantially all of the assets of, a holder of Class B Ordinary Shares that is an entity to any person that is not a Permitted Transferee of the such holder;

for the avoidance of doubt, the creation of any pledge, charge, encumbrance, or other third party right of whatever description on the issued and outstanding voting securities or the assets of a holder of Class B Ordinary Shares to secure contractual or legal obligations shall not be deemed as a sale, transfer, assignment, or disposition under this Article 10.6 unless and until any such pledge, charge, encumbrance or other third party right is enforced and results in a third party that is not an Permitted Transferee of such holder holding directly or indirectly legal or beneficial ownership or voting power through voting proxy or otherwise to the related issued and outstanding voting securities or the assets.

10.7	The directors shall at all times reserve and keep available out of the Company’s authorised but unissued Class A Ordinary Shares, solely for the purpose of effecting the conversion of the Class B Ordinary Shares, such number of its Class A Ordinary Shares as shall from time to time be sufficient to effect the conversion of all outstanding Class B Ordinary Shares; and if at any time the number of authorised but unissued Class A Ordinary Shares shall not be sufficient to effect the conversion of all then outstanding Class B Ordinary Shares, in addition to such other remedies as shall be available to the holders of such Class B Ordinary Shares, the directors will take such action as may be necessary to increase its authorised but unissued Class A Ordinary Shares to such number of Shares as shall be sufficient for such purposes.

18

Share conversions

10.8	All conversions of Class B Ordinary Shares to Class A Ordinary Shares shall be effected by way of redemption or repurchase by the Company of the relevant Class B Ordinary Shares and the simultaneous issue of Class A Ordinary Shares in consideration for such redemption or repurchase. The Members and the Company will procure that any and all necessary corporate actions are taken to effect such conversion.

11	Meetings of Members

Power to call meetings

11.1	The Company may, but shall not (unless required by the Law or the rules and regulations of the Designated Stock Exchange) be obliged to, in each year hold a general meeting as an annual general meeting, which, if held, shall be convened by the directors, in accordance with these Articles.

11.2	The agenda of the annual general meeting shall be set by the directors and shall include the presentation of the Company’s annual accounts and the report of the directors (if any).

11.3	Annual general meetings shall be held in New York, USA or in such other places as the directors may determine.

11.4	All general meetings other than annual general meetings shall be called extraordinary general meetings and the Company shall specify the meeting as such in the notices calling it.

11.5	The directors may call a general meeting at any time.

11.6	If there are insufficient directors to constitute a quorum and the remaining directors are unable to agree on the appointment of additional directors, the directors must call a general meeting for the purpose of appointing additional directors.

11.7	The directors must also call a general meeting if requisitioned in the manner set out in the next two Articles.

11.8	The requisition must be in writing and given by one or more Members who together hold at least 10% of the rights to vote at such general meeting.

11.9	The requisition must also:

(a)	specify the purpose of the meeting.

(b)	be signed by or on behalf of each requisitioner (and for this purpose each joint holder shall be obliged to sign). The requisition may consist of several documents in like form signed by one or more of the requisitioners.

(c)	be delivered in accordance with the notice provisions of these Articles.

11.10	Should the directors fail to call a general meeting within 30 Clear Days from the date of receipt of a requisition, the requisitioners or any of them may call a general meeting within three months after the end of that period.

19

11.11	Without limitation to the foregoing, if there are insufficient directors to constitute a quorum and the remaining directors are unable to agree on the appointment of additional directors, any one or more Members who together hold at least 10% of the rights to vote at a general meeting may call a general meeting for the purpose of considering the business specified in the notice of meeting which shall include as an item of business the appointment of additional directors.

Content of notice

11.12	Notice of a general meeting shall specify each of the following:

(a)	the place, the date and the hour of the meeting;

(b)	if the meeting is to be held in two or more places, the technology that will be used to facilitate the meeting;

(c)	subject to paragraph (d) and the requirements of (to the extent applicable) the Designated Stock Exchange Rules, the general nature of the business to be transacted; and

(d)	if a resolution is proposed as a Special Resolution, the text of that resolution.

11.13	In each notice there shall appear with reasonable prominence the following statements:

(a)	that a Member who is entitled to attend and vote is entitled to appoint one or more proxies to attend and vote instead of that Member; and

(b)	that a proxyholder need not be a Member.

Period of notice

11.14	At least five Clear Days’ notice of a general meeting must be given to Members, provided that a general meeting of the Company shall, whether or not the notice specified in this Article has been given and whether or not the provisions of the Articles regarding general meetings have been complied with, be deemed to have been duly convened if it is so agreed:

(a)	in the case of an annual general meeting, by all of the Members entitled to attend and vote thereat; and

(b)	in the case of an extraordinary general meeting, by a majority in number of the Members having a right to attend and vote at the meeting, together holding not less than 90% in par value of the Shares giving that right.

Persons entitled to receive notice

11.15	Subject to the provisions of these Articles and to any restrictions imposed on any Shares, the notice shall be given to the following people:

(a)	the Members;

20

(b)	persons entitled to a Share in consequence of the death or bankruptcy of a Member; and

(c)	the directors.

Publication of notice on a website

11.16	Subject to the Law or the rules of the Designated Stock Exchange, a notice of a general meeting may be published on a website providing the recipient is given separate notice of:

(a)	the publication of the notice on the website;

(b)	the place on the website where the notice may be accessed;

(c)	how it may be accessed; and

(d)	the place, date and time of the general meeting.

11.17	If a Member notifies the Company that he is unable for any reason to access the website, the Company must as soon as practicable give notice of the meeting to that Member by any other means permitted by these Articles. This will not affect when that Member is deemed to have received notice of the meeting.

Time a website notice is deemed to be given

11.18	A website notice is deemed to be given when the Member is given notice of its publication.

Required duration of publication on a website

11.19	Where the notice of meeting is published on a website, it shall continue to be published in the same place on that website from the date of the notification until at least the conclusion of the meeting to which the notice relates.

Accidental omission to give notice or non-receipt of notice

11.20	Proceedings at a meeting shall not be invalidated by the following:

(a)	an accidental failure to give notice of the meeting to any person entitled to notice; or

(b)	non-receipt of notice of the meeting by any person entitled to notice.

11.21	In addition, where a notice of meeting is published on a website, proceedings at the meeting shall not be invalidated merely because it is accidentally published:

(a)	in a different place on the website; or

(b)	for part only of the period from the date of the notification until the conclusion of the meeting to which the notice relates.

21

12	Proceedings at meetings of Members

Quorum

12.1	Save as provided in the following Article, no business shall be transacted at any meeting unless a quorum is present in person or by proxy. One or more Members who together hold not less than one third of the Shares entitled to vote at such meeting being individuals present in person or by proxy or if a corporation or other non-natural person by its duly authorised representative or proxy shall be a quorum.

Lack of quorum

12.2	If a quorum is not present within 15 minutes of the time appointed for the meeting, or if at any time during the meeting it becomes inquorate, then the following provisions apply:

(a)	If the meeting was requisitioned by Members, it shall be cancelled.

(b)	In any other case, the meeting shall stand adjourned to the same time and place seven days hence, or to such other time or place as is determined by the directors. If a quorum is not present within 15 minutes of the time appointed for the adjourned meeting, then the meeting shall be dissolved.

Use of technology

12.3	A person may participate in a general meeting through the medium of conference telephone, video or any other form of communications equipment providing all persons participating in the meeting are able to hear and speak to each other throughout the meeting. A person participating in this way is deemed to be present in person at the meeting.

Chairman

12.4	The chairman of a general meeting shall be the chairman of the board or such other director as the directors have nominated to chair board meetings in the absence of the chairman of the board. Absent any such person being present within 15 minutes of the time appointed for the meeting, the directors present shall elect one of their number to chair the meeting.

12.5	If no director is present within 15 minutes of the time appointed for the meeting, or if no director is willing to act as chairman, the Members present in person or by proxy and entitled to vote shall choose one of their number to chair the meeting.

Right of a director to attend and speak

12.6	Even if a director is not a Member, he shall be entitled to attend and speak at any general meeting and at any separate meeting of Members holding a particular class of Shares in the Company.

Adjournment

12.7	The chairman may at any time adjourn a meeting with the consent of the Members constituting a quorum. The chairman must adjourn the meeting if so directed by the meeting. No business, however, can be transacted at an adjourned meeting other than business which might properly have been transacted at the original meeting.

12.8	Should a meeting be adjourned for more than twenty Clear Days, whether because of a lack of quorum or otherwise, Members shall be given at least five Clear Days’ notice of the date, time and place of the adjourned meeting and the general nature of the business to be transacted. Otherwise it shall not be necessary to give any notice of the adjournment.

22

Method of voting

12.9	A resolution put to the vote of the meeting shall be decided on a poll.

Taking of a poll

12.10	A poll demanded on the question of adjournment shall be taken immediately.

12.11	A poll demanded on any other question shall be taken either immediately or at an adjourned meeting at such time and place as the chairman directs, not being more than 30 Clear Days after the poll was demanded.

12.12	The demand for a poll shall not prevent the meeting continuing to transact any business other than the question on which the poll was demanded.

12.13	A poll shall be taken in such manner as the chairman directs. He may appoint scrutineers (who need not be Members) and fix a place and time for declaring the result of the poll. If, through the aid of technology, the meeting is held in more than place, the chairman may appoint scrutineers in more than place; but if he considers that the poll cannot be effectively monitored at that meeting, the chairman shall adjourn the holding of the poll to a date, place and time when that can occur.

Chairman’s casting vote

12.14	If the votes on a resolution are equal, the chairman may if he wishes exercise a casting vote.

Amendments to resolutions

12.15	An Ordinary Resolution to be proposed at a general meeting may be amended by Ordinary Resolution if:

(a)	not less than 48 hours before the meeting is to take place (or such later time as the chairman of the meeting may determine), notice of the proposed amendment is given to the Company in writing by a Member entitled to vote at that meeting; and

(b)	the proposed amendment does not, in the reasonable opinion of the chairman of the meeting, materially alter the scope of the resolution.

12.16	A Special Resolution to be proposed at a general meeting may be amended by Ordinary Resolution, if:

(a)	the chairman of the meeting proposes the amendment at the general meeting at which the resolution is to be proposed, and

(b)	the amendment does not go beyond what the chairman considers is necessary to correct a grammatical or other non-substantive error in the resolution.

12.17	If the chairman of the meeting, acting in good faith, wrongly decides that an amendment to a resolution is out of order, the chairman’s error does not invalidate the vote on that resolution.

23

Written resolutions

12.18	Members may pass a resolution in writing without holding a meeting if the following conditions are met:

(a)	all Members entitled so to vote are given notice of the resolution as if the same were being proposed at a meeting of Members;

(b)	all Members entitled so to vote:

(i)	sign a document; or

(ii)	sign several documents in the like form each signed by one or more of those Members; and

(c)	the signed document or documents is or are delivered to the Company, including, if the Company so nominates, by delivery of an Electronic Record by Electronic means to the address specified for that purpose.

Such written resolution shall be as effective as if it had been passed at a meeting of the Members entitled to vote duly convened and held.

12.19	If a written resolution is described as a Special Resolution or as an Ordinary Resolution, it has effect accordingly.

12.20	The directors may determine the manner in which written resolutions shall be put to Members. In particular, they may provide, in the form of any written resolution, for each Member to indicate, out of the number of votes the Member would have been entitled to cast at a meeting to consider the resolution, how many votes he wishes to cast in favour of the resolution and how many against the resolution or to be treated as abstentions. The result of any such written resolution shall be determined on the same basis as on a poll.

Sole-member company

12.21	If the Company has only one Member, and the Member records in writing his decision on a question, that record shall constitute both the passing of a resolution and the minute of it.

13	Voting rights of Members

Right to vote

13.1	Unless their Shares carry no right to vote, or unless a call or other amount presently payable has not been paid, all Members are entitled to vote at a general meeting, and all Members holding Shares of a particular class of Shares are entitled to vote at a meeting of the holders of that class of Shares.

Voting rights

13.2	The holder of an Ordinary Share shall (in respect of such Ordinary Share) have the right to receive notice of, attend at and vote as a Member at any general meeting of the Company.

24

13.3	Each holder of Class A Ordinary Shares shall, whether on a poll or on a show of hands, be entitled to exercise one (1) vote for each Class A Ordinary Share he or she or it holds on any and all matters, whereas each holder of Class B Ordinary Shares shall, whether on a poll or on a show of hands, be entitled to exercise fifteen (15) votes for each Class B Ordinary Share he or she or it holds on any and all matters.

13.4	Members may vote in person or by proxy.

13.5	A fraction of a Share shall entitle its holder to an equivalent fraction of one vote.

13.6	No Member is bound to vote on his Shares or any of them; nor is he bound to vote each of his Shares in the same way.

Rights of joint holders

13.7	If Shares are held jointly, only one of the joint holders may vote. If more than one of the joint holders tenders a vote, the vote of the holder whose name in respect of those Shares appears first in the Register of Members shall be accepted to the exclusion of the votes of the other joint holder.

Representation of corporate Members

13.8	Save where otherwise provided, a corporate Member must act by a duly authorised representative.

13.9	A corporate Member wishing to act by a duly authorised representative must identify that person to the Company by notice in writing.

13.10	The authorisation may be for any period of time, and must be delivered to the Company not less than two hours before the commencement of the meeting at which it is first used.

13.11	The directors of the Company may require the production of any evidence which they consider necessary to determine the validity of the notice.

13.12	Where a duly authorised representative is present at a meeting that Member is deemed to be present in person; and the acts of the duly authorised representative are personal acts of that Member.

13.13	A corporate Member may revoke the appointment of a duly authorised representative at any time by notice to the Company; but such revocation will not affect the validity of any acts carried out by the duly authorised representative before the directors of the Company had actual notice of the revocation.

13.14	If a clearing house (or its nominee(s)), being a corporation, is a Member, it may authorise such persons as it sees fit to act as its representative at any meeting of the Company or at any meeting of any class of Members provided that the authorisation shall specify the number and class of Shares in respect of which each such representative is so authorised. Each person so authorised under the provisions of this Article shall be deemed to have been duly authorised without further evidence of the facts and be entitled to exercise the same rights and powers on behalf of the clearing house (or its nominee(s)) as if such person was the registered holder of such Shares held by the clearing house (or its nominee(s)).

25

Member with mental disorder

13.15	A Member in respect of whom an order has been made by any court having jurisdiction (whether in the Cayman Islands or elsewhere) in matters concerning mental disorder may vote, by that Member’s receiver, curator bonis or other person authorised in that behalf appointed by that court.

13.16	For the purpose of the preceding Article, evidence to the satisfaction of the directors of the authority of the person claiming to exercise the right to vote must be received not less than 24 hours before holding the relevant meeting or the adjourned meeting in any manner specified for the delivery of forms of appointment of a proxy, whether in writing or by Electronic means. In default, the right to vote shall not be exercisable.

Objections to admissibility of votes

13.17	An objection to the validity of a person’s vote may only be raised at the meeting or at the adjourned meeting at which the vote is sought to be tendered. Any objection duly made shall be referred to the chairman whose decision shall be final and conclusive.

Form of proxy

13.18	An instrument appointing a proxy shall be in any common form or in any other form approved by the directors.

13.19	The instrument must be in writing and signed in one of the following ways:

(a)	by the Member; or

(b)	by the Member’s authorised attorney; or

(c)	if the Member is a corporation or other body corporate, under seal or signed by an authorised officer, secretary or attorney.

If the directors so resolve, the Company may accept an Electronic Record of that instrument delivered in the manner specified below and otherwise satisfying the Articles about authentication of Electronic Records.

13.20	The directors may require the production of any evidence which they consider necessary to determine the validity of any appointment of a proxy.

13.21	A Member may revoke the appointment of a proxy at any time by notice to the Company duly signed in accordance with the Article above about signing proxies; but such revocation will not affect the validity of any acts carried out by the proxy before the directors of the Company had actual notice of the revocation.

How and when proxy is to be delivered

13.22	Subject to the following Articles, the form of appointment of a proxy and any authority under which it is signed (or a copy of the authority certified notarially or in any other way approved by the directors) must be delivered so that it is received by the Company not less than 48 hours before the time for holding the meeting or adjourned meeting at which the person named in the form of appointment of proxy proposes to vote. They must be delivered in either of the following ways:

26

(a)	In the case of an instrument in writing, it must be left at or sent by post:

(i)	to the registered office of the Company; or

(ii)	to such other place specified in the notice convening the meeting or in any form of appointment of proxy sent out by the Company in relation to the meeting.

(b)	If, pursuant to the notice provisions, a notice may be given to the Company in an Electronic Record, an Electronic Record of an appointment of a proxy must be sent to the address specified pursuant to those provisions unless another address for that purpose is specified:

(i)	in the notice convening the meeting; or

(ii)	in any form of appointment of a proxy sent out by the Company in relation to the meeting; or

(iii)	in any invitation to appoint a proxy issued by the Company in relation to the meeting.

13.23	Where a poll is taken:

(a)	if it is taken more than seven Clear Days after it is demanded, the form of appointment of a proxy and any accompanying authority (or an Electronic Record of the same) must be delivered as required under the preceding Article not less than 24 hours before the time appointed for the taking of the poll;

(b)	but if it to be taken within seven Clear Days after it was demanded, the form of appointment of a proxy and any accompanying authority (or an Electronic Record of the same) must be e delivered as required under the preceding Article not less than two hours before the time appointed for the taking of the poll.

13.24	If the form of appointment of proxy is not delivered on time, it is invalid.

Voting by proxy

13.25	A proxy shall have the same voting rights at a meeting or adjourned meeting as the Member would have had except to the extent that the instrument appointing him limits those rights. Notwithstanding the appointment of a proxy, a Member may attend and vote at a meeting or adjourned meeting. If a Member votes on any resolution a vote by his proxy on the same resolution, unless in respect of different Shares, shall be invalid.

14	Number and class of directors

14.1	There shall be a Board consisting of seven (7) persons, provided, however that the Company may by Ordinary Resolution increase or reduce the limits in the number of directors. Unless fixed by Ordinary Resolution, the maximum number of directors shall be unlimited.

14.2	The directors shall be divided into three classes: Class I, Class II and Class III. The number of directors in each class shall be as nearly equal as possible. Upon the adoption of these Articles, the existing directors shall by resolution classify themselves as Class I, Class II or Class III directors.

27

14.3	The Class I directors shall stand appointed for a term expiring at the Company’s first annual general meeting following the effectiveness of these Articles, the Class II directors shall stand appointed for a term expiring at the Company’s second annual general meeting following the effectiveness of these Articles and the Class III directors shall stand appointed for a term expiring at the Company’s third annual general meeting following the effectiveness of these Articles.

14.4	Commencing at the Company’s first annual general meeting following the effectiveness of these Articles, and at each annual general meeting thereafter, directors appointed to replace those directors whose terms expire shall be appointed for a term of office to expire at the third succeeding annual general meeting after their appointment. If no replacement directors are appointed, the existing directors shall be automatically re-appointed for a further term of office to expire at the third succeeding annual general meeting after their re-appointment.

14.5	No decrease in the number of directors constituting the board of directors shall shorten the term of any incumbent director.

15	Appointment, disqualification and removal of directors

No age limit

15.1	There is no age limit for directors save that they must be aged at least 18 years.

Corporate directors

15.2	Unless prohibited by law, a body corporate may be a director. If a body corporate is a director, the Articles about representation of corporate Members at general meetings apply, mutatis mutandis, to the Articles about directors’ meetings.

No shareholding qualification

15.3	Unless a shareholding qualification for directors is fixed by Ordinary Resolution, no director shall be required to own Shares as a condition of his appointment.

Appointment and removal of directors

15.4	The Company may by Ordinary Resolution appoint any person to be a director or may by Ordinary Resolution remove any director.

15.5	Without prejudice to the Company’s power to appoint a person to be a director pursuant to these Articles, the directors shall have power at any time to appoint any person who is willing to act as a director, either to fill a vacancy or as an additional director. A director elected to fill a vacancy resulting from the death, resignation or removal of a director shall serve for the remainder of the full term of the director whose death, resignation or removal shall have created such vacancy and until his successor shall have been elected and qualified. The directors shall have power at any time to remove any director.

15.6	Notwithstanding the other provisions of these Articles, in any case where, as a result of death, the Company has no directors and no shareholders, the personal representatives of the last shareholder to have died have the power, by notice in writing to the Company, to appoint a person to be a director. For the purpose of this Article:

28

(a)	where two or more shareholders die in circumstances rendering it uncertain who was the last to die, a younger shareholder is deemed to have survived an older shareholder;

(b)	if the last shareholder died leaving a will which disposes of that shareholder’s shares in the Company (whether by way of specific gift, as part of the residuary estate, or otherwise):

(i)	the expression personal representatives of the last shareholder means:

(A)	until a grant of probate in respect of that will has been obtained from the Grand Court of the Cayman Islands, all of the executors named in that will who are living at the time the power of appointment under this Article is exercised; and

(B)	after such grant of probate has been obtained, only such of those executors who have proved that will;

(ii)	without derogating from section 3(1) of the Succession Act (Revised), the executors named in that will may exercise the power of appointment under this Article without first obtaining a grant of probate.

15.7	A remaining director may appoint a director even though there is not a quorum of directors.

15.8	No appointment can cause the number of directors to exceed the maximum; and any such appointment shall be invalid.

15.9	For so long as Shares are listed on a Designated Stock Exchange, the directors shall include at least such number of Independent Directors as Applicable Law or the rules and regulations of the Designated Stock Exchange require, subject to applicable phase-in rules of the Designated Stock Exchange.

Resignation of directors

15.10	A director may at any time resign office by giving to the Company notice in writing or, if permitted pursuant to the notice provisions, in an Electronic Record delivered in either case in accordance with those provisions.

15.11	Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is delivered to the Company.

Termination of the office of director

15.12	A director’s office shall be terminated forthwith if:

(a)	he is prohibited by the law of the Cayman Islands from acting as a director; or

(b)	he is made bankrupt or makes an arrangement or composition with his creditors generally; or

(c)	in the opinion of a registered medical practitioner by whom he is being treated he becomes physically or mentally incapable of acting as a director; or

29

(d)	he is made subject to any law relating to mental health or incompetence, whether by court order or otherwise;

(e)	without the consent of the other directors, he is absent from meetings of directors for a continuous period of six months; or

(f)	all of the other directors (being not less than two in number) determine that he should be removed as a director, either by a resolution passed by all of the other directors at a meeting of the directors duly convened and held in accordance with the Articles or by a resolution in writing signed by all of the other directors.

16	Alternate directors

Appointment and removal

16.1	Any director may appoint any other person, including another director, to act in his place as an alternate director. No appointment shall take effect until the director has given notice of the appointment to the other directors. Such notice must be given to each other director by either of the following methods:

(a)	by notice in writing in accordance with the notice provisions;

(b)	if the other director has an email address, by emailing to that address a scanned copy of the notice as a PDF attachment (the PDF version being deemed to be the notice unless Article 31.7 applies), in which event notice shall be taken to be given on the date of receipt by the recipient in readable form. For the avoidance of doubt, the same email may be sent to the email address of more than one director (and to the email address of the Company pursuant to Article 16.4(c)).

16.2	Without limitation to the preceding Article, a director may appoint an alternate for a particular meeting by sending an email to his fellow directors informing them that they are to take such email as notice of such appointment for such meeting. Such appointment shall be effective without the need for a signed notice of appointment or the giving of notice to the Company in accordance with Article 16.4.

16.3	A director may revoke his appointment of an alternate at any time. No revocation shall take effect until the director has given notice of the revocation to the other directors. Such notice must be given by either of the methods specified in Article 16.1.

16.4	A notice of appointment or removal of an alternate director must also be given to the Company by any of the following methods:

(a)	by notice in writing in accordance with the notice provisions;

(b)	if the Company has a facsimile address for the time being, by sending by facsimile transmission to that facsimile address a facsimile copy or, otherwise, by sending by facsimile transmission to the facsimile address of the Company’s registered office a facsimile copy (in either case, the facsimile copy being deemed to be the notice unless Article 31.7 applies), in which event notice shall be taken to be given on the date of an error-free transmission report from the sender’s fax machine;

30

(c)	if the Company has an email address for the time being, by emailing to that email address a scanned copy of the notice as a PDF attachment or, otherwise, by emailing to the email address provided by the Company’s registered office a scanned copy of the notice as a PDF attachment (in either case, the PDF version being deemed to be the notice unless Article 31.7 applies), in which event notice shall be taken to be given on the date of receipt by the Company or the Company’s registered office (as appropriate) in readable form; or

(d)	if permitted pursuant to the notice provisions, in some other form of approved Electronic Record delivered in accordance with those provisions in writing.

16.5	All notices of meetings of directors shall continue to be given to the appointing director and not to the alternate.

Rights of alternate director

16.6	An alternate director shall be entitled to attend and vote at any board meeting or meeting of a committee of the directors at which the appointing director is not personally present, and generally to perform all the functions of the appointing director in his absence.

16.7	For the avoidance of doubt:

(a)	if another director has been appointed an alternate director for one or more directors, he shall be entitled to a separate vote in his own right as a director and in right of each other director for whom he has been appointed an alternate; and

(b)	if a person other than a director has been appointed an alternate director for more than one director, he shall be entitled to a separate vote in right of each director for whom he has been appointed an alternate.

16.8	An alternate director, however, is not entitled to receive any remuneration from the Company for services rendered as an alternate director.

Appointment ceases when the appointor ceases to be a director

16.9	An alternate director shall cease to be an alternate director if the director who appointed him ceases to be a director.

Status of alternate director

16.10	An alternate director shall carry out all functions of the director who made the appointment.

16.11	Save where otherwise expressed, an alternate director shall be treated as a director under these Articles.

16.12	An alternate director is not the agent of the director appointing him.

16.13	An alternate director is not entitled to any remuneration for acting as alternate director.

Status of the director making the appointment

16.14	A director who has appointed an alternate is not thereby relieved from the duties which he owes the Company.

31

17	Powers of directors

Powers of directors

17.1	Subject to the provisions of the Law, the Memorandum and these Articles, the business of the Company shall be managed by the directors who may for that purpose exercise all the powers of the Company.

17.2	No prior act of the directors shall be invalidated by any subsequent alteration of the Memorandum or these Articles. However, to the extent allowed by the Law, Members may by Special Resolution validate any prior or future act of the directors which would otherwise be in breach of their duties.

Appointments to office

17.3	The directors may appoint a director:

(a)	as chairman of the board of directors;

(b)	as vice-chairman of the board of directors;

(c)	as managing director;

(d)	to any other executive office

for such period and on such terms, including as to remuneration, as they think fit.

17.4	The appointee must consent in writing to holding that office.

17.5	Where a chairman is appointed he shall, unless unable to do so, preside at every meeting of directors.

17.6	If there is no chairman, or if the chairman is unable to preside at a meeting, that meeting may select its own chairman; or the directors may nominate one of their number to act in place of the chairman should he ever not be available.

17.7	Subject to the provisions of the Law, the directors may also appoint any person, who need not be a director:

(a)	as Secretary; and

(b)	to any office that may be required (including, for the avoidance of doubt, one or more chief executive officers, presidents, a chief financial officer, a treasurer, vice-presidents, one or more assistant vice-presidents, one or more assistant treasurers and one or more assistant secretaries), for such period and on such terms, including as to remuneration, as they think fit. In the case of an Officer, that Officer may be given any title the directors decide.

17.8	The Secretary or Officer must consent in writing to holding that office.

17.9	A director, Secretary or other Officer of the Company may not hold the office, or perform the services, of Auditor.

32

Remuneration

17.10	Every director may be remunerated by the Company for the services he provides for the benefit of the Company, whether as director, employee or otherwise, and shall be entitled to be paid for the expenses incurred in the Company’s business including attendance at directors’ meetings.

17.11	Until otherwise determined by the Company by Ordinary Resolution, the directors (other than alternative directors) shall be entitled to such remuneration by way of fees for their services in the office of director as the directors may determine.

17.12	Remuneration may take any form and may include arrangements to pay pensions, health insurance, death or sickness benefits, whether to the director or to any other person connected to or related to him.

17.13	Unless his fellow directors determine otherwise, a director is not accountable to the Company for remuneration or other benefits received from any other company which is in the same group as the Company or which has common shareholdings.

Disclosure of information

17.14	The directors may release or disclose to a third party any information regarding the affairs of the Company, including any information contained in the Register of Members relating to a Member, (and they may authorise any director, Officer or other authorised agent of the Company to release or disclose to a third party any such information in his possession) if:

(a)	the Company or that person, as the case may be, is lawfully required to do so under the laws of any jurisdiction to which the Company is subject; or

(b)	such disclosure is in compliance with the rules of any stock exchange upon which the Company’s shares are listed; or

(c)	such disclosure is in accordance with any contract entered into by the Company; or

(d)	the directors are of the opinion such disclosure would assist or facilitate the Company’s operations.

18	Delegation of powers

Power to delegate any of the directors’ powers to a committee

18.1	The directors may delegate any of their powers to any committee consisting of one or more persons who need not be Members. Persons on the committee may include non-directors so long as the majority of those persons are directors.

18.2	The delegation may be collateral with, or to the exclusion of, the directors’ own powers.

18.3	The delegation may be on such terms as the directors think fit, including provision for the committee itself to delegate to a sub-committee; save that any delegation must be capable of being revoked or altered by the directors at will.

18.4	Unless otherwise permitted by the directors, a committee must follow the procedures prescribed for the taking of decisions by directors.

33

18.5	The Board shall establish an Audit Committee, a compensation committee and a nominating and corporate governance committee. Each of these committees shall be empowered to do all things necessary to exercise the rights of such committee set forth in these Articles. Each of the Audit Committee, compensation committee and nominating and corporate governance committee shall consist of at least three directors (or such larger minimum number as may be required from time to time by the Designated Stock Exchange Rules). The majority of the committee members on each of the compensation committee and nominating and corporate governance committee shall be Independent Directors. The Audit Committee shall be made up of such number of Independent Directors as required from time to time by the Designated Stock Exchange Rules or otherwise required by Applicable Law.

Power to appoint an agent of the Company

18.6	The directors may appoint any person, either generally or in respect of any specific matter, to be the agent of the Company with or without authority for that person to delegate all or any of that person’s powers. The directors may make that appointment:

(a)	by causing the Company to enter into a power of attorney or agreement; or

(b)	in any other manner they determine.

Power to appoint an attorney or authorised signatory of the Company

18.7	The directors may appoint any person, whether nominated directly or indirectly by the directors, to be the attorney or the authorised signatory of the Company. The appointment may be:

(a)	for any purpose;

(b)	with the powers, authorities and discretions;

(c)	for the period; and

(d)	subject to such conditions

as they think fit. The powers, authorities and discretions, however, must not exceed those vested in, or exercisable, by the directors under these Articles. The directors may do so by power of attorney or any other manner they think fit.

18.8	Any power of attorney or other appointment may contain such provision for the protection and convenience for persons dealing with the attorney or authorised signatory as the directors think fit. Any power of attorney or other appointment may also authorise the attorney or authorised signatory to delegate all or any of the powers, authorities and discretions vested in that person.

Power to appoint a proxy

18.9	Any director may appoint any other person, including another director, to represent him at any meeting of the directors. If a director appoints a proxy, then for all purposes the presence or vote of the proxy shall be deemed to be that of the appointing director.

18.10	Articles 16.1 to 16.5 inclusive (relating to the appointment by directors of alternate directors) apply, mutatis mutandis, to the appointment of proxies by directors.

18.11	A proxy is an agent of the director appointing him and is not an officer of the Company.

34

Borrowing Powers

18.12	The Board may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and assets both present and future and uncalled capital, or any part thereof, and to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or its parent undertaking (if any) or any subsidiary undertaking of the Company or of any third party.

Corporate Governance

18.13	The Board may, from time to time, and except as required by Applicable Law or the Designated Stock Exchange Rules, adopt, institute, amend, modify or revoke the corporate governance policies or initiatives of the Company, which shall be intended to set forth the guiding principles and policies of the Company and the Board on various corporate governance related matters as the Board shall determine by resolution from time to time.

19	Meetings of directors

Regulation of directors’ meetings

19.1	Subject to the provisions of these Articles, the directors may regulate their proceedings as they think fit.

Calling meetings

19.2	Any director may call a meeting of directors at any time. The Secretary, if any, must call a meeting of the directors if requested to do so by a director.

Notice of meetings

19.3	Every director shall be given notice of a meeting, although a director may waive retrospectively the requirement to be given notice. Notice may be oral. Attendance at a meeting without written objection shall be deemed to be a waiver of such notice requirement.

Period of notice

19.4	At least five Clear Days’ notice of a meeting of directors must be given to directors. A meeting may be convened on shorter notice with the consent of all directors.

Use of technology

19.5	A director may participate in a meeting of directors through the medium of conference telephone, video or any other form of communications equipment providing all persons participating in the meeting are able to hear and speak to each other throughout the meeting.

19.6	A director participating in this way is deemed to be present in person at the meeting.

Place of meetings

19.7	If all the directors participating in a meeting are not in the same place, they may decide that the meeting is to be treated as taking place wherever any of them is.

35

Quorum

19.8	The quorum for the transaction of business at a meeting of directors shall be two unless the directors fix some other number or unless the Company has only one director.

Voting

19.9	A question which arises at a board meeting shall be decided by a majority of votes. If votes are equal the chairman may, if he wishes, exercise a casting vote.

Validity

19.10	Anything done at a meeting of directors is unaffected by the fact that it is later discovered that any person was not properly appointed, or had ceased to be a director, or was otherwise not entitled to vote.

Recording of dissent

19.11	A director present at a meeting of directors shall be presumed to have assented to any action taken at that meeting unless:

(a)	his dissent is entered in the minutes of the meeting; or

(b)	he has filed with the meeting before it is concluded signed dissent from that action; or

(c)	he has forwarded to the Company as soon as practical following the conclusion of that meeting signed dissent.

A director who votes in favour of an action is not entitled to record his dissent to it.

Written resolutions

19.12	The directors may pass a resolution in writing without holding a meeting if all directors sign a document or sign several documents in the like form each signed by one or more of those directors.

19.13	Despite the foregoing, a resolution in writing signed by a validly appointed alternate director or by a validly appointed proxy need not also be signed by the appointing director. If a written resolution is signed personally by the appointing director, it need not also be signed by his alternate or proxy.

19.14	Such written resolution shall be as effective as if it had been passed at a meeting of the directors duly convened and held; and it shall be treated as having been passed on the day and at the time that the last director signs.

Sole director’s minute

19.15	Where a sole director signs a minute recording his decision on a question, that record shall constitute the passing of a resolution in those terms.

36

20	Permissible directors’ interests and disclosure

Permissible interests subject to disclosure

20.1	Save as expressly permitted by these Articles or as set out below, a director may not have a direct or indirect interest or duty which conflicts or may possibly conflict with the interests of the Company.

20.2	If, notwithstanding the prohibition in the preceding Article, a director discloses to his fellow directors the nature and extent of any material interest or duty in accordance with the next Article, he may:

(a)	be a party to, or otherwise interested in, any transaction or arrangement with the Company or in which the Company is or may otherwise be interested; or

(b)	be interested in another body corporate promoted by the Company or in which the Company is otherwise interested. In particular, the director may be a director, secretary or officer of, or employed by, or be a party to any transaction or arrangement with, or otherwise interested in, that other body corporate.

20.3	Such disclosure may be made at a meeting of the board or otherwise (and, if otherwise, it must be made in writing). The director must disclose the nature and extent of his direct or indirect interest in or duty in relation to a transaction or arrangement or series of transactions or arrangements with the Company or in which the Company has any material interest.

20.4	If a director has made disclosure in accordance with the preceding Article, then he shall not, by reason only of his office, be accountable to the Company for any benefit that he derives from any such transaction or arrangement or from any such office or employment or from any interest in any such body corporate, and no such transaction or arrangement shall be liable to be avoided on the ground of any such interest or benefit.

Notification of interests

20.5	For the purposes of the preceding Articles:

(a)	a general notice that a director gives to the other directors that he is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that he has an interest in or duty in relation to any such transaction of the nature and extent so specified; and

(b)	an interest of which a director has no knowledge and of which it is unreasonable to expect him to have knowledge shall not be treated as an interest of his.

Voting where a director is interested in a matter

20.6	A director may vote at a meeting of directors on any resolution concerning a matter in which that director has an interest or duty, whether directly or indirectly, so long as that director discloses any material interest pursuant to these Articles. The director shall be counted towards a quorum of those present at the meeting. If the director votes on the resolution, his vote shall be counted.

37

20.7	Where proposals are under consideration concerning the appointment of two or more directors to offices or employment with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each director separately and each of the directors concerned shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his or her own appointment.

21	Minutes

The Company shall cause minutes to be made in books kept for the purpose in accordance with the Law.

22	Accounts and audit

Accounting and other records

22.1	The directors must ensure that proper accounting and other records are kept, and that accounts and associated reports are distributed in accordance with the requirements of the Law.

No automatic right of inspection

22.2	Members are only entitled to inspect the Company’s records if they are expressly entitled to do so by law, or by resolution made by the directors or passed by Ordinary Resolution.

Sending of accounts and reports

22.3	The Company’s accounts and associated directors’ report or auditor’s report that are required or permitted to be sent to any person pursuant to any law shall be treated as properly sent to that person if:

(a)	they are sent to that person in accordance with the notice provisions of these Articles: or

(b)	they are published on a website providing that person is given separate notice of:

(i)	the fact that publication of the documents has been published on the website;

(ii)	the address of the website;

(iii)	the place on the website where the documents may be accessed; and

(iv)	how they may be accessed.

22.4	If, for any reason, a person notifies the Company that he is unable to access the website, the Company must, as soon as practicable, send the documents to that person by any other means permitted by these Articles. This, however, will not affect when that person is taken to have received the documents under the next Article.

38

Time of receipt if documents are published on a website

22.5	Documents sent by being published on a website in accordance with the preceding two Articles are only treated as sent at least five Clear Days before the date of the meeting at which they are to be laid if:

(a)	the documents are published on the website throughout a period beginning at least five Clear Days before the date of the meeting and ending with the conclusion of the meeting; and

(b)	the person is given at least five Clear Days’ notice of the meeting.

Validity despite accidental error in publication on website

22.6	If, for the purpose of a meeting, documents are sent by being published on a website in accordance with the preceding Articles, the proceedings at that meeting are not invalidated merely because:

(a)	those documents are, by accident, published in a different place on the website to the place notified; or

(b)	they are published for part only of the period from the date of notification until the conclusion of that meeting.

Audit

22.7	The directors may appoint an Auditor of the Company who shall hold office on such terms as the directors determine.

22.8	Without prejudice to the freedom of the directors to establish any other committee, if the Shares (or depositary receipts therefor) are listed or quoted on the Designated Stock Exchange, and if required by the Designated Stock Exchange, the directors shall establish and maintain an Audit Committee as a committee of the directors and shall adopt a formal written Audit Committee charter and review and assess the adequacy of the formal written charter on an annual basis. The composition and responsibilities of the Audit Committee shall comply with the rules and regulations of the SEC and the Designated Stock Exchange. The Audit Committee shall meet at least once every financial quarter, or more frequently as circumstances dictate.

22.9	If the Shares are listed or quoted on the Designated Stock Exchange, the Company shall conduct an appropriate review of all related party transactions on an ongoing basis and shall utilise the Audit Committee for the review and approval of potential conflicts of interest.

22.10	The remuneration of the Auditor shall be fixed by the Audit Committee (if one exists).

22.11	If the office of Auditor becomes vacant by resignation or death of the Auditor, or by his becoming incapable of acting by reason of illness or other disability at a time when his services are required, the directors shall fill the vacancy and determine the remuneration of such Auditor.

22.12	Every Auditor of the Company shall have a right of access at all times to the books and accounts and vouchers of the Company and shall be entitled to require from the directors and officers of the Company such information and explanation as may be necessary for the performance of the duties of the Auditor.

39

22.13	Auditors shall, if so required by the directors, make a report on the accounts of the Company during their tenure of office at the next annual general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an ordinary company, and at the next extraordinary general meeting following their appointment in the case of a company which is registered with the Registrar of Companies as an exempted company, and at any other time during their term of office, upon request of the directors or any general meeting of the Members.

23	Financial year

Unless the directors otherwise specify, the financial year of the Company:

(a)	shall end on 30th June in the year of its incorporation and each following year; and

(b)	shall begin when it was incorporated and on 1st July each following year.

24	Record dates

Except to the extent of any conflicting rights attached to Shares, the directors may fix any time and date as the record date for calling a general meeting, declaring or paying a dividend or making or issuing an allotment of Shares of any class. The record date may be before or after the date on which the general meeting is held or the dividend, allotment or issue is declared, paid or made.

25	Dividends

Declaration of dividends by Members

25.1	Subject to the provisions of the Law, the Company may by Ordinary Resolution declare dividends in accordance with the respective rights of the Members but no dividend shall exceed the amount recommended by the directors.

Payment of interim dividends and declaration of final dividends by directors

25.2	The directors may pay interim dividends or declare final dividends in accordance with the respective rights of the Members if it appears to them that they are justified by the financial position of the Company and that such dividends may lawfully be paid.

25.3	Subject to the provisions of the Law, in relation to the distinction between interim dividends and final dividends, the following applies:

(a)	Upon determination to pay a dividend or dividends described as interim by the directors in the dividend resolution, no debt shall be created by the declaration until such time as payment is made.

(b)	Upon declaration of a dividend or dividends described as final by the directors in the dividend resolution, a debt shall be created immediately following the declaration, the due date to be the date the dividend is stated to be payable in the resolution.

If the resolution fails to specify whether a dividend is final or interim, it shall be assumed to be interim.

40

25.4	In relation to Shares carrying differing rights to dividends or rights to dividends at a fixed rate, the following applies:

(a)	If the share capital is divided into different classes, the directors may pay dividends on Shares which confer deferred or non-preferred rights with regard to dividends as well as on Shares which confer preferential rights with regard to dividends but no dividend shall be paid on Shares carrying deferred or non-preferred rights if, at the time of payment, any preferential dividend is in arrears.

(b)	The directors may also pay, at intervals settled by them, any dividend payable at a fixed rate if it appears to them that there are sufficient funds of the Company lawfully available for distribution to justify the payment.

(c)	If the directors act in good faith, they shall not incur any liability to the Members holding Shares conferring preferred rights for any loss those Members may suffer by the lawful payment of the dividend on any Shares having deferred or non-preferred rights.

Apportionment of dividends

25.5	Except as otherwise provided by the rights attached to Shares, all dividends shall be declared and paid according to the amounts paid up on the Shares on which the dividend is paid. All dividends shall be apportioned and paid proportionately to the amount paid up on the Shares during the time or part of the time in respect of which the dividend is paid. If a Share is issued on terms providing that it shall rank for dividend as from a particular date, that Share shall rank for dividend accordingly.

Right of set off

25.6	The directors may deduct from a dividend or any other amount payable to a person in respect of a Share any amount due by that person to the Company on a call or otherwise in relation to a Share.

Power to pay other than in cash

25.7	If the directors so determine, any resolution declaring a dividend may direct that it shall be satisfied wholly or partly by the distribution of assets. If a difficulty arises in relation to the distribution, the directors may settle that difficulty in any way they consider appropriate. For example, they may do any one or more of the following:

(a)	issue fractional Shares;

(b)	fix the value of assets for distribution and make cash payments to some Members on the footing of the value so fixed in order to adjust the rights of Members; and

(c)	vest some assets in trustees.

How payments may be made

25.8	A dividend or other monies payable on or in respect of a Share may be paid in any of the following ways:

(a)	if the Member holding that Share or other person entitled to that Share nominates a bank account for that purpose - by wire transfer to that bank account; or

(b)	by cheque or warrant sent by post to the registered address of the Member holding that Share or other person entitled to that Share.

41

25.9	For the purpose of paragraph (a) of the preceding Article, the nomination may be in writing or in an Electronic Record and the bank account nominated may be the bank account of another person. For the purpose of paragraph (b) of the preceding Article, subject to any Applicable Law or applicable regulation, the cheque or warrant shall be made to the order of the Member holding that Share or other person entitled to the Share or to his nominee, whether nominated in writing or in an Electronic Record, and payment of the cheque or warrant shall be a good discharge to the Company.

25.10	If two or more persons are registered as the holders of the Share or are jointly entitled to it by reason of the death or bankruptcy of the registered holder, a dividend (or other amount) payable on or in respect of that Share may be paid as follows:

(a)	to the registered address of the joint holder of the Share who is named first on the Register of Members or to the registered address of the deceased or bankrupt holder, as the case may be; or

(b)	to the address or bank account of another person nominated by the joint holders, whether that nomination is in writing or in an Electronic Record.

25.11	Any joint holder of a Share may give a valid receipt for a dividend (or other amount) payable in respect of that Share.

Dividends or other moneys not to bear interest in absence of special rights

25.12	Unless provided for by the rights attached to a Share, no dividend or other monies payable by the Company in respect of a Share shall bear interest.

Dividends unable to be paid or unclaimed

25.13	If a dividend cannot be paid to a Member or remains unclaimed within six weeks after it was declared or both, the directors may pay it into a separate account in the Company’s name. If a dividend is paid into a separate account, the Company shall not be constituted trustee in respect of that account and the dividend shall remain a debt due to the Member.

25.14	A dividend that remains unclaimed for a period of six years after it became due for payment shall be forfeited to, and shall cease to remain owing by, the Company.

26	Capitalisation of profits

Capitalisation of profits or of any share premium account or capital redemption reserve

26.1	The directors may resolve to capitalise:

(a)	any part of the Company’s profits not required for paying any preferential dividend (whether or not those profits are available for distribution); or

(b)	any sum standing to the credit of the Company’s share premium account or capital redemption reserve, if any.

42

The amount resolved to be capitalised must be appropriated to the Members who would have been entitled to it had it been distributed by way of dividend and in the same proportions. The benefit to each Member so entitled must be given in either or both of the following ways:

(a)	by paying up the amounts unpaid on that Member’s Shares;

(b)	by issuing Fully Paid Shares, debentures or other securities of the Company to that Member or as that Member directs. The directors may resolve that any Shares issued to the Member in respect of partly paid Shares (Original Shares) rank for dividend only to the extent that the Original Shares rank for dividend while those Original Shares remain partly paid.

Applying an amount for the benefit of members

26.2	The amount capitalised must be applied to the benefit of Members in the proportions to which the Members would have been entitled to dividends if the amount capitalised had been distributed as a dividend.

26.3	Subject to the Law, if a fraction of a Share, a debenture, or other security is allocated to a Member, the directors may issue a fractional certificate to that Member or pay him the cash equivalent of the fraction.

27	Share premium account

Directors to maintain share premium account

27.1	The directors shall establish a share premium account in accordance with the Law. They shall carry to the credit of that account from time to time an amount equal to the amount or value of the premium paid on the issue of any Share or capital contributed or such other amounts required by the Law.

Debits to share premium account

27.2	The following amounts shall be debited to any share premium account:

(a)	on the redemption or purchase of a Share, the difference between the nominal value of that Share and the redemption or purchase price; and

(b)	any other amount paid out of a share premium account as permitted by the Law.

27.3	Notwithstanding the preceding Article, on the redemption or purchase of a Share, the directors may pay the difference between the nominal value of that Share and the redemption purchase price out of the profits of the Company or, as permitted by the Law, out of capital.

28	Seal

Company seal

28.1	The Company may have a seal if the directors so determine.

43

Duplicate seal

28.2	Subject to the provisions of the Law, the Company may also have a duplicate seal or seals for use in any place or places outside the Cayman Islands. Each duplicate seal shall be a facsimile of the original seal of the Company. However, if the directors so determine, a duplicate seal shall have added on its face the name of the place where it is to be used.

When and how seal is to be used

28.3	A seal may only be used by the authority of the directors. Unless the directors otherwise determine, a document to which a seal is affixed must be signed in one of the following ways:

(a)	by a director (or his alternate) and the Secretary; or

(b)	by a single director (or his alternate).

If no seal is adopted or used

28.4	If the directors do not adopt a seal, or a seal is not used, a document may be executed in the following manner:

(a)	by a director (or his alternate) or any Officer to which authority has been delegated by resolution duly adopted by the directors; or

(b)	by a single director (or his alternate); or

(c)	in any other manner permitted by the Law.

Power to allow non-manual signatures and facsimile printing of seal

28.5	The directors may determine that either or both of the following applies:

(a)	that the seal or a duplicate seal need not be affixed manually but may be affixed by some other method or system of reproduction;

(b)	that a signature required by these Articles need not be manual but may be a mechanical or Electronic Signature.

Validity of execution

28.6	If a document is duly executed and delivered by or on behalf of the Company, it shall not be regarded as invalid merely because, at the date of the delivery, the Secretary, or the director, or other Officer or person who signed the document or affixed the seal for and on behalf of the Company ceased to be the Secretary or hold that office and authority on behalf of the Company.

44

29	Indemnity

Indemnity

29.1	To the extent permitted by Applicable Law, the Company shall indemnify each existing or former Secretary, director (including alternate director), and other Officer of the Company (including an investment adviser or an administrator or liquidator) and their personal representatives against:

(a)	all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by the existing or former Secretary or Officer in or about the conduct of the Company’s business or affairs or in the execution or discharge of the existing or former Secretary’s or Officer’s duties, powers, authorities or discretions; and

(b)	without limitation to paragraph (a), all costs, expenses, losses or liabilities incurred by the existing or former Secretary or Officer in defending (whether successfully or otherwise) any civil, criminal, administrative or investigative proceedings (whether threatened, pending or completed) concerning the Company or its affairs in any court or tribunal, whether in the Cayman Islands or elsewhere.

No such existing or former Secretary or Officer, however, shall be indemnified in respect of any matter arising out of his own actual fraud, wilful default or wilful neglect.

29.2	To the extent permitted by Applicable Law, the Company may make a payment, or agree to make a payment, whether by way of advance, loan or otherwise, for any legal costs incurred by an existing or former Secretary or Officer of the Company in respect of any matter identified in paragraph (a) or paragraph (b) of the preceding Article on condition that the Secretary or Officer must repay the amount paid by the Company to the extent that it is ultimately found not liable to indemnify the Secretary or that Officer for those legal costs.

Release

29.3	To the extent permitted by Applicable Law, the Company may by Special Resolution release any existing or former director (including alternate director), Secretary or other Officer of the Company from liability for any loss or damage or right to compensation which may arise out of or in connection with the execution or discharge of the duties, powers, authorities or discretions of his office; but there may be no release from liability arising out of or in connection with that person’s own actual fraud, wilful default or wilful neglect.

Insurance

29.4	To the extent permitted by Applicable Law, the Company may pay, or agree to pay, a premium in respect of a contract insuring each of the following persons against risks determined by the directors, other than liability arising out of that person’s own dishonesty:

(a)	an existing or former director (including alternate director), Secretary or Officer or Auditor of:

(i)	the Company;

(ii)	a company which is or was a subsidiary of the Company;

(iii)	a company in which the Company has or had an interest (whether direct or indirect); and

(b)	a trustee of an employee or retirement benefits scheme or other trust in which any of the persons referred to in paragraph (a) is or was interested.

45

30	Notices

Form of notices

30.1	Save where these Articles provide otherwise, any notice to be given to or by any person pursuant to these Articles shall be:

(a)	in writing signed by or on behalf of the giver in the manner set out below for written notices; or

(b)	subject to the next Article, in an Electronic Record signed by or on behalf of the giver by Electronic Signature and authenticated in accordance with Articles about authentication of Electronic Records; or

(c)	where these Articles expressly permit, by the Company by means of a website.

Electronic communications

30.2	Without limitation to Articles 16.2 to 16.5 inclusive (relating to the appointment and removal by directors of alternate directors) and to Articles 18.8 to 18.10 inclusive (relating to the appointment by directors of proxies), a notice may only be given to the Company in an Electronic Record if:

(a)	the directors so resolve;

(b)	the resolution states how an Electronic Record may be given and, if applicable, specifies an email address for the Company; and

(c)	the terms of that resolution are notified to the Members for the time being and, if applicable, to those directors who were absent from the meeting at which the resolution was passed.

If the resolution is revoked or varied, the revocation or variation shall only become effective when its terms have been similarly notified.

30.3	A notice may not be given by Electronic Record to a person other than the Company unless the recipient has notified the giver of an Electronic address to which notice may be sent.

Persons authorised to give notices

30.4	A notice by either the Company or a Member pursuant to these Articles may be given on behalf of the Company or a Member by a director or company secretary of the Company or a Member.

Delivery of written notices

30.5	Save where these Articles provide otherwise, a notice in writing may be given personally to the recipient, or left at (as appropriate) the Member’s or director’s registered address or the Company’s registered office, or posted to that registered address or registered office.

46

Joint holders

30.6	Where Members are joint holders of a Share, all notices shall be given to the Member whose name first appears in the Register of Members.

Signatures

30.7	A written notice shall be signed when it is autographed by or on behalf of the giver, or is marked in such a way as to indicate its execution or adoption by the giver.

30.8	An Electronic Record may be signed by an Electronic Signature.

Evidence of transmission

30.9	A notice given by Electronic Record shall be deemed sent if an Electronic Record is kept demonstrating the time, date and content of the transmission, and if no notification of failure to transmit is received by the giver.

30.10	A notice given in writing shall be deemed sent if the giver can provide proof that the envelope containing the notice was properly addressed, pre-paid and posted, or that the written notice was otherwise properly transmitted to the recipient.

Giving notice to a deceased or bankrupt Member

30.11	A notice may be given by the Company to the persons entitled to a Share in consequence of the death or bankruptcy of a Member by sending or delivering it, in any manner authorised by these Articles for the giving of notice to a Member, addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt or by any like description, at the address, if any, supplied for that purpose by the persons claiming to be so entitled.

30.12	Until such an address has been supplied, a notice may be given in any manner in which it might have been given if the death or bankruptcy had not occurred.

Date of giving notices

30.13	A notice is given on the date identified in the following table.

Method for giving notices	When taken to be given
Personally	At the time and date of delivery
By leaving it at the member’s registered address	At the time and date it was left
If the recipient has an address within the Cayman Islands, by posting it by prepaid post to the street or postal address of that recipient	48 hours after it was posted
If the recipient has an address outside the Cayman Islands, by posting it by prepaid airmail to the street or postal address of that recipient	3 Clear Days after posting
By Electronic Record (other than publication on a website), to recipient’s Electronic address	Within 24 hours after it was sent
By publication on a website	See the Articles about the time when notice of a meeting of Members or accounts and reports, as the case may be, are published on a website

47

Saving provision

30.14	None of the preceding notice provisions shall derogate from the Articles about the delivery of written resolutions of directors and written resolutions of Members.

31	Authentication of Electronic Records

Application of Articles

31.1	Without limitation to any other provision of these Articles, any notice, written resolution or other document under these Articles that is sent by Electronic means by a Member, or by the Secretary, or by a director or other Officer of the Company, shall be deemed to be authentic if either Article 31.2 or Article 31.4 applies.

Authentication of documents sent by Members by Electronic means

31.2	An Electronic Record of a notice, written resolution or other document sent by Electronic means by or on behalf of one or more Members shall be deemed to be authentic if the following conditions are satisfied:

(a)	the Member or each Member, as the case may be, signed the original document, and for this purpose Original Document includes several documents in like form signed by one or more of those Members; and

(b)	the Electronic Record of the Original Document was sent by Electronic means by, or at the direction of, that Member to an address specified in accordance with these Articles for the purpose for which it was sent; and

(c)	Article 31.7 does not apply.

31.3	For example, where a sole Member signs a resolution and sends the Electronic Record of the original resolution, or causes it to be sent, by facsimile transmission to the address in these Articles specified for that purpose, the facsimile copy shall be deemed to be the written resolution of that Member unless Article 31.7 applies.

Authentication of document sent by the Secretary or Officers of the Company by Electronic means

31.4	An Electronic Record of a notice, written resolution or other document sent by or on behalf of the Secretary or an Officer or Officers of the Company shall be deemed to be authentic if the following conditions are satisfied:

(a)	the Secretary or the Officer or each Officer, as the case may be, signed the original document, and for this purpose Original Document includes several documents in like form signed by the Secretary or one or more of those Officers; and

(b)	the Electronic Record of the Original Document was sent by Electronic means by, or at the direction of, the Secretary or that Officer to an address specified in accordance with these Articles for the purpose for which it was sent; and

(c)	Article 31.7 does not apply.

This Article applies whether the document is sent by or on behalf of the Secretary or Officer in his own right or as a representative of the Company.

48

31.5	For example, where a sole director signs a resolution and scans the resolution, or causes it to be scanned, as a PDF version which is attached to an email sent to the address in these Articles specified for that purpose, the PDF version shall be deemed to be the written resolution of that director unless Article 31.7 applies.

Manner of signing

31.6	For the purposes of these Articles about the authentication of Electronic Records, a document will be taken to be signed if it is signed manually or in any other manner permitted by these Articles.

Saving provision

31.7	A notice, written resolution or other document under these Articles will not be deemed to be authentic if the recipient, acting reasonably:

(a)	believes that the signature of the signatory has been altered after the signatory had signed the original document; or

(b)	believes that the original document, or the Electronic Record of it, was altered, without the approval of the signatory, after the signatory signed the original document; or

(c)	otherwise doubts the authenticity of the Electronic Record of the document and the recipient promptly gives notice to the sender setting the grounds of its objection. If the recipient invokes this Article, the sender may seek to establish the authenticity of the Electronic Record in any way the sender thinks fit.

32	Transfer by way of continuation

32.1	The Company may, by Special Resolution, resolve to be registered by way of continuation in a jurisdiction outside:

(a)	the Cayman Islands; or

(b)	such other jurisdiction in which it is, for the time being, incorporated, registered or existing.

32.2	To give effect to any resolution made pursuant to the preceding Article, the directors may cause the following:

(a)	an application be made to the Registrar of Companies to deregister the Company in the Cayman Islands or in the other jurisdiction in which it is for the time being incorporated, registered or existing; and

(b)	all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.

49

33	Winding up

Distribution of assets in specie

33.1	If the Company is wound up, the Members may, subject to these Articles and any other sanction required by the Law, pass a Special Resolution allowing the liquidator to do either or both of the following:

(a)	to divide in specie among the Members the whole or any part of the assets of the Company and, for that purpose, to value any assets and to determine how the division shall be carried out as between the Members or different classes of Members;

(b)	to vest the whole or any part of the assets in trustees for the benefit of Members and those liable to contribute to the winding up.

No obligation to accept liability

33.2	No Member shall be compelled to accept any assets if an obligation attaches to them.

The directors are authorised to present a winding up petition

33.3	The directors have the authority to present a petition for the winding up of the Company to the Grand Court of the Cayman Islands on behalf of the Company without the sanction of a resolution passed at a general meeting.

34	Amendment of Memorandum and Articles

Power to change name or amend Memorandum

34.1	Subject to the Law, the Company may, by Special Resolution:

(a)	change its name; or

(b)	change the provisions of its Memorandum with respect to its objects, powers or any other matter specified in the Memorandum.

Power to amend these Articles

34.2	Subject to the Law and as provided in these Articles, the Company may, by Special Resolution, amend these Articles in whole or in part.

50

EXHIBIT J

Form of First Merger Plan of Merger

Dated _______________________

Gamehaus Inc.

and

Gamehaus 1 Inc.

PLAN OF MERGER

1

This plan of merger (the Plan of Merger) is made on ___________________ 2023.

BETWEEN

(1)	Gamehaus Inc., an exempted company incorporated under the laws of the Cayman Islands with company number 368848 with its registered office situated at the offices of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands (the Company or Surviving Company); and

(2)	Gamehaus 1 Inc., an exempted company incorporated under the laws of the Cayman Islands with company number 402181 with its registered office situated at the offices of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands (the Merger Sub and together with the Company, the Constituent Companies).

WHEREAS:

(A)	The Surviving Company, Golden Star Acquisition Corporation, G-Star Management Corporation, the Merger Sub, Gamehaus 2 Inc. and Gamehaus Holdings Inc. (the Pubco) have entered into a business combination agreement dated ___________________ 2023 (the Merger Agreement), pursuant to which, among other things, the Merger Sub will merge with and into the Company, with the Company being the surviving company (the Merger) in accordance with the terms and conditions set forth therein. A copy of the Merger Agreement is attached as Annex 1 to this Plan of Merger.

(B)	This Plan of Merger is made pursuant to provisions of Part XVI of the Companies Act (Revised) of the Cayman Islands (the Companies Act).

(C)	Terms not otherwise defined in this Plan of Merger shall have the meanings given to them under the Merger Agreement.

IT IS AGREED:

1	Constituent Companies

1.1	The Constituent Companies to this Plan of Merger are the Surviving Company and the Merger Sub.

2	Name of Surviving Company

2.1	The Surviving Company shall be the surviving company (as defined in the Companies Act) and the name of the surviving company shall be Gamehaus Inc..

3	Registered Office

3.1	The registered office of the Surviving Company is at the offices of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

3.2	The registered office of the Merger Sub is at the offices of Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands.

2

4	Authorised and Issued Share Capital

4.1	Immediately prior to the Effective Time (as defined below), the authorised share capital of the Company is US$50,000 divided into (i) 425,262,873 ordinary shares of par value of US$0.0001 each, of which 75,409,060 shares are in issue and outstanding, and (ii) 74,737,127 preferred shares of par value US$0.0001 each, of which 73,737,127 shares are in issue and outstanding.

4.2	Immediately prior to the Effective Time, the authorised share capital of Merger Sub is US$50,000 divided into 500,000,000 ordinary shares of par value of US$0.0001 each, of which 1 share is in issue and outstanding.

4.3	At the Effective Time, the authorised share capital of the Surviving Company will be US$50,000 consisting of 500,000,000 ordinary shares of US$0.0001 par value each.

5	Effective Time

5.1	In accordance with section 233(13) of the Companies Act, the Merger shall be effective at the time on the date this Plan of Merger is registered by the Registrar of Companies of the Cayman Islands (the Effective Time).

6	Terms of Merger

6.1	The terms and conditions of the Merger, including the manner and basis of converting shares in each constituent company into shares in the Surviving Company or into other property, are set out in the Merger Agreement. In particular, at the Effective Time, and in accordance with the terms and conditions of the Merger,

(a)	each Company Ordinary Share (including each Company Ordinary Share resulting from the conversion of each Company Preferred Share pursuant to the terms and conditions of the Company Charter) issued and outstanding immediately prior to the Effective Time (other than any Company Specially Designated Ordinary Shares and Company Dissenting Shares) shall automatically be cancelled and cease to exist in exchange for the right to receive, without interest, such number of Pubco Class A Ordinary Shares that is equal to the Exchange Ratio;

(b)	each Company Specially Designated Ordinary Share issued and outstanding immediately prior to the Effective Time shall automatically be cancelled and cease to exist in exchange for the right to receive, without interest, such number of Pubco Class B Ordinary Shares that is equal to the Exchange Ratio;

(c)	immediately after the conversions contemplated in 6.1(a) and (b) above, the Company shall surrender the Initial Pubco Share for nil consideration pursuant to the Companies Act;

(d)	each of the Company Dissenting Shares shall be cancelled and cease to exist in accordance with the procedures set out in section 238 of the Companies Act, and shall represent only the right to receive the applicable payment of their fair value in accordance with section 238 of the Companies Act (unless and until such holder of Company Dissenting Shares effectively withdraws its demand for, or loses its rights to, dissent from the Merger under the Companies Act with respect to any Company Dissenting Shares); and

(e)	each share of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one issued and outstanding ordinary share of US$0.0001 par value per share, of the Surviving Company with the same rights, powers and privileges as the shares so converted, which shall constitute the only issued and outstanding share of the Surviving Company immediately after the Effective Time, and shall be owned by the Pubco.

3

7	Rights and Restrictions of Shares

7.1	At the Effective Time, the shares of the Surviving Company shall:

(a)	be entitled to one vote per share;

(b)	be entitled to such dividends as the board of directors of the Surviving Company or the Surviving Company by ordinary resolution may from time to time declare;

(c)	in the event of a winding-up or dissolution of the Surviving Company, whether voluntary or involuntary or for the purpose of a reorganisation or otherwise or upon any distribution of capital, be entitled to surplus assets; and

(d)	generally be entitled to enjoy all of the rights attaching to ordinary shares,

in each case, as set out in the Memorandum and Articles of the Surviving Company (as defined below).

8	Memorandum and Articles

8.1	At the Effective Time, the memorandum and articles of association of the Merger Sub, as in effect immediately prior to the Effective Time, shall become the memorandum and articles of association of the Surviving Company (the Memorandum and Articles), the form of which is attached as Annex 2 to this Plan of Merger, until thereafter amended in accordance with their terms and under the Companies Act, except that the name of the Surviving Company reflected therein shall be Gamehaus Inc..

9	Property

9.1	At the Effective Time, the rights, property of every description including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges of each of the Constituent Companies shall immediately vest in the Surviving Company which shall be liable for and subject, in the same manner as the Constituent Companies, to all mortgages, charges or security interest and all contracts, obligations, claims, debts and liabilities of each Constituent Companies, all as more particularly described in the Merger Agreement.

10	Director of Surviving Company

10.1	The names and addresses of the board of directors and executive officers of the Surviving Company at the Effective Time are:

_________________ of ____________________________________

_________________ of ____________________________________

_________________ of ____________________________________

11	Director Benefits

11.1	No amounts or benefits have been paid, or shall be payable to any director of the Constituent Companies in connection with the merger.

4

12	Secured Creditors

12.1	The Surviving Company has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

12.2	The Merger Sub has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

13	Approval and Authorisation

13.1	This Plan of Merger has been approved by the board of directors of each of the Surviving Company and the Merger Sub pursuant to section 233(3) of the Companies Act.

13.2	This Plan of Merger has been approved by special resolution of the sole shareholder of the Merger Sub pursuant to section 233(6) of the Companies Act.

13.3	This Plan of Merger has been approved by special resolutions of the shareholders of the Surviving Company pursuant to section 233(6) of the Companies Act with the written affirmative consent from the Fenxiang Chuangying (as defined under Article 8.4B of the existing articles of association of the Surviving Company).

14	Variation

14.1	At any time prior to the Effective Time, this Plan of Merger may be amended by the boards of directors of both the Surviving Company and the Merger Sub to:

(a)	change the Effective Time provided that such changed date shall not be a date earlier than the date of registration of this Plan of Merger with the Registrar of Companies of the Cayman Islands or later than the ninetieth (90th) day after the date of registration of this Plan of Merger with the Registrar of Companies of the Cayman Islands; and

(b)	effect any other changes to this Plan of Merger which the directors of both the Surviving Company and the Merger Sub deem advisable, provided that such changes do not materially adversely affect any rights of the shareholders of the Surviving Company or the Merger Sub, as determined by the directors of both the Surviving Company and the Merger Sub respectively.

15	Right of Termination

15.1	At any time prior to the Effective Time, this Plan of Merger may be terminated by the board of directors of either the Surviving Company or the Merger Sub pursuant to the terms and conditions of the Merger Agreement.

16	Governing Law

16.1	This Plan of Merger shall be governed by and construed in accordance with the laws of the Cayman Islands. The Constituent Companies hereby agree to submit any dispute arising from this Plan of Merger to the exclusive jurisdiction of the courts of the Cayman Islands.

17	Counterparts

17.1	This Plan of Merger may be executed in counterparts by facsimile and in one or more counterparts, each of which shall be deemed an original and all of which together shall constitute one and the same instrument.

[Signature page to follow]

5

In witness whereof the parties hereto have caused this Plan of Merger to be executed on the day and year first above written.

Signed for and on behalf of: Gamehaus Inc.

By:
Title
Duly authorised signatory

Signed for and on behalf of: Gamehaus 1 Inc.

By:
Title
Duly authorised signatory

6

Annex 1

Merger Agreement

7

Annex 2

Memorandum and Articles

8

EXHIBIT K

Form of Second Merger Plan of Merger

PLAN OF MERGER

Conyers Dill & Pearman LLP

Cayman Islands

conyers.com

PLAN OF MERGER

This plan of merger (“Plan of Merger”) is made on [DATE] by Gamehaus 2 Inc., an exempted company incorporated with limited liability and existing under the laws of the Cayman Islands, with registered number 402182 and having its registered office situated at Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands (the “Merging Company”), Golden Star Acquisition Corporation, an exempted company incorporated with limited liability and existing under the laws of the Cayman Islands, with registered company number 378506 and having its registered office situated at Jacob Corporate Ltd., 215-245 N Church St, 2nd Floor White Hall House, Suite #647, 10 Market Street Camana Bay, George Town, Grand Cayman, KY1-9006, Cayman Islands (the “Surviving Company”) and Gamehaus Holdings Inc., an exempted company incorporated with limited liability in the Cayman Islands, with registered company number 402063 and having its registered office situated at Ogier Global (Cayman) Limited, 89 Nexus Way, Camana Bay, Grand Cayman, KY1-9009, Cayman Islands (“Pubco”), pursuant to the provisions of Part XVI of the Companies Act (Revised) of the Cayman Islands (the “Act”).

Whereas the sole director of the Merging Company and the directors of the Surviving Company deem it fair, advisable and in the best commercial interests of the Merging Company and the Surviving Company, respectively, that the Merging Company be merged with and into the Surviving Company and that the undertaking, property and liabilities of the Merging Company vest in the Surviving Company (the “Merger”).

Whereas the Merger shall be upon the terms and subject to the conditions of (i) the Business Combination Agreement (as defined below), (ii) this Plan of Merger and (iii) the Act.

Terms not otherwise defined in this Plan of Merger shall have the meanings given to them under the business combination agreement dated [DATE] (the “Business Combination Agreement”) and made between, among others, the Merging Company, the Surviving Company and Pubco, a copy of which is annexed at Annexure 1 hereto.

NOW THEREFORE this Plan of Merger provides as follows:

1.	The constituent companies (as defined in the Act) to this Plan of Merger are the Merging Company and the Surviving Company (together, the “Constituent Companies”).

2.	The surviving company (as defined in the Act) that results from the Merger of the Constituent Companies shall be the Surviving Company, which shall continue to be named Golden Star Acquisition Corporation and shall continue to have its registered office at Jacob Corporate Ltd., 215-245 N Church St, 2nd Floor White Hall House, Suite #647, 10 Market Street Camana Bay, George Town, Grand Cayman, KY1-9006, Cayman Islands.

conyers.com | 2

3.	Immediately prior to the Effective Time (as defined below), the Merging Company will have an authorised share capital of US$50,000.00 divided into 50,000,000 ordinary shares of a par value of US$0.001 each, of which 1 ordinary share will be in issue.

4.	Immediately prior to the Effective Time (as defined below), the Surviving Company will have an authorised share capital of US$50,000.00 divided into 50,000,000 ordinary shares of a par value of US$0.001 each, of which [8,932,000] ordinary shares will be in issue.

5.	It is intended that the Merger shall take effect at the time that this Plan of Merger is registered by the Registrar of Companies in accordance with section 233(13) of the Act (the “Effective Time”).

6.	Upon the Merger, the rights, the property of every description including choses in action, and the business, undertaking, goodwill, benefits, immunities and privileges of each of the Constituent Companies shall immediately vest in the Surviving Company and the Surviving Company shall be liable for and subject, in the same manner as the Constituent Companies, to all mortgages, charges or security interests, and all contracts, obligations, claims, debts and liabilities of each of the Constituent Companies.

7.	The terms and conditions of the Merger, including the manner and basis of converting shares in each Constituent Company into shares in the Surviving Company or into other property as provided in the Act, are set out in the Business Combination Agreement.

8.	Pubco undertakes and agrees (it being acknowledged that Pubco will be the sole shareholder of the Surviving Company after the Merger) in consideration of the Merger, to issue the Purchaser Merger Consideration in accordance with the terms of the Business Combination Agreement.

9.	Immediately following the Merger, the rights and restrictions attaching to the shares in the Surviving Company shall be as set out in the Amended and Restated Memorandum and Articles of Association (as defined below) and the authorised share capital of the Surviving Company shall be US$50,000.00 divided into 50,000,000 ordinary shares of par value US$0.001 each.

10.	At the Effective Time, the memorandum and articles of association of the Surviving Company shall be amended and restated by the deletion of the then-current memorandum and articles of association of the Surviving Company in their entirety and the substitution in their place of the amended and restated memorandum and articles of association in the form annexed at Annexure 2 hereto (the “Amended and Restated Memorandum and Articles of Association”).

11.	There are no amounts or benefits which are or shall be paid or payable to any director of either Constituent Company or the Surviving Company, in that capacity, consequent upon the Merger.

12.	The Merging Company has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

conyers.com | 3

13.	The Surviving Company has no secured creditors and has granted no fixed or floating security interests that are outstanding as at the date of this Plan of Merger.

14.	At the Effective Time, the names and addresses of the directors of the Surviving Company will be as follows:

NAME	ADDRESS
[TBC]	[TBC]

15.	This Plan of Merger has been approved by the board of directors of each of the Surviving Company and the Merging Company pursuant to section 233(3) of the Act.

16.	This Plan of Merger has been authorised by special resolution of the sole shareholder of the Merging Company pursuant to section 233(6) of the Act.

17.	This Plan of Merger has been authorised by the shareholders of the Surviving Company pursuant to section 233(6) of the Act by way of special resolution passed at an extraordinary general meeting of the Surviving Company.

18.	At any time prior to the Effective Time, this Plan of Merger may be:

(a)	terminated by the board of directors of either the Surviving Company or the Merging Company in accordance with the terms of the Business Combination Agreement;

(b)	amended by the boards of directors of both the Surviving Company and the Merging Company to:

(i)	change the Effective Time provided that such changed date shall not be a date later than the ninetieth day after the date of registration of this Plan of Merger by the Registrar; and

(ii)	effect any other changes to this Plan of Merger which the directors of both the Surviving Company and the Merging Company deem advisable, provided that such changes do not materially adversely affect any rights of the shareholders of the Surviving Company or the Merging Company, as determined by the directors of both the Surviving Company and the Merging Company, respectively.

conyers.com | 4

19.	If this Plan of Merger is amended or terminated in accordance with clause 18 after it has been filed with the Registrar but before it has become effective, the Constituent Companies shall file or cause to be filed notice of the amendment or termination (as applicable) with the Registrar in accordance with sections 235(2) and 235(4) of the Act and shall distribute copies of such notice in accordance with section 235(3) of the Act.

20.	All notices and other communications in connection with this Plan of Merger must be in writing and shall be given in accordance with Section 11.1 of the Business Combination Agreement.

21.	This Plan of Merger may be executed in counterparts (but shall not be effective until each party has executed at least one counterpart), all of which taken together shall constitute one and the same instrument. Any party may enter into this Plan of Merger by executing any such counterpart. Delivery of an executed counterpart of this Plan of Merger by e-mail (PDF) or facsimile shall be effective as delivery of a manually executed counterpart of this Plan of Merger.

22.	This Plan of Merger shall be governed by and construed in accordance with the laws of the Cayman Islands.

[Signature page follows]

conyers.com | 5

In witness whereof the parties hereto have caused this Plan of Merger to be executed on the day and year first above written.

SIGNED by	)
Duly authorised for	)
and on behalf of	)	Director
Golden Star Acquisition Corporation	)

SIGNED by	)
Duly authorised for	)
and on behalf of	)	Director
Gamehaus 2 Inc.	)

SIGNED by	)
Duly authorised for	)
and on behalf of	)	Director
Gamehaus Holdings Inc.	)

conyers.com | 6

Annexure 1

Business Combination Agreement

conyers.com | 7

Annexure 2

Amended and Restated Memorandum and Articles of Association of the Surviving Company

conyers.com | 8